Exhibit 4.6

EXECUTION COPY

ACQUISITION AGREEMENT

Between

DAVIS STREET LAND COMPANY OF TENNESSEE, L.L.C., AS TRUSTEE OF THE GREEN HILLS MALL TRUST

DAVIS STREET LAND COMPANY OF TENNESSEE II, L.L.C., AS TRUSTEE OF GH II TRUST

GARDENS SPE II, LLC

and

EL PASEO LAND COMPANY, L.L.C.

“Seller”

and

THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

“Buyer”

Dated:

September 30, 2011

EXHIBITS
A    GHM Site Plan
B    GOEP and EPV Site Plan
C    Intentionally Omitted
D    EPV Fee Parcel Legal Description
E    GHM Fee Parcel Legal Description
F    GHM Ground Lease Parcel Legal Description
G    GOEP Fee Parcel Legal Description
H-1    2011 Installment Note
H-2    2012 Installment Note
I    Buyer Letter of Credit
J    Continuing Offer
K    TRG Unit Certificate
L    Investment Certificate
M    TCI Designated Offeree Letter
N    Allocation of Exchange Consideration Amount
O    Put Option Agreement
P    Tax Indemnification Agreement
Q    Deposit Escrow Agreement
R    Space Tenant Estoppel Certificate
S    Seller Estoppel Certificate
T    Deeds
U    Ground Lease Assignment
V    Anchor Lease Assignments
W    Space Tenant Lease Assignments
X    Bills of Sale
Y    General Assignments
Z    Non-Foreign Certifications
AA    Eighth Amendment to Partnership Agreement
BB    Form of the Form 8-K
CC    Intentionally Omitted
DD    Intentionally Omitted
EE    Letter of Credit Escrow Agreement
FF    Legal Opinion

SCHEDULES

1.1.150    Personal Property Leases and Liens
1.1.151    Tangible Personal Property
11.1.5        Tenant Deposits
11.1.13    Loan Escrows/Reserves
12.2.3        Public Improvements; Condemnation
12.2.4        Notices Of Violations Of Governmental Regulations
12.2.5        Revoked or Terminated Licenses and Permits
12.2.6        Special Assessments
12.2.12    Sales Contracts
12.2.13    Environmental Reports
12.3.1        Anchor Leases
12.3.2        Dillard’s REA
12.3.3        Redevelopment Agreements
12.3.6        Service Contracts
12.3.10    Construction Contracts
12.3.11    First Mortgage Loan Documents
12.3.12    GHM Ground Lease
13.2.2        Litigation (Buyer)

ACQUISITION AGREEMENT
THIS ACQUISITION AGREEMENT (this “Agreement”) is made and entered into as of this 30th day of September, 2011, by and among DAVIS STREET LAND COMPANY OF TENNESSEE, L.L.C., a Delaware limited liability company, as Trustee of The Green Hills Mall Trust, a Tennessee common law trust (“GHM I”), DAVIS STREET LAND COMPANY OF TENNESSEE II, L.L.C., a Delaware limited liability company, as Trustee of GH II Trust, a Tennessee common law trust (“GHM II”, and together with GHM I, “GHM”), GARDENS SPE II, LLC, a Delaware limited liability company (“GSPE”), EL PASEO LAND COMPANY, L.L.C., a Delaware limited liability company (“EPLC,” and together with GHM and GSPE, each individually or collectively, “Seller”), and THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a Delaware limited partnership (“Buyer”).
RECITALS
A.GHM is the owner or ground lessee of a certain regional mall located in the City of Nashville, County of Davidson, State of Tennessee commonly known as “The Mall at Green Hills” and certain other retail and restaurant facilities (the “GHM Development”). The site plan for the GHM Development is attached hereto as Exhibit A (the “GHM Site Plan”). The GHM Development is situated on the GHM Fee Parcel (as defined below) and the GHM Ground Lease Parcel (as defined below) (together, the “GHM Development Site”) and includes the following improvements: (1) the GHM Retail Mall (as defined below); (2) the Macy’s Building (as defined below); (3) the Nordstrom Building (as defined below); and (4) the GHM Parking Facilities (as defined below).
B.    GSPE is the owner of a certain retail shopping center located in the City of Palm Desert, County of Riverside, State of California commonly known as “The Gardens on El Paseo” (the “GOEP Development”). The site plan for the GOEP Development is attached hereto as Exhibit B. The GOEP Development is situated on the GOEP Fee Parcel (as defined below) and includes the following improvements: (1) the GOEP Retail Mall (as defined below); (2) the Saks Building (as defined below); and (3) the GOEP Parking Facilities (as defined below).
C.    EPLC is the owner of a certain retail shopping center located in the City of Palm Desert, County of Riverside, State of California commonly known as “El Paseo Village” (the “EPV Development”). The site plan for the EPV Development is attached hereto as Exhibit B. The EPV

Development is situated on the EPV Fee Parcel and includes the following improvements: (1) the EPV Retail Mall (as defined below); and (2) the EPV Parking Facilities (as defined below).
D.    Buyer and Seller desire to have Seller contribute Seller’s right, title and interest in the GHM Development, the GOEP Development and the EPV Development (each individually a “Development” and together collectively, the “Developments”) to Buyer in exchange for the Exchange Consideration described herein, all as is more particularly set forth herein.
NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and the independent consideration set forth in Section 2.2 below, and intending to be legally bound, the parties hereby agree as follows:
ARTICLE I
DEFINED TERMS
1.1    Definitions. In addition to the terms defined in the foregoing Recitals, for purposes of this Agreement, the terms set forth below shall have the following meanings:
1.1.1    “Additional Escrow Instructions” shall have the meaning set forth in Section 7.3 hereto.
1.1.2    “Act” shall have the meaning set forth in Section 18.21 hereof.
1.1.3    “Affiliate” means, with respect to a Person, another Person, directly or indirectly, through one or more intermediaries, Controlling, Controlled by, or under common Control with the Person in question.
1.1.4    “Agreement” shall mean this Acquisition Agreement, as it may be amended, restated or supplemented from time to time.
1.1.5    “Anchor Buildings” means the Macy’s Building, the Nordstrom Building and the Saks Building.
1.1.6    “Anchor Leases” means the Macy’s Lease, the Nordstrom Lease and the Saks Lease.
1.1.7    “Anchor Lease Assignments” shall have the meaning set forth in Section 8.1.3 hereof.

1.1.8    “Anchor Tenants” means Saks, Macy’s and Nordstrom.
1.1.9    “Audited Financial Statements” shall have the meaning set forth in Section 4.1.2(13) hereof.
1.1.10    “Authorities” means all federal, state and local governmental and quasi-governmental bodies, boards, commissions and agencies having jurisdiction over the Property and/or Seller or Buyer, as applicable, including, without limitation, the applicable state, county and city, as the case may be.
1.1.11    “Base Rent” means all base rent, minimum rent, fixed rent or basic rental payable in fixed installments for stated periods by Tenants under the Tenant Leases. Base Rent shall not include tenant reimbursements for Operating Expenses or Percentage Rentals.
1.1.12    “Bills of Sale” shall have the meaning set forth in Section 8.1.7 hereof.
1.1.13    “Books and Records” means all of the following items relating to the construction, improvement, renovation, ownership, use, maintenance, leasing and operation of the Developments which are in the possession of or under the control of Seller or the Property Manager: (a) files, correspondence, memoranda, operating manuals, logs and similar records relating to the Tenant Leases or the operation of the Property, including, without limitation, copies of Tenant Leases, Construction Contracts, Service Contracts, Dillard’s REA, the Personal Property Leases, Redevelopment Agreements, First Mortgage Loan Documents, Ground Lease Documents and other contracts and agreements relating to the ownership or operation of the Property; (b) structural reviews, environmental assessments or audits, architectural drawings and engineering, geophysical, soils, seismic, geologic, environmental and architectural reports, studies and certificates; and (c) accounting, tax, financial and other books and records relating to the Developments. Books and Records also means such additional Books and Records relating to the Developments maintained or prepared after the date of this Agreement and prior to Closing. Notwithstanding the foregoing, Books and Records shall not include any Confidential Materials.
1.1.14    “Broker” means CoastWood Capital Group, LLC, a Connecticut limited liability company.
1.1.15    “Business Day” means any day other than Saturdays, Sundays or any other day on which national banks are not open for business in Michigan, Illinois or New York.

1.1.16    “Buyer” shall have the meaning set forth in the introductory paragraph of this Agreement.
1.1.17    “Buyer Letter of Credit’ shall have the meaning set forth in Section 3.1.1 hereof.
1.1.18    “Buyer Parties” shall mean, collectively, (i) Buyer’s counsel; (ii) any direct or indirect owner of any beneficial interest in Buyer; (iii) any trustee, beneficiary, principal, officer, manager, director, employee, or agent of Buyer; (iv) any other Person affiliated in any way to any of the foregoing (other than Buyer); and (v) any of their respective successors and assigns.
1.1.19    “Buyer’s Knowledge” means the actual knowledge (and not implied or constructive knowledge), without any duty of investigation or inquiry, of the following persons: Steven Eder, Michael Cleary, and Hans Schaefer, and with respect to the representations and warranties of Buyer set forth herein, Esther Blum and Eric Smith.
1.1.20    “Buyer’s Representatives” shall have the meaning set forth in Section 4.1.3 hereof.
1.1.21    “Buyer’s Service Contract Notice” shall have the meaning set forth in Section 4.5 hereof.
1.1.22    “Buyer’s Title Notice” shall have the meaning set forth in Section 4.1.1(2) hereof.
1.1.23    “Buyer Warranties” shall have the meaning set forth in Section 13.3 hereof.
1.1.24    “California Property Taxes” shall have the meaning set forth in Section 11.1.3(2) hereof.
1.1.25     “Cash Escrow” shall have the meaning set forth in Section 15.2 hereof.
1.1.26    “Cash Escrow Agreement” shall have the meaning set forth in Section 15.2 hereof.
1.1.27    “Casualty” shall have the meaning set forth in Section 14.2 hereof.
1.1.28    “Certificates of Units” shall have the meaning set forth in Section 3.1.2 hereof.
1.1.29    “Closing” means the consummation of the transaction contemplated by this

Agreement, including the execution and delivery of the instruments conveying Seller’s right, title and interest in the Real Property to Buyer, the execution and/or delivery of all of the other instruments and documents as provided herein, and the delivery to Seller of the Exchange Consideration.
1.1.30    “Closing Date” means the date upon which the Closing is scheduled to occur as set forth in a written agreement between Seller and Buyer, failing which it shall be the date that is the later of (i) thirty (30) days after the Contingency Date, and (ii) the earlier of (x) ten (10) days after the waiver (pursuant to Section 6.3) or satisfaction of each of the conditions to Closing set forth in Sections 6.1.1, 6.1.2, 6.1.3, 6.1.4, 6.1.5, 6.1.12, and 6.2.4, and (y) the Outside Closing Date, or such later date to which the Closing Date may be extended pursuant to Sections 10.3, 12.4, 12.5, 14.1, 14.2 or 16.1; provided, however, if the satisfaction or waiver of the conditions to Closing set forth in clause (x) above occurs prior to the Outside Closing Date but less than ten (10) days prior to the Outside Closing Date, then the Closing shall nevertheless occur ten (10) days after the date on which all of the foregoing conditions to Closing are satisfied or waived.
1.1.31    “Closing Statement” shall have the meaning set forth in Section 8.1.11 hereof.
1.1.32    “Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).
1.1.33    “Confidential Materials” means any of the following: appraisals; budgets (other than operating and capital expenditure budgets for any of the Developments); strategic plans for the Property (other than expansion or development plans for the Developments); internal analyses; financial projections; information regarding the marketing of the Property for sale; submissions relating to obtaining internal authorization for the sale of the Property by Seller or any direct or indirect owner of any beneficial interest in Seller; internal minutes or deliberations of Seller or any governing body or council thereof; organizational documents of Seller or any direct or indirect owner of any beneficial interest in Seller; federal and state income tax returns for Davis Street or any direct or indirect subsidiary of Davis Street, attorney and accountant work product; attorney-client privileged documents; investor communications; or internal correspondence of Seller.
1.1.34    “Construction Contracts” means the contracts and agreements, including all amendments, modifications and supplements thereto, listed on Schedule 12.3.10 attached hereto.

1.1.35    “Contingency Date” means the earlier of (i) the date that is forty-five (45) days after the date of this Agreement, and (ii) the date of Buyer’s delivery to Seller of a Notice to Proceed.
1.1.36    “Contingency Period” means the period commencing on the date of this Agreement and ending on the Contingency Date.
1.1.37    “Continuing Offer” shall have the meaning set forth in Section 3.2.1 hereof.
1.1.38    “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person.
1.1.39    “Davis Street” shall mean Davis Street Properties, LLC, a Delaware limited liability company.
1.1.40    “Deeds” shall have the meaning set forth in Section 8.1.1 hereof.
1.1.41    “Deposit” shall have the meaning set forth in Section 3.6 hereof.
1.1.42    “Deposit Escrow Agent” means Chicago Title Insurance Company c/o Nancy Castro, 171 North Clark Street, Division 2, Third Floor, Chicago, Illinois 60601.
1.1.43    “Deposit Escrow Agreement” shall have the meaning set forth in Section 3.6 hereof.
1.1.44    “Development Agreement Estoppel Certificates” shall have the meaning set forth in Section 6.1.5 hereof.
1.1.45    ”Development Agreement Estoppel Criteria” means a Development Agreement Estoppel Certificate (i) does not identify any material document which comprises the applicable Redevelopment Agreement other than documents shown on Schedule 12.3.3; (ii)  states that the applicable Seller is not in default under the applicable Redevelopment Agreement (which statement may be qualified by the actual knowledge of the City of Palm Desert, California); (iii)  states that the applicable Redevelopment Agreement is in full force and effect.
1.1.46    “Development Agreement Estoppel Cure Period” shall have the meaning set forth in Section 6.1.5 hereof.
1.1.47    “Developments” shall have the meaning set forth in the Recitals hereof.

1.1.48    “Dillard’s” means Dillard Tennessee Operating Limited Partnership, a Tennessee limited partnership.
1.1.49    “Dillard’s REA” means that certain reciprocal easement agreement between GHM I and Dillard’s and all amendments, modifications, supplements and memoranda thereof. Attached as Schedule 12.3.2 hereto is a list of all agreements, documents and instruments which comprise the Dillard’s REA, except for any other documents disclosed in a written disclosure from Seller to Buyer given on or before date hereof.
1.1.50    “Disclosure Statement” shall have the meaning set forth in Section 18.21 hereof.
1.1.51    “Due Diligence Materials” shall have the meaning set forth in Section 4.1.2 hereof.
1.1.52    “Eighth Amendment to Partnership Agreement” shall have the meaning set forth in Section 8.2.1 hereof.
1.1.53    “Environmental Reports” shall have the meaning set forth in Section 12.2.13 hereof.
1.1.54    “EPLC” shall have the meaning set forth in the introductory paragraph of this Agreement.
1.1.55    “EPV Development” shall have the meaning set forth in the Recitals hereof.
1.1.56    “EPV Fee Parcel” means the land more particularly described on Exhibit D attached hereto, together with all rights, privileges, and interests appurtenant to said land, including rights to all streets, alleys, easements and rights of way in, on, across, in front of and abutting or adjoining said land.
1.1.57    “EPV First Mortgage Loan” means the first mortgage loan presently encumbering the EPV Development that is serviced by the EPV Lender.
1.1.58    “EPV Lender” means Wells Fargo Commercial Mortgage Servicing.
1.1.59    “EPV Parking Facilities” means the surface parking improvements situated on the EPV Fee Parcel.

1.1.60    “EPV Retail Mall” means the retail shopping center structures located within the EPV Development.
1.1.61    “Escrow” shall have the meaning set forth in Section 7.1 hereof.
1.1.62    “Event of Default” shall have the meaning set forth in Section 16.1 hereof.
1.1.63    “Exchange Act” shall have the meaning set forth in Section 3.2.2 hereof.
1.1.64    “Exchange Consideration” shall have the meaning set forth in Section 3.1 hereof.
1.1.65    “Exchange Units” shall have the meaning set forth in Section 3.1.2 hereof.
1.1.66    “Excluded Personal Property” shall mean Seller’s right, title and interest in (i) claims (including all proceeds therefrom) under Seller’s insurance policies (except as otherwise expressly provided in Section 14.2), (ii) all bankruptcy claims disclosed in a written disclosure from Seller to Buyer given on or before date hereof, (iii) all tenant litigation disclosed in a written disclosure from Seller to Buyer given on or before date hereof, and (iv) all bank accounts (other than Seller’s right, title, and interest in each escrow account with a First Mortgage Lender to be assigned by Seller to Buyer pursuant to Section 11.1.13), cash and cash equivalent investments.
1.1.67    “Failure of Condition” shall have the meaning set forth in Section 6.5.1 hereof.
1.1.68    “Fee Parcels” shall mean the GHM Fee Parcel, the GOEP Fee Parcel and the EPV Fee Parcel.
1.1.69    “Final Adjustment Date” shall have the meaning set forth in Section 11.1.9 hereof.
1.1.70    “First Mortgage Lenders” means the GHM Lender, the GOEP Lender and the EPV Lender.
1.1.71    “First Mortgage Loan Documents” means all the documents, agreements and instruments, including all amendments, modifications and supplements thereto, listed on Schedule 12.3.11 attached hereto.
1.1.72    “First Mortgage Loan Servicer” means any loan servicer or any other party charged with administering any First Mortgage Loan on behalf of the First Mortgage Lender under the First Mortgage Loan Documents.
1.1.73    “First Mortgage Loans” means the GHM First Mortgage Loan, the GOEP First Mortgage Loan and the EPV First Mortgage Loan.
1.1.74    “General Assignments” shall have the meaning set forth in Section 8.1.8 hereof.
1.1.75     “GHM” shall have the meaning set forth in the introductory paragraph of this Agreement.
1.1.76    “GHM I” shall have the meaning set forth in the introductory paragraph of this Agreement.
1.1.77    “GHM II” shall have the meaning set forth in the introductory paragraph of this Agreement.
1.1.78    “GHM Development” shall have the meaning set forth in the Recitals hereof.
1.1.79    “GHM Development Site” shall have the meaning set forth in the Recitals hereof.
1.1.80    “GHM Fee Parcel” means the land within the GHM Development Site described on Exhibit E attached hereto, together with all rights, privileges, and interests appurtenant to said land, including rights to all streets, alleys, easements and rights of way in, on, across, in front of and abutting or adjoining said land.
1.1.81    “GHM First Mortgage Loan” means the first mortgage loan presently encumbering the GHM Development held by the GHM Lender.
1.1.82    “GHM Ground Lease” means that certain ground lease between the GHM Ground Lessor, as lessor, and GHM II, as lessee, and all amendments, modifications, supplements and memoranda thereof. Attached as Schedule 12.3.12 hereto is a list of all agreements, documents and instruments which comprise the GHM Ground Lease.
1.1.83    “GHM Ground Lease Parcel” means the land within the GHM Development Site described on Exhibit F attached hereto, together with all rights, privileges, and interests appurtenant to said land, including rights to all streets, alleys, easements and rights of way in, on, across, in front of and abutting or adjoining said land.
1.1.84    “GHM Ground Lessor” means Seth M. Smith and Wife, Elynor W. Smith.
1.1.85    “GHM Lender” means Metropolitan Life Insurance Company.
1.1.86    “GHM Parking Facilities” means, collectively, the multi-level parking structure and the surface parking improvements situated on the GHM Development Site.
1.1.87    “GHM Property Taxes” shall have the meaning set forth in Section 11.1.3(1) hereof.
1.1.88    “GHM Retail Mall” means the retail mall structures located on the GHM Development Site, including, for purposes hereof, the “North Strip Center” and the restaurant on the “Restaurant Outparcel” as shown on the GHM Site Plan, but excluding the Macy’s Building and the Nordstrom Building.
1.1.89    “GHM Site Plan” shall have the meaning set forth in the Recitals hereof.
1.1.90    “GOEP Development” shall have the meaning set forth in the Recitals hereof.
1.1.91    “GOEP Fee Parcel” means the land more particularly described on Exhibit G attached hereto, together with all rights, privileges, and interests appurtenant to said land, including rights to all streets, alleys, easements and rights of way in, on, across, in front of and abutting or adjoining said land.
1.1.92    “GOEP First Mortgage Loan” means the first mortgage loan presently encumbering the GOEP Development that is serviced by the GOEP Lender.
1.1.93    “GOEP Lender” means LNR Partners, LLC.
1.1.94    “GOEP Parking Facilities” means, collectively, the multi‑story parking structure and the surface parking improvements situated on the GOEP Fee Parcel.
1.1.95    “GOEP Retail Mall” means the retail shopping center structures located within the GOEP Development, excluding the Saks Building.
1.1.96    “Governmental Regulations” means any laws, ordinances, rules, requirements, resolutions and regulations (including, without limitation, those relating to land use,

subdivision, zoning, environmental, wetlands, Hazardous Substances, occupational health and safety, water, earthquake hazard reduction, and building and fire codes) of the Authorities bearing on the construction, maintenance, use or operation of all or any portion of the Property or the formation, existence, business or good standing of Seller, as the case may be.
1.1.97    “Ground Lease Assignment” shall have the meaning set forth in Section 8.1.2 hereof.
1.1.98    “Ground Lease Estoppel Certificate” shall have the meaning set forth in Section 6.1.4 hereof.
1.1.99    “Ground Lease Estoppel Criteria” means the Ground Lease Estoppel Certificate (i) does not identify any material document which comprises the GHM Ground Lease other than documents shown on Schedule 12.3.12; (ii) states that GHM II is not in default under the GHM Ground Lease (which statement may be qualified by the actual knowledge of the Ground Lessor); (iii) states that the GHM Ground Lease is in full force and effect; (iv) states that no condition or state of facts presently exists that would give the GHM Ground Lessor the right to terminate the GHM Ground Lease (which statements may be qualified by the actual knowledge of the Ground Lessor); (v) states that the GHM Ground Lessor is not in default under the GHM Ground Lease (which statement may be qualified by the actual knowledge of the Ground Lessor); and (vi) states the amount of the base rent currently required to be paid under the GHM Ground Lease; provided that, if any disclosure which expressly contradicts any one or more of the required statements set forth in clauses (i) through (vi) above was contained in the Schedules to this Agreement and expressly refers to this Section 1.1.99 (as such Schedules may be updated in accordance with, and subject to, the terms and conditions of Section 5.4), then such required statement or statements shall be deemed satisfied notwithstanding such disclosure.
1.1.100    “Ground Lease Estoppel Cure Period” shall have the meaning set forth in Section 6.1.4 hereof.
1.1.101    “GSPE” shall have the meaning set forth in the introductory paragraph of this Agreement.
1.1.102    “Hazardous Substances” shall have the meaning set forth in Section 12.2.13 hereof.

1.1.103    “Improvements” means all buildings, fixtures, structures, parking areas, roadways, streets, sidewalks, walkways, elevators, storm drainage facilities, utility systems (including sanitary sewer, natural gas, fire and life safety protection, water, heating, lighting, electrical, mechanical, HVAC, plumbing, telephone and cable television systems), plantings, landscaping and any other facilities, installations and improvements situated on the Fee Parcels and the GHM Ground Lease Parcel, including, but not limited to the Retail Malls, the Saks Building, and the Parking Facilities, but excluding the Macy’s Building and the Nordstrom Building. Notwithstanding the foregoing, Improvements do not include (i) for each Tenant Lease, the Tenant’s interest in the buildings and other facilities, installations and improvements constructed and owned by such Tenant, other than the Seller’s interest therein as landlord, and (ii) the interest of the GHM Ground Lessor in the GHM Parking Facilities and any other facilities, installations and improvements located on the GHM Ground Lease Parcel.
1.1.104    “Indemnifiable Obligation” shall have the meaning set forth in Section 3.2.3(1) hereof.
1.1.105    “Indemnified Party” shall have the meaning set forth in Section 3.2.3(3) hereof.
1.1.106    “Indemnifying Party” shall have the meaning set forth in Section 3.2.3(3) hereof.
1.1.107    “Initial Deposit” shall have the meaning set forth in Section 3.6 hereof.
1.1.108    “Installment Note” shall have the meaning set forth in Section 3.1.1 hereof.
1.1.109    “Installment Note Portion” shall have the meaning set forth in Section 3.1.1 hereof.
1.1.110        “Intangible Personal Property” means all of Seller’s right, title and interest in the following: (a) telephone exchange numbers and facsimile numbers for the Developments' leasing offices and/or management offices, (b) websites, web addresses and domain names for and/or used in connection with each Development, (c) the trade names “The Mall at Green Hills,” “The Gardens on El Paseo,” “El Paseo Village” and any other trade names, trademarks and logos used in the identification of each Development (excepting those including the name “Davis Street”), including their street addresses, (d) service marks relating to each Development, including, but not limited to, any and all attendant state and/or federal service mark registrations; (e) loans to the Tenants; and (f) any other intangible personal property of every kind and character used in connection with the ownership or operation of any Development. Notwithstanding the foregoing, Intangible Personal Property shall not include any Confidential Materials or any Excluded Personal Property.
1.1.111        “Interim Financial Statements” shall have the meaning set forth in Section 4.1.2(13) hereof.
1.1.112        “Investigations” shall have the meaning set forth in Section 4.1.3 hereof.
1.1.113        “Investment Certificate” shall have the meaning set forth in Section 3.1.2 hereof.
1.1.114        “Issuing Bank” shall have the meaning set forth in Section 3.1.1 hereof.
1.1.115        “Letter of Credit Escrow Agent” shall mean Fidelity National Title Insurance Company, c/o Maxine Lievois, 1050 Wilshire, Troy, Michigan 48084.
1.1.116        “Letter of Credit Escrow Agreement” shall have the meaning set forth in Section 15.2 hereof.
1.1.117        “Liabilities” means any and all demands, claims, actions, causes of action, assessments, losses, damages, liabilities, costs and expenses, including reasonable attorney’s fees and disbursements.
1.1.118        “Licenses and Permits” means (a) all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps or plats, land sale registrations, property reports, conditional use permits, special use permits, declarations of nonsignificance, environmental impact statements and entitlements issued, approved or granted to or for the benefit of Seller (or any predecessor‑in‑interest to Seller) by Authorities or otherwise in effect and which relate to or benefit any Development, and (b) any and all development rights and other intangible rights, titles, interests, privileges and appurtenances owned by Seller and in any way related to or used in connection with any Development. Licenses and Permits also means any of the foregoing obtained by or on behalf of Seller following the date of this Agreement and prior to the Closing.
1.1.119        “Loan Assumption” shall have the meaning set forth in Section 5.3 hereof.
1.1.120    “Loan Assumption Approvals” shall have the meaning set forth in Section 5.3 hereof.
1.1.121    “Loan Assumption Costs” means, collectively, all costs and fees payable to the First Mortgage Lenders and/or First Mortgage Loan Servicers in connection with obtaining the Loan Assumption Approvals and the Loan Assumption, including, without limitation, (i) all assumption processing fees and the loan assumption fees, (ii) all of the First Mortgage Lender’s and/or First Mortgage Loan Servicer’s legal fees, (iii) all lender title insurance premiums and escrow charges, and (iv) the Tennessee indebtedness tax (if applicable); provided, however, that Buyer and Seller shall each pay its own legal fees and internal costs associated with the Loan Assumption Approvals and Loan Assumption and all such amounts shall not be considered Loan Assumption Costs hereunder.
1.1.122    “Loan Assumption Documents” shall have the meaning set forth in Section 5.3 hereof.
1.1.123    “Macy’s” means Macy’s Retail Holdings, Inc. a New York corporation.
1.1.124    “Macy’s Building” means the three‑story Macy’s department store building situated upon the GHM Fee Parcel.
1.1.125    “Macy’s Lease” means that certain ground lease between GHM I, as landlord, and Macy’s, as tenant, and all amendments, modifications, supplements thereto and memoranda thereof. Attached as 12.3.1 hereto is a list of all agreements, documents and instruments which comprise the Macy’s Lease.
1.1.126    “Major Tenant” or “Major Tenants” shall mean the Tenants identified as “Major Tenants” in a written disclosure from Seller to Buyer given on or before date hereof.
1.1.127    “Major Tenant Estoppel Certificates” shall have the meaning set forth in Section 6.1.1 hereof.
1.1.128    “Major Tenant Estoppel Criteria” means a Major Tenant Estoppel Certificate (i) does not identify any material document which comprises the applicable Tenant Lease other than documents shown on Schedule 12.3.1 or documents previously disclosed by Seller to Buyer in writing on or before the date hereof, as applicable; (ii)  states that landlord is not in default under the applicable Tenant Lease (which statement may be qualified by the Tenant’s actual knowledge); (iii)  states that the applicable Tenant Lease is in full force and effect; (iv)  states that no claim, charge, defense, or offset (other than percentage rent offsets and free rent, if any, set forth in the applicable Tenant Lease) presently exists against any amounts payable by tenant under the applicable Tenant Lease (which statement may be qualified by the Tenant’s actual knowledge), and (v) states that the Tenant is not it default under the applicable Tenant Lease (which statement may be qualified by the Tenant’s actual knowledge); provided that, if any disclosure which expressly contradicts any one or more of the required statements set forth in clauses (i) through (v) above was contained in the Schedules to this Agreement and expressly refers to this Section 1.1.128 (as such Schedules may be updated in accordance with, and subject to, the terms and conditions of Section 5.4), then such required statement or statements shall be deemed satisfied notwithstanding such disclosure.
1.1.129    “Major Tenant Estoppel Cure Period” shall have the meaning set forth in Section 6.1.1.
1.1.130    “Mastro’s Improvement Escrow” shall mean the amounts held in escrow by the EPV Lender for (i) payment of the leasing commission attributable to the Mastro’s Lease (in the amount of $90,000.00) and (ii) payment of the tenant allowance attributable to the Mastro’s Lease (in the amount of $768,880.00).
1.1.131    “Mastro’s Lease” shall mean the lease between EPLC, as landlord, and Mastro’s Restaurants, LLC, as tenant, and all amendments, modifications, supplements thereto and memoranda thereof, as previously disclosed by Seller to Buyer in writing on or before the date hereof.
1.1.132    “Mastro’s Possession Escrow” shall mean the amounts held in escrow by the EPV Lender for (i) the rent holdback attributable to the Mastro’s Lease (in the amount of $210,000.00) and (ii) accrued interest as of September 1, 2011 on amounts held in escrow by the EPV Lender (in the amount of $1,192.78).
1.1.133    “Monetary Liens” means (i) all mortgages, financing statements and other voluntary liens on the Real Property securing the payment of monetary obligations, other than liens created by or existing pursuant to the First Mortgage Loan Documents, and (ii) involuntary liens on the Real Property securing the payment of monetary obligations in an aggregate amount equal to or less than $250,000.
1.1.134    “New Construction Contract” means any new construction contract entered into in connection with tenant improvements under a Tenant Lease that Seller enters into in accordance with this Agreement.
1.1.135    “Nordstrom” means Nordstrom, Inc., a Washington corporation.
1.1.136    “Nordstrom Building” means the three-story Nordstrom department store building situated upon the GHM Fee Parcel.
1.1.137    “Nordstrom Lease” means that certain ground lease between GHM I, as landlord, and Nordstrom, as tenant, and all amendments, modifications, supplements thereto and memoranda thereof. Attached as 12.3.1 hereto is a list of all agreements, documents and instruments which comprise the Nordstrom Lease.
1.1.138     “Notice to Proceed” shall have the meaning set forth in Section 4.2 hereof.
1.1.139    “Operating Expenses” means insurance, utilities (to the extent not paid directly by Tenants), common area maintenance, marketing and other operating costs and expenses incurred in the ordinary course of business consistent with past practice in connection with the operation, maintenance and management of the Real Property, excluding real estate taxes and assessments.
1.1.140    “Other Indemnifiable Claims” shall mean any third-party claims or actions asserted or brought against Buyer or a Permitted Title Nominee (i) based upon the Tenant litigation and Tenant audits disclosed in a written disclosure from Seller to Buyer given on or before date hereof, (ii) based upon the failure of Seller to pay amounts due or satisfy its other obligations under the Construction Contracts, (iii) based upon the failure of Seller to pay all leasing commissions, tenant allowances and costs of tenant improvements or finish work with respect to any Tenant Leases in effect as of the date of this Agreement or set forth on the list previously provided by Seller to Buyer, except for the leasing commissions, tenant allowances and costs of tenant improvements or finish work (a) for which Buyer receives a credit at Closing pursuant to Section 11.1.4, and (b) arising under or pursuant to the Mastro’s Lease, or (iv) with respect to construction-related obligations under the Nordstrom Lease.
1.1.141    “Outside Closing Date” shall mean February 29, 2012.
1.1.142    “Parking Facilities” means the GHM Parking Facilities, the GOEP Parking Facilities and the EPV Parking Facilities.
1.1.143    “Partnership Agreement” shall mean the Second Amendment and Restatement of Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, dated November 30, 1998, as amended by that certain First Amendment dated March 4, 1999, that certain Second Amendment dated September 3, 1999, that certain Third Amendment dated May 2, 2003, that certain Fourth Amendment dated December 31, 2003, that certain Fifth Amendment dated February 1, 2005, that certain Sixth Amendment dated March 29, 2006 and that certain Seventh Amendment dated December 14, 2007, and as shall be amended at Closing by the Eighth Amendment to Partnership Agreement.
1.1.144    “Percentage Rentals” means percentage rents and other similar rental payments in lieu or in excess of Base Rents under the Tenant Leases, whether finally determined before or after the expiration of the fiscal years under various Tenant Leases.
1.1.145    “Permitted Contracts” means, collectively, the Service Contracts that Buyer has elected or is required to assume pursuant to Section 4.5, the Permitted Title Exceptions, the Redevelopment Agreements, the Dillard’s REA and the Personal Property Leases.
1.1.146    “Permitted Title Exceptions” means (a) all presently existing and future liens of real estate taxes or water, sewer and other taxes, and betterments and assessments, if any, provided that such items are not yet delinquent at Closing; (b) each title or survey matter relating to the Real Property, the GHM Ground Lease Parcel or the Anchor Buildings expressly identified on Schedule B to the Title Commitments or the Updated Surveys which have been approved by Buyer or deemed approved by Buyer pursuant to Section 4.1.1; (c) the Tenant Leases, the Dillard’s REA, the Redevelopment Agreements and the GHM Ground Lease; (d) all Governmental Regulations, (e) all matters affecting title to the Property caused by Buyer or its agents or representatives, (f) all liens created by or existing pursuant to the First Mortgage Loan Documents, (g) all Personal Property Leases (to the extent the applicable Seller is not in default under such lease or rental agreement), and (h) any other matters affecting title to the Property created with the express written consent of Buyer.
1.1.147    “Permitted Title Nominee” means an entity that Buyer Controls and in which Buyer directly owns 100% of the outstanding stock or other equity interests.
1.1.148    “Permitted Unit Transferees” shall mean the persons or entities that hold an indirect interest in Davis Street and have been identified as “Permitted Unit Transferees” in a written disclosure from Seller to Buyer given on or before date hereof.
1.1.149    “Person” shall mean any individual, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, or association or other similar entity constituted under the laws of any state, the United States or any foreign jurisdiction.
1.1.150    “Personal Property Leases” shall mean all leases and rental agreements, and liens to secure lessors under such leases or rental agreements, applicable to Tangible Personal Property, as shown on Schedule 1.1.150 attached hereto.
1.1.151    “Personal Property Schedule” shall mean Schedule 1.1.151 attached hereto.
1.1.152    “Plans and Specifications” means all of the following that are in the possession of or under the control of Seller or the Property Manager: preliminary, final and proposed construction and building plans and specifications (including elevations, floor plans, schematic design drawings, renderings, working drawings, “as‑built” drawings and structural calculations) respecting the Improvements.
1.1.153    “Property” means, collectively, (a) the Real Property, (b) the Tangible Personal Property, (c) the Intangible Personal Property, (d) the Tenant Leases and the Tenant Deposits, (e) the Dillard’s REA, (f) the Redevelopment Agreements, (g) the Personal Property

Leases, and (h) if and to the extent assignable by Seller, (i) the Licenses and Permits, (ii) the Warranties, and (iii) those Service Contracts that Buyer has elected or is required to assume pursuant to Section 4.5.
1.1.154    “Property Manager” means, collectively, Davis Street Land Company, LLC, a Delaware limited liability company, and its direct and indirect subsidiaries.
1.1.155    “Proration Date” means 11:59 P.M. on the day preceding the Closing Date, so that Buyer shall be entitled to any revenues and responsible for any expenses for the entire Closing Date (and thereafter).
1.1.156    “Put Agreement” shall have the meaning set forth in Section 3.4 hereof.
1.1.157    “Qualifying Holder” shall have the meaning set forth in Section 3.2.3(1) hereof.
1.1.158     “REA Estoppel Certificate” shall have the meaning set forth in Section 6.1.3 hereof.
1.1.159    “REA Estoppel Criteria” means the REA Estoppel Certificate (i) does not identify any material document which comprises the Dillard’s REA other than documents shown on Schedule 12.3.2; (ii)  states that GHM I is not in default under the Dillard’s REA (which statement may be qualified by Dillard’s actual knowledge); (iii)  states that the Dillard’s REA is in full force and effect; (iv) states that no claim, charge, defense, or offset presently exists against any amounts payable by Dillard’s under the Dillard’s REA and that no condition or state of facts presently exists that would give Dillard’s the right to terminate the Dillard’s REA (which statements may be qualified by Dillard’s actual knowledge); and (v) states that Dillard’s is not in default under the Dillard’s REA (which statement may be qualified by Dillard’s actual knowledge); provided that, if any disclosure which expressly contradicts one or more of the required statements set forth in clauses (i) through (v) above was disclosed in a written disclosure from Seller to Buyer given on or before date hereof (as such disclosure may be updated in accordance with, and subject to, the terms and conditions of Section 5.4), then such required statement or statements shall be deemed satisfied notwithstanding such disclosure.
1.1.160     “REA Estoppel Cure Period” shall have the meaning set forth in

Section 6.1.3 hereof.
1.1.161    “Real Property” means, collectively, the Fee Parcels, the Improvements and the leasehold interest in the GHM Ground Lease Parcel, together with all development rights, easements, off site parking covenants, hereditaments, privileges, tenements, appurtenances, rights, titles and interests belonging thereto and all right, title and interest in and to all streets, alleys, easements and rights of way, strips and gores in, on, across, in front of, abutting or adjoining thereto which are appurtenant or belonging thereto.
1.1.162    “REC” shall have the meaning set forth in Section 4.1.3 hereof.
1.1.163    “Redevelopment Agreements” means the documents, agreements and other instruments, including all amendments, modifications and supplements thereto, listed on Schedule 12.3.3 attached hereto.
1.1.164    “Registrable Shares” shall have the meaning set forth in Section 3.2.2 hereof.
1.1.165    “Registration Statement” shall have the meaning set forth in Section 3.2.2 hereof.
1.1.166    “Rental” or “Rentals” means, collectively, all Base Rent, tenant reimbursements for Operating Expenses, Percentage Rentals and all other sums and charges payable by Tenants pursuant to Tenant Leases.
1.1.167    “Replacement Guarantor” shall have the meaning set forth in Section 5.3 hereof.
1.1.168    “Report” shall have the meaning set forth in Section 18.21 hereof.
1.1.169    “Representation Expiration Date” shall have the meaning set forth in Section 12.4 hereof.
1.1.170    “Retail Malls” means the GHM Retail Mall, the GOEP Retail Mall and the EPV Retail Mall.
1.1.171    “Returns” shall have the meaning set forth in Section 12.2.6(2) hereof.

1.1.172    “Saks” means SCCA Store Holding, Inc., a Delaware corporation.
1.1.173    “Saks Building” means the two-story Saks department store building situated upon the GOEP Fee Parcel.
1.1.174    “Saks Lease” means that certain lease between GSPE, as landlord, and Saks, as tenant, and all amendments, modifications, supplements thereto and memoranda thereof. Attached as 12.3.1 hereto is a list of all agreements, documents and instruments which comprise the Saks Lease.
1.1.175    “Scope of Work” shall have the meaning set forth in Section 4.1.3 hereof.
1.1.176    “SEC” shall have the meaning set forth in Section 3.2.2 hereof.
1.1.177    “Second Deposit” shall have the meaning set forth in Section 3.6 hereof.
1.1.178    “Securities Act” shall have the meaning set forth in Section 3.2.2 hereof.
1.1.179    “Seller” shall have the meaning set forth in the introductory paragraph of this Agreement.
1.1.180    “Seller Estoppel” shall have the meaning set forth in Section 6.1.2 hereof.
1.1.181    “Seller Letter of Credit” shall have the meaning set forth in Section 15.2 hereof.
1.1.182    “Seller Note Designee” shall have the meaning set forth in Section 3.1.1 hereof.
1.1.183    “Seller Parties” means, collectively, (i) Seller’s counsel, (ii) the Property Manager, (iii) any direct or indirect owner of any beneficial interest in Seller or the Property Manager, (iv) any trustee, beneficiary, principal, officer, manager, director, employee or agent of Seller, the Property Manager, or any direct or indirect owner of any beneficial interest in Seller or the Property Manager, (v) any other Person affiliated in any way to any of the foregoing (other than

Seller); and (vi) any of their respective successors and assigns.
1.1.184    “Seller's Knowledge” means the actual knowledge (and not implied or constructive knowledge), without any duty of investigation or inquiry, of the following persons: (a) Robert Perlmutter, (b) Steve Di Vito, (c) Virgil Bonifazi, (d) Terri Johnson, (e) the following property-level managers: (i) with respect to matters related to the GHM Development only, Hank Woerner, and (ii) with respect to matters related to the GOEP Development or the EPV Development only, Robert Fliday, and (f) with respect to all construction matters related to the GHM Development, the GOEP Development and the EPV Development only, Michael Radis.
1.1.185    “Seller’s Title Notice” shall have the meaning set forth in Section 4.1.1(2) hereof.
1.1.186    “Seller Warranties” means Seller’s (i) representations and warranties expressly set forth in Sections 12.1, 12.2 and 12.3 and any other sections of this Agreement, and in any documents executed by Seller for the benefit of Buyer in connection with Closing, and (ii) indemnification obligations expressly set forth in Section 15.1 and any other sections of this Agreement, and in any documents executed by Seller for the benefit of Buyer in connection with Closing, as the same may be modified or deemed modified, or waived by Buyer, pursuant to the express terms and conditions of this Agreement.
1.1.187    “Service Contracts” means the contracts and agreements, including all amendments, modifications and supplements thereof, set forth on Schedule 12.3.6 attached hereto.
1.1.188    “Space Tenant Estoppel Certificates” shall have the meaning set forth in Section 6.1.2 hereof.
1.1.189    “Space Tenant Estoppel Criteria” means a Space Tenant Estoppel Certificate (i) does not identify any material document which comprises the applicable Tenant Lease other than documents previously disclosed by Seller to Buyer in writing on or before the date hereof; (ii) states that landlord is not in default under the applicable Tenant Lease (which statement may be qualified by the Tenant’s actual knowledge); (iii) states that the applicable Tenant Lease is in full force and effect; (iv) states that no claim, charge, defense, or offset (other than percentage rent offsets and free rent, if any, set forth in the applicable Tenant Lease) presently exists against any rents payable by the Tenant under the applicable Tenant Lease and that no condition or state of facts presently exists that would give the Tenant a right to terminate the applicable Tenant Lease (other than a kick-out right based on sales) (which statements may be qualified by the Tenant’s actual knowledge); and (v) states that the Tenant is not in default under the applicable Tenant Lease (which statement may be qualified by the Tenant’s actual knowledge); provided that, if any disclosure which expressly contradicts one or more of the required statements set forth in clauses (i) through (v) above was disclosed in a written disclosure from Seller to Buyer given on or before date hereof, then such required statement or statements shall be deemed satisfied notwithstanding such disclosure.
1.1.190    “Space Tenant Estoppel Notice” shall have the meaning set forth in Section 6.1.2 hereof.
1.1.191    “Space Tenant Lease Assignments” shall have the meaning set forth in Section 8.1.4 hereof.
1.1.192    “Space Tenant Leases” means the leases, licenses, and other rental agreements, including all amendments, modifications and supplements thereto, as previously disclosed by Seller to Buyer in writing on or before the date hereof, and any other leases, licenses, and other rental agreements entered into by Seller following the date of this Agreement and prior to the Closing in accordance with the provisions hereof.
1.1.193    “Space Tenants” means all persons or entities leasing, licensing, renting or occupying space within each Development pursuant to Space Tenant Leases.
1.1.194    “Tangible Personal Property” means all equipment, appliances, tools, machinery, supplies, building materials, fixtures, furnishings, and any other tangible personal property of every kind and character owned or leased by Seller and appurtenant to, located in or used in connection with the operation of any Development including, without limitation, all of the Books and Records, all of the Plans and Specifications and those items of tangible personal property described on the Personal Property Schedule. Notwithstanding the foregoing, Tangible Personal Property shall not include any Confidential Materials or any Excluded Personal Property.
1.1.195    “Tax Indemnification Agreement” shall have the meaning set forth in Section 3.5 hereof.

1.1.196    “Tax Indemnitee” shall have the meaning set forth in Section 11.1.3(3) hereof.
1.1.197    “Tax Indemnitor” shall have the meaning set forth in Section 11.1.3(3) hereof.
1.1.198    “Taxes” shall have the meaning set forth in Section 5.2.11 hereof.
1.1.199    “TCI” shall mean Taubman Centers, Inc., a Michigan corporation.
1.1.200    “TCI Common Stock” shall have the meaning set forth in Section 3.2 hereof.
1.1.201    “TCI Designation” shall have the meaning set forth in Section 3.2.1 hereof.
1.1.202    “TCI Preferred Stock” shall have the meaning set forth in Section 3.1.2 hereof.
1.1.203    “TCI Stock” shall mean TCI Common Stock and TCI Preferred Stock.
1.1.204    “TCI’s Financial Statements” shall have the meaning set forth in Section 13.2.5 hereof.
1.1.205    “Tenant Deposits” means, collectively, all security deposits, construction deposits, access card or key deposits, and other refundable deposits, plus any interest accrued thereon, received by the Seller, the Property Manager or to any other person or entity on behalf of Seller under the Tenant Leases.
1.1.206    “Tenant Leases” means, collectively, all Space Tenant Leases and all Anchor Leases.
1.1.207    “Tenants” means, collectively, all Space Tenants and Anchor Tenants.
1.1.208    “Third Party Claim” shall have the meaning set forth in Section 15.6 hereof.
1.1.209    “Title Commitments” shall have the meaning set forth in Section 4.1.1(1) hereof.

1.1.210    “Title Company” means Chicago Title Insurance Company c/o Jay Nayak, 171 North Clark Street, Division 2, Third Floor, Chicago, Illinois 60601.
1.1.211     “Title Documents” shall have the meaning set forth in Section 4.1.1(1) hereof.
1.1.212    “Title Objections” shall have the meaning set forth in Section 4.1.1(2) hereof.
1.1.213    “Title Policies” shall have the meaning set forth in Section 6.1.11 hereof.
1.1.214    “Title Response Date” shall have the meaning set forth in Section 4.1.1(3) hereof.
1.1.215    “Unit Holders” shall mean Seller, Davis Street, the Unit Recipients, the Permitted Unit Transferees and any transferees of the Permitted Unit Transferees pursuant to transfers of Exchange Units made in accordance with the terms of the Partnership Agreement.
1.1.216    “Unit Recipients” shall mean the persons or entities that hold a direct interest in Davis Street and have been identified as “Unit Recipients” in a written disclosure from Seller to Buyer given on or before date hereof.
1.1.217    “Updated Surveys” shall have the meaning set forth in Section 4.1.1(1) hereof.
1.1.218    “Violation” shall have the meaning set forth in Section 16.2 hereof.
1.1.219    “Warranties” means Seller’s right, title and interest in and to the benefit of all unexpired warranties or guaranties given to or made in favor of Seller, the Property Manager or their predecessors‑in‑interest (to the extent previously assigned to Seller) in connection with the acquisition, development, construction, maintenance, repair, rehabilitation, renovation or inspection of the Property.
1.2    Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined terms used in the singular shall refer to any number of the members of the relevant class. Any reference to this Agreement or any Exhibits or Schedules hereto and any other instruments, documents and agreements shall include this Agreement,

Exhibits, Schedules and other instruments, documents and agreements as originally executed or existing and as the same may from time to time be supplemented, modified or amended by written agreement of Buyer and Seller.
1.3    Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with generally accepted accounting principles, applied on a consistent basis.
ARTICLE II
ACQUISITION AND CONTRIBUTION;
INDEPENDENT CONSIDERATION
2.1    Acquisition and Contribution. Seller agrees to contribute to Buyer, and Buyer agrees to acquire from Seller, all of Seller’s right, title and interest in and to the Property upon and subject to the terms and conditions set forth in this Agreement.
2.2    Independent Consideration. Notwithstanding any term or provision set forth in this Agreement to the contrary, if (a) this Agreement is terminated prior to the Closing and (b) Buyer is entitled to a return of the Deposit as a result of such termination, Seller shall receive Five Thousand Dollars ($5,000) of the Deposit, which amount has been bargained for and agreed to as independent consideration for having entered into this Agreement.
ARTICLE III
EXCHANGE CONSIDERATION; DEPOSIT
3.1    Exchange Consideration. The exchange consideration to be given to Seller by Buyer for the Property at Closing shall be as follows (the “Exchange Consideration”):
3.1.1    Installment Note Portion. The Buyer shall issue two (2) promissory notes (each, an “Installment Note,” and together, the “Installment Notes”) in the aggregate principal amount of Five Hundred Sixty Million Dollars ($560,000,000) less the deemed value of the Exchange Units as elected by Seller in accordance with Section 3.1.2, and less the amount on the Closing Date of all outstanding indebtedness under any First Mortgage Loans (the “Installment Note Portion”). The Installment Notes shall be executed by Buyer and delivered at Closing to a party or parties designated by Seller in writing not less than two (2) Business Days before Closing (each, a “Seller Note Designee”). Each of the Installment Notes shall be in the form attached as

Exhibit H-1 hereto if the Closing occurs in 2011 or in the form attached as Exhibit H-2 hereto if the Closing occurs in 2012. The allocation of the Installment Note Portion between the two Installment Notes shall be designated by Seller in the writing described above in this Section 3.1.1. At Closing, Buyer shall also deliver, or cause to be delivered, to Seller two irrevocable, unconditional, sight draft, standby letters of credit securing the obligations of Buyer with respect to the respective Installment Notes (each, a “Buyer Letter of Credit,” and together, the “Buyer Letters of Credit”). Each Buyer Letter of Credit shall be in the amount of the original principal amount of the Installment Note it secures and shall be issued in favor of the applicable Seller Note Designee with respect to such Seller Note Designee’s Installment Note by either of the following (the “Issuing Bank”): (i) JP Morgan Chase Bank, N.A., or (ii) another financial institution acceptable to Seller in its reasonable discretion. Each Buyer Letter of Credit shall be in the form attached as Exhibit I hereto, subject to changes required by the Issuing Bank and approved by each of Seller and Buyer, such approval not to be unreasonably withheld, conditioned or delayed.
3.1.2    Issuance of Units of Partnership Interest. Buyer shall issue to Seller that number of Units of Partnership Interest (as defined in the Partnership Agreement) in Buyer (the “Exchange Units”) elected by Seller in writing not less than two (2) Business Days before Closing up to a maximum aggregate deemed value equal to Eighty Million Dollars ($80,000,000). For purposes of this Section 3.1.2, the value of each Exchange Unit will be deemed to be Fifty-Five Dollars ($55.00). Such Exchange Units shall be issued at Closing to the Unit Recipients as directed by Seller in the election provided above. The Exchange Units shall be evidenced by certificates (the “Certificates of Units”) of Units of Partnership Interest in Buyer in the form attached as Exhibit K. The Unit Recipients shall be admitted as limited partners of Buyer at the Closing. Without limitation of the rights of any holder of a partnership interest in Buyer to transfer such interest in accordance with the Partnership Agreement, as of the Closing, the Managing General Partner of Buyer shall make a Transfer Determination permitting the following transfers of Exchange Units: (i) transfers by Seller to Davis Street, (ii) transfers by Davis Street to the Unit Recipients, and (iii) on or after the date that is 10 days after the Closing Date, transfers by the Unit Recipients to the Permitted Unit Transferees, in each case, without the need for any further approvals or consents under the Partnership Agreement. At the Closing, Seller may purchase one share of TCI’s Series B Non-Participating Convertible Preferred Stock (the “TCI Preferred Stock”) for each Exchange

Unit received by Seller at the Closing, as described in, and in accordance with, the Restated Articles of Incorporation of Taubman Centers, Inc., as amended. Such TCI Preferred Stock shall be issued at Closing to the Unit Recipients as directed by Seller in the election provided above. Assumption of First Mortgage Loans. The assumption by Buyer of all outstanding indebtedness under the First Mortgage Loans on the Closing Date.
3.2    Continuing Offer; Registration Rights. Continuing Offer. At Closing, TRG covenants that TCI will, and TRG will cause TCI to, designate each Unit Recipient as a Designated Offeree under the Continuing Offer attached hereto as Exhibit J (the “Continuing Offer”) pursuant to the designation attached hereto as Exhibit M (the “TCI Designation”). Terms used in this Section 3.2 that are not defined in this Agreement and that are defined in the Continuing Offer shall have the meanings assigned to them in the Continuing Offer. At the Closing, Seller, Davis Street and the Unit Recipients shall each execute and deliver to Buyer the Investment Certificate attached hereto as Exhibit L (the “Investment Certificate”), pursuant to which, among other things, Seller, Davis Street and the Unit Recipients shall each agree that notwithstanding the Continuing Offer, none of them or any other Unit Holder shall be entitled to exchange the Exchange Units for shares of Common Stock, $0.01 par value, of TCI (“TCI Common Stock”) until the first anniversary of the Closing. TRG covenants that TCI will not, and TRG will cause TCI not to, amend or otherwise modify the terms and provisions of the Continuing Offer prior to the Closing without Seller’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.
3.2.2    Registration. TRG covenants that TCI will, and TRG will cause TCI to, file with the Securities and Exchange Commission (the “SEC”) a new registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), or an amendment to, or a prospectus supplement under, TCI’s currently effective registration statement on Form S-3 under the Securities Act (as amended and supplemented and together with any replacements, the “Registration Statement”), that registers for resale under the Securities Act the shares of TCI Common Stock that the Unit Holders that own Exchange Units would have the right to acquire upon acceptance of the Continuing Offer with respect to their Exchange Units (such shares of TCI Common Stock issued or issuable on exchange of Exchange Units and any other securities issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares, the “Registrable Shares”). TRG covenants that TCI will, and TRG will cause TCI to, file such registration statement, amendment or prospectus supplement with the SEC no later than the 305th day following the Closing, use its best efforts to have it declared effective by the SEC as soon as practicable after the first anniversary of the Closing and to cause such Registration Statement to remain effective for so long as any of the Unit Holders or their “assignees” (as defined in the Continuing Offer) owns any Exchange Units or Registrable Shares, including amending and supplementing the Registration Statement and the prospectus contained therein, and timely filing reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as and to the extent necessary to comply with the Securities Act and any applicable state securities statutes and regulations, and shall notify the holders of the Exchange Units of the effectiveness of the Registration Statement. TRG shall bear the costs and expenses of the Registration Statement including, without limitation, printing expenses (including a reasonable number of prospectuses for circulation by the Qualifying Holders), legal fees and disbursements of counsel for TRG or TCI, “blue sky” expenses, accounting fees and filing fees, but shall not include underwriting commissions or similar charges, legal fees and disbursements of counsel (if any) for the Qualifying Holders. The holders of the Exchange Units will take all steps reasonably requested by Buyer to enable such Registration Statement to be declared effective and, thereafter, to enable TCI to satisfy any undertakings included therein. Each Unit Holder acknowledges and agrees that: (a) upon acceptance of the Continuing Offer with respect to any of the Exchange Units, it may not resell any shares of TCI Common Stock issued in exchange for such Exchange Units except pursuant to an exemption under the Securities Act or until TCI has caused the Registration Statement to become effective; (b) the Unit Holders’ ability to accept the Continuing Offer will be subject to all of the terms, conditions and limitations set forth therein, including, without limitation, the Ownership Limit; and (c) notwithstanding any provision to the contrary contained in the Continuing Offer, TCI will have no obligation to deliver shares of TCI Stock to the Unit Holders that hold Exchange Units until the first anniversary of the Closing.
3.2.3 Indemnification.
(1)    To the extent permitted by Law, TRG will indemnify and hold harmless each Unit Holder and any “assignee” (as defined in the Continuing Offer) of any Unit Holder (each, a “Qualifying Holder”), any underwriter (as defined in the Securities Act) for a Qualifying Holder, its officers, directors, stockholders or partners and each Person, if any, who controls or is alleged to control a Qualifying Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state Law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Indemnifiable Violation”): (A) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state or incorporate by reference therein a material fact required to be stated or incorporated by reference therein, or necessary to make the statements included or incorporated by reference therein not misleading, or (C) any violation or alleged violation by TCI of the Securities Act, the Exchange Act or any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities Law; and TRG will pay to such Qualifying Holder, underwriter or controlling Person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, Liability, or action; provided, however, that the indemnity agreement contained in this Section 3.2.3(1) shall not apply to amounts paid in settlement of any such loss, claim, damage, Liability, or action if such settlement is effected without the consent of TRG (which consent may not be unreasonably withheld); nor shall TRG be liable to any Qualifying Holder in any such case for any such loss, claim, damage, Liability, or action to the extent that it arises out of or is based upon an Indemnifiable Violation which occurs in reliance upon and in conformity with written information furnished by such Qualifying Holder expressly for use in the Registration Statement.
(2)    To the extent permitted by Law, each Qualifying Holder will indemnify and hold harmless TCI, each of its directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls TCI within the meaning of the Securities Act, any underwriter, and any controlling Person of any such underwriter, and each other Qualifying Holder against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or any state securities Law, insofar as, and only to the extent that, such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Indemnifiable Violation (which includes without limitation the failure of such Qualifying Holder to deliver the most current prospectus provided by TCI prior to the date of such sale), in each case to the extent (and only to the extent) that such Indemnifiable Violation occurs in reliance upon and in conformity with written information furnished by such Qualifying Holder expressly for use in the Registration Statement or such Indemnifiable Violation is caused by such Qualifying Holder’s failure to deliver to the purchaser of such Qualifying Holder’s Registrable Shares a prospectus (or amendment or supplement thereto) that, if requested by the Qualified Holder, had been provided to such Qualifying Holder by TCI prior to the date of the sale; and such Qualifying Holder will pay any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 3.2.3(2) in connection with investigating or defending any such loss, claim, damage, Liability, or action; provided, however, that the indemnity agreement contained in this Section 3.2.3(2) shall not apply to amounts paid in settlement of any such loss, claim, damage, Liability or action if such settlement is effected without the consent of such Qualifying Holder, which consent shall not be unreasonably withheld. The aggregate indemnification and contribution Liability of such Qualifying Holder under this Section 3.2.3(2) and Section 3.2.3(4) below shall not exceed the net proceeds received by such Qualifying Holder in connection with sale of shares pursuant to the Registration Statement.
(3)    Each Person entitled to indemnification under this Section 3.2.3 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3.2.3 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all Liability in respect to such claim or litigation. Each Indemnified

Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.
(4)    To the extent that the indemnification provided for in this Section 3.2.3 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, Liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, Liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one had and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, Liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue of alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
3.2.4    Copies of Prospectuses. When a Qualifying Holder is entitled to sell Registrable Shares pursuant to the Registration Statement, TRG covenants that TCI will, and TRG will cause TCI to, within two (2) trading days following the request, furnish to such Qualifying Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not as of the date of delivery to such Qualifying Holder include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading or incomplete in the light of the circumstances then existing.
3.2.5    Assignment. The rights of each party designated as a Designated Offeree under this Section 3.2 and the Continuing Offer may be assigned to any Qualifying Holder subject to and with the benefit of the obligations and rights provided in this Section 3.2.
3.2.6    Survival. The terms and provisions of this Section 3.2 shall survive the Closing.
3.3    Certain Federal Income Tax Matters.

3.3.1    Seller and Buyer agree to treat (x) the portion of the Exchange Consideration consisting of the Exchange Units as received pursuant to a contribution to capital under Section 721(a) of the Code, resulting in a carryover basis under Section 723 of the Code to Buyer in the Developments (or the portion thereof) so contributed to Buyer, and (y) the Installment Note Portion as received by Seller pursuant to an installment sale under Section 453 of the Code, resulting in a cost basis to Buyer, determined under Section 1012 of the Code, in the Developments (or portion thereof) purchased by Buyer. Seller and Buyer agree that for the purpose of making the allocations required under Section 704(c) of the Code with respect to each Development (or portion thereof) contributed to the capital of Buyer pursuant to Section 721(a) of the Code, Buyer will use the “traditional method with curative allocations” as set forth in Treasury Regulations Section 1.704-3(c), using, to the maximum extent possible, items of depreciation to make such curative allocations.
3.3.2    Davis Street agrees to deliver, or cause to be delivered, to Buyer (i) such information concerning the tax basis of Davis Street and the Unit Recipients as reasonably requested by Buyer, including, but not limited to, (A) Davis Street’s adjusted tax basis for regular income tax and alternative minimum tax purposes in each Development as of the date of the Closing, computed and detailed in fixed assets and depreciation schedules to provide the breakdown of costs by land, buildings, tenant improvements, tenant allowances, anchor and department store allowances, land improvements, furniture and fixtures, equipment, leasing costs, unrealized receivables (if any), and inventory (if any), and which shall further include the asset description, original cost, date placed in service, class life, and prior recognized accumulated depreciation, (B) each Unit Recipient’s share of such tax basis, determined under Section 732 of the Code, and (C) each Unit Recipient’s share of the First Mortgage Loans assumed by Buyer as determined under Section 752 of the Code, and (ii) the records, receipts, and detailed work papers that support the foregoing. The information requested by Buyer pursuant to this Section 3.3.2 shall be provided (i) with respect to Davis Street only, as an estimate not later than December 31st of the calendar year in which the Closing occurs and (ii) with respect to Davis Street and the Unit Recipients in final form not later than March 30th of the immediately succeeding calendar year. In the event Davis Street or a Unit Recipient, as the case may be, provides supporting documentation in its original form instead of copies of such documentation, Buyer agrees to provide Davis Street or the Unit Recipient access to such documentation within fifteen (15) days after receipt of a written request therefor.
3.3.3    The allocation of the total amount of Exchange Consideration among the Sellers will be as set forth on Exhibit N hereto.
3.3.4    Buyer and Davis Street agree that immediately after the contribution of the Developments (or a portion thereof) to Buyer, Davis Street’s “Capital Account” (as defined in Section 4.5(a) of the Partnership Agreement) in Buyer will be equal to the aggregate actual value of the Exchange Units as of the Closing Date and not the aggregate deemed value of the Exchange Units on the Closing Date calculated based upon the deemed value per Exchange Unit set forth in Section 3.1.2.
3.3.5    Seller hereby covenants with Buyer that each of GSPE, EPLC, GHM I and GHM II will be classified as a disregarded entity of Davis Street for federal income tax purposes as of the Closing Date. Buyer hereby covenants with Seller that any Permitted Title Nominee will be classified as a disregarded entity of Buyer for federal income tax purposes as of the Closing Date.
3.4    Put of Exchange Units. As provided in Article VIII, in connection with the Closing, the Unit Recipients and Buyer shall execute and deliver the Put Agreement attached as Exhibit O hereto (the “Put Agreement”).
3.5    Tax Protection. As provided in Article VIII, in connection with the Closing, the Unit Recipients and Buyer shall execute and deliver the Tax Indemnification Agreement attached as Exhibit P hereto (the “Tax Indemnification Agreement”).
3.6    Deposit. Within three (3) Business Days after this Agreement is executed by Seller and Buyer, and Buyer receives a fully-executed copy thereof if Seller is the last to sign, Buyer shall deposit with the Deposit Escrow Agent a cash earnest money deposit (the “Initial Deposit”) in the amount of Ten Million Dollars ($10,000,000). If Buyer shall fail to timely deliver the Initial Deposit as required by the immediately preceding sentence, Seller may immediately terminate this Agreement (without any required grace or cure period that would otherwise apply), but only upon written notice to Buyer delivered within ten (10) Business Days after the date on which the Initial Deposit was due, in which event the Deposit shall be immediately returned to Buyer (if the Initial Deposit or any portion thereof has been deposited by Buyer prior to such notice from Seller) and neither party shall have any further Liability hereunder except for those Liabilities that expressly survive termination of this Agreement. On or prior to the Contingency Date, Buyer shall deposit with the Deposit Escrow Agent an additional cash earnest money deposit (the “Second Deposit” and, together with the Initial Deposit, the “Deposit”) in the amount of Ten Million Dollars ($10,000,000). The Deposit, and all interest earned thereon, shall be held and disbursed by the Deposit Escrow Agent in accordance with the terms and conditions of the escrow agreement (the “Deposit Escrow Agreement”) attached hereto as Exhibit Q, which shall be entered into by Seller, Buyer, and Deposit Escrow Agent simultaneously with the entering into of this Agreement. From and after the Contingency Date, provided Buyer has sent to Seller the Notice to Proceed, the Deposit, together with all interest earned thereon, is non-refundable and upon the Closing or earlier termination of this Agreement shall be disbursed to Seller or Buyer in accordance with the terms of this Agreement. At the Closing, the Deposit and all interest accrued on the Deposit shall be paid to Buyer.
ARTICLE IV
BUYER’S DUE DILIGENCE
4.1    Buyer’s Due Diligence. Subject to the terms and provisions of this Agreement, until the Contingency Date, Buyer shall have the right, at Buyer’s sole cost and expense (except as otherwise expressly provided in this Article IV), to conduct or to cause to be conducted by reputable and qualified companies, the following due diligence:
4.1.1    Title.
(1)    Seller has furnished to Buyer commitments for an ALTA Owner’s Policy of Title Insurance for each Development (collectively, the “Title Commitments”), including all exception documents referenced in such Title Commitments, from the Title Company. Seller has furnished to Buyer a copy of an existing as-built survey for each Development. Seller, at Buyer’s sole cost and expense, has provided Buyer with an updated, as-built ALTA survey for each Development (collectively, the “Updated Surveys”). The Title Commitments (including the exception documents) and the Updated Surveys are hereinafter collectively referred to as the “Title Documents.”
(2)    Buyer shall have until twenty-one (21) days after the date of this Agreement to give Seller written notice (the “Buyer's Title Notice”) of Buyer's disapproval or conditional approval of any title or survey matters shown in the Title Documents (the “Title Objections”). The failure of Buyer to give Buyer's Title Notice by such date shall be deemed to constitute Buyer's approval of the Title Documents, including all title and survey matters shown therein, and this Agreement shall remain in full force and effect. Any title or survey matters contained in the Title Documents that are not addressed in Buyer’s Title Notice shall be deemed to be approved by Buyer. If Buyer timely gives Buyer’s Title Notice, Seller may, within seven (7) days after Seller's receipt of Buyer's Title Notice, give Buyer written notice (the “Seller's Title Notice”) of those Title Objections, if any, which Seller elects (in its sole discretion) to eliminate or remedy. The failure of Seller to give Seller’s Title Notice within seven (7) days after Seller’s receipt of Buyer’s Title Notice shall be deemed to constitute Seller’s election not to eliminate or remedy any Title Objections. Any Title Objections that are not addressed in the Seller’s Title Notice shall be deemed to constitute Seller’s election not to eliminate or remedy such Title Objections.
(3)    If Seller elects (or is deemed to have elected) not to eliminate or remedy all or any of the Title Objections, or if Buyer disapproves of the manner by which Seller proposes to eliminate or remedy all or any of the Title Objections, the Buyer shall, by written notice delivered to Seller no later than ten (10) days after Buyer’s receipt of Seller’s Title Notice (or the expiration of the seven-day period set forth in subsection (2) above) (the “Title Response Date”), either (i) waive its prior notice as to the Title Objections that Seller has elected not to eliminate or remedy or for which Buyer disapproves of the manner by which Seller proposes to eliminate or remedy such Title Objections, which Title Objections or manner of elimination or remedy will be deemed approved by Buyer hereunder and this Agreement shall remain in full force and effect, or (ii) terminate this Agreement, in which event the Deposit shall be immediately returned to Buyer and neither party shall have any further Liability hereunder except for those Liabilities that expressly survive termination of this Agreement. The failure of Buyer to give written notice of such election prior to the Title Response Date shall be deemed to constitute Buyer’s election to terminate this Agreement pursuant to clause (ii) above in this Section 4.1.1(3).
(4)    Notwithstanding anything hereinabove to the contrary, Buyer hereby objects to all Monetary Liens and Seller expressly covenants and agrees to cause the Real Property to be fully released, by payment or bonding, from all Monetary Liens on or before the Closing. Instruments used by Seller to clear the title of any or all Monetary Liens, Title Objections or other encumbrances or interests shall be recorded at Seller’s sole expense either (i) prior to or simultaneously with the recording of the applicable Deed, or (ii) where such title encumbrances constitute Monetary Liens and payoff letters, in a form reasonably acceptable to Buyer’s counsel and sufficient to cause the Title Company to issue an ALTA Owner’s Policy of Title Insurance to Buyer without exception therefor, have been obtained, but discharges, releases, or terminations thereof are not yet available, as soon thereafter as Seller may reasonably obtain the same. For the purposes of this Agreement, any Title Objection or other title or survey matter relating to a Development shall be deemed “eliminated” or “remedied” if (i) the Title Company will agree to issue an ALTA Owner’s Policy of Title Insurance to Buyer with respect to that Development in the amount of the Exchange Consideration allocated to the Seller or Sellers owning that Development at no additional cost to Buyer, which policy takes no exception for such title or survey matter (or provides affirmative insurance with respect thereto either by endorsement or otherwise), whether such insurance is made available in consideration of payment, bonding, indemnity of Seller, or otherwise, and (ii) such manner of elimination or remedy shall have been set forth in Seller’s Title Notice (and Buyer shall not have elected to terminate this Agreement pursuant to Section 4.1.1(3) above) or Buyer shall have approved such manner of elimination or remedy in writing within ten (10) days after written notice thereof from Seller. For the avoidance of doubt, such manner of elimination or remedy shall not be the exclusive manner by which Seller may eliminate or remedy any title or survey matter, provided that any such other manner of elimination or remedy shall have been set forth in Seller’s Title Notice (and Buyer shall not have elected to terminate this Agreement pursuant to Section 4.1.1(3) above) or approved by Buyer in writing within ten (10) days after written notice thereof from Seller.
4.1.2    Review and Approval of Documents and Materials. Except as provided below in this Section 4.1.2, within five (5) days of the date of this Agreement, Seller shall deliver or otherwise make available to Buyer in an electronic data room the documents and other materials respecting the Property set forth in this Section 4.1.2 to the extent such documents and other materials are in the possession of or under the control of Seller or Property Manager (the “Due Diligence Materials”); provided, however, notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall Seller be obligated to provide, or to provide access to, any Confidential Materials. To the extent it is not practical for Due Diligence Materials to be delivered to Buyer or made available to Buyer through an electronic data room (such as the provision of tenant files, construction documents and other similar items maintained at the Developments), during the Contingency Period, Buyer or Buyer’s Representatives (at Buyer’s sole cost and expense) may review all such Due Diligence Materials at the Property Manager’s offices at the applicable Development during normal business hours and upon reasonable notice to Seller. Due Diligence Materials made available at the Property Manager’s office may be copied or duplicated by Buyer or Buyer’s Representatives. Upon request, Seller shall make photocopies of any of the Due Diligence Materials made available to Buyer or Buyer’s Representative at the Property Manager’s office, at Buyer’s expense. Without limiting the foregoing, in connection with the audit work of Buyer’s auditor, KPMG, Seller shall make the following available to KPMG at Property Manager’s corporate offices during normal business hours and upon reasonable notice to Seller: (i) the Due Diligence Materials, all books and records, invoices, and other documentation customarily required to complete an audit of financial statements, but only to the extent such documents and other materials are in the possession of or under the control of Seller or Property Manager and expressly excluding Confidential Materials, and (ii) Seller’s and Property Manager’s management and accounting personnel.
(1)    Annual Budget. The annual operating plan, annual operating budget or annual management plan for each Development for the current calendar year, including proposed capital expenditures, together with all supporting documentation and data with respect to such budget as the Buyer may reasonably request.
(2)    Leasing Plan. The current leasing plan, leasing program and/or leasing pro forma for the Improvements at each Development setting forth for all vacant space or all space to be vacated during the current fiscal year (i) the proposed or targeted use, (ii) current tenant prospects, and (iii) summaries of pending lease transactions.
(3)    Tenant Billing Statements. Tenant expense recapture worksheets for projected 2011 and the monthly billing statements for all Tenants with respect to the most recent billing period prior to the date of this Agreement, together with tenant expense recapture worksheets with year-end expense reconciliation statements for all Tenants with respect to operating expense reimbursements payable by such Tenants for the years 2008, 2009 and 2010.
(4)    Anchor Leases. Copies of all presently existing Anchor Leases, together with copies of (i) any proposed amendments, modifications or supplements to existing Anchor Leases being negotiated, and (ii) all written default notices delivered by any of the parties to the Anchor Leases that either remain outstanding or that were delivered and resolved within the last three years.
(5)    Ground Lease Documents. A copy of the GHM Ground Lease and each written default notice delivered by any party to the GHM Ground Lease that either remains outstanding or that was delivered and resolved within the last three years.
(6)    Rent Roll. Seller's most current rent roll report and tenant delinquency report for each Development.
(7)    Space Tenant Leases. Copies of (i) the standard form lease(s) used for the Retail Mall space at each Development, (ii) all presently existing Space Tenant Leases, and (iii) all written default notices delivered by any parties to the Space Tenant Leases that remain outstanding.
(8)    Reciprocal Easement Agreement. A copy of (i) the Dillard’s REA, and (ii) all written default notices delivered by any parties to the Dillard’s REA that either remain outstanding or that were delivered and resolved within the last three years.
(9)    Redevelopment Agreements. Copies of all Redevelopment Agreements.
(10)    Construction Contracts. Copies of all Construction Contracts.
(11)    Licenses and Permits. Copies of all Licenses and Permits that are evidenced by a written instrument.
(12)    Property Tax Bill. Copies of all of the bills issued for the current and three (3) most recent prior years for all property taxes and copies of all written notices, bills, invoices or statements for any other assessments or bonds levied upon the Real Property.
(13)    Financial Statements. Copies of Seller’s year-to-date 2011 unaudited financial statements of the Developments, inclusive of balance sheet and related statements of income, cash flows and changes in members’ equity (the “Interim Financial Statements”) and audited comparative annual financial statements of the Developments inclusive of the independent certified public accountant’s opinion, balance sheets, and related statements of income, cash flows and changes in members’ equity along with associated footnotes prepared for Seller for the years 2008, 2009 and 2010 (the “Audited Financial Statements”).

(14)    Plans and Specifications. The Plans and Specifications for each Development.
(15)    Environmental Reports. Copies of all environmental assessments, audits, studies or reports relating to Hazardous Substances, natural resources, wetlands or other environmental matters with respect to any of the Developments.
(16)    Tenant Files. Copies of all Tenant files (Buyer acknowledges that Tenant files will only be made available at the Property Manager’s office at the applicable Development).
(17)    First Mortgage Loan Documents. Copies of (i) all First Mortgage Loan Documents, and (ii) all written default notices delivered by any parties to the First Mortgage Loan Documents that either remain outstanding or that were delivered and resolved within the last three years.
(18)    Service Contracts. Copies of all Service Contracts.
4.1.3    Buyer’s Inspections and Studies. Subject to the terms and provisions of this Agreement, the terms of the GHM Ground Lease and the rights of the Tenants under the Tenant Leases, during the Contingency Period, Buyer and Buyer's representatives, employees, agents, contractors, consultants, designees and anyone else acting by or on behalf of Buyer (collectively, “Buyer’s Representatives”) shall have the right, at Buyer's sole cost and expense, to make such inspections, investigations and tests of or related to the Real Property as Buyer may elect to make or obtain (collectively, the “Investigations”). Seller will reasonably cooperate with Buyer in providing Buyer and Buyer’s Representatives with reasonable access to the Real Property and the Improvements solely for purposes of the Investigations; provided, however, notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall Seller be obligated to provide, or to provide access to, any Confidential Materials. All Investigations that are to be conducted at the Real Property shall be at reasonable times convenient to Seller after at least 24 hours’ prior notice to Seller. At Seller’s election, a representative of Seller or the Property Manager shall accompany the Buyer and Buyer’s Representatives during any Investigation that is to be conducted at the Real Property. Buyer and Buyer’s Representatives shall conduct all Investigations in a manner so as to not disturb or interfere with (i) the rights of Tenants to the use and quiet enjoyment of the Property, or (ii) the current use of the Property in any material respect, and shall take all reasonable precautions to avoid damage to the Property and injury to persons on or about the Real Property. Buyer shall, immediately after any entry upon the Real Property to conduct any Investigation, restore the Real Property, at Buyer’s sole cost and expense, to the same condition that existed immediately prior thereto. Buyer agrees to discontinue any Investigation promptly upon notice from Seller if such Investigation presents a danger to human health or safety or would otherwise adversely impact the Real Property. Buyer’s Investigations shall be conducted in accordance with all applicable legal requirements and Buyer and each of Buyer’s Representatives shall comply, at Buyer’s cost and expense, with all legal requirements applicable to such Investigations. Buyer understands and agrees that unless Seller consents thereto in writing pursuant to this Section 4.1.3, Buyer may only conduct a so-called Phase I environmental site assessment as to the Real Property and neither Buyer nor any Buyer’s Representative may undertake any soil or groundwater testing for contaminants or any other subsurface investigation or invasive testing of the Real Property.  If any Phase I environmental site assessment obtained by Buyer with respect to any part of the Real Property discloses any “recognized environmental condition” as defined under ASTM standards (a “REC”), then Buyer may provide Seller with a written request to undertake the testing of soil or groundwater (or other media) with respect to such REC.  Any such written request by Buyer shall include a reasonably detailed scope of work describing the testing that Buyer proposes to perform (the “Scope of Work”).  Seller shall not unreasonably withhold its consent to the work described in the Scope of Work, provided that (1) the applicable REC is a reasonable concern, (2) the testing of environmental media is necessary to evaluate the applicable REC, and (3) the Scope of Work is a reasonable scope of work for evaluating the applicable REC. In the event Seller does not respond in writing to the request for consent within two (2) Business Days from its receipt of the Scope of Work, Seller’s consent shall be deemed not given. All environmental investigations shall be conducted in accordance with applicable industry standards (including, without limitation, ASTM standards).
4.1.4    Insurance and Risk of Loss. Prior to such time as Buyer or any of Buyer’s Representatives enter the Real Property, Buyer shall obtain, and provide Seller with certificates evidencing, policies of general liability insurance that insure Buyer and Buyer’s Representatives with liability insurance limits of not less than $2,000,000 combined single limit for personal injury and property damage and name Seller and the First Mortgage Lenders as additional insureds. Such insurance shall be written by a company or companies reasonably satisfactory to Seller.

Buyer assumes all risks associated with Buyer’s and Buyer’s Representatives’ entry upon and Investigations of the Property.
4.1.5    Contacts with Authorities; Required Disclosure. Except in connection with the preparation of a so-called “Phase I” environmental report or zoning and/or building code investigations with respect to the Real Property, Buyer and any of Buyer's Representatives shall provide Seller with 48 hours’ prior written notice (which notice may be given by email or other electronic delivery) before any other contact with any Authorities, which notice shall include a general description of the matters to be discussed with such Authorities (provided such discussions need not be limited to the matters so described), and Seller shall have the right to be present (or to have its representative be present) for any such contact; provided that Seller shall not be obligated to participate in any manner in connection with any such contact with any Authority or to provide any approvals, endorsements or representations in connection with any such contact. Buyer agrees that in the event that, under applicable Law, Buyer is required to notify any Authority of any condition at the Real Property as a result of any findings in any environmental assessment or any other Investigation done by or at the direction of Buyer or Buyer’s Representatives, Buyer shall immediately notify Seller and Seller (not Buyer, Buyer’s Representatives or anyone acting on behalf of Buyer or Buyer’s Representatives) shall make such disclosure as Seller deems appropriate and shall promptly provide Buyer with copies of all such disclosures; provided, however, that if Buyer has an independent legal obligation to notify any Authority of such condition at the Real Property, it may satisfy this obligation, but, in the event it provides such notification before Closing, Buyer shall provide Seller with as much advance notice of the contents of the notification as possible so that Seller may, at its discretion, provide timely notification on behalf of both Seller and Buyer. Nothing in this Section 4.1.5 shall be construed to restrict the authority of Buyer to communicate with Authorities after Closing.
4.1.6    Contacts with Tenants. Seller acknowledges and agrees that, at any time after five (5) days after the date of this Agreement, Buyer shall have the right to conduct interviews of any Tenants that agree to such interviews.
4.1.7    Informational Purposes; Adequate Diligence. Buyer acknowledges that all Due Diligence Materials and other information provided to Buyer or any Buyer Representative (whether on, before or after the date of this Agreement), has been provided for informational purposes only, without any recourse, guarantee, representation, or warranty, and that Seller does not represent, warrant, or guarantee the contents of or opinions contained in, the accuracy or completeness of, or the methodology used to produce, any such Due Diligence Materials or other information. Buyer’s decision with respect to the ultimate purchase of the Property will be based solely upon its own Investigations and Seller Warranties as expressly set forth in this Agreement. Buyer represents and warrants that (i) Buyer is a sophisticated investor with substantial experience in investing in assets of the same type as the Property and has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of an investment in the Property, and (ii) Buyer has the capability to conduct Investigations sufficient for its purposes within the time periods given to Buyer under this Agreement.
4.2    Due Diligence Contingency. If, at any time on or prior to the Contingency Date, as a result of its Investigations or review of the Due Diligence Materials, or for any other reason, or for no reason, Buyer shall determine in its sole and absolute discretion that it is not satisfied with the Property in any respect, then Buyer shall have the right to terminate this Agreement by providing written notice to Seller at any time on or prior to the Contingency Date, in which event (i) this Agreement shall terminate and be of no further force or effect, (ii) the Deposit shall be immediately returned to Buyer, and (iii) neither party shall have any further Liability hereunder except for those Liabilities that expressly survive termination of this Agreement. If Buyer notifies Seller in writing on or prior to the Contingency Date that Buyer is satisfied with or waives satisfaction of its due diligence investigations with respect to the Property (the “Notice to Proceed”), then Buyer shall be deemed to have waived its right to terminate this Agreement as set forth in this Section 4.2, this Agreement shall remain in full force and effect and the parties shall proceed to Closing subject to the other terms and conditions of this Agreement. In the event Buyer fails to provide the Notice to Proceed on or prior to the Contingency Date, then (i) this Agreement shall terminate and be of no further force or effect, (ii) the Deposit shall be immediately returned to Buyer, and (iii) neither party shall have any further Liability hereunder except for those Liabilities that expressly survive termination of this Agreement.
4.3    Confidentiality of Due Diligence Information. The Due Diligence Materials and any other information with respect to the Property provided to or obtained by Buyer or Buyer’s Representatives prior to Closing will be used solely for the purpose of evaluating the transaction described herein. Unless and until the Closing, Buyer shall not disclose, and shall not permit any of its Affiliates or Buyer’s Representatives to disclose, any portion of the Due Diligence Materials or any such other information to any Person, except as expressly permitted in this Agreement. Buyer shall be responsible for any breach of this Section 4.3 by its Affiliates or Buyer’s Representatives.
4.4    Return of Due Diligence Information. If for any reason a Closing does not occur or if this Agreement terminates for any reason, then Buyer shall immediately return to Seller all original Due Diligence Materials and return to Seller or destroy all other Due Diligence Materials and all copies or photocopies thereof in its possession or in the possession of any Buyer Representative; provided, however, if Buyer intends to bring suit against Seller for specific performance for purposes of conveyance of the Property pursuant to Section 16.3, this Section shall not apply for the longer of (i) 90 days after such failure to Close or termination, as applicable, and (ii) the duration of such lawsuit.
4.5    Service Contracts Designation. On or prior to the Contingency Date, Buyer shall give Seller written notice (the “Buyer's Service Contract Notice”) designating those Service Contracts which Buyer elects to assume and those Service Contracts which Buyer wishes Seller to terminate as of the Closing; provided, however, Buyer agrees to assume those Service Contracts identified on Schedule 12.3.6 which are not terminable on thirty (30) days’ prior notice. The failure of Buyer to give Buyer's Service Contract Notice shall be deemed to constitute Buyer's election to have all Service Contracts assumed by Buyer. Buyer may not elect to assume, and Seller shall not be obligated to assign, any Service Contract if the same is not assignable by Seller.
4.6    Indemnification. Buyer shall indemnify, defend (with counsel reasonably satisfactory to Seller) and hold harmless Seller and the Seller Parties from and against any and all Liabilities to the extent arising out of or related to (i) any Investigation, except for any Liabilities arising out of or related to any preexisting conditions with respect to the Real Property; provided, however, that Buyer shall be liable for such Liabilities arising out or related to any preexisting conditions to the extent such conditions are exacerbated by Investigations by Buyer or Buyer’s Representatives, and (ii) any breach by Buyer, any Buyer Representative or any Buyer Party of the terms of Section 4.1.5, Section 4.3 or Section 4.4. The Buyer’s indemnity obligations set forth in this Section 4.6 shall survive the Closing or any termination of this Agreement.

ARTICLE V
PRE-CLOSING COVENANTS
5.1    Leasing. Prior to Closing, Seller may continue its leasing activity, including entering into new leases and amendments, renewals, terminations and other modifications of existing Tenant Leases, subject to Buyer’s approval rights set forth in this Section 5.1. Seller agrees to provide Buyer with current information about such leasing activity, including providing copies of proposals, letters of intent, and term sheets, as and when the same are prepared and sent to tenants and/or prospective tenants from the date hereof to and including the Closing Date. Seller shall promptly provide Buyer with copies of any lease or amendment, renewal, termination or other modification entered into from the date hereof to and including the Closing Date in accordance with the terms of this Section 5.1. All leases entered into after the date hereof and approved by Buyer or not requiring the approval of Buyer hereunder shall be deemed “Tenant Leases” hereunder. Without the prior written approval of Buyer, (a) at any time, Seller may enter into amendments, renewals, terminations or other modifications required to be undertaken by the landlord pursuant to the terms of the Tenant Leases, and (b) during the Contingency Period, Seller may enter into new leases and amendments, renewals, terminations and other modifications of existing Tenant Leases which are consistent with the pending lease transactions disclosed in a written disclosure from Seller to Buyer given on or before date hereof. Except as expressly provided above, Seller shall not enter into, amend, renew, terminate or otherwise modify any Tenant Lease without the Buyer’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed during the Contingency Period but may be withheld in Buyer’s sole discretion after the Contingency Period. Buyer shall notify Seller in writing of Buyer's approval or disapproval within five (5) Business Days after the receipt from Seller of a proposed Tenant Lease or proposed amendment, renewal, termination or modification of an existing Tenant Lease. During the Contingency Period, if Buyer does not approve or disapprove the proposed Tenant Lease or proposed amendment, renewal, termination or modification, as applicable, in writing within such five (5) Business Day period, then Buyer shall be deemed to have approved such Tenant Lease or amendment, renewal, termination or modification, as applicable; provided that the Tenant Lease or amendment, renewal, termination or modification, as applicable, is sent to Buyer with a transmittal letter requesting approval and stating in such letter “IMMEDIATE RESPONSE REQUIRED. FAILURE TO RESPOND TO THIS

APPROVAL REQUEST WITHIN FIVE (5) BUSINESS DAYS FROM RECEIPT SHALL BE DEEMED TO BE BUYER’S APPROVAL.”, in boldface type and capitalized letters. After the Contingency Period, if Buyer does not approve or disapprove the proposed Tenant Lease or proposed amendment, renewal, termination or modification, as applicable, in writing within such five (5) Business Day period, then Buyer shall be deemed to have disapproved such Tenant Lease or amendment, renewal, termination or modification, as applicable.
5.2    Other Operations During Contract. Without limiting and subject to Section 5.1 above, Seller agrees to comply with all of the following covenants of this Section 5.2 at all times from and after the date of this Agreement through and including the earlier of (i) the Closing, and (ii) the date on which this Agreement is terminated pursuant to its terms (except where a shorter or different period of time is specifically provided below).
5.2.1    Operations. Seller shall use commercially reasonable efforts to cause the Developments to be operated, managed and maintained in substantially the same manner as the same are now being operated, managed and maintained.
5.2.2    Sale or Other Encumbrances. Seller agrees that, without the express prior written consent of Buyer, which consent may be withheld in Buyer’s sole discretion, Seller shall not sell, lease (excluding Tenant Leases which are entered into in accordance with Section 5.1 above), transfer, convey, pledge, encumber, alienate, hypothecate, grant a security interest or any other interest in (or permit the same to be done), at any time, by agreement for sale or option, or in any other manner, any portion of the Property, except for Permitted Title Exceptions arising after the date hereof and for transfers listed on Schedule 12.2.12.
5.2.3    Removal of Personalty. Seller shall not, without the express prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed during the Contingency Period but may be withheld by Buyer in its sole discretion thereafter, take any of the following actions, unless required to do so pursuant to the terms of any Tenant Lease, Personal Property Lease, Construction Contract or the Dillard’s REA:
(1)    Install in or otherwise use in connection with the Property (or consent to or permit the installation or use of) any materials, equipment or fixtures under any conditional bill of sale, chattel mortgage, security agreement or similar agreement however denominated whereby the right is reserved or accrues to anyone to remove or repossess any such items or whereby any person or entity reserves or acquires a lien upon such items.
(2)    Remove or permit the removal of any Tangible Personal Property located at any Development, unless obsolete or actually replaced by an article of equal or greater suitability and value which is owned by Seller free and clear of any lien or security other than Permitted Title Exceptions.
5.2.4    Required Insurance Coverage. Seller shall maintain insurance coverage with respect to the Developments in such amounts and with such policy forms as are consistent with Seller’s practices during the past twelve (12) months. At or prior to the Closing, Seller shall cause Buyer and the applicable Permitted Title Nominee to be added as an additional insured under its existing commercial general liability insurance policy for each Development.
5.2.5    Licenses and Permits. Seller shall preserve and maintain all Licenses and Permits that are necessary for the use and operation of the Property.
5.2.6    Contracts. Without the prior written approval of Buyer, Seller shall not enter into, extend, renew, modify, replace or terminate any Service Contract, employment contract, or construction contract if such contract which is entered into, extended, renewed, or modified will be binding on Buyer or the Property after the Closing; provided that Buyer’s approval shall not be required for (i) New Construction Contracts, or (ii) any amendment, termination or other modification of any Service Contract that Buyer has neither elected to assume nor is required to assume pursuant to Section 4.5. Buyer’s approval of any new service contract, or any extension, renewal, or modification of an existing Service Contract shall not be unreasonably, withheld, conditioned or delayed; provided that Buyer may withhold its approval in its sole discretion with respect to any new service contract or affected Service Contract that is not terminable on thirty (30) days’ notice without penalty or any termination fee.
5.2.7    Development Rights. Without the prior written approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed during the Contingency Period, but may be withheld by Buyer in its sole discretion thereafter, (a) Seller shall not assign, sell, transfer, convey, lease or otherwise dispose of, any development rights, “excess floor area ratio”, utility service rights, “air” rights or other rights to erect or alter any structure on the Real Property or execute, file with any Authority, or enter into any declaration or other instrument combining all or any portion of the Property with other properties to form a single zoning lot for purposes of the zoning laws of any city, county or state or other Authorities in effect from time to time, and (b) Seller shall not enter into any agreement with or conveyance to any other person permitting any owner of other property to use any air rights, excess floor area ratio, bulk characteristics or other development rights which might otherwise be used in expanding, altering, reconstructing, replacing or otherwise improving the Improvements or making any other improvements on the Real Property, or otherwise consent to any such combination of zoning lots or use by other persons of such excess floor area, floor area ratio, air rights, bulk characteristics or other developmental rights belonging or available to the Real Property, or otherwise consent to, or apply for, any change of the zoning or other legal classification of the Property or the use which may be made thereof, or enter into any agreement contemplating any of the foregoing.
5.2.8    First Mortgage Loans. Seller shall comply with and perform all of its obligations under the First Mortgage Loan Documents. Seller will immediately notify Buyer of any written notice of default received by Seller under any First Mortgage Loan Document. Seller shall not enter into, extend, renew, modify, amend, replace or terminate any First Mortgage Loan Document, without the prior written approval of Buyer, which approval may be withheld by Buyer in its sole discretion.
5.2.9    GHM Ground Lease. Seller shall comply with and perform all of its obligations under the GHM Ground Lease. Seller will immediately notify Buyer of any written notice of default sent or received by Seller under the GHM Ground Lease. Seller shall not enter into, extend, renew, modify, replace or terminate any GHM Ground Lease document, without the prior written approval of Buyer, which approval may be withheld by Buyer in its sole discretion.
5.2.10    Litigation. Seller shall promptly notify the Buyer of its receipt of written notice of: (a) any claim, demand, or litigation affecting or relating to Seller or any Development; (b) any dispute involving any Authority relating to any Development; and (c) any written threat or commencement of proceedings in condemnation or eminent domain relating to any Development.
5.2.11    Payment of Taxes; Assessments and Charges. Seller and Davis Street shall pay or discharge, prior to the last day payable without penalty or premium (but in any event at least ten (10) days prior to the institution of foreclosure or in rem proceedings), all Taxes (as defined below) (or payments in lieu of taxes), assessments, water rates, sewer rents, and other charges, fees and levies which are or may become imposed upon or assessed against the Property or any part thereof are or may become a lien against the Property or any part thereof. Notwithstanding the foregoing, Seller and Davis Street shall not be required to pay and discharge any Tax, assessment, charge or levy that is being actively contested in good faith by appropriate proceedings, as long as Seller has established and maintains reserves adequate to pay any liabilities so contested and, by reason of nonpayment, no portion of the Property or any part thereof, is in danger of being lost or forfeited. Seller shall furnish to Buyer within ten (10) days after the same are required to be paid, validated receipts or other evidence satisfactory to Buyer showing the payment of property taxes which are or may become a lien on the Property. Davis Street and each Seller has timely filed all returns, declarations, reports, forms, information returns and statements related to Taxes (collectively, the “Returns”) required to be filed by it on or before the date of this Agreement and will file any such Returns required to be filed on or before the Closing Date.  All such Returns are or will be true, correct, and complete in all material respects and were or will be prepared and filed in accordance with applicable laws.  For purposes of this Section, "Tax" or "Taxes" means any and all taxes, assessments and charges imposed by any taxing authority (whether federal, state, county, local or foreign), including, without limitation, income, gross receipts, profits, franchise, sales, use, occupation, value added, ad valorem, transfer (other than any transfer taxes due in connection with the transaction contemplated by this Agreement), franchise, withholding, payroll, employment, excise and property taxes, together with any interest, penalties or additions to tax imposed with respect thereto.
5.2.12    Financial Information and Reporting. Promptly upon the preparation thereof, Seller shall provide Buyer with any financial information prepared by Seller or for the account of Seller and distributed to any First Mortgage Lender or First Mortgage Loan Servicer.
5.2.13    Hazardous Substances. Seller shall use commercially reasonable efforts to not permit or allow any other entity or person to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer, process, transport or suffer the presence of any Hazardous Substances in, on or about the Property in violation of any Governmental Regulations.
5.2.14    Prohibited Leases. Seller shall not enter into any Tenant Leases after the date of this Agreement in which any of the following is applicable:

(1)    the determination of the amount of Rental is expressed in whole or in part as a percentage of the income or profits derived by the Tenant from the premises it leases pursuant to its Tenant Lease (other than an amount based on a fixed percentage or percentages of gross receipts or gross sales);
(2)    more than ten percent (10%) of the Rental is expressly attributable to personal property, determined at the time the personal property is placed in service and by reference to relative fair market values of the personal and other property of the Tenant (and not by reference to any allocation contained in the lease documents);
(3)    services are expressly required to be rendered to the Tenant other than those services that are (x) customary in the geographic area for properties of the same type and class as the Development, and (y) not primarily for the convenience of the Tenant.
5.2.15    Subleases. Any new Tenant Lease entered into after the date of this Agreement, in which the amount of Rental is determined in whole or in part by reference to the gross sales or receipts of the Tenant, shall contain a provision which prohibits subleasing or, if subleasing is permitted, shall prohibit the Tenant or any successor in interest from subleasing all or any portion of its leasehold interest for an amount of rental determined in whole or in part on the income or profits derived by any person from such interest (other than an amount based on a fixed percentage or percentages of receipts or sales or the sharing of any increased rental from assignment or subletting).
5.2.16    Personal Property Leases. Seller, as lessor, shall not enter into any leases solely of personal property.
5.2.17    Stock in Trade. Seller shall not engage in any activity which will cause all or any part of the Property to be considered either of the following:
(1)    stock in trade or other property of a kind which would properly be includable in inventory if on hand at the close of the taxable year; or
(2)    property held primarily for sale to customers in the ordinary course of the trade or business.
5.2.18     Estoppel Certificates and Consents Requested by Buyer. During the Contingency Period, Buyer may request that Seller obtain an estoppel certificate or consent to the transaction contemplated hereby from third parties with respect to agreements affecting any

Development, in which event Seller shall endeavor to obtain such estoppel certificates or consents, as applicable, provided Seller shall have no obligation to incur any Liability in connection therewith, and provided further that, except for the Loan Assumption Approvals and the conditions to Closing set forth in Section 6.1.1 through Section 6.1.5, obtaining any such additional estoppel certificate or consent shall not be a condition to Buyer’s obligation to consummate the transaction contemplated by this Agreement.
5.3    Loan Assumption. Seller shall use reasonable efforts to obtain the Loan Assumption Approvals prior to the Closing Date; provided, however, that in connection with obtaining the Loan Assumption Approvals, Seller shall have no obligation to (i) incur any Liability (except as otherwise expressly provided in this Section 5.3 with respect to Loan Assumption Costs), or (ii) amend or waive any terms of any of the First Mortgage Loan Documents. Seller and Buyer shall reasonably cooperate in attempting to obtain the Loan Assumption Approvals described in this Section 5.3. For purposes hereof, “Loan Assumption Approvals” shall mean each First Mortgage Lender’s and/or First Mortgage Loan Servicer’s, as is required under the First Mortgage Loan Documents, approval of (a) the conveyance of the Property to the Buyer and the assumption of the First Mortgage Loans by Buyer (the “Loan Assumption”), (b) the release of Davis Street and all other parties currently obligated to the First Mortgage Lenders from all Liabilities under the First Mortgage Loan Documents that first accrue on or after the Closing Date, and (c) the substitution of Buyer or an Affiliate of Buyer (the “Replacement Guarantor”) for Davis Street as guarantor of any so-called non-recourse carveouts and as indemnitor under any environmental indemnities with respect to Liabilities under the First Mortgage Loan Documents that first accrue on or after the Closing Date, all pursuant to loan assumption documentation reasonably acceptable to Seller and Buyer (the “Loan Assumption Documents”). Except for the Loan Assumption Approvals, Buyer shall have no right to require any modification to any of the First Mortgage Loan Documents, other than technical modifications to the representations and warranties and permitted transfer provisions of the First Mortgage Loan Documents as Buyer shall reasonably require solely to reflect the identity of Buyer and to take into account Buyer’s ownership structure. Buyer agrees to provide itself as the Replacement Guarantor. Seller agrees that Davis Street shall remain as guarantor of any so-called non-recourse carveouts and as indemnitor under any environmental indemnities, but only with respect to Liabilities under the First Mortgage Loan Documents that accrue prior to the Closing

Date. Buyer and Seller shall each pay 50% of all Loan Assumption Costs. If any First Mortgage Lender or First Mortgage Loan Servicer refuses to provide any of the Loan Assumption Approvals to be provided by such First Mortgage Lender or First Mortgage Loan Servicer, as applicable, and Seller reasonably determines that such First Mortgage Lender or First Mortgage Loan Servicer will not provide all Loan Assumption Approvals to be provided by such First Mortgage Lender or First Mortgage Loan Servicer, then Seller may terminate this Agreement by providing written notice to Buyer, in which event the Deposit shall be immediately returned to Buyer and neither party shall have any further Liability hereunder except for those Liabilities that expressly survive termination of this Agreement.
5.4    Updates.
5.4.1    At any time during the Contingency Period, Seller may, from time to time by written notice to Buyer, update the schedules to this Agreement or create new schedules to this Agreement and the representations and warranties contained herein shall be deemed amended to conform to the existence thereof (and any related misrepresentation or breach of representation or warranty that would have existed hereunder shall be deemed cured thereby); provided that (i) if any such written notice is provided to Buyer fewer than five (5) Business Days before the Contingency Date, then the Contingency Date shall be extended until five (5) Business Days after receipt of such written notice to allow Buyer time to consider the same, (ii) Seller shall not have the right to update existing schedules or create new schedules if the purpose thereof is to disclose any documents or information that Seller intentionally failed to earlier disclose or to otherwise remedy any intentional misrepresentation or fraud on the part of Seller, and (iii) Seller shall not have the right to update existing schedules or create new schedules at any time after the expiration of the Contingency Period except pursuant to Section 5.4.2. Along with any such written notice, Seller shall provide Buyer with copies of any leases, service contracts or other contracts or agreements, or any amendments, terminations or other modifications of existing contracts or agreements, referenced therein and any other documents, instruments, correspondences, papers, lawsuits, or the like, related to such update or new schedule.
5.4.2    At any time at or prior to the Closing, Seller may, from time to time by written notice to Buyer, update the schedules to this Agreement or create new schedules to this Agreement to reflect each new lease, contract or agreement entered into in accordance with the terms of this Agreement, and each termination, extension, renewal, replacement, modification, and amendment of any lease, contract or agreement effected in accordance with the terms of this Agreement, and the representations and warranties contained herein shall be deemed amended to conform to the events or circumstances so occurring (and the related misrepresentation or breach of representation or warranty shall be deemed cured).
ARTICLE VI
CONDITIONS TO CLOSING
6.1    Buyer's Conditions to Closing. Buyer's obligation to consummate the transaction contemplated by this Agreement is subject to satisfaction of the following conditions no later than the Closing Date (except where an earlier date is specifically provided below in this Section 6.1):
6.1.1    Major Tenant Estoppel Certificates. Seller shall have delivered, at least five (5) Business Days before Closing, estoppel certificates duly executed by (i) all of the Anchor Tenants with respect to the Anchor Leases and (ii) at least eight (8) of the nine (9) Major Tenants (the estoppels described in the foregoing clauses (i) and (ii), the “Major Tenant Estoppel Certificates''). Each Major Tenant Estoppel Certificate shall be in the standard form prescribed by such Major Tenant’s or Anchor Tenant’s, as applicable, Tenant Lease or that encompasses all of the items to which the Major Tenant or Anchor Tenant, as applicable is obligated to certify in a tenant estoppel certificate under its Tenant Lease, or, if no form is required under its Tenant Lease, then the standard form used by such Major Tenant or Anchor Tenant, as applicable. If any Major Tenant Estoppel Certificate is delivered after the date that is five (5) Business Days prior to the Contingency Date, then such Major Tenant Estoppel Certificate shall either (a) be acceptable to Buyer, or (b) satisfy each of the Major Tenant Estoppel Criteria. Notwithstanding anything herein to the contrary, if Buyer fails to object in writing to a Major Tenant Estoppel Certificate within ten (10) Business Days after the date the same has been delivered to Buyer, such Major Tenant Estoppel Certificate shall be deemed acceptable to Buyer, provided such Major Tenant Estoppel Certificate is sent to Buyer with a transmittal letter requesting approval and stating in such letter “IMMEDIATE RESPONSE REQUIRED. FAILURE TO RESPOND TO THIS APPROVAL REQUEST WITHIN TEN (10) BUSINESS DAYS FROM RECEIPT SHALL BE DEEMED TO BE BUYER’S APPROVAL.”, in

boldface and in capitalized letters. If Buyer timely objects to any Major Tenant Estoppel Certificate, which objection may only be given if and to the extent it fails to satisfy a Major Tenant Estoppel Criteria, Seller shall have fifteen (15) Business Days from the date of such objections (not to extend past five (5) Business Days before the Closing Date) (the “Major Tenant Estoppel Cure Period”) within which to cure such objections to Buyer’s reasonable satisfaction. To the extent such objections remain uncured following the expiration of the Major Tenant Estoppel Cure Period, Buyer may terminate this Agreement by providing written notice to Seller within five (5) Business Days from the expiration of the Major Tenant Estoppel Cure Period, in which event the Deposit shall be immediately returned to Buyer and neither party shall have any further Liability hereunder except for those Liabilities that expressly survive termination of this Agreement. The failure of Buyer to timely give such termination notice shall be deemed to constitute Buyer's acceptance of the applicable Major Tenant Estoppel Certificate and this Agreement shall remain in full force and effect. The Seller’s representations and warranties contained herein shall be deemed amended to conform to all matters disclosed in each Major Tenant Estoppel Certificate which satisfies each of the Major Tenant Estoppel Criteria, is accepted by Buyer or is deemed accepted by Buyer.
6.1.2    Space Tenant Estoppel Certificates. Seller shall have delivered, at least five (5) Business Days before Closing, estoppel certificates from Space Tenants collectively occupying at least seventy percent (70%) of the aggregate area occupied under the Space Tenant Leases in each Development (provided that, for purposes of this Section 6.1.2, the GOEP Development and the EPV Development shall be considered one Development) (the “Space Tenant Estoppel Certificates”). The applicable Space Tenant Estoppel Certificate shall be (a) in the form prescribed in the applicable Space Tenant Lease or that encompasses all of the items to which the Space Tenant is obligated to certify in a tenant estoppel certificate under its Space Tenant Lease, or (b) if no form is prescribed in the applicable Space Tenant Lease and such Tenant is a major national retailer, in the form of the standard form used by such Tenant, or (c) if neither clause (a) nor clause (b) is applicable, in the form attached hereto as Exhibit R. In the event Seller cannot for any reason obtain an estoppel certificate from any Space Tenant, Seller, at its option, may deliver to Buyer a representation letter in the form of Exhibit S attached hereto (each, a “Seller Estoppel”), which shall be deemed to be a Space Tenant Estoppel Certificate from the applicable Space Tenant for purposes of this Section 6.1.2; provided that, for purposes of satisfying the condition set forth in this Section 6.1.2, the aggregate area occupied by Space Tenants for which Seller Estoppels are provided shall not exceed 20% of the aggregate area occupied under the Space Tenant Leases in each Development. Seller’s Liability under each Seller Estoppel shall expire and be of no further force and effect on the earlier of (a) the Representation Expiration Date and (b) date that Buyer receives an estoppel certificate from the applicable Space Tenant which satisfies the requirements for a Space Tenant Estoppel Certificate under this Section 6.1.2. To be counted in determining satisfaction of the seventy percent (70%) requirement set forth above, any Space Tenant Estoppel Certificate (including, for these purposes, any Major Tenant Estoppel Certificate from a Major Tenant) shall either (a) be acceptable to Buyer, or (b) satisfy each of the Space Tenant Estoppel Criteria, provided, however, that any Major Tenant Estoppel Certificate that satisfies each of the Major Tenant Estoppel Criteria, is accepted by Buyer under Section 6.1.1 or is deemed accepted by Buyer under Section 6.1.1 shall be deemed acceptable to Buyer for purposes of this Section 6.1.2. At such time as Seller believes that it has delivered Space Tenant Estoppel Certificates that satisfy the closing condition set forth in this Section 6.1.2, it may provide written notice to Buyer identifying by Tenant name each of the specific Space Tenant Estoppel Certificates that together satisfy the seventy percent (70%) requirement (a “Space Tenant Estoppel Notice”). If Buyer fails to object in writing to any of the Space Tenant Estoppel Certificates identified in the Space Tenant Estoppel Notice within ten (10) Business Days after the date the Space Tenant Estoppel Notice has been delivered to Buyer, such Space Tenant Estoppel Certificates not objected to in writing shall be deemed acceptable to Buyer, provided such Space Tenant Estoppel Notice is sent to Buyer with a transmittal letter requesting approval and stating in such letter “IMMEDIATE RESPONSE REQUIRED. FAILURE TO RESPOND TO THIS APPROVAL REQUEST WITHIN TEN (10) BUSINESS DAYS FROM RECEIPT SHALL BE DEEMED TO BE BUYER’S APPROVAL.”, in boldface and in capitalized letters. If Buyer timely objects to any Space Tenant Estoppel Certificate, which objection may only be given if and to the extent it fails to satisfy a Space Tenant Estoppel Criteria and it is not deemed accepted by Buyer under this Section 6.1.2, Seller may cure such objections to Buyer’s reasonable satisfaction and/or obtain additional Space Tenant Estoppel Certificates but not later than five (5) Business Days before Closing. The Seller’s representations and warranties contained herein shall be deemed amended to conform to all matters disclosed in each Space Tenant Estoppel Certificate which satisfies each of the Space Tenant Estoppel Criteria, is accepted by Buyer or is deemed accepted by Buyer.
6.1.3    REA Estoppel Certificates. Seller shall have delivered, at least five (5) business days before Closing, an estoppel certificate duly executed by Dillard’s with respect to the Dillard’s REA (the “REA Estoppel Certificate''). The REA Estoppel Certificate shall be in the form prescribed by the Dillard’s REA or that encompasses all of the items to which Dillard’s is obligated to certify in an estoppel certificate under the Dillard’s REA, or, if the Dillard’s REA does not require a form, then in the standard form used by Dillard’s. If the REA Estoppel Certificate is delivered after the Contingency Date, then the REA Estoppel Certificate shall either (a) be acceptable to Buyer, or (b) satisfy each of the REA Estoppel Criteria. Notwithstanding anything herein to the contrary, if Buyer fails to object in writing to the REA Estoppel Certificate within ten (10) Business Days after the date the same has been delivered to Buyer, the REA Estoppel Certificate shall be deemed acceptable to Buyer, provided the REA Estoppel Certificate is sent to Buyer with a transmittal letter requesting approval and stating in such letter “IMMEDIATE RESPONSE REQUIRED. FAILURE TO RESPOND TO THIS APPROVAL REQUEST WITHIN TEN (10) BUSINESS DAYS FROM RECEIPT SHALL BE DEEMED TO BE BUYER’S APPROVAL.”, in boldface print and in capitalized letters. If Buyer timely objects to the REA Estoppel Certificate, which objection may only be given if and to the extent it fails to satisfy a REA Estoppel Criteria, Seller shall have fifteen (15) Business Days from the date of such objections (not to extend past five (5) Business Days before the Closing Date) (the “REA Estoppel Cure Period”) within which to cure such objections to Buyer’s reasonable satisfaction. To the extent such objections remain uncured following the expiration of the REA Estoppel Cure Period, Buyer may terminate this Agreement by providing written notice to Seller within five (5) Business Days from the expiration of the REA Estoppel Cure Period, in which event the Deposit shall be immediately returned to Buyer and neither party shall have any further Liability hereunder except for those Liabilities that expressly survive termination of this Agreement. The failure of Buyer to timely give such termination notice shall be deemed to constitute Buyer's acceptance of the REA Estoppel Certificate and this Agreement shall remain in full force and effect. The Seller’s representations and warranties contained herein shall be deemed amended to conform to all matters disclosed in the REA Estoppel Certificate if it satisfies each of the REA Estoppel Criteria, is accepted by Buyer or is deemed accepted by Buyer.

6.1.4    GHM Ground Lease Estoppel Certificate. Seller shall have delivered, at least five (5) Business Days before Closing, an estoppel certificate duly executed by the GHM Ground Lessor (the “Ground Lease Estoppel Certificate''). The Ground Lease Estoppel Certificate shall be in the form prescribed in the GHM Ground Lease or that encompasses all of the items to which the GHM Ground Lessor is obligated to certify in a landlord estoppel certificate under the GHM Ground Lease. If the Ground Lease Estoppel Certificate is delivered after the Contingency Date, then the Ground Lease Estoppel Certificate shall either (a) be acceptable to Buyer, or (b) satisfy each of the Ground Lease Estoppel Criteria. Notwithstanding anything herein to the contrary, if Buyer fails to object in writing to the Ground Lease Estoppel Certificate within ten (10) Business Days after the date the same has been delivered to Buyer, then the Ground Lease Estoppel Certificate shall be deemed acceptable to Buyer, provided the Ground Lease Estoppel Certificate is sent to Buyer with a transmittal letter requesting approval and stating in such letter “IMMEDIATE RESPONSE REQUIRED. FAILURE TO RESPOND TO THIS APPROVAL REQUEST WITHIN TEN (10) BUSINESS DAYS FROM RECEIPT SHALL BE DEEMED TO BE BUYER’S APPROVAL.”, in boldface print and in capitalized letters. If Buyer timely objects to the Ground Lease Estoppel Certificate, which objection may only be given if and to the extent it fails to satisfy a Ground Lease Estoppel Criteria, Seller shall have fifteen (15) Business Days] from the date of such objections (not to extend past five (5) Business Days before the Closing Date) (the “Ground Lease Estoppel Cure Period”) within which to cure such objections to Buyer’s reasonable satisfaction. To the extent such objections remain uncured following the expiration of the Ground Lease Estoppel Cure Period, Buyer may terminate this Agreement by providing written notice to Seller within five (5) Business Days from the expiration of the Ground Lease Estoppel Cure Period, in which event the Deposit shall be immediately returned to Buyer and neither party shall have any further Liability hereunder except for those Liabilities that expressly survive termination of this Agreement. The failure of Buyer to timely give such termination notice shall be deemed to constitute Buyer's acceptance of the Ground Lease Estoppel Certificate and this Agreement shall remain in full force and effect. The Seller’s representations and warranties contained herein shall be deemed amended to conform to all matters disclosed in the Ground Lease Estoppel Certificate if it satisfies each of the Ground Lease Estoppel Criteria, is accepted by Buyer or is deemed accepted by Buyer.

6.1.5    Redevelopment Agreement Estoppel Certificates. Seller shall have delivered, at least five (5) Business Days before Closing, estoppel certificates duly executed by the City of Palm Desert, California with respect to those certain Redevelopment Agreements identified as Items 1 and 2 on Schedule 12.3.3 (the “Development Agreement Estoppel Certificates”). If any Development Agreement Estoppel Certificate is delivered after the date that is five (5) Business Days prior to the Contingency Date, then such Development Agreement Estoppel Certificate shall either (a) be acceptable to Buyer, or (b) satisfy each of the Development Agreement Estoppel Criteria. Notwithstanding anything herein to the contrary, if Buyer fails to object in writing to a Development Agreement Estoppel Certificate within ten (10) Business Days after the date the same has been delivered to Buyer, such Development Agreement Estoppel Certificate shall be deemed acceptable to Buyer, provided such Development Agreement Estoppel Certificate is sent to Buyer with a transmittal letter requesting approval and stating in such letter “IMMEDIATE RESPONSE REQUIRED. FAILURE TO RESPOND TO THIS APPROVAL REQUEST WITHIN TEN (10) BUSINESS DAYS FROM RECEIPT SHALL BE DEEMED TO BE BUYER’S APPROVAL.”, in boldface and in capitalized letters. If Buyer timely objects to any Development Agreement Estoppel Certificate, which objection may only be given if and to the extent it fails to satisfy a Development Agreement Estoppel Criteria, Seller shall have fifteen (15) Business Days from the date of such objections (not to extend past five (5) Business Days before the Closing Date) (the “Development Agreement Estoppel Cure Period”) within which to cure such objections to Buyer’s reasonable satisfaction. To the extent such objections remain uncured following the expiration of the Development Agreement Estoppel Cure Period, Buyer may terminate this Agreement by providing written notice to Seller within five (5) Business Days from the expiration of the Development Agreement Estoppel Cure Period, in which event the Deposit shall be immediately returned to Buyer and neither party shall have any further Liability hereunder except for those Liabilities that expressly survive termination of this Agreement. The failure of Buyer to timely give such termination notice shall be deemed to constitute Buyer's acceptance of the applicable Development Agreement Estoppel Certificate and this Agreement shall remain in full force and effect. The Seller’s representations and warranties contained herein shall be deemed amended to conform to all matters disclosed in each Development Agreement Estoppel Certificate which satisfies each of the Development Agreement Estoppel Criteria, is accepted by Buyer or is deemed accepted by Buyer.
6.1.6    Intentionally Omitted.
6.1.7    Representations, Warranties and Covenants of Seller. Seller shall have duly performed in all material respects each and every covenant and agreement hereunder to be performed by Seller on or prior to the Closing Date except for immaterial covenants and agreements which cannot be cured, and the Seller Warranties contained in this Agreement (a) that are not qualified by materiality, shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date other than such representations and warranties that expressly speak only as of a specific date or time, which will be true and correct in all material respects as of such specified date or time, and (b) that are qualified by materiality, shall be true and correct as of the Closing Date as if made on the Closing Date other than such representations and warranties that expressly speak only as of a specific date or time, which will be true and correct as of such specified date or time; provided, however, that the representation set forth in clause (ii) of Section 12.3.4 that expressly speaks as of September 1, 2011, shall be true and correct in all material respects as of the first day of the month in which the Closing occurs.
6.1.8    Seller's Deliveries. Seller shall have delivered or caused to be delivered to the Letter of Credit Escrow Agent the items described in Section 8.1 below.
6.1.9    Termination of Service Contracts. Seller shall have provided evidence reasonably satisfactory to Buyer that Seller has terminated all Service Contracts not being assumed by Buyer at or prior to Closing. All fees, costs and expenses associated with such terminations shall be paid by Seller. Notwithstanding the foregoing, if Seller is unable to terminate any of the Service Contracts, then Seller may satisfy the condition set forth in this Section 6.1.9 by providing Buyer with indemnification against any and all Liabilities arising under or with respect to such Service Contract.
6.1.10    Title Objections. If Seller has given Seller’s Title Notice pursuant to Section 4.1.1(2), Seller has eliminated or remedied those Title Objections that Seller elected to eliminate or remedy in Seller's Title Notice, in accordance with, and subject to, Section 4.1.1 above.
6.1.11    Title Insurance. The Title Company shall issue, or shall have unconditionally committed to issue, to Buyer the following policies of title insurance (the “Title Policies”): a current form of an ALTA Extended Coverage Owner’s Policy of Title Insurance for each Development, insuring fee simple title to or a leasehold interest in, as applicable, the Fee Parcel (and, with respect to the GHM Development, the leasehold interest in the GHM Ground Lease Parcel) and the Improvements at such Development, in the amount of the Exchange Consideration allocated to the Seller or Sellers owning such Development pursuant to this Agreement, effective at and as of the Closing and insuring coverage through the date the respective deeds and the Ground Lease Assignment are recorded in the official land records in the County where the applicable Real Property is located, naming Buyer as the insured thereunder, and being subject only to the Permitted Title Exceptions, with the standard exceptions deleted or modified to the extent requested in Buyer’s Title Notice and accepted by Seller in Seller’s Title Notice, providing a “me-too” endorsement issued by the Letter of Credit Escrow Agent, and providing such other endorsements as are reasonably requested by Buyer in Buyer’s Title Notice and accepted by Seller in Seller’s Title Notice.
6.1.12    Approval of Loan Assumption. Seller shall have obtained the Loan Assumption Approvals, all Loan Assumption Documents have been agreed to by all parties thereto, and all conditions to the Loan Assumptions Approvals have been satisfied in full (other than, for purposes of determining the Closing Date, the execution and delivery into Escrow of such Loan Assumption Documents, the payment of all Loan Assumption Costs which are due and will be paid as part of the Closing, and any other conditions which can only be satisfied at the Closing); provided that, notwithstanding anything herein to the contrary, Seller may waive (for itself and on Buyer’s behalf) the foregoing condition as it relates to any or all of the matters set forth in clause (b) of Section 5.3.
6.2    Seller's Conditions to Closing. Seller's obligation to consummate the transaction contemplated by this Agreement is subject to satisfaction of the following conditions no later than the Closing Date (except where an earlier date is specifically provided below in this Section 6.2):
6.2.1    Buyer's Deliveries. Buyer shall have delivered or caused to be delivered to the Letter of Credit Escrow Agent the items described in Section 8.2 below.
6.2.2    Exchange Consideration. Buyer shall have delivered to the Letter of Credit Escrow Agent or Seller’s counsel, as applicable, for disbursement as provided herein, the Exchange Consideration.

6.2.3    Representations, Warranties and Covenants of Buyer. Buyer shall have duly performed in all material respects each every covenant and agreement hereunder to be performed by Buyer on or prior to the Closing Date except for immaterial covenants which cannot be cured, and the representations and warranties of Buyer contained in this Agreement (a) that are not qualified by materiality, shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date other than such representations and warranties that expressly speak only as of a specific date or time, which will be true and correct in all material respects as of such specified date or time, and (b) that are qualified by materiality, shall be true and correct as of the Closing Date as if made on the Closing Date other than such representations and warranties that expressly speak only as of a specific date or time, which will be true and correct as of such specified date or time.
6.2.4    Approval of Loan Assumption. Seller shall have obtained the Loan Assumption Approvals, all Loan Assumption Documents have been agreed to by all parties thereto, and all conditions to the Loan Assumptions Approvals have been satisfied in full (other than, for purposes of determining the Closing Date, the execution and delivery into Escrow of such Loan Assumption Documents, the payment of all Loan Assumption Costs which are due and will be paid as part of the Closing, and any other conditions which can only be satisfied at the Closing).
6.2.5    Issuing Bank Credit Rating. The Issuing Bank shall have a Moody’s credit rating at or above A3 and a Standard & Poor’s credit rating at or above A-.
6.3    Benefit of Conditions. The conditions set forth in Section 6.1 above are solely for the benefit of Buyer and may be waived only by Buyer. The conditions set forth in Section 6.2 above are solely for the benefit of Seller and may be waived only by Seller. A party shall have the right to waive any condition which is for its benefit. Such waiver or waivers shall be in writing. By closing the transaction contemplated in this Agreement, Seller and Buyer shall be deemed conclusively to have waived the benefit of any remaining unfulfilled conditions to its performance set forth in Section 6.1 or Section 6.2, respectively; provided, however, if any of the conditions set forth in Section 6.1 or Section 6.2 is neither expressly waived in writing nor fulfilled, then Seller or Buyer (as appropriate) may exercise such rights and remedies, if any, that such party may have pursuant to the terms of Section 6.5 hereof.
6.4    Approvals not a Condition to Buyer’s Performance. Subject to Buyer’s right to terminate this Agreement on or prior to Contingency Date in accordance with the terms of Article IV hereof, Buyer acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon Buyer’s ability to obtain any (i) governmental or quasi-governmental approval of changes or modifications in use or zoning, (ii) modification of any existing land use restriction, or (iii) consents to assignments of any service contracts and management agreements.
6.5    Failure of Conditions to Closing.
6.5.1    Buyer Right to Terminate. If, on the Closing Date, any condition to Buyer’s obligation to consummate the transactions hereunder shall not be satisfied (each a “Failure of Condition”) and if Buyer, at its election, does not waive each Failure of Condition, then Buyer may terminate this Agreement by providing written notice to the Seller, in which event the Deposit shall be immediately returned to Buyer and neither party shall have any further Liability hereunder except for those Liabilities that expressly survive termination of this Agreement. Buyer’s sole and exclusive remedy for any Failure of Condition shall be to elect either (i) to waive such Failure of Condition pursuant to Section 6.3 and proceed with the transaction contemplated in this Agreement (subject to satisfaction of each condition to Seller’s obligation to perform) without any reduction of or credit against the Exchange Consideration, or (ii) to terminate this Agreement in accordance with this Section 6.5.1; provided that, if such termination is as a result of a Failure of Condition under Section 6.1.7 above, then Buyer shall be entitled to exercise its rights and remedies under Section 12.5 or Section 16.3 (subject to any notice and cure rights set forth in Section 12.5 or 16.1, as applicable), as applicable.
6.5.2    Seller Right to Terminate. If, on the Closing Date, any condition to Seller’s obligation to consummate the transactions hereunder that is set forth in Section 6.2.1, 6.2.2, or 6.2.3 shall not be satisfied or waived in writing by Seller, then, as Seller’s sole and exclusive remedy for any such failure of a condition, Seller may terminate this Agreement by providing written notice to Buyer, in which event the Deposit shall be paid to and retained by Seller and neither party shall have any further Liability hereunder except for those Liabilities that expressly survive termination of this Agreement. If, on the Closing Date, the condition to Seller’s obligation to consummate the transactions hereunder that is set forth in Section 6.2.4 or 6.2.5 shall not be satisfied or waived in writing by Seller (even if other conditions to Seller’s obligation to consummate shall also not be satisfied or waived), then, as Seller’s sole and exclusive remedy hereunder for such failure of a condition, Seller may terminate this Agreement by providing written notice to the Buyer, in which event the Deposit shall be immediately returned to Buyer and neither party shall have any further Liability hereunder except for those Liabilities that expressly survive termination of this Agreement. Notwithstanding anything in this Section 6.5.2 to the contrary, Seller shall be entitled to exercise its rights and remedies under Section 13.4 or Section 16.2 (subject to any notice and cure rights set forth in Section 13.4 or 16.1, as applicable), as applicable, in the event of a failure of the condition set forth in Section 6.2.3.
ARTICLE VII
ESCROW AND ESCROW INSTRUCTIONS
7.1    Escrow. The Closing shall take place on the Closing Date through the escrow opened by Buyer and Seller with the Letter of Credit Escrow Agent (the “Escrow”). Seller and Buyer shall cause the Escrow to be opened by delivering a fully executed counterpart of each of this Agreement and the Deposit Escrow Agreement to Letter of Credit Escrow Agent. This Agreement, the Deposit Escrow Agreement and any Additional Escrow Instructions and any supplementary instructions from a party’s attorney (subject to Section 7.3 below) shall constitute the instructions of Buyer and Seller with respect to the Escrow.
7.2    Supplementary Instructions. Buyer and Seller hereby authorize their respective attorneys to execute and deliver to the Letter of Credit Escrow Agent any supplementary instructions as may be necessary or convenient to close the transaction contemplated hereby; provided, such supplementary instructions shall be consistent with and merely supplement this Agreement and the Deposit Escrow Agreement, and shall not in any way modify, amend or supersede this Agreement, the Deposit Escrow Agreement or any Additional Escrow Instructions.
7.3    Additional Escrow Instructions. In addition to Section 7.2 above, the Letter of Credit Escrow Agent is hereby authorized to comply with such further written instructions with respect to the transactions described in this Agreement as are fully executed and delivered, in counterparts or in a single executed original, by both Seller and Buyer (“Additional Escrow Instructions”). In the event of a conflict between (i) the supplementary instructions from any of the attorneys and (ii) any provision of this Agreement, the Deposit Escrow Agreement or any Additional Escrow Instructions, the provisions of this Agreement, the Deposit Escrow Agreement and any Additional Escrow

Instructions shall govern.
ARTICLE VIII
DELIVERIES TO ESCROW
8.1    Seller's Deliveries to Escrow Agent. Seller hereby covenants and agrees to deliver or cause to be delivered to the Letter of Credit Escrow Agent (or Buyer if specifically provided below in this Section 8.1) on or before two (2) Business Days prior to the Closing Date (except where a later date is specifically provided below in this Section 8.1) the following instruments and documents:
8.1.1    Deeds. A deed (the “Deeds”) duly executed and acknowledged by the applicable Seller with respect to each Fee Parcel, the execution, delivery and recordation of which shall vest in the Buyer or the applicable Permitted Title Nominee good marketable and insurable fee simple title to such Fee Parcel and Seller’s interest in the Improvements situated thereon, subject only to the Permitted Title Exceptions. The Deeds shall be in the forms attached as Exhibit T hereto. A Tennessee quitclaim deed (i.e., a deed without covenants or warranties) duly executed and acknowledged by GHM I with respect to the “Library Archives Building” as shown on the GHM Site Plan and the parcel of land upon which it is situated.
8.1.2    Ground Lease Assignment. An assignment and assumption of GHM II’s interest in the GHM Ground Lease (the “Ground Lease Assignment”) duly executed and acknowledged by GHM II in recordable form pursuant to which GHM II assigns, transfers and conveys to Buyer or the applicable Permitted Title Nominee, GHM II’s interest in the GHM Ground Lease, free and clear of all liens, encumbrances and adverse claims except the Permitted Title Exceptions. The Ground Lease Assignment shall be in the form of Exhibit U attached hereto.
8.1.3    Anchor Lease Assignments. An assignment and assumption for each Anchor Lease (collectively, the “Anchor Lease Assignments”) duly executed and acknowledged by the applicable Seller in recordable form pursuant to which such Seller assigns, transfers and conveys to the Buyer or the applicable Permitted Title Nominee all right, title and interest of such Seller in and to such Anchor Lease, Tenant Deposits thereunder and the Anchor Building (if applicable), free and clear of all liens, encumbrances and adverse claims except the Permitted Title Exceptions. The Anchor Lease Assignments shall be in the form of Exhibit V attached hereto.
8.1.4    Space Tenant Lease Assignments. An assignment and assumption of the

Space Tenant Leases for each Development (the “Space Tenant Lease Assignments”), duly executed and acknowledged by the applicable Seller in recordable form pursuant to which such Seller assigns, transfer and conveys to the Buyer or the applicable Permitted Title Nominee all right, title and interest of such Seller in and to the Space Tenant Leases and any Tenant Deposits thereunder for such Development, free and clear of all liens, encumbrances and adverse claims except the Permitted Title Exceptions. The Space Tenant Lease Assignments shall be in the form of Exhibit W attached hereto.
8.1.5    Memoranda of Assignment. Memoranda of assignment (in recordable form) evidencing the assignment from the applicable Seller to the Buyer or the applicable Permitted Title Nominee of all previously recorded Tenant Leases that remain in effect.
8.1.6    Estoppels. Originals (or copies to the extent originals have not been received by the Seller or the Property Manager) of the Major Tenant Estoppels, the Space Tenant Estoppel Certificates, the REA Estoppel Certificate, the Development Agreement Estoppel Certificates, the Ground Lease Estoppel Certificate and the Seller Estoppels delivered in satisfaction of the conditions set forth in Section 6.1.
8.1.7    Bills of Sale. A bill of sale for each Development (the “Bills of Sale”), duly executed by the applicable Seller, transferring, assigning and conveying to the Buyer or the applicable Permitted Title Nominee such Seller’s interest in the owned Tangible Personal Property for such Development free and clear of all liens other than Permitted Title Exceptions. The Bills of Sale shall be in the form of Exhibit X attached hereto.
8.1.8    General Assignment. An assignment and assumption for each Development (the “General Assignments”), duly executed by the applicable Seller, assigning, transferring and conveying to the Buyer or the applicable Permitted Title Nominee such Seller’s interest in (a) any Service Contracts for such Development that Buyer has elected or is required to assume pursuant to Section 4.5, (b) all Licenses and Permits for such Development (if and to the extent assignable by Seller without any Liability to Seller), (c) all Warranties for such Development (if and to the extent assignable by Seller without any Liability to Seller), (d) the Redevelopment Agreements for such Development (if any), (e) the Dillard’s REA (if applicable), (f) the Personal Property Leases for such Development, (g) any New Construction Contracts for such Development, (h) Seller’s rights (but not obligations) under the Construction Contracts, and (i) any Intangible Personal Property for such Development free and clear of all liens other than liens created by the Permitted Title Exceptions. The General Assignments shall be in the form of Exhibit Y attached hereto. Notwithstanding anything herein to the contrary, (i) Seller shall retain all of its right, title and interest in, and complete control over all matters (including prosecution of claims) related to, the Excluded Personal Property, and (ii) at the request of Seller, Buyer shall assign its rights under the Construction Contracts back to Seller temporarily as and to the extent such rights are necessary or desirable to defend any claim against Seller related to its obligations under the Construction Contracts.
8.1.9    Loan Assumption Documents. The Loan Assumption Documents, duly executed by Seller and the First Mortgage Lenders or First Mortgage Loan Servicers, as applicable.
8.1.10    Non‑Foreign Certifications. A certification duly executed by each Seller in the form of Exhibit Z attached hereto and a California equivalent form, California Form 593‑C, duly executed by GSPE and EPLC.
8.1.11    Closing Statement. A counterpart copy of the closing statement for each Development, dated as of the Closing Date, duly executed by each applicable Seller (the “Closing Statement”) and cash in the amount due from Seller thereunder (if any).
8.1.12    Bring-Down Certificate. A certificate, dated as of the Closing Date, duly executed by Seller and certifying that the Seller Warranties contained in this Agreement (a) that are not qualified by materiality, are true and correct in all material respects as of the Closing Date as if made on the Closing Date or, with respect to such representations and warranties that expressly speak only as of a specific date or time, are true and correct in all material respects as of such specified date or time, and (b) that are qualified by materiality, are true and correct as of the Closing Date as if made on the Closing Date or, with respect to such representations and warranties that expressly speak only as of a specific date or time, are true and correct as of such specified date or time; provided, however, that the representation set forth in clause (ii) of Section 12.3.4 that expressly speaks as of September 1, 2011, shall be true and correct in all material respects as of the first day of the month in which the Closing occurs.
8.1.13    Proof of Authority. Such proof of the authority and authorization of Seller to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individuals executing and/or delivering any instruments, documents, assignments or certificates on behalf of Seller, as reasonably may be required by Buyer or the Title Company.
8.1.14    Investment Certificate. The Investment Certificate duly executed by Seller, Davis Street, and the Unit Recipients.
8.1.15    Put Agreement. The Put Agreement duly executed by the Unit Recipients.
8.1.16    Tax Indemnification Agreement. The Tax Indemnification Agreement duly executed by the Unit Recipients.
8.1.17     Management Agreement Terminations. A termination of management agreement for each Development duly executed by the Property Manager and the applicable Seller including a waiver by Property Manager of all leasing commissions owed to Property Manager.
8.1.18    Notification Letters. A letter to each Tenant, each party to an REA, each party to a Personal Property Lease, each party to a Redevelopment Agreement, and each party to a Service Contract which has been assigned to Buyer, duly executed by the applicable Seller and dated as of the Closing Date, in the form to be provided by Buyer.
8.1.19    Seller Letter of Credit or Cash. Either (a) the original of the Seller Letter of Credit and the Letter of Credit Escrow Agreement duly executed by Seller or (b) Five Million Six Hundred Thousand Dollars ($5,600,000) in cash and the Cash Escrow Agreement duly executed by Seller. The election to deliver the items set forth in clause (a) above or the items set forth in clause (b) above shall be made by Seller in its sole discretion at least ten (10) Business Days prior to Closing.
8.1.20    Affidavits. A customary title affidavit and indemnity in a form acceptable to the Title Company and sufficient to (i) remove the so-called mechanics’ lien and parties in possession exceptions from the Title Policies (other than the Tenants in possession), (ii) remove or modify the other standard exceptions to the extent requested in Buyer’s Title Notice and accepted by Seller in Seller’s Title Notice (except to the extent such standard exceptions cannot be removed or modified, as applicable, in the state where the applicable Development is located) and (iii) sufficient to enable the Title Company to insure the so-called “gap period”.
8.1.21    Personal Property. Promptly following the Closing, possession of the

Tangible Personal Property, including the Books and Records and the Plans and Specifications, shall be provided to Buyer.
8.1.22    Opinion of Ropes & Gray. An opinion of Ropes & Gray LLP, in form and substance reasonably satisfactory to the Buyer, as to the due formation, valid existence and good standing of each Seller and the due authorization, execution and delivery of this Agreement by each Seller.
8.1.23    Documents. On or before the date that is five (5) Business Days after the Closing Date, to the extent not previously provided to Buyer, originals (where available) of the following documents:

(a)	All Tenant Leases.

(b)	The GHM Ground Lease

(c)	All Service Contracts that Buyer has elected or is required to assume pursuant to Section 4.5.

(d)	All Licenses and Permits evidenced by a written document or instrument to the extent in the possession of, or under the control of, Seller or Property Manager.

(e)	All documents or instruments evidencing the Warranties to the extent in the possession of, or under the control of, Seller or Property Manager.

(f)	All documents or instruments evidencing any Intangible Personal Property to the extent in the possession of, or under the control of, Seller or Property Manager.

(g)	All other agreements, contracts or undertakings with respect to which Buyer has assumed any obligation to the extent in the possession of, or under the control of, Seller or Property Manager.
8.1.24    Insurance Certificate. The certificate or certificates of insurance naming Buyer and each applicable Permitted Title Nominee as additional insureds under Seller’s existing commercial general liability insurance policy for each Development, as required pursuant to Section 5.2.4.
8.2    Deliveries by Buyer to Escrow Agent. Buyer hereby covenants and agrees to deliver or cause to be delivered to the Letter of Credit Escrow Agent (or another party if specifically provided below in this Section 8.2) on or before two (2) Business Days prior to the Closing Date (except where a later date is specifically provided below in this Section 8.2) the following funds, instruments and documents:
8.2.1    Documents. The following funds, documents and instruments, each duly executed by Buyer, a Permitted Title Nominee, or TCI, as applicable:

(a)	the Certificate of Units evidencing the issuance of the Exchange Units to the Unit Recipients;

(b)	the certificates evidencing the issuance of the TCI Preferred Stock, if applicable, to the Unit Recipients;

(c)	a copy of the Continuing Offer, certified by TCI as being true, correct and complete;

(d)	a counterpart copy of the Tax Indemnification Agreement duly executed by Buyer;

(e)	the TCI Designation duly executed by TCI;

(f)	a certificate of good standing with respect to each of TCI and Buyer;

(g)	a counterpart copy of the Put Agreement duly executed by Buyer;

(h)	the Transfer Determination required by Section 3.1.2;

(i)
the Eighth Amendment to the Second Amendment and Restatement of Agreement of Limited Partnership of the Taubman Realty Group Limited Partnership attached as Exhibit AA duly by TCI, TG Partners Limited Partnership and Taub-Co Management, Inc. (the “Eighth Amendment to Partnership Agreement”);

(j)	a counterpart copy of the Ground Lease Assignment duly executed by Buyer or the applicable Permitted Title Nominee;

(k)	a counterpart copy of the Anchor Lease Assignments each duly executed by Buyer or the applicable Permitted Title Nominee;

(l)	a counterpart copy of the Space Tenant Lease Assignments each duly executed by Buyer or the applicable Permitted Title Nominee;

(m)	a counterpart copy of the General Assignments each duly executed by Buyer or the applicable Permitted Title Nominee;

(n)	a counterpart of each Loan Assumption Document requiring Buyer’s and/or a Permitted Title Nominee’s signature duly executed by Buyer and/or the applicable Permitted Title Nominee, as applicable;

(o)
a counterpart copy of each Closing Statement duly executed by Buyer and the applicable Permitted Title Nominee and cash in the amount due from Buyer (or the Permitted Title Nominees) thereunder (if any);

(p)	a counterpart copy of the Letter of Credit Escrow Agreement or Cash Escrow Agreement, as applicable, duly executed by Buyer;

(q)
a certificate, dated as of the Closing Date, duly executed by Buyer and certifying that each and every warranty and representation made by Buyer in this Agreement (a) that is not qualified by materiality, is true and correct in all material respects as of the Closing Date as if made on the Closing Date other than such representations and warranties that expressly speak only as of a specific date or time, which will be true and correct in all material respects as of such specified date or time and (b) that is qualified by materiality, is true and correct as of the Closing Date as if made on the Closing Date other than such representations and warranties that expressly speak only as of a specific date or time, which will be true and correct as of such specified date or time;

(r)
such proof of the authority and authorization of Buyer and each Permitted Title Nominee to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individuals executing and/or delivering any instruments, documents, assignments or certificates on behalf of

Buyer or any Permitted Title Nominee, as reasonably may be required by Seller or the Title Company; and

(s)
a certificate of Buyer signed by an authorized officer certifying that all appropriate partnership actions have been taken and all necessary partnership approvals and authorizations have been obtained to give effect to the Continuing Offer described in Section 3.2.

8.2.2    Installment Note Portion. The original Installment Notes signed by Buyer and the original of the Buyer Letters of Credit, in each case, meeting the requirements of Section 3.1.1, which shall be delivered to Seller’s counsel on or before two (2) Business Days prior to the Closing Date provided that Seller’s counsel has executed an escrow agreement reasonably acceptable to Buyer.
8.2.3    Legal Opinion. The following opinions of Honigman, Miller, Schwartz and Cohn LLP: (i) an opinion substantially in conformance with the form of opinion attached hereto as Exhibit FF attached hereto, and (ii) an opinion, in form and substance reasonably satisfactory to Seller, as to the due formation, valid existence and good standing of Buyer and the due authorization, execution and delivery of this Agreement by Buyer.
8.3    Possession of Real Property. As of the Closing, Seller shall deliver possession of the Fee Parcels, GHM Ground Lease Parcel and Improvements to Buyer, subject only to Permitted Title Exceptions, including all keys and entrance cards to all of the entrance doors and all parking passes to the Improvements (not held by the Tenants) and keys to any Tangible Personal Property requiring same, which keys shall be properly tagged for identification.
ARTICLE IX
PUBLIC DISCLOSURE
9.1    Public Disclosure. Subject to Section 9.2 hereof, from and after the date of this Agreement, neither Buyer nor Seller shall disclose the terms of this transaction, either before or after Closing, except that this general prohibition shall not prevent (a) Seller and Buyer from releasing a press release concerning the sale of the Property, provided that such press release shall contain only an identification of the Real Property, the names of the Seller, Davis Street, and Buyer, the Closing Date and the Exchange Consideration and customary quotes usually included in a press release of this nature and is approved in advance by Seller and Buyer, (b) either party from disclosing any information with respect to the transaction contemplated herein, any matters set forth in this Agreement, or any of the terms and provisions of this Agreement if and to the extent that such disclosure is required by applicable law or a court or other binding order or by applicable administrative rule or regulation or order of any regulatory or supervisory agency or authority with competent jurisdiction over such matter, (c) Seller or Buyer from disclosing any information with respect to the transaction contemplated herein, any matters set forth in this Agreement, or any of the terms and provisions of this Agreement to any of their respective, current, or prospective lenders, members, officers, directors, trustees, employees, consultants, counsel, surveyors, accountants, investors, insurers (including title insurers) advisors, agents, representatives, partners and/or shareholders (and any of the respective lenders, members, officers, directors, trustees, employees, consultants, counsel, surveyors, accountants, investors, insurers (including title insurers) advisors, agents, representatives, partners and/or shareholders of any of such parties); provided that all of the foregoing are advised of the confidential nature of such information, matters, terms and provisions, or (d) subject to Section 9.2, Seller, Buyer and/or any Affiliate of Seller or Buyer of any tier making any public statement, filing or other disclosure which any of them reasonably believes to be required or desirable under applicable securities laws or New York Stock Exchange regulations. No provision of this Section 9.1 will be construed to prohibit (i) subject to Section 9.2, disclosures to appropriate authorities of such information as may be legally required for federal securities, tax, accounting, or other reporting purposes, (ii) confidential disclosures to Affiliates of either Seller or Buyer, (iii) disclosures required in connection with legal proceedings to enforce the terms and provisions of this Agreement, (iv) disclosures by Seller in connection with the satisfaction of any condition precedent to the Closing, and (v) disclosures of matters of which there is public knowledge other than as a result of disclosures made in breach hereof.
9.2    Permitted Disclosures. Seller acknowledges and agrees that Buyer will be permitted to fully comply with all reporting requirements under applicable securities laws with respect to the transactions subject to this Agreement, including, but not limited to, the following certain reporting requirements: (a) the filing of a Form 8-K with the SEC upon the execution of this Agreement, which filing shall be substantially in the form attached as Exhibit BB hereto and shall include, but not be limited to, the date on which this Agreement was entered into, the identities of the parties hereto, and a brief description of the terms and conditions of this Agreement that are material, (b) at the time of the first Form 10-Q, Form 10-K or Registration Statement to be filed with the SEC after the date of this Agreement, a filing of an entire fully-executed copy of this Agreement, (c) upon the Closing, a filing that includes, but is not limited to, the date of completion of the transactions subject to this Agreement, a brief description of the assets involved, the identity of the parties from whom the assets were acquired, and the nature and amount of the acquisition consideration given, and (d) within approximately seventy-five (75) days after Closing, the filing of an audited 2010 specialized income statement, an unaudited 2011 year-to-date specialized income statement of the Developments, historical balance sheet and income statements showing the pro forma impact of the acquisitions on TCI’s balance sheet and income statement (which includes, but is not limited to, a presentation of the revenues, expenses, and NOIs of the Developments, the acquisition prices and sources of capital for the acquisition). Notwithstanding anything in Section 9.1 or this Section 9.2 to the contrary, (i) Buyer shall use reasonable efforts to coordinate all filings made prior to the Closing with Seller so that Seller can contact appropriate parties prior to such filings being made, and (ii) except as may be required by a change of law after the date of this Agreement or in connection with the performance of the obligations of Buyer under Article III or as required by the SEC, in no event shall any filings or other disclosure disclose the identity of any direct or indirect member or other equity interest holder in Seller (other than Davis Street) or the allocation of the Exchange Consideration among such members and other equity interest holders.
9.3    Tax Disclosure. Notwithstanding any other provision in this Agreement, each party (and its representatives, agents, and employees) may consult any tax advisor regarding the tax treatment and tax structure of the transaction and may disclose to any Person, without limitation, the tax treatment and tax structure of the transaction and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure.
9.4    Survival. The provisions of this Article IX shall survive the Closing or termination of this Agreement (whichever shall occur) without restriction or limitation.
ARTICLE X
CLOSING; CLOSING COSTS
10.1    Closing. The Closing shall occur on the Closing Date at the offices of the Letter of Credit Escrow Agent (or such other location as may be mutually designated in writing by Seller and Buyer) upon the full and complete satisfaction or Buyer's written waiver of the conditions set forth in Section 6.1 above and the full and complete satisfaction or Seller's written waiver of the conditions set forth in Section 6.2 above; provided, however, the fact Buyer and/or Seller elects to close notwithstanding the fact that any conditions to Closing remain unsatisfied, shall not be deemed to preclude or affect such party from exercising any of its post-closing rights or remedies in accordance with and subject to the terms, conditions and limitations expressly set forth in this Agreement. The Closing and delivery of documents and the Exchange Consideration and disbursement of funds in connection with the Closing shall take place simultaneously by means of a so-called “New York style closing”. For purposes hereof, a “New York style closing” shall be a closing with the concurrent delivery of the documents of title, transfer of interests, payment of the Exchange Consideration, and delivery of the Title Policy (or in lieu thereof, it shall be sufficient that the Title Company be unconditionally committed to deliver and issue the Title Policy to Buyer with Buyer being insured under the Title Policy as of the Closing Date as required hereunder). Accordingly, on the Closing Date, subject to and in accordance with the terms of this Agreement, Letter of Credit Escrow Agent and any other parties holding any portion of the Exchange Consideration in escrow are hereby authorized and directed to, and such parties shall, promptly disburse all funds deposited with the Letter of Credit Escrow Agent, disburse the Exchange Consideration to Seller or as directed by Seller, and deliver to Seller or Buyer or submit for recording, as applicable, all documents delivered to the Letter of Credit Escrow Agent, provided such parties receive written direction from Seller and Buyer to do so. If all of the conditions precedent to a party’s obligation to consummate the Closing are not satisfied or waived by the Closing Date, then such party may terminate this Agreement in accordance with Article VI.
10.2    Closing Costs. Seller shall pay (a) 50% of all title insurance costs including the published standard premium for the base Title Policies, extended coverage amounts, and the costs of all endorsements (except for the costs of any endorsements obtained by Seller and approved by Buyer to cure any Title Objections that Seller has elected to Cure in Seller’s Title Notice, which shall be paid 100% by Seller), (b) all documentary transfer taxes, all other transfer taxes and/or stamp taxes imposed by the Authorities in California in connection with the transactions contemplated in this Agreement, (c) 50% of all documentary transfer taxes, all other transfer taxes and/or stamp taxes imposed by the Authorities in Tennessee in connection with the transactions contemplated in this Agreement, (d) 50% of all Loan Assumption Costs (e) all legal and professional fees and fees of other consultants incurred by Seller, (f) 50% of all costs and expenses and fees of the Issuing Bank in connection with obtaining the Buyer Letters of Credit, and (g) one‑half (1/2) of all escrow fees and escrow costs. Buyer shall pay (i) 50% of all title insurance costs including the published standard premium for the base Title Policies, extended coverage amounts, and the costs of all endorsements (except for the costs of any endorsements obtained by Seller and approved by Buyer to cure any Title Objections that Seller has elected to Cure in Seller’s Title Notice, which shall be paid 100% by Seller), (ii) the cost of the Updated Surveys; (iii) 50% of all documentary transfer taxes, all other transfer taxes and/or stamp taxes imposed by the Authorities in Tennessee in connection with the transactions contemplated in this Agreement; (iv) except as provided in clause (d) and (f) above, all costs, expenses and fees related to any financing procured by Buyer in connection with the transactions herein contemplated, (v) 50% of all Loan Assumption Costs, (vi) all costs of the Investigations, including fees due Buyer’s consultants and attorneys, (vii) recording costs; (viii) all legal and professional fees and fees of other consultants incurred by Buyer, (ix) all taxes payable on the transfer of the Tangible Personal Property and Intangible Personal Property to Buyer, (x) 50% of all costs and expenses and fees of the Issuing Bank in connection with obtaining the Buyer Letters of Credit, and (xi) one‑half (1/2) of all escrow fees and escrow costs. Any other closing costs and expenses shall be allocated between Buyer and Seller in accordance with the customary practice of the county where the applicable Development is located. Seller’s and Buyer’s closing costs will be funded in cash at Closing and will not be an adjustment to or otherwise reduce or increase the Exchange Consideration as provided for in Section 3.1 hereof.
10.3    Option to Extend the Closing Date. Without limiting any other rights a party hereto has to extend the Closing Date pursuant to the express terms and provisions of this Agreement, each of Buyer and Seller shall have a one-time option to extend the Closing Date to any Business Day that occurs on or before the date that is five (5) Business Days after the original Closing Date. To exercise such one-time option to extend the Closing Date, the exercising party must provide written notice thereof to the non-exercising party on or before the original Closing Date.
ARTICLE XI
PRORATIONS
11.1    General. All Rentals, revenues and other income of the Property, if any, and all utilities, real estate taxes, assessments, maintenance charges and other regular operating expenses of the Property, if any, shall be paid or shall be prorated between Buyer and Seller as of the Proration Date in accordance with the provisions set forth below in this Article XI, on a Development by Development basis. In each proration below, the portion thereof applicable to the period before the Proration Date benefits or is the obligation of Seller and the portion thereof applicable to the period from and after the Proration Date benefits or is the obligation of Buyer. Prorations shall be calculated on the basis of a 365-day year. Any payment of prorations by Buyer or Seller will not be made by way of an adjustment to the Exchange Consideration or otherwise be considered additional Exchange Consideration as provided for in Section 3.1 hereof.
11.1.1    Collected Base Rent; Delinquent Amounts. All collected Base Rent for the month of Closing under Tenant Leases in effect on the Closing Date shall be prorated as of the Proration Date. Buyer shall be credited with any Base Rent collected by Seller before the Proration Date but applicable to any period of time from and after the Proration Date. Uncollected Base Rent shall not be prorated on the Closing Date. Any such amounts received by Seller after the Closing Date shall be delivered to Buyer within ten (10) days of Seller’s receipt and Buyer shall apply Base Rent collected by Buyer after the Closing Date (including amounts delivered by Seller) first to such amounts then owing to Buyer for its period of ownership and to late charges and those reasonable attorney fees incurred by Buyer in collecting said amounts, then to Seller for amounts past due and pertaining to the period prior to the Proration Date.
11.1.2    Operating Expenses and Tenant Reimbursement of Operating Expenses. Tenant reimbursements of Operating Expenses shall be adjusted as of the Proration Date as specified in this Section 11.1.2. All interim tenant reimbursements received by Seller for Operating Expenses pertaining to the period before the month in which the Closing occurs shall be retained by Seller until year-end adjustment and determination of Seller’s and Buyer’s allocable share thereof. All interim tenant reimbursements received by Buyer for Operating Expenses pertaining to the period after the month in which the Closing occurs shall be retained by Buyer until year-end adjustment and determination of Seller’s and Buyer’s allocable share thereof. Tenant reimbursements actually received for Operating Expenses for the month in which the Closing occurs shall be prorated as of the Proration Date. Upon final determination of Operating Expenses and tenant reimbursements for Operating Expenses owed by the Tenants under their Tenant Leases for the lease year in which the Closing Date occurs, Seller and Buyer shall adjust between themselves amounts owed for such lease year on account of the variance between Operating Expenses incurred by Seller and Buyer and tenant reimbursements for Operating Expenses, and Seller’s allocable share of such variances between Operating Expenses and tenant reimbursements for Operating Expenses shall be equal to an amount determined by multiplying the total variance between Operating Expenses and tenant reimbursements for Operating Expenses by the fraction whose numerator is the number of days in such lease year on or before the Proration Date, and whose denominator is the total number of days in such lease year. Prior to such adjustment between Seller and Buyer, at the end of the lease year for each Tenant Lease for which tenant reimbursements for Operating Expenses are due, Buyer shall bill or credit Tenants any amount due. Those Operating Expenses being paid directly by Tenants or others shall not be adjusted. Buyer shall have the right to conduct and administer the year-end tenant reconciliations with Tenants pertaining to Operating Expenses and real estate taxes and assessments, provided that Seller shall cooperate with Buyer in preparing such year-end reconciliations in all reasonable respects requested by Buyer, including, without limitation, the furnishing of all necessary expense and tenant payment information pertaining to the period before Closing to enable Buyer to properly calculate the amounts payable to or from the Tenants.
11.1.3    Taxes and Assessments.
(1)    GHM. Real estate taxes and assessments imposed by any Authority (which shall be deemed to include any special assessments, which shall be calculated based on the longest permitted payment period) for the GHM Development with respect to the year of Closing (“GHM Property Taxes”) shall be prorated as of the Proration Date as specified in this Section 11.1.3. All interim tenant reimbursements received by Seller for real estate taxes and assessments for the GHM Development shall be retained by Seller until the final adjustment and determination of Seller’s and Buyer’s allocable share thereof. All interim tenant reimbursements received by Buyer for real estate taxes and assessments for the GHM Development shall be retained by Buyer until the final adjustment and determination of Seller’s and Buyer’s allocable share thereof. Seller shall credit Buyer at Closing with an amount equal to (a)(i) total unpaid GHM Property Taxes multiplied by a fraction whose numerator is the number of days in such year before the Proration Date and whose denominator is the total number of days in such year, less (ii) with respect to Tenant Leases that provide for reimbursement of GHM Property Taxes on an annual or semi-annual basis, the unpaid amount to be reimbursed by Tenants under such Tenant Leases for GHM Property Taxes multiplied by a fraction whose numerator is the number of days in the applicable period to which such reimbursement obligation applies before the Proration Date and whose denominator is the total number of days in such period, plus (b) any unpaid real estate taxes and assessments imposed by any Authority (which shall be deemed to include any special assessments, which shall be calculated based on the longest permitted payment period) for the GHM Development during the year immediately prior to the year of Closing, if any. Upon Closing, Buyer shall be responsible for the payment of all real estate taxes and assessments for which it receives a credit pursuant to this Section 11.1.3(1). The parties shall reasonably cooperate with each other in any efforts to obtain a reduction in real estate taxes assessed against the GHM Development. All refunds or tax savings relating to real estate taxes, after crediting any portion thereof due Tenants, (x) shall inure to the benefit of Seller to the extent such refunds or tax savings relate to any period prior to the year in which Closing occurs, (y) shall inure to the benefit of Buyer to the extent such refunds or tax savings relate to any period after the year in which the Closing occurs, and (z) shall be prorated between Seller and Buyer as of the Proration Date if applicable to the year in which the Closing occurs; provided, however, that prior to any such allocation or proration between Seller and Buyer, such refunds or tax savings shall be reduced by the amount of the legal and consulting fees actually incurred by Seller or Buyer in connection with obtaining such refunds and tax savings. All such real estate taxes and assessments shall be reprorated by Seller and Buyer upon (i) the issuance of the final tax bills for the year or years in question and (ii) reconciliation of the amounts owed by Tenants for any “true up” of amounts credited to or due from the Tenants for such real estate taxes and assessments. Seller and Buyer shall adjust between themselves amounts owed by Seller and Buyer for the year or years in question on account of the variance between tenant reimbursements paid for such taxes and assessments and such taxes and assessments payable in such year, and Seller’s allocable share of such variance shall be equal to an amount determined by multiplying the total variance by the fraction whose numerator is the number of days in such year before the Proration Date, and whose denominator is the total number of days in such year. Any additional taxes or assessments relating to the tax year in which the Closing occurs or prior years arising out of a change in the use of the Property after Closing or a change in ownership as a result of Closing shall be assumed by Buyer effective as of the Closing Date and paid by Buyer when due and payable. Buyer will indemnify, defend (with counsel reasonably acceptable to Seller), and hold harmless Seller from and against all Liabilities asserted against, resulting to, imposed upon, or incurred by Seller as a result of any and all such taxes and/or assessments, which indemnification obligation shall survive the Closing.
(2)    GOEP AND EPV. Real estate taxes and assessments imposed by any Authority (which, subject to Section 18.20, shall be deemed to include each of the following regardless of when levied or imposed: (i) any special assessments, which shall be calculated based on the longest permitted payment period, (ii) escape assessments, (iii) supplemental assessments, and (iv) other assessments, reimbursements or payments which are payable as special taxes or reimbursements to the tax collector or to any district) for either of the GOEP or EPV Developments (collectively “California Property Taxes” and each a "California Property Tax") shall be prorated as of the Proration Date as specified in this Section 11.1.3(2), whether or not paid or unpaid, with Seller being responsible for all such California Property Taxes allocable to the period of Seller’s ownership up to and including the Proration Date, and Buyer being responsible for all such California Property Taxes allocable to the period after the Proration Date. All Tenant payments or reimbursements received by Seller for such California Property Taxes shall be retained by Seller until the final adjustment and determination of Seller’s and Buyer’s allocable share thereof. All Tenant payments or reimbursements received by Buyer for such California Property Taxes shall be retained by Buyer until the final adjustment and determination of Seller’s and Buyer’s allocable share thereof. Seller shall credit Buyer at Closing for each of the GOEP and EPV Developments, respectively, with an amount equal to the following, computed separately for each California Property Tax for each such Development: (a) the total unpaid California Property Tax for such Development for the period in which the Closing occurs multiplied by a fraction whose numerator is the number of days, prior to the Closing Date, for which the California Property Tax in question is assessed and whose denominator is the total number of days for which the California Property Tax in question is assessed, less (b) with respect to Tenant Leases in such Development that provide for payment or reimbursement of such California Property Tax on such Development on an annual or semi-annual basis, the amount to be paid or reimbursed by Tenants under such Tenant Leases for such California Property Tax multiplied by a fraction whose numerator is the number of days, prior to the Closing Date, for which the California Property Tax in question is assessed and whose denominator is the total number of days for which the California Property Tax in question is assessed. Upon Closing, Buyer shall be responsible for the payment of all California Property Taxes for which it receives a credit pursuant to this Section 11.1.3(2). Buyer shall credit Seller at Closing for each of the GOEP and EPV Developments, respectively, with an amount equal to the following, computed separately for each California Property Tax for each such Development: (a) the total paid California Property Tax for such Development for the period in which the Closing occurs multiplied by a fraction whose numerator is the number of days after the Closing Date for which the California Property Tax in question is assessed and whose denominator is the total number of days for which the California Property Tax in question is assessed, less (b) with respect to Tenant Leases in such Development that provide for payment or reimbursement of such California Property Tax on such Development on an annual or semi-annual basis, the amount to be paid or reimbursed by Tenants under such Tenant Leases for such California Property Tax multiplied by a fraction whose numerator is the number of days after the Closing Date for which the California Property Tax in question is assessed and whose denominator is the total number of days for which the California Property Tax in question is assessed. The parties shall reasonably cooperate with each other in any efforts to obtain a reduction in California Property Taxes assessed against the GOEP or EPV Development. All refunds or tax savings relating to such California Property Taxes, after crediting any portion thereof due Tenants, (x) shall inure to the benefit of Seller to the extent such refunds or tax savings relate to any period prior to the year in which Closing occurs, (y) shall inure to the benefit of Buyer to the extent such refunds or tax savings relate to any period after the year in which the Closing occurs, and (z) shall be prorated between Seller and Buyer as of the Proration Date if applicable to the year in which the Closing occurs; provided, however, that prior to any such allocation or proration between Seller and Buyer, such refunds or tax savings shall be reduced by the amount of the legal and consulting fees actually incurred by Seller or Buyer in connection with obtaining such refunds and tax savings. All such California Property Taxes for each of the

GOEP and EPV Developments, respectively, shall be reprorated by Seller and Buyer upon (A) the issuance of the final tax bills for the Development in question for the period or periods in question and (B) reconciliation of the amounts owed or payable by Tenants of such Development for any “true up” of amounts credited to or due from the Tenants for such California Property Taxes. Seller and Buyer shall adjust between themselves amounts owed by Seller and Buyer for the period or periods in question on account of the occurrence of either or both of the following: (i) any bill, statement, levy, escape assessment or supplemental assessment is received after the Closing Date and the amount payable thereunder is allocable, in whole or in part to any period prior to the Closing Date; or (ii) there is a variance between Tenant payments or reimbursements for such California Property Taxes for such Development and the actual amounts of such California Property Taxes for such Development allocable to such period that Tenants are obligated to pay. Seller shall be responsible for the portion or all of such the California Property Taxes as are allocable to the period of Seller’s ownership up to and including the Proration Date, and Buyer shall be responsible for the portion or all of the California Property Taxes as are allocable to the period after the Proration Date, in each case after taking into account Tenant payments or reimbursements on account thereof.
        (3) Indemnification. Subject to Section 18.20, each of the Seller and Buyer (in such capacity the "Tax Indemnitor") shall indemnify, defend and hold harmless the other (the "Tax Indemnitee") from and against all Liabilities asserted against, resulting to, imposed upon, or incurred by the Tax Indemnitee as a result of the Tax Indemnitor's failure to timely pay its allocable share of any tax, assessment or California Property Tax which was due or which becomes due during its period of ownership, to report any event occurring during its period of ownership giving rise to reassessment or to file any required notification pertaining thereto.
(4) Survival. Notwithstanding any provision of this Agreement to the contrary, the provisions of this Section 11.1.3 shall survive the Closing and the recordation of any documents contemplated herein until the date that is thirty-six months after the Closing Date.
11.1.4    Leasing Commissions and Cost of Tenant Finish. At or prior to the Closing, Seller shall pay all leasing commissions, tenant allowances and costs of tenant improvements or finish work with respect to any Tenant Leases, expansions and renewals which are due and payable on or prior to the Closing Date. Buyer shall receive a credit at Closing for the leasing commissions, tenant allowances and costs of tenant improvements or finish work set forth on the list previously provided by Seller to Buyer to the extent the same remain unpaid at Closing. Other than leasing commissions due to Davis Street or Affiliates of Davis Street, Buyer shall be responsible for paying, and at Closing shall assume Seller’s obligation to pay, all leasing commissions, tenant allowances and costs of tenant improvements or finish work with respect to (i) all leases, expansions and renewals which are entered into after the date of this Agreement, provided that, with respect to leases, expansions and renewals entered into after the date of this Agreement that are set forth on the list previously provided by Seller to Buyer, Buyer shall only be responsible for paying those leasing commissions, tenant allowances and costs of tenant improvements or finish work for which Buyer receives a credit at Closing, and (ii) the Mastro’s Lease. If any of the obligations to be assumed by Buyer under this Section 11.1.4 are paid in whole or in part by Seller on or prior to the Closing Date, Seller shall receive a credit at Closing in the amount of such payment.
11.1.5    Tenant Deposits. All Tenant Deposits actually received by Seller, Property Manager or any predecessor owner of the Property (and interest thereon if required by law or contract to be earned thereon) and not theretofore applied to tenant obligations under the Tenant Leases, including all Tenant Deposits held in the form of a letter of credit, shall be transferred or credited to Buyer at Closing or placed in escrow if required by law. A schedule of such Tenant Deposits in effect as of the date of this Agreement is attached hereto as Schedule 11.1.5. As of the Closing, Buyer shall assume Seller’s obligations related to all Tenant Deposits, except to the extent any of the same shall not have been transferred or credited to Buyer in accordance with the immediately preceding sentence. Buyer will indemnify, defend (with counsel reasonably acceptable to Seller), and hold Seller harmless from and against all Liabilities asserted against, resulting to, imposed upon, or incurred by Seller as a result of claims or demands made by Tenants with respect to any Tenant Deposits for which Buyer is assuming the obligations therefor as provided above, which indemnification obligation shall survive the Closing.
11.1.6    Utilities. Buyer shall use commercially reasonable efforts to effectuate the transfer of all utilities (other than utilities metered to and paid directly by Tenants) to its name as of the Closing Date, and where necessary, post deposits with the utility companies so that Seller has no obligation after the Closing Date to keep utilities in its name. Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing Date.

11.1.7    Insurance. The fire, hazard, and other insurance policies relating to the Property shall not, under any circumstances, be assigned to Buyer (except as expressly provided under Section 14.2 below). All unearned premiums for fire and any additional hazard insurance premium or other insurance policy premiums with respect to the Property shall be retained by Seller.
11.1.8    Percentage Rentals. Percentage Rentals shall be separately prorated under each Tenant Lease on the basis of the fiscal year set forth in each Tenant Lease for the payment of Percentage Rentals. All interim Percentage Rental payments made before the Closing Date shall be retained by Seller until year-end adjustment and determination of Seller’s allocable share thereof, except that interim payments received by either party for the month in which the Closing Date occurs shall be prorated as between Seller and Buyer as of the Proration Date, and the party receiving the interim payment shall remit to (if received after the Closing Date) or credit (if received on or before the Closing Date) the other party its proportionate share, if any. All amounts received by Buyer after the Closing Date as interim payments of Percentage Rentals shall be retained by Buyer until year-end adjustment and determination of Seller’s allocable share thereof. Upon final determination of Percentage Rentals owed by a Tenant under its Tenant Lease for the fiscal year under that Tenant Lease in which the Closing Date occurs, Seller and Buyer shall adjust between themselves amounts owed for such fiscal year on account of Percentage Rentals, and Seller’s allocable share of such Percentage Rentals shall be equal to an amount determined by multiplying total Percentage Rentals owed by the fraction whose numerator is the number of days in such fiscal year on or before the Closing Date, and whose denominator is the total number of days in such fiscal year. Prior to such adjustment between Seller and Buyer, at the end of the fiscal year for each Tenant Lease for which Percentage Rentals are due, Buyer shall bill or credit Tenants any amount due. To the extent received by Buyer under the applicable Tenant Lease, Buyer shall furnish Seller with financial statements indicating the sales and Percentage Rental figures for each Tenant for all relevant periods. Within thirty (30) days after collection, Buyer shall remit to Seller its allocable share, less interim payments previously retained by Seller, if any. If Seller has retained amounts in excess of its allocable share, Seller shall, within thirty (30) days after written notice from Buyer of the excess owed Buyer, remit such excess to Buyer. Any Percentage Rentals with respect to Tenant Leases terminated before the Closing Date shall belong entirely to Seller, and

Buyer shall remit to Seller all payments made to Buyer after the Closing Date on account of such Percentage Rentals. Any Percentage Rentals with respect to Tenant Leases commencing on or after the Closing Date shall belong entirely to Buyer.
11.1.9    Final Adjustments After Closing. If final prorations for those items addressed herein cannot be made on the Closing Date, then Buyer and Seller agree to allocate such items with respect to their respective period of ownership as soon as invoices, bills or other information sufficient to make such prorations are available, but with such final adjustment(s) to be made no later than thirty (30) days following Buyer’s reconciliation with the Tenants of the Tenants’ obligations for such amounts, which reconciliation with the Tenants shall be completed no later than May 31 of the year immediately following the year in which the Closing occurs (the “Final Adjustment Date”); provided that, in all events, the reconciliation for Percentage Rent under the Nordstrom Lease shall be completed no later than May 31, 2013 (and the requirement to reconcile Percentage Rent under the Nordstrom Lease shall survive through such date). Buyer shall be responsible for administering all reconciliations and other adjustments with such Tenants in accordance with the Tenant Leases and collecting or crediting same. Payments in connection with such final adjustments set forth in this Section 11.1 shall be due within thirty (30) days of mutual agreement of the amount(s) due. Each party shall have reasonable access to, and the right to inspect and audit at such party’s expense, the other party’s supporting documentation to confirm the final prorations, provided at least three (3) Business Days’ advance written notice is given by the auditing party to the audited party. If Buyer and Seller fail to agree on any final adjustments by June 30 of the year immediately following the year in which the Closing occurs, then any final adjustments that have not been determined by mutual agreement shall be determined by a firm of independent certified public accountants selected by Buyer and Seller; provided that if the Buyer and Seller fail to agree on such accounting firm, either party may petition any court of competent jurisdiction for the appointment of such firm and any such resulting appointment shall be binding upon all of the parties hereto. Buyer and Seller shall provide all information necessary for such accounting firm to calculate such final adjustments and shall share the cost of having such accounting firm calculate such final adjustments.
11.1.10 Service or Maintenance Contracts. To the extent not covered by Section 11.1.2, Buyer shall be entitled to a credit at Closing for sums that are due (or accrued) and unpaid as of the Closing Date under any Service Contracts that Buyer shall assume and Seller shall be entitled to a credit to the extent that sums have been paid under any Service Contracts that Buyer shall assume for services to be performed or goods to be delivered after the Closing Date.
11.1.11 Other Items of Expense or Receipt. All other customarily prorated items of expense or receipt shall be prorated between the parties hereto as of the Proration Date, including, without limitation, amounts due or accrued for advertising programs, outstanding gift certificate or similar items, and interest due on the assumed First Mortgage Loans. Except with respect to items prorated at Closing or as otherwise specified in this Agreement, Seller shall be responsible for payment of any and all bills or charges for work, services, supplies or materials incurred on or prior to the Proration Date, and Buyer shall be responsible for payment of any and all bills or charges for work, services, supplies or materials incurred after the Proration Date.
11.1.12     Collection of Delinquent Base Rent, Operating Expenses, Etc. Buyer will make commercially reasonable efforts (expressly without the obligation to file any suit, pursue other legal action or exercise any other rights or remedies against the Tenants) to collect any delinquent Base Rents, Percentage Rentals, reimbursements for real estate taxes and assessments, tenant reimbursements for Operating Expenses and other income from Tenants applicable to any periods before the Closing Date and Buyer may not waive any delinquent amounts due Seller or modify any Tenant Lease that has the effect of reducing any delinquent amounts due Seller. Seller may not pursue any collection activities as to any Base Rent, Percentage Rentals, real estate taxes and assessments, tenant reimbursements for Operating Expenses and other income applicable to any periods before the Closing Date, or file any claims, lawsuits, or take any other actions against any Space Tenants or Anchor Tenants. Any delinquent amounts collected by Buyer shall be applied in the order and priority as provided in Section 11.1.1 above.
11.1.13     Escrow Deposits with First Mortgage Lenders. Seller has deposits in escrow accounts with the First Mortgage Lenders in the approximate amounts and for the purposes set forth on Schedule 11.1.13. At the Closing, Seller shall assign its right, title, and interest in each such escrow account to Buyer, and, except with respect to the Mastro’s Improvement Escrow and the Mastro’s Possession Escrow, Buyer shall pay Seller, in cash, the total amount of the funds in such escrow accounts which are owned by Seller. Notwithstanding the foregoing, if and when the

Mastro’s Possession Escrow or any portion thereof is released by the EPV Lender from time to time, such released amounts shall be paid by Buyer to Seller. The provisions of this Section 11.1.13 shall survive the Closing indefinitely.
11.2    Survival. All provisions set forth in this Article XI shall survive the Closing through and including the Final Adjustment Date, except where a different period of time is expressly provided in this Article XI.
ARTICLE XII
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller represents and warrants to Buyer as follows as of the date hereof:
2.1    Representations Regarding Authority and Status.
12.1.1     Status of Seller; Non‑Foreign Status. Each of GSPE and EPLC is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has made all filings and recordings necessary to exist, operate and do business under all presently applicable Governmental Regulations and has the full and limited liability company power and authority to own, operate and lease its properties, to carry on its business as currently conducted and to execute and deliver this Agreement and any other documents and instruments to be delivered by it pursuant to this Agreement, and to perform all of its obligations under this Agreement and any other documents or instruments to be delivered pursuant hereto. Each of GHM I and GHM II is a common law trust existing under the laws of the State of Tennessee, and has made all filings and recordings necessary to exist, operate and do business under all presently applicable Governmental Regulations and has the full power and authority to own, operate and lease its properties, to carry on its business as currently conducted and to execute and deliver this Agreement and any other documents and instruments to be delivered by it pursuant to this Agreement, and to perform all of its obligations under this Agreement and any other documents or instruments to be delivered pursuant hereto.
12.1.2     Authorization; No Violations. The execution, delivery and performance by Seller of this Agreement and all other instruments required to be delivered by Seller pursuant hereto, the fulfillment of and the compliance with Seller’s obligations under the respective terms and provisions hereof and thereof, and the due consummation by Seller of the transaction contemplated hereby, (i) have been duly and validly authorized by all necessary partnership, limited liability company, trust and corporate action, as applicable, of Seller (none of which actions have been modified or rescinded, and all of which actions are in full force and effect), (ii) to Seller’s Knowledge, subject to obtaining the Loan Assumption Approvals, do not result in any breach of, or constitute a default under, any presently applicable Governmental Regulation, bond, note, or other evidence of indebtedness, or under any contract (excluding Service Contracts), indenture, mortgage, deed of trust, loan, lease, partnership agreement, operating agreement, articles of incorporation, bylaws, shareholder agreement or any other agreement or instrument to which any Seller is a party or by which any Seller or the Property, or any portion thereof, may be bound or affected or any provision of the organizational documents of Seller and (iii) do not require the consent of any third party except the consents of the First Mortgage Lenders and First Mortgage Loan Servicers, any consents required under Service Contracts, and third parties who have already consented.
12.1.3    Governmental Approvals. No authorization, consent, order, approval or license of, filing with, or other act by or in respect of any Authority is or will be necessary to permit the valid execution, delivery and performance by any Seller of this Agreement.
12.1.4    Validity and Binding Nature. This Agreement constitutes, and all other instruments to be delivered pursuant hereto, will constitute, legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting generally the enforcement of creditors' rights and general principles of equity.
12.2    Warranties and Representations Pertaining to Real Estate and Legal Matters.
12.2.1    Litigation. Other than as disclosed in a written disclosure from Seller to Buyer given on or before date hereof, (a) there are no pending actions, suits, arbitrations, claims or proceedings, at law or in equity, affecting all or any portion of the Property (or the ownership thereof) or Seller (or the ownership thereof), or in which Seller is a party, other than any actions, suits, arbitrations, claims or proceedings where the complaint has not been served on Seller or written notice thereof otherwise given to Seller, and (ii) Seller has not received any written notice of the existence of any threatened or contemplated actions, claims or proceedings relating to Seller or the Property. Other than as disclosed in a written disclosure from Seller to Buyer given on or before date hereof, no unsatisfied judgments or judicial decrees have been entered against Seller or the Property Manager which have or will affect any Property.
12.2.2    Bankruptcy. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, or other similar proceedings are pending or, to Seller's Knowledge, threatened against Seller or Davis Street, nor are any such proceedings contemplated by Seller.
12.2.3    Public Improvements; Condemnation. Except as set forth on Schedule 12.2.3, neither Seller nor the Property Manager has received written notice of any public improvements which will result in any charge being levied or assessed against the Property. To Seller’s Knowledge, no part of any Development is the subject of any condemnation or eminent domain proceeding currently instituted or pending.
12.2.4    Governmental Regulations. Except as set forth on Schedule 12.2.4, neither Seller nor the Property Manager has received any written notices from any Authority stating that Seller or the Property was or is presently in violation of any applicable Governmental Regulations other than any written notices received prior to January 1, 2009 with respect to violations that have been cured.
12.2.5    Licenses and Permits. Except as set forth on Schedule 12.2.5, neither Seller nor the Property Manager has received written notice from any Authority stating that any of the Licenses and Permits that are necessary for the use and operation of the Property as it is presently used and operated by Seller have been revoked, terminated, released, forfeited, suspended or modified.
12.2.6    Special Assessments. Except as set forth on Schedule 12.2.6, neither Seller nor the Property Manager has received written notice from any Authority of any pending special levies or assessments affecting the Real Property and, to Seller’s Knowledge, there are not any pending special levies or assessments affecting the Real Property other than any supplemental taxes that may be assessed after Closing as described in Section 18.20 and any supplemental taxes that may be assessed after Closing as a result of Improvements constructed on or after

January 1, 2011.
12.2.7    Ownership of Real Property. Seller is the legal titleholder of the Fee Parcels, the Improvements and the leasehold interest in the GHM Ground Lease Parcel.
12.2.8    Utilities. Neither Seller nor the Property Manager has received any written notice of any current or pending curtailment of any utility service supplied to the Real Property.
12.2.9    Notices. Neither Seller nor the Property Manager has received any written notice since January 1, 2009 (a) from any insurance company of any defects or inadequacies in the Real Property or the Improvements or (b) from any person alleging that the Property does not comply with the Americans with Disabilities Act.
12.2.10    Ownership of Personal Property. Upon the Closing, the owned Tangible Personal Property will have been fully paid for and the Tangible Personal Property will not be subject to any liens, encumbrances or claims of any kind except for Permitted Title Exceptions, to the extent applicable. All of the Tangible Personal Property is located within the Developments or will be delivered to Buyer within five (5) days of the Closing. To Seller’s Knowledge, the Tangible Personal Property being transferred from Seller to Buyer is all of the Seller’s Tangible Personal Property presently used in the operation of the Improvements other than Confidential Materials.
12.2.11    Ownership of Intangible Personal Property. Upon the Closing, the Intangible Personal Property will have been fully paid for and will not be subject to any liens, encumbrances or claims of any kind except for Permitted Title Exceptions, to the extent applicable. Seller has not received written notice from any person or entity alleging that Seller is infringing on such third party’s rights with respect to the names of any of the Developments or any other Intangible Personal Property of Seller. Seller has not sent written notice to a third party alleging that such third party is infringing Seller’s rights with respect to the names of any of the Developments or any of Seller’s Intangible Personal Property.
12.2.12    Sales Contracts. Except as set forth on Schedule 12.2.12 attached hereto, (i) Seller has not entered into any other contracts for the sale of the Property (or any portion thereof) other than this Agreement, and (ii) other than the rights of Buyer hereunder, no other person or entity has any right of first refusal, option or other preferential right to purchase the Property or any portion thereof or any interest therein.

12.2.13    Environmental Matters.
(1)    There are no environmental reports or assessments with respect to the Developments in the possession of or under the control of Seller or the Property Manager other than those identified on Schedule 12.2.13 (the “Environmental Reports”) and any and all environmental reports and assessments referenced therein. To Seller’s knowledge, Seller has not receive any environmental reports or assessments with respect to the Developments other than the Environmental Reports and any and all environmental reports and assessments referenced therein. Except as set forth on the Environmental Reports, Seller has not received any written notice from any Authority or third-party of any actual or alleged violation of any Governmental Regulations relating to Hazardous Substances and pertaining to the Property. “Hazardous Substances” shall mean any petroleum, petroleum derived products and/or hazardous waste or hazardous substance and/or toxic waste or toxic substance, as such terms are defined in the Resource Conservation and Recovery Act of 1976, 42 USC 6901 et seq., as amended, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 USC 9601 et seq., or the Superfund Amendments and Reauthorization Act, Public Law 99 499, as amended, or any other applicable federal, state or local environmental law, regulation, code or ordinance. To Seller’s Knowledge, except as set forth on the Environmental Reports, (i) there are no violations of any Governmental Regulations relating to the environmental matters pertaining to the Property, (ii) Seller has obtained all permits, licenses, approvals, and consents, if any, required under all Governmental Regulations relating to environmental matters pertaining to the Property and the same are valid and in full force and effect, and (iii) the Real Property does not contain any underground storage tanks. With respect to the EPV Development and the GOEP Development only, except as set forth on the Environmental Reports, and in accordance with California Health & Safety Code Section 25359.7, Seller has no actual knowledge of, and Seller has no reasonable cause to believe, that any release of a Hazardous Substance has come to be located on or beneath the Real Property.
(2)    To Seller’s Knowledge, Seller has made all disclosures required to be made to the Tenants of the EPV Development or the GOEP Development under California law, including disclosures required under the Connolly Act (Cal. Health and Safety Code 25915 et seq.), Proposition 65 (Cal. Health and Safety Code Section 25249.5 et seq.), and disclosures under Cal. Health and Safety Code Section 25359.7 with respect to any releases of hazardous substances which the Seller knows or has reasonable cause to believe have occurred.
12.2.14    Employees. Seller has no employees at any Development and is not a party to any collective bargaining agreement.
12.2.15    Patriot Act. Neither Seller nor, to Seller’s Knowledge, any person, group, entity or nation that Seller is acting, directly or indirectly for, or on behalf of, if any, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and Seller is not engaging in the transaction contemplated hereby, directly or indirectly, on behalf of, or instigating or facilitating the same, directly or indirectly, on behalf of, any such person, group, entity or nation. Seller is not engaging in such transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering. Seller has and will continue to implement procedures, and has consistently and will continue consistently to apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.
12.2.16    Development Rights. Except for the Permitted Contracts, Seller has not sold, transferred, conveyed, or entered into any agreement related to any Development regarding “air rights”, “excess floor area ratio”, utility service rights, parking covenants or entitlement, waste or wastewater capacity or other development rights or restrictions relating thereto.
12.3    Representations Pertaining to Tenant Leases, Contracts and Documents.
12.3.1    Anchor Leases. Seller has furnished to Buyer (or will furnish within five (5) days of the date of this Agreement) a true, correct and complete copy of each Anchor Lease. Attached as Schedule 12.3.1 is a true and accurate list of all agreements, documents and instruments, including all amendments, modifications and supplements thereto, which comprise each Anchor Lease. Except as set forth in Schedule 12.3.1 attached hereto, Seller has not sent nor received a written notice of default to or from any party to an Anchor Lease and, to Seller's Knowledge, there are no uncured defaults on the part of Seller or any Anchor Tenant under the Anchor Leases. Neither Seller's interest in the Anchor Leases nor Seller’s interest in any of the Rentals due or to become due under the Anchor Leases have been assigned or encumbered, other than as security for the First Mortgage Loans.
12.3.2    Reciprocal Easement Agreement. Seller has furnished to Buyer (or will furnish within five (5) days of the date of this Agreement) a true, correct and complete copy of the Dillard’s REA. Attached as Schedule 12.3.2 is a true and accurate list of all agreements, documents and instruments, including all amendments, modifications and supplements thereto, which comprise the Dillard’s REA, except for documents set forth on the list provided by Seller to Buyer on or before the date hereof. Except for immaterial notices relating to the subject matter of written disclosures made by Seller to Buyer on or before the date hereof relating to the Dillard’s REA, Seller has neither sent nor received a written notice of default to or from any party to the Dillard’s REA and, to Seller's Knowledge, there are no uncured defaults on the part of Seller or any party under the Dillard’s REA. Seller’s interest in the Dillard’s REA has not been assigned or encumbered, other than as security for the First Mortgage Loans. Except for the Permitted Contracts and the Licenses and Permits, there do not exist any of the following agreements with respect to the Property that will be an obligation of Buyer or the Property after the Closing: reciprocal easement agreements; declarations of covenants, conditions, restrictions and easements; party wall agreements; “tie‑back” agreements; common area agreements; shared maintenance agreements, common use agreements or agreements with any Authority.
12.3.3    Redevelopment Agreements. Seller has furnished to Buyer (or will furnish within five (5) days of the date of this Agreement) a true, correct and complete copy of each Redevelopment Agreement. Attached as Schedule 12.3.3 is a true and accurate list of all agreements, documents and instruments, including all amendments, modifications and supplements thereto, which comprise each agreement, document or instrument between Seller and any Authority pertaining to the development or redevelopment of the Real Property that will be an obligation of Buyer or the Property after Closing. Except for the Permitted Contracts, there do not exist any of the following agreements with respect to the Property that will be an obligation of Buyer or the Property after the Closing: redevelopment agreements; development agreements;

owner participation agreements; tax abatement or tax credit agreements; assessment district consents; assessment bonds or special assessment agreements; public improvement agreements; conditional use agreements; or zoning agreements. Seller has neither sent nor received a written notice of default to or from any party to a Redevelopment Agreement. To Seller’s Knowledge, there are no uncured defaults on the part of Seller or any other party under the Redevelopment Agreements.
12.3.4    Space Tenant Leases. Seller has furnished to Buyer (or will furnish within five (5) days of the date of this Agreement) true, correct and complete copies of every Space Tenant Lease. Seller has provided Buyer with a true and accurate list of all agreements, documents and instruments, including all amendments, modifications and supplements thereto, which comprise each Space Tenant Lease. Except for the Tenant Leases and the Permitted Title Exceptions, there are no leases, licenses, or other rental or occupancy agreements relative to occupying space within any of the Developments, other than subleases entered into by any Space Tenants without Seller’s Knowledge. Neither Seller's interest in the Space Tenant Leases nor Seller’s interest in any of the Rentals due or to become due under the Space Tenant Leases have been assigned or encumbered, other than as security for the First Mortgage Loans. Except as previously disclosed by Seller to Buyer in writing on or before the date hereof, as of September 1, 2011, no Space Tenant has asserted in writing that a co-tenancy, kick-out, or similar provision in its Tenant Lease has become operative. Seller shall promptly send Buyer a copy of any such written notice hereafter received by Seller. Seller shall send Buyer copies of all written notices of default hereafter sent to a Tenant or received from a Tenant promptly upon sending or receiving such default notice. Seller has paid in full all leasing commissions or fees due and payable with respect to each Space Tenant Lease. There are no currently outstanding Tenant Deposits except as set forth on Schedule 11.1.5. To Seller's Knowledge, (i) there are no uncured defaults on the part of Seller under the Space Tenant Leases and (ii) there are no uncured defaults on the part of any Space Tenant for which the Space Tenant is more than 30 days in default as of September 1, 2011, except as disclosed in a written disclosure from Seller to Buyer given on or before date hereof.
12.3.5    Tenant Improvements. To Seller's Knowledge, except as disclosed in a written disclosure from Seller to Buyer given on or before date hereof, the improvements to be constructed by the landlord contemplated under the Tenant Leases or as required therein have been completed. All tenant allowances and other fees, costs, allowances, advances and other expenses related to tenant improvements or finish work (i) to be paid by landlord under the Tenant Leases have been previously disclosed by Seller to Buyer in writing on or before the date hereof and (ii) that are due and payable by landlord under the Tenant Leases have been paid in full.
12.3.6    Service Contracts. Seller has furnished to Buyer (or will furnish within five (5) days of the date of this Agreement) a true, correct and complete copy of each Service Contract. Attached as Schedule 12.3.6 is a true and accurate list of all Service Contracts. Except for the Permitted Contracts, there do not exist any of the following agreements with respect to the Property that will be an obligation of Buyer or the Property after the Closing: service agreements, maintenance or repair contracts, on-site property management contracts, contracts for the purchase or delivery of services, materials, goods, inventory or supplies, and equipment rental agreements or leases.
12.3.7    Books and Records. To Seller’s Knowledge, the Books and Records made available to Buyer for Buyer's inspection under the terms of this Agreement are all of such Books and Records which are within the possession of or under the control of or reasonably available to Seller at no additional cost to Seller or the Property Manager.
12.3.8    Financial Statements. The Audited Financial Statements and the Interim Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements). The Audited Financial Statements and the Interim Financial Statements are based on the books and records of the Developments and present fairly, in all material respects, (i) the financial condition of the Developments as of the respective dates they were prepared and (ii) the results of operations of the Developments for the periods indicated.
12.3.9    Employment Contracts. Other than the Permitted Contracts, there do not exist any of the following agreements with respect to the Property that will be an obligation of Buyer or the Property after the Closing: employment contracts, management contracts, consulting agreements, listing agreements, leasing agreements, sales agency contracts, union contracts, labor agreements, profit sharing plans and employee benefit plans.
12.3.10    Construction Contracts. Seller has furnished to Buyer (or will furnish within five (5) days of the date of this Agreement) a true, correct and complete copy of each Construction Contract. Except for the Permitted Contracts and the Construction Contracts, there do not exist any of the following agreements with respect to the pending construction, installation or renovations of any improvements with respect to a Development or any improvements constructed or installed in connection with the construction of the Nordstrom Building or the related parking facilities: construction contracts, architects agreements, engineers agreements, construction management contracts, design contracts, or similar agreements; in each case where a Seller, or an individual or entity acting on one of their behalfs, is a party to such agreement or contract.
12.3.11    First Mortgage Loans. Seller has furnished to Buyer (or will furnish within five (5) days of the date of this Agreement) true, correct and complete copies of every First Mortgage Loan Document. Schedule 12.3.11 is a true and accurate list of all agreements, documents and instruments, including all amendments, modifications and supplements thereto, which comprise the First Mortgage Loan Documents. Except for the First Mortgage Loan Documents, there are no agreements, instruments, or documents evidencing and/or securing the First Mortgage Loans. There are no uncured defaults by Seller under the terms and provisions of the First Mortgage Loan Documents. Seller has not received any written notice of any default from any First Mortgage Lender or from any First Mortgage Loan Servicer.
12.3.12    GHM Ground Lease. The GHM Ground Lease is in full force and effect. Seller has furnished to Buyer (or will furnish within five (5) days of the date of this Agreement) a true, correct and complete of the GHM Ground Lease. Schedule 12.3.12 is a true and accurate list of all agreements, documents and instruments, including all amendments, modifications, and supplements thereto, which comprise the GHM Ground Lease. To Seller's Knowledge, there are no uncured defaults under the terms and provisions of the GHM Ground Lease. Seller has neither sent nor received any written notice of default under the GHM Ground Lease.
12.3.13    Permitted Contracts. Except as disclosed in a written disclosure from Seller to Buyer given on or before date hereof, to Seller’s Knowledge, there are no uncured defaults by Seller under the terms and provisions of any of the Service Contracts, the Redevelopment Agreements, the Personal Property Leases or the Dillard’s REA.
12.4    Survival of Representations; Limits on Liability. Seller Warranties shall survive the Closing until 11:59pm ET on the date that is 365 days after the Closing Date (the “Representation Expiration Date”), and written notification of any claim arising therefrom must be received in writing by Seller before the Representation Expiration Date or such claim shall be forever barred and Seller shall have no Liability with respect thereto. Upon Buyer’s delivery of any such notice(s) within such time in good faith, the Seller Warranties to which such claim(s) apply shall then continue in force and effect with respect to such claims until such claims are fully and finally adjudicated or otherwise settled by the parties. Notwithstanding anything in this Agreement to the contrary, the maximum aggregate Liability of Seller for breaches of Seller Warranties, including claims for indemnification pursuant to Section 15.1 shall be limited as set forth in Sections 15.1 and 15.2 hereof. Further notwithstanding the foregoing or anything herein to the contrary, no representation or warranty made in Sections 12.1, 12.2 and 12.3 or made elsewhere herein by Seller shall survive the Closing relative to any matters that, as of the Closing, are to Buyer’s Knowledge untrue or incorrect; provided, however, if Buyer obtained such Knowledge within the five (5) Business Days prior to the Closing Date, then, upon written notice from Buyer to Seller, the Closing shall be extended to the date that is five (5) Business Days from the Closing Date.
12.5    Notice of Breach; Seller’s Right to Cure. If at any time prior to the Closing, to Seller’s Knowledge, any of the representations or warranties made herein by Seller is untrue, inaccurate, or incorrect, Seller shall promptly give Buyer written notice thereof. If at any time prior to the Closing, to Buyer’s Knowledge, any of the representations or warranties made herein by Seller is untrue, inaccurate, or incorrect in any material respect, Buyer shall promptly give Seller written notice thereof. With respect to any representations or warranties made herein by Seller that is untrue, inaccurate, or incorrect in any material respect, Seller shall have a reasonable period of time (not to extend past five (5) Business Days before the Closing Date) after delivery of any such notice from Seller to Buyer or Buyer to Seller to cure such material misrepresentation or breach; provided that, if such notice is delivered within ten (10) Business Days of Closing and such material misrepresentation or breach is due to events that are outside of Seller’s control, the Closing Date shall be extended for five (5) Business Days to allow Seller additional time to cure such material misrepresentation or breach. If Seller does not timely cure such material misrepresentation or breach, Buyer may thereafter elect to terminate this Agreement, in which event (a) the Deposit shall be immediately returned to Buyer (and if such material misrepresentation or breach is a result of a Seller default hereunder, then Seller shall also reimburse Buyer for its reasonable and verifiable out of pocket due diligence expenses and attorney’s fees paid in connection with the transaction contemplated in this Agreement, up to a maximum of $250,000), and (b) neither party shall have any further Liability hereunder except for those Liabilities that expressly survive termination of this Agreement. The foregoing right to terminate this Agreement shall be Buyer’s sole and exclusive pre-closing remedy for any misrepresentation or breach of any of the representations or warranties made herein by Seller. If Buyer does not so elect to terminate this Agreement, the representations and warranties contained herein shall be deemed amended to conform to the events or circumstances so occurring (and the related misrepresentation or breach of representation or warranty shall be deemed cured).
12.6    No Reliance; “AS-IS”. During the Contingency Period, Buyer will have had the opportunity to review the Property, including the physical and environmental characteristics and condition of the Property, as well as the tenancy, occupancy and economic characteristics of the Property. EXCEPT FOR SELLER WARRANTIES, BUYER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE PURCHASED, CONVEYED AND ACCEPTED BY BUYER IN ITS “AS IS,” “WHERE IS” CONDITION “WITH ALL FAULTS” AND THAT NO PATENT OR LATENT DEFECT IN THE PHYSICAL, ECONOMIC, OR ENVIRONMENTAL CONDITION OF THE PROPERTY WHETHER OR NOT KNOWN OR DISCOVERED, SHALL AFFECT THE RIGHTS OF EITHER PARTY HERETO. Buyer expressly acknowledges and agrees that except for the Seller Warranties, none of Seller, any Seller Party, any contractor or representative of Seller, or any other party purportedly acting on behalf of Seller has made, and Buyer is not relying upon any representation or warranty of any kind whatsoever, express or implied, as to any matter concerning the Property, the economic results to be obtained or predicted, or the present use thereof or the suitability for Buyer’s intended use of the Property, including, without limitation, the following: suitability of the topography; the availability of water rights or utilities; the present and future zoning, subdivision and any and all other land use matters; the condition of the soil, subsoil, or groundwater; the continued tenancy, occupancy or economic characteristics of the Property or the purpose(s)

to which the Property is suited; drainage; flooding; access to public roads; or proposed routes of roads or extensions thereof; the suitability of the Property for any and all activities and uses which Buyer may conduct thereon, including the possibilities of future development of the Property; the compliance of or by the Property with any Laws; the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property; the presence or absence of Hazardous Substances at, on, under or adjacent to the Property or any other environmental matter or condition of the Property. EXCEPT FOR THE SELLER WARRANTIES, THE PROPERTY IS TO BE SOLD WITHOUT ANY WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR ANY OTHER WARRANTY OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER.
12.7    No Assumption of Liabilities; No Other Remedies. Seller acknowledges and agrees that Buyer is not assuming any of Seller’s obligations or liabilities other than what Buyer expressly agrees to assume in this Agreement or in any and all documents executed pursuant hereto or in connection herewith. Buyer acknowledges and agrees that Seller has no obligation to indemnify Buyer other than as expressly agreed to by Seller in this Agreement or in any and all documents executed pursuant hereto or in connection herewith.
ARTICLE XIII
BUYER’S REPRESENTATIONS AND WARRANTIES
13.1    Representations and Warranties. Buyer represents and warrants to Seller as follows as of the date hereof:
13.1.1    Status. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has made all filings and recordings necessary to exist, operate and do business under all presently applicable Governmental Regulations and has the full and unrestricted power and authority, to own, operate and lease its properties through its various subsidiaries, to carry on its business as currently conducted and to execute and deliver this Agreement and any other instruments to be delivered pursuant hereto, and to perform all of its obligations under this Agreement and any other instruments to be delivered pursuant hereto. TCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and has made all filings and recordings necessary to exist, operate and do business under all presently applicable Governmental Regulations and has the full and unrestricted power and authority to carry on its business as currently conducted and to execute and deliver any instruments to be delivered pursuant hereto, and to perform all of its obligations under any instruments to be delivered pursuant hereto.
13.1.2    Authorization; No Violations. The execution, delivery and performance by Buyer of this Agreement and by Buyer or TCI all other documents and instruments required to be delivered pursuant hereto, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the due consummation of the transaction contemplated hereby and thereby, have been duly and validly authorized by all necessary limited partnership action of Buyer and corporate action of TCI (none of which actions have been modified or rescinded, and all of which actions are in full force and effect), and do not: (a) except for any consent or approval which has already been obtained, require any consent or approval of any partner, lender, shareholder, creditor, investor. judicial or administrative body, Authority or other party; or (b) conflict with, or result in a breach of, or constitute a default under any presently applicable Governmental Regulation, bond, note, or other evidence of indebtedness, or under any contract, indenture, mortgage, deed of trust, loan, lease, partnership agreement or any other agreement or instrument to which Buyer or TCI is a party or by which Buyer, TCI or any of Buyer’s properties may be bound or affected or any provision of the organizational documents of Buyer or TCI.
13.1.3    Governmental Approvals. Other than with respect to the Registration Statement, no authorization, consent, order, approval or license of, filing with, or other act by or in respect of any Authority is or will be necessary to permit the valid execution, delivery and performance by Buyer of this Agreement or by Buyer or TCI of any of the instruments or documents to be executed and delivered by Buyer or TCI pursuant to this Agreement.
13.1.4    Validity and Binding Nature. This Agreement constitutes, and all other instruments to be delivered pursuant hereto will constitute at the Closing, the legal, valid and binding obligations of Buyer and TCI, as applicable, enforceable against Buyer and TCI, as applicable, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting generally the enforcement of creditors' rights and general principles of equity.

13.1.5    Patriot Act. Neither Buyer, TCI nor, to Buyer’s Knowledge, any person, group, entity or nation that Buyer or TCI is acting, directly or indirectly for, or on behalf of, if any, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and Buyer and TCI are not engaging in the transaction contemplated hereby, directly or indirectly, on behalf of, or instigating or facilitating the same, directly or indirectly, on behalf of, any such person, group, entity or nation. Buyer and TCI are not engaging in such transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering. Buyer and TCI have and will continue to implement procedures, and has consistently and will continue consistently to apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.
13.2    Representations and Warranties Pertaining to the Buyer Partnership Agreement, TCI Common Stock and Legal Matters.
13.2.1    Bankruptcy. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy or other similar legal proceedings are pending or, to the best of Buyer’s Knowledge, threatened against Buyer or TCI nor are any such proceedings contemplated by Buyer or TCI. Neither of Buyer nor TCI has ever been a debtor under any case commenced under the United States Bankruptcy Code.
13.2.2    Litigation. Except as set forth in Schedule 13.2.2, (i) there are no pending actions, suits, arbitrations, claims or proceedings, at law or in equity, in which Buyer or TCI is a party that would reasonably be expected to have an adverse effect on Buyer or TCI, Buyer’s ability to fulfill any of its obligations under this Agreement or Buyer’s or TCI’s ability to fulfill any of their respective obligations under any instruments to be delivered pursuant hereto, and (ii) neither Buyer nor TCI has received any written notice of the existence of any threatened or contemplated actions, claims or proceedings relating to Buyer or TCI that would reasonably be expected to have an adverse effect on Buyer or TCI, Buyer’s ability to fulfill any of its obligations under this Agreement or Buyer’s or TCI’s ability to fulfill any of their respective obligations under any instruments to be delivered pursuant hereto.
13.2.3    Governmental Regulations. Neither Buyer nor TCI has received any notices from any Authority that Buyer or TCI currently is in violation of any presently applicable Governmental Regulations, except to the extent that any such violation will not have a materially adverse effect on Buyer or TCI or Buyer’s or TCI’s ability to fulfill any of its respective obligations under this Agreement or any other instruments to be delivered pursuant hereto.
13.2.4    Partnership Agreement. Buyer has furnished to Seller a true, correct and complete copy of the Partnership Agreement, which has not been further amended except for amendments that have been approved but not yet prepared or executed to reflect the assignment and allocation of Units of Partnership Interest. There are no uncured defaults or breaches by Buyer, or to Buyer’s Knowledge, any other party to the Partnership Agreement. Buyer is classified for federal income tax purposes as a partnership under Treasury Regulations Section 301.7701-3.
13.2.5    Financial Statements; Undisclosed Liabilities. True and complete copies of (a) the audited consolidated financial statements of TCI as of December 31, 2009, and 2010 and for each of the years ended December 31, 2009, 2010, together with all related notes and schedules thereto, accompanied by the reports thereon of KPMG, TCI's independent auditors, as included in the 2009 and 2010 Form 10-K for TCI, and (b) the unaudited consolidated financial statements of TCI as included in TCI's Form 10-Q for the period ended June 30, 2011, together with all related notes and schedules thereto, if any (collectively, “TCI's Financial Statements”), have been delivered to Seller. TCI’s Financial Statements were prepared in accordance with the books of account and other financial records of TCI, present fairly the consolidated financial condition and results of operations of TCI as of the dates thereof or for the periods covered thereby, and have been prepared in accordance with generally accepted accounting principles consistently applied. As of the date of TCI’s last quarterly financial statements filed with the SEC, there are no material liabilities of TCI, determined in accordance with GAAP, other than liabilities reflected or reserved for on the consolidated balance sheet of TCI as of such date.
13.2.6    Public Documents. TCI has filed all reports, registration statements and all amendments thereto required to be made thereto that TCI was required by law or regulation to file with the SEC.

13.2.7    Issuance of Partnership Units and Installment Notes. There are no restrictions on the transfer of the Exchange Units under any agreement to which Buyer is a party, or by which Buyer is bound, other than the Partnership Agreement. There are no restrictions on the transfer of the shares of TCI Common Stock that the Unit Holders that own Exchange Units will have the right to acquire upon acceptance of the Continuing Offer with respect to its Exchange Units under any agreement to which Buyer or TCI is a party, or by which Buyer or TCI is bound, except that TCI’s Articles of Incorporation contain restrictions on transfer of the shares of TCI Stock in Article III thereof in connection with TCI’s ownership limit. All of the outstanding Units of Partnership Interest in Buyer were duly authorized and validly issued in accordance with the terms of the Partnership Agreement and in compliance with applicable laws. All of the outstanding shares of TCI Stock were duly authorized and validly issued in compliance with applicable laws. The Units of Partnership Interest to be issued by Buyer to the Unit Recipients will have been duly authorized when issued in accordance with this Agreement and will be validly issued, fully paid and non-assessable in accordance with all of the conditions set forth in the Partnership Agreement including, without limitation, the conditions set forth in Section 8.4 thereof. At the Closing, the Unit Recipients will be admitted as limited partners of Buyer entitled to all of the rights and privileges of limited partners under the Partnership Agreement. The shares of TCI Common Stock issuable with respect to the Exchange Units (i) been duly authorized and been reserved for issuance pursuant to the Continuing Offer, and (ii) when issued pursuant to the Continuing Offer, will be validly issued, fully paid and non-assessable.
13.2.8    Continuing Offer. Buyer has furnished to Seller a true, correct and complete copy of the Continuing Offer. There are no uncured defaults or breaches by Buyer, or to Buyer’s Knowledge, any other party to the Continuing Offer. The Continuing Offer is in full force and effect and will be in full force and effect as of the Closing.
13.3    Survival of Representations. The representations and warranties of Buyer made in Sections 13.1 and 13.2 or expressly made elsewhere herein or in any documents or instruments to be delivered pursuant hereto or in connection herewith (collectively, “Buyer Warranties”) shall survive the Closing until the Representation Expiration Date and written notification of any claim arising therefrom must be received in writing by Buyer before the Representation Expiration Date or such claim shall be forever barred and Buyer shall have no Liability with respect thereto. Upon delivery of any such notice(s) within such time, the Buyer’s Warranties to which such claim(s) apply shall then continue in force and effect with respect to such claims until such claims are fully and finally adjudicated or otherwise settled by the parties. Notwithstanding the foregoing, however, Buyer’s Warranties that relate to the Exchange Units, TCI Stock, the Installment Notes, the Partnership Agreement, the Put Agreement, and/or the Continuing Offer shall survive the Closing indefinitely. Further notwithstanding the foregoing or anything herein to the contrary, no Buyer Warranty shall survive the Closing relative to any matters that, as of the Closing, are to Seller’s Knowledge untrue or incorrect.
13.4    Notice of Breach; Buyer’s Right to Cure. If at any time prior to the Closing, to Seller’s Knowledge, any of the representations or warranties made herein by Buyer is untrue, inaccurate, or incorrect in any material respect, Seller shall promptly give Buyer written notice thereof. If at any time prior to the Closing, to Buyer’s Knowledge, any of the representations or warranties made herein by Buyer is untrue, inaccurate, or incorrect, Buyer shall promptly give Seller written notice thereof. With respect to any representations or warranties made herein by Buyer that is untrue, inaccurate, or incorrect in any material respect, Buyer shall have a reasonable period of time (not to extend past five (5) Business Days before the Closing Date) after delivery of any such notice from Seller to Buyer or Buyer to Seller to cure such material misrepresentation or breach; provided that, if such notice is delivered within ten (10) Business Days of Closing and such material misrepresentation or breach is due to events that are outside of Buyer’s control, the Closing Date shall be extended for five (5) Business Days to allow Buyer additional time to cure such material misrepresentation or breach. If Buyer does not timely cure such material misrepresentation or breach, Seller may thereafter elect to terminate this Agreement and receive and retain the Deposit, as liquidated damages, it being agreed that Seller's right to the Deposit shall be Seller's sole remedy in the event of a MISREPRESENTATION OR BREACH of a representation or warranty by Buyer hereunder if the Closing does not occur and all other claims for other remedies at law or equity are expressly waived by Seller hereunder. The parties acknowledge that in the event of such a misrepresentation or breach of any representation or warranty by buyer hereunder, Seller's damages will be difficult, if not impossible, to ascertain and therefore agree that the payment of the Deposit to Seller as liquidated damages is fair and reasonable compensation to Seller. SUCH RECOVERY OF THE DEPOSIT BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTION 3275 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR PROVISION.
Buyer’s Initials:  /s/ SE
Seller’s Initials (on behalf of each Seller): /s/ BP
If Seller does not so elect to terminate this Agreement, the representations and warranties contained herein shall be deemed amended to conform to the events or circumstances so occurring (and the related misrepresentation or breach of representation or warranty shall be deemed cured).
ARTICLE XIV
CONDEMNATION AND DESTRUCTION
14.1    Eminent Domain or Taking. If, prior to the Closing, any material portion of any Development is taken or if the access to the Real Property is materially reduced or restricted by eminent domain or otherwise (or is the subject of a pending taking which has not been consummated), which materially and adversely affects the use, operation or value of the applicable Development, Buyer shall have the option, in Buyer's sole and absolute discretion, to terminate this Agreement upon written notice to Seller given not later than ten (10) Business Days after Buyer is notified of such taking (and if necessary, the Closing Date shall be extended by the number of days necessary to provide Buyer such ten (10) Business Day period). If Buyer elects to terminate this Agreement as provided in the preceding sentence, (a) the Deposit shall be immediately returned to Buyer, and (b) neither party shall have any further Liability hereunder except for those Liabilities that expressly survive termination of this Agreement. If Buyer does not elect to terminate this Agreement, all awards for the taking by eminent domain which are actually paid to Seller (less the amount of all reasonable legal fees and other costs and expenses incurred by Seller in obtaining payment of such award and subject to the rights of Tenants to any such awards under the Tenant Leases, if any) shall be paid to Buyer at the Closing and the parties shall proceed to the Closing pursuant to the terms hereof, without modification of the terms of this Agreement. To the extent such awards have not been paid to Seller prior to the Closing, Seller shall assign to Buyer at the Closing (without recourse to Seller) the rights of Seller to such awards. Unless or until this Agreement is terminated, Seller shall not take any action with respect to any eminent domain proceeding without the prior written consent of Buyer which consent shall not be unreasonably withheld, conditioned or delayed.
14.2    Fire or Casualty. Prior to the Closing, and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by fire or other casualty shall be borne as set forth in this Section 14.2. If, prior to the Closing, any part of a Development is damaged or destroyed by earthquake, flood, landslide, fire or other casualty (a “Casualty”), Seller shall promptly notify Buyer of such fact. If such damage or destruction is “material,” Buyer shall have the option to terminate this Agreement upon written notice to Seller given not later than ten (10) Business Days after receipt of Buyer's notice of such damage or destruction (and, if necessary, the Closing Date shall be extended by the number of days necessary to provide Buyer such ten (10) Business Day period). For purposes hereof, “material” shall be deemed to be any uninsured damage or destruction to the Developments in excess of Five Million Dollars ($5,000,000) in the aggregate, or any insured damage or destruction to the property where (a) the cost of repair of replacement is reasonably estimated by an insurance adjuster reasonably acceptable to Seller and Buyer to be Ten Million Dollars ($10,000,000) or more, or (b) the work of repair or replacement shall take more than two hundred seventy (270) days from the date of such damage or destruction to repair or replace, (c) solely as the result of such Casualty, the net operating income from the Property is or will be reduced in any material respect after the repair or restoration is completed and such reduction is not covered by insurance, the proceeds of which are made available to Buyer to the extent attributable to any period from and after the Closing, or (d) solely as the result of such Casualty, any Anchor Tenant is entitled to terminate its Anchor Lease. If Buyer elects to terminate this Agreement as provided in this Section 14.2, (a) the Deposit shall be immediately returned to Buyer, and (b) neither party shall have any further Liability hereunder except for those Liabilities that expressly survive termination of this Agreement. If Buyer does not elect to terminate this Agreement as provided in this Section 14.2 as a result of a Casualty, or if the damage or destruction is not “material,” this Agreement shall not terminate but (i) all insurance proceeds (including, without limitation, business interruption proceeds with respect to the period from and after Closing) actually payable or paid to Seller (less the amount of all reasonable legal fees and other costs and expenses incurred by Seller in the recovery of such proceeds and any amounts paid by Seller in connection with the making or repairs or removal of debris following the Casualty, and subject to the rights of Tenants to any such proceeds under the Tenant Leases, if any) shall be paid or assigned to Buyer (without recourse to Seller) at Closing, (ii) the Exchange Consideration shall be reduced by an amount equal to any deductible under Seller's insurance policies, (iii) if any one or more of the Developments is damaged or destroyed by an uninsured Casualty and such damage or destruction is not “material,” the Exchange Consideration shall be reduced by an amount equal to the lesser of any uninsured amount with respect to such damage or destruction and Five Million Dollars ($5,000,000), and (iv) the parties shall proceed to the Closing pursuant to the terms hereof, without any other modification to the terms of this Agreement. If this Agreement is not terminated by reason of any “material” damage or destruction, Buyer shall have the right to participate in any adjustment of the insurance claim.
ARTICLE XV
INDEMNIFICATION
15.1    Seller's Indemnification of Buyer. Subject to Section 15.2, from and after the Closing, Seller shall indemnify and hold harmless Buyer and the Permitted Title Nominees from and against all Liabilities asserted against, resulting to, imposed upon, or incurred by Buyer or a Permitted Title Nominee to the extent resulting from or relating to (a) any misrepresentation or breach of any of Seller's express representations or warranties contained in Sections 12.1, 12.2 and 12.3 of this Agreement or elsewhere in this Agreement or in any document or instrument delivered by Seller to Buyer or any Permitted Title Nominee at the Closing; (b) any breach by Seller of, or a default by Seller under, any of the provisions of this Agreement or any other document or instrument delivered by Seller at the Closing; (c) any third-party claims or actions asserted or brought against Buyer or a Permitted Title Nominee based upon any breach or alleged breach by Seller of, or a default or alleged default by Seller under, the First Mortgage Loan Documents, the GHM Ground Lease, the Tenant Leases, the Dillard’s REA, the Redevelopment Agreements, the Personal Property Leases, the Service Contracts or any other agreement related to the Developments occurring prior to the Closing or any other liabilities under the First Mortgage Loan Documents, the GHM Ground Lease, the Tenant Leases, the Dillard’s REA, the Redevelopment Agreements, the Personal Property Leases, the Service Contracts or any other agreement related to the Developments arising out of acts or omissions of Seller occurring prior to the Closing; (d) any third party claims or actions for property damage or personal injury, or any other third party tort claims, asserted or brought against Buyer or a Permitted Title Nominee based upon Seller’s or the Property Manager’s acts or omissions relating to the Property, which acts or omissions occurred prior to the Closing; or (e) Other Indemnifiable Claims. Notwithstanding the foregoing, no claim may be asserted or suit instituted seeking indemnification (i) pursuant to this Section 15.1, (x) resulting from or relating to any matter concerning the dispute with Dillard’s disclosed in a written disclosure from Seller to Buyer given on or before date hereof or (y) with respect to any indirect, consequential, exemplary, incidental punitive or special damages suffered by Buyer or any Permitted Title Nominee, (ii) pursuant to clauses (a) through (d) above only, unless a written notice of such claim is provided by Buyer or a Permitted Title Nominee, in good faith, to Seller before the Representation Expiration Date, (iii) pursuant to clauses (c) and (d) above only, resulting from or relating to the environmental condition of the Property, (iv) pursuant to clauses (c) through (e) above only, to the extent resulting from or relating to Buyer’s, TCI’s or any Permitted Title Nominee’s acts or omissions after the Closing, or (v) pursuant to clause (b) above only, relating to any condition, covenant or other obligation expressly waived by Buyer or any Permitted Title Nominee in writing. Written notification of any claim made under clauses (a) through (d) above must be received in writing by Seller before the Representation Expiration Date or such claim shall be forever barred and Seller shall have no Liability with respect thereto; except, however, that any claim made under clause (a) or (b) of this Section 15.1 with respect to a breach by Seller of its obligations and/or representations under Section 5.2.11 (subject to Buyer’s obligations under Article XI and Section 18.20) must be received in writing by Seller before the expiration of the applicable statute of limitation applicable to such obligation of Seller. Upon delivery of any such notice(s) within the applicable time period, the indemnification obligations with respect to such underlying claims shall then continue in force and effect until the underlying claims are fully and finally adjudicated or otherwise settled by the parties. If the Closing occurs, indemnification pursuant to this Section 15.1 (subject to the conditions and limitations set forth in this Agreement) will be the Buyer’s and any Permitted Title Nominee’s exclusive remedy for and in respect of any breach of any of Seller Warranties and any Liabilities arising under, or in connection with, this Agreement or the transactions contemplated hereby, other than remedies in respect of (A) claims that cannot be waived as a matter of law, (B) claims under Article XI or Section 18.14, and (C) claims under any Deed and, subject to the limitations set forth in Section 6.1.2, claims under any Seller Estoppels.
15.2    Maximum Aggregate Liability; Collateral. Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith, the maximum aggregate Liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer and the Permitted Title Nominees, arising under, or in connection with, this Agreement, any and all documents executed pursuant hereto or in connection herewith, the transaction contemplated herein, or the Property (including, without limitation, with respect to all claims under this Article XV) shall not exceed in the aggregate Five Million Six Hundred Thousand Dollars ($5,600,000); provided that any claims by Buyer under Article XI, clause (a) of Section 15.1 with respect to the last sentence of Section 12.3.1 (reading: “Neither Seller's interest in the Anchor Leases nor Seller’s interest in any of the Rentals due or to become due under the Anchor Leases have been assigned or encumbered, other than as security for the First Mortgage Loans.”) or the fourth sentence of Section 12.3.4 (reading: “Neither Seller's interest in the Space Tenant Leases nor Seller’s interest in any of the Rentals due or to become due under the Space Tenant Leases have been assigned or encumbered, other than as security for the First Mortgage Loans.”), clause (e) of Section 15.1, Section 18.14, the Deeds, the Ground Lease Assignment or the Seller Estoppels or which are actually paid by Seller’s insurance company shall not be counted against such cap. In addition, Seller shall not have any Liability for any claims arising under, or in connection with, this Agreement, any and all documents executed pursuant hereto or in connection herewith, the transaction contemplated herein, or the Property (including, without limitation, with respect to all claims under this Article XV, but excluding claims under Articles XI, clause (a) of Section 15.1 with respect to the last sentence of Section 12.3.1 (reading: “Neither Seller's interest in the Anchor Leases nor Seller’s interest in any of the Rentals due or to become due under the Anchor Leases have been assigned or encumbered, other than as security for the First Mortgage Loans.”) or the fourth sentence of Section 12.3.4 (reading: “Neither Seller's interest in the Space Tenant Leases nor Seller’s interest in any of the Rentals due or to become due under the Space Tenant Leases have been assigned or encumbered, other than as security for the First

Mortgage Loans.”), clause (e) of Section 15.1, Section 18.14, the Deeds, the Ground Lease Assignment or the Seller Estoppels) unless the aggregate amount of all such claims is equal to or greater than $250,000, but, in which case, the first dollar of such claims shall be actionable. As security for Seller’s obligations under Section 15.1 and any liability of Seller under any Seller Estoppels, in each case, through the Representation Expiration Date, Seller shall, at the Closing, provide either (at Seller’s option) (i) an irrevocable, unconditional, sight draft, standby letter of credit issued in favor of Letter of Credit Escrow Agent by a financial institution acceptable to Buyer in its sole discretion, in the original stated amount of $5,600,000, and in a form acceptable to Buyer in its reasonable discretion (the “Seller Letter of Credit”), or (ii) cash in the amount of $5,600,000 (the “Cash Escrow”). The Seller Letter of Credit, if applicable, shall be held in escrow and disbursed (if applicable) in accordance with, and subject to, the terms and conditions of an escrow agreement in the form of Exhibit EE attached hereto and made a part hereof (the “Letter of Credit Escrow Agreement”). The Cash Escrow, if applicable, shall be held in escrow and disbursed (if applicable) in accordance with, and subject to, the terms and conditions of an escrow agreement in substantially the same form as the Letter of Credit Escrow Agreement, which such modification as are necessary for a cash deposit (as opposed to a letter of credit deposit) and are acceptable to Seller and Buyer in their reasonable discretion (the “Cash Escrow Agreement”).
15.3    Buyer's Indemnification of Seller. Subject to Section 15.4, from and after the Closing, Buyer shall indemnify, defend, and hold harmless Seller from and against all Liabilities asserted against, resulting to, imposed upon, or incurred by Seller to the extent resulting from or related to any (a) misrepresentation or breach of any of Buyer’s or TCI’s representations or warranties contained in Article XIII of this Agreement or elsewhere in this Agreement or in any document or instrument delivered by Buyer or TCI to Seller or any Unit Recipient at the Closing, (b) breach by Buyer, TCI or any Permitted Title Nominee of, or a default by Buyer, TCI or any Permitted Title Nominee under, any of the provisions of this Agreement or any other document or instrument delivered by Buyer, TCI or any Permitted Title Nominee at the Closing; (c) any third-party claims or actions asserted or brought against Seller based upon any breach or alleged breach by Buyer or a Permitted Title Nominee of, or a default or alleged default by Buyer or a Permitted Title Nominee under, the GHM Ground Lease, the Tenant Leases, the Dillard’s REA, the Redevelopment Agreements, the Personal Property Leases, the Service Contracts, the First Mortgage Loan

Documents, the Loan Assumption Documents or any other agreement related to the Developments occurring after the Closing or any other liabilities under the GHM Ground Lease, the Tenant Leases, the Dillard’s REA, the Redevelopment Agreements, the Personal Property Leases, the Service Contracts, the First Mortgage Loan Documents, the Loan Assumption Documents or any other agreement related to the Developments arising out of acts or omissions of Buyer or any Permitted Title Nominee occurring after the Closing; (d) any third-party claims or actions for property damage or personal injury, or any other third party tort claims, asserted or brought against Seller based upon Buyer’s, any Permitted Title Nominee’s or any property manager’s acts or omissions relating to the Property, which acts or omissions occurred after the Closing; or (e) any breach by Buyer of, or a default by Buyer under, any obligation of Buyer under this Agreement related to the Exchange Units or the Installment Notes. Notwithstanding the foregoing, no claim may be asserted or suit instituted seeking indemnification (i) pursuant to this Section 15.3, with respect to any indirect, consequential, exemplary, incidental punitive or special damages suffered by Seller or any Unit Holder, (ii) pursuant to clauses (a) through (d) above only, unless a written notice of such claim is provided by Seller, in good faith, to Buyer before the Representation Expiration Date, provided that claims with respect to Buyer’s Warranties related to the Exchange Units, TCI Stock, the Installment Notes, the Partnership Agreement, the Put Agreement, and/or the Continuing Offer shall not be subject to the limitations set forth in this clause (ii) and shall survive the Closing indefinitely, (iii) pursuant to clauses (c) and (d) above only, to the extent resulting from or relating to Seller’s or any Unit Holder’s acts or omissions after the Closing, or (iv) pursuant to clause (b) above only, relating to any condition, covenant or other obligation expressly waived by Seller in writing. Written notification of any claim made under clauses (b) through (d) above must be received in writing by Buyer before the Representation Expiration Date or such claim shall be forever barred and Buyer shall have no Liability with respect thereto. Upon delivery of any such notice(s) within the applicable time period, the indemnification obligations with respect to such underlying claims shall then continue in force and effect until the underlying claims are fully and finally adjudicated or otherwise settled by the parties. If the Closing occurs, indemnification pursuant to this Section 15.3 (subject to the conditions and limitations set forth in this Agreement) will be the Seller’s exclusive remedy for and in respect of any breach of any of Buyer’s Warranties and any Liabilities arising under, or in connection with, this Agreement or the transactions contemplated hereby, other than remedies in respect of (A) claims that cannot be waived as a matter of law, (B) claims under or related to the Installments Notes or the Buyer Letters of Credit, (C) claims (other than claims under this Agreement) related to the Exchange Units or TCI Stock, or the Seller’s or any Unit Holder’s investment therein, including any claims by Seller or any Unit Holder under the Put Agreement, Partnership Agreement, the Continuing Offer, the TCI Designation or the Tax Indemnification Agreement, and (D) claims by Seller or any Unit Holder under Section 3.2, Section 4.6, Article XI, Section 18.14 or Section 18.20.
15.4    Maximum Aggregate Liability. Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Buyer pursuant hereto or in connection herewith, the maximum aggregate Liability of Buyer, and the maximum aggregate amount which may be awarded to and collected by Seller, arising under, or in connection with, this Agreement, any and all documents executed pursuant hereto or in connection herewith, the transaction contemplated herein, or the Property (including, without limitation, with respect to all claims under this Section 15) shall not exceed in the aggregate Five Million Six Hundred Thousand Dollars ($5,600,000) provided that the following claims shall not be subject to and shall not be counted against such cap: (i) claims under Buyer’s Warranties that relate to the Exchange Units, TCI Stock, the Installment Notes, the Partnership Agreement, the Put Agreement, and/or the Continuing Offer, (ii) claims (other than claims under this Agreement) under or related to the Installments Notes or the Buyer Letters of Credit, (iii) claims (other than claims under this Agreement) related to the Exchange Units or TCI Stock, or the Seller’s or any Unit Holder’s investment therein, including any claims by Seller or any Unit Holder under the Put Agreement, Partnership Agreement, the Continuing Offer, the TCI Designation or the Tax Indemnification Agreement, and (iv) claims by Seller under Section 3.2, clause (f) of Section 15.3, Section 4.6, Article XI, Section 18.14 or Section 18.20 or which are actually paid by Buyer’s or any Permitted Title Nominee’s insurance company. In addition, Buyer shall not have any Liability for any claims arising under, or in connection with, this Agreement, any and all documents executed pursuant hereto or in connection herewith, the transaction contemplated herein, or the Property (including, without limitation, with respect to all claims under this Article XV, but excluding claims set out in clauses (ii) through (v) above) unless the aggregate amount of all such claims is equal to or greater than $250,000, but, in which case, the first dollar of such claims shall be actionable.

15.5    Permitted Title Nominees’ Indemnification of Seller. Notwithstanding anything in Section 15.3 to the contrary, if Buyer designates a Permitted Title Nominee hereunder with respect to all or substantially all of the Real Property at a Development, any liability of Buyer under clause (b) (but only to the extent the applicable misrepresentation or breach specifically pertains to such Development), clause (c) or clause (d) of Section 15.3 with respect to such Development shall be borne by such Permitted Title Nominee and Buyer and the other Permitted Title Nominees shall have no liability thereunder.
15.6    Third Party Claims. Promptly after receipt by an indemnified person of written notice of the assertion of a claim by any Person who is not a party to this Agreement (a “Third Party Claim”) that may give rise to an indemnity claim against an indemnifying party under this Article XV, or promptly after such indemnified person has actual knowledge of any such Third Party Claim, the indemnified person shall give written notice thereof to the indemnifying party; provided, that no delay on the part of the indemnified person in notifying the indemnifying party will relieve the indemnifying party from any obligation under this Article XV, except to the extent such delay actually and materially prejudices the indemnifying party. The indemnifying party shall have the right to either participate in or control the defense of any Third Party Claim that is the subject of a notice given by or on behalf of any indemnified person pursuant to this Section 15.6. In addition, the indemnifying party will have the right to defend the indemnified person against the Third Party Claim with counsel of its choice reasonably satisfactory to the indemnified person so long as the indemnifying party gives written notice that they or it will defend the Third Party Claim to the indemnified person within fifteen (15) Business Days after the indemnified person has given notice of the Third Party Claim under this Section 15.6. The indemnified person may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim. The indemnified party shall reasonably cooperate (at no cost or expense to the indemnified party) with the indemnifying party in the defense or settlement of each Third-Party Claim that is subject to indemnification under this Article XV. The indemnifying party will not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third Party Claim without the prior written consent of the indemnified person unless such judgment, compromise or settlement is without cost or expense to the indemnified party and does not involve any admission of liability by the indemnified party.

15.7    Survival. Subject to Sections 15.1 through 15.6 (including the limitations set forth therein), Seller’s indemnity set forth in Section 15.1 and the Buyer’s indemnity set forth in Section 15.3 shall survive the Closing.
ARTICLE XVI
REMEDIES ON DEFAULT
16.1    Default. If at any time prior to Closing, to Seller’s Knowledge, Buyer fails to pay any material sum due from Buyer under this Agreement as and when the same is due hereunder or Buyer fails to duly observe or perform in any material respect any of the material terms or material covenants hereunder to be observed or performed by Buyer, then Seller shall promptly give Buyer written notice thereof. If at any time prior to Closing, to Buyer’s Knowledge, Seller fails to pay any material sum due from Seller under this Agreement as and when the same is due hereunder, or Seller fails to duly observe or perform in any material respect any of the material terms or material covenants hereunder to be observed or performed by Seller, then Buyer shall promptly give Seller written notice thereof. Each of the following shall constitute an “Event of Default” under this Agreement: (a) any failure to pay any material sum due under this Agreement, as and when the same is due hereunder, which failure continues for a period of two (2) Business Days after written notice thereof by the non‑defaulting party to the defaulting party (but in no event shall such cure period extend beyond the Closing); and (b) any failure in the due observance or performance of any of the material terms or material covenants hereunder (other than any terms or covenants that relate to the payment of money) in any material respect, which failure is not cured by the date that is five (5) Business Days prior to the Closing; provided, however, that, notwithstanding the foregoing, (i) the foregoing terms of this Section 16.1 shall not apply to covenants or agreements to be performed at the Closing, as to which there shall be no notice required or grace or cure period allowed, and (ii) if any notice of breach is delivered pursuant to this Section 16.1 within ten (10) Business Days of Closing and such failure is due to events that are outside of the defaulting party’s control and does not relate to any covenant or agreement to be performed at the Closing, the Closing Date shall be extended for five (5) Business Days to allow the defaulting party additional time to cure such breach.
16.2    Seller's Remedy. If there is aN event of default (as defined in

Section 16.1) OF BUYER (and Seller does not elect to waive such event of default) or if Buyer fails or refuses to consummate the transaction contemplated hereby on the Closing Date for any reason other than Seller’s material default, failure of any condition to Buyer’s obligation to close, or the exercise by Buyer of an express right of termination granted herein, then Seller shall be entitled to terminate this Agreement and receive and retain the Deposit, as liquidated damages, it being agreed that Seller's right to the Deposit shall be Seller's sole remedy in the event of a breach or default by Buyer hereunder if the Closing does not occur and all other claims for other remedies at law or equity are expressly waived by Seller hereunder. The parties acknowledge that if Buyer defaults hereunder, Seller's damages will be difficult, if not impossible, to ascertain and therefore agree that the payment of the Deposit to Seller as liquidated damages is fair and reasonable compensation to Seller. SUCH RECOVERY OF THE DEPOSIT BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTION 3275 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR PROVISION. Notwithstanding the foregoing, if Buyer fails to indemnify or restore as provided in Sections 4.1.3 and 4.6 or breaches Section 18.14 (each such failure or violation, a “Violation”), Seller shall be entitled to recover all Liabilities incurred by Seller WITH RESPECT TO SUCH VIOLATION and such recoveries shall not be limited to the Deposit. In the event of any Violation, Seller may elect any appropriate action available in equity or by law, such rights and remedies being cumulative and the exercise of one or more of such rights or remedies by Seller shall not be construed to be a waiver of any of the others. Notwithstanding anything contained in this Section 16.2 to the contrary, if Seller elects to terminate this Agreement as a result of a breach by Buyer of any of its covenants or agreements under this Agreement with respect to the period prior to the Contingency Date, then the Deposit shall be returned to Buyer.
Buyer’s Initials:  /s/ SE__
Seller’s Initials (on behalf of each Seller): /s/ BP_
16.3    Buyer's Remedies. If there is an Event of Default (as defined in Section 16.1) of Seller under this Agreement (and Buyer does not elect to waive such Event of Default) or Seller fails or refuses to consummate the transaction contemplated hereby on the Closing Date for any reason other than Buyer’s material default, failure of any condition to Seller’s obligation to close, or the exercise by Seller of an express right of termination granted herein, then Buyer, as its sole and exclusive remedy at law and in equity in the event of a breach or default by Seller hereunder (and all other claims for other remedies at law or equity are expressly waived by Buyer hereunder), may either (i) terminate this Agreement, in which event the Deposit shall be immediately returned to Buyer and neither party shall have any further Liability hereunder except for those Liabilities that expressly survive termination of this Agreement, or (ii) commence an action for specific performance of Seller’s obligations under this Agreement other than its obligations with respect to the First Mortgage Loan Approvals (except that if Buyer is the prevailing party in any such action for specific performance, then the court that conducts such action shall award to Buyer all costs and expenses that it incurs in connection with such action, including, without limitation, reasonable attorneys’ fees and costs). As a condition precedent to Buyer exercising any right it may have to bring an action for specific performance hereunder for purposes of conveyance of the Property, Buyer must commence such an action within one hundred twenty (120) days after the Closing Date. Except for any such action for specific performance for purposes of conveyance of the Property, any action for specific performance under or with respect to this Agreement must be commenced prior to the Closing. Buyer agrees that its failure to timely commence an action for specific performance within the applicable time period set forth above shall be deemed a waiver of its right to commence such an action as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of an action or similar notice against all or any portion of the Property. If this Agreement is terminated pursuant to clause (i) above as the result of a Seller default hereunder, then Seller agrees to (x) reimburse Buyer for its reasonable and verifiable out of pocket due diligence expenses and attorney’s fees paid in connection with the transactions contemplated in this

Agreement up to a maximum of $250,000, and (y) in the event that specific performance for the purpose of conveyance of the Property is unavailable because Seller sold OR CONTRACTED TO SELL one or more of the Developments to a third-party, then Seller shall also pay to Buyer an amount equal to Five Million Six Hundred Thousand Dollars ($5,600,000) as liquidated damages. The parties acknowledge that if Seller defaults hereunder and specific performance for the purpose of conveyance of the Property is unavailable because Seller sold OR CONTRACTED TO SELL one or more of the Developments to a third-party, Buyer’s damages will be difficult, if not impossible to ascertain and therefore agree that the payment of $5,600,000 to Buyer as liquidated damages is fair and reasonable compensation to Buyer. SUCH PAYMENT BY THE SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO BUYER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTION 3275 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR PROVISION.
Buyer’s Initials:  /s/ SE
Seller’s Initials (on behalf of each Seller): /s/ BP
In no event shall Seller or any Seller Party be liable to Buyer or any Permitted Title Nominee for any indirect, consequential, exemplary, incidental, punitive or special damages.
16.4    Pre-Close Limitations. The limitations on Buyer’s and Seller’s remedies set forth in this Section 16 above are intended to apply only to remedies exercised if the Closing does not occur, and not for remedies available after the Closing occurs. Notwithstanding anything in this Article XVI to the contrary, (i) upon a breach of a Seller Warranty, Buyer’s pre-Closing rights and remedies shall be exclusively governed by Section 12.5, and (ii) upon a breach of a Buyer Warranty, Seller’s pre-Closing rights and remedies shall be exclusively governed by Section 13.4.
ARTICLE XVII
ASSIGNMENT
17.1    Assignment. Subject to the provisions of this Article XVII, each of the terms and provisions of this Agreement shall apply to and bind the permitted successors and assigns of the parties hereto. However, notwithstanding the foregoing, (i) Buyer shall not be permitted to assign any of its rights or obligations under this Agreement without Seller’s prior written consent, and (ii) Seller shall not be permitted to any of assign its rights or obligations under this Agreement prior to Closing without Buyer’s prior written consent. Any assignment or purported assignment by a party of any right, title or interest under this Agreement in violation of this Section 17.1 shall be null and void, and shall constitute a default by such party of its obligations hereunder. This Agreement shall inure solely to the benefit of Seller and its permitted successors and assigns and Buyer and its permitted successors and assigns.
17.2    Designation of Title Nominee. Notwithstanding the foregoing terms of Section 17.1, Buyer may nominate as the grantee, transferee, or assignee for all or any portion of the Property under any of the documents to be executed and delivered by Seller pursuant to Section 8.1, one or more Permitted Title Nominees. To so designate a Permitted Title Nominee, Buyer must give written notice thereof to Seller at least ten (10) Business Days prior to the Closing Date. Buyer shall so designate a separate Permitted Title Nominee to acquire the Real Property at each Development pursuant to this Section 17.2 and, once designated, each such Permitted Title Nominee shall succeed to the rights and obligations of Buyer under this Agreement that survive Closing (including, without limitation, indemnification obligations) and that relate specifically to its respective Development and Buyer and the other Permitted Title Nominees shall be released from all such obligations.   As used in this Agreement, the term Buyer shall thereafter mean and refer to (i) each Permitted Title Nominee with respect to the rights and obligations of Buyer under this Agreement that survive Closing (including, without limitation, indemnification obligations) and relate specifically to its respective Development, as applicable, and (ii) the original Buyer with respect to all other rights and obligations of Buyer under this Agreement, including, without limitation, all obligations under Article III and any other obligations herein related to the Exchange Units and the Promissory Notes, and all such rights and obligations shall be several.
ARTICLE XVIII
MISCELLANEOUS
18.1    Additional Actions and Documents.

(1)    Each of the parties hereto hereby covenants to take or cause to be taken such further actions and to execute, deliver, and file or cause to be executed, delivered, and filed such further documents and instruments as may be reasonably requested by the other party in order to consummate and make effective the transaction contemplated by this Agreement, whether before, at, or after the Closing; provided, however, that the performance of such actions or the execution and delivery of such documents, as applicable, shall not result in any additional Liability to such party or any of its Affiliates.
(2)    From and after the execution of this Agreement, including following the Closing, Seller shall reasonably cooperate with Buyer and with TCI in order to permit TCI to include financial statements relating to the Developments in TCI’s periodic filings with the SEC, including special modified versions of Seller’s financial statements as required by Rule 3-14 of Regulation S-X; provided, however, that such cooperation shall not result in any additional Liability to Seller or any of its Affiliates.
(3)    The provisions of this Section 18.1 shall survive the Closing and the delivery of the Deeds for a period of one year.
18.2    Entire Agreement; Amendment. This Agreement, including the other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the transaction contemplated hereby, and it supersedes all prior oral or written agreements, commitments, or understandings with respect to the matters provided for herein. No amendment, modification, or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, or discharge is sought.
18.3    Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be (i) hand delivered, (ii) mailed by first‑class, registered or certified mail, return receipt requested, postage prepaid, (iii) sent by Federal Express or other recognized overnight delivery service or (iv) to the extent expressly permitted under Section 4.1.5, given by email or other electronic delivery Each notice, demand, request or communication which shall be hand delivered or mailed in the manner described shall be deemed sufficiently given, served, sent, received, or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of the messenger being deemed conclusive, but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation. Subject to the above, all notices, demands, requests or other communications shall be addressed as follows:
IF TO BUYER:
The Taubman Realty Group Limited Partnership
                c/o The Taubman Company LLC
                200 East Long Lake Road
                Bloomfield Hills, Michigan 48304
                Attention:     Mr. Steven Eder
E-mail:     seder@taubman.com
With copies (which shall not constitute notice) to:

                The Taubman Company LLC
                200 East Long Lake Road
                Bloomfield Hills, Michigan 48304
                Attention:    Chris Heaphy, Senior Vice President
                        and General Counsel
E-mail:     cheaphy@taubman.com
Honigman Miller Schwartz and Cohn LLP
                39400 Woodward Avenue, Suite 101
                Bloomfield Hills, Michigan 48304-5151
                Attention:    Martin L. Katz, Esq.
E-mail:     mkatz@honigman.com
IF TO SELLER:

                c/o Davis Street Properties, LLC
                622 Davis Street
                Evanston, Illinois 60201
                Attention:    Robert Perlmutter
E-mail:     rperlmutter@dslandco.com
With copies (which shall not constitute notice) to:

                Ropes & Gray, LLP
                Prudential Tower
                800 Boylston Street
                Boston, Massachusetts 02199-3600
                Attention:    Jason E. Dunn
E-mail:     jason.dunn@ropesgray.com

Each party may change any or all of its respective addresses for notice by providing written notice to the other party. Notices by Buyer may be given by Buyer’s counsel indicated above. Notices by Seller may be given by Seller’s counsel indicated above.
18.4    Limitations on Benefits. It is the explicit intention of the parties hereto that no person or entity, (including, without limitation, Broker and any Tenant), other than the parties hereto, their permitted successors and assigns and, to the extent of its joinder hereto, Davis Street, is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto, their respective successors and assigns as permitted hereunder and, to the extent of its joinder hereto, Davis Street.
18.5    Limitation on Liability. No Seller Party shall be personally liable for the performance of any obligations of Seller hereunder or under any documents executed by Seller pursuant hereto or in connection herewith or otherwise for or with respect to the acts, omissions, or obligations of Seller. None of the Buyer Parties shall be personally liable for the performance of any obligations of Buyer hereunder or under any documents executed by Buyer pursuant hereto or in connection herewith or otherwise for or with respect to the acts, omissions, or obligations of Buyer.
18.6    Survival Provisions; Acceptance of Deeds. Upon the termination hereof as in this Agreement provided, all of the terms and provisions of this Agreement shall be void and of no further force or effect and neither Buyer nor Seller shall have rights or Liabilities hereunder except for the rights and Liabilities of the parties that expressly survive termination hereunder. None of the agreements and obligations of Buyer and Seller shall survive the Closing, except for those agreements and obligations that expressly survive the Closing as provided herein, subject to the limitations set forth herein.
18.7    Binding Effect. Subject to the limitations set forth in Article XVII, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, devisees, personal representatives, permitted successors and assigns.
18.8    Waiver. Failure by either party hereto to insist upon or enforce any of its rights shall not constitute a waiver thereof, and neither this Agreement nor any provision hereof may be waived except by an instrument signed by the party against whom the enforcement of such waiver is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply. Any party hereto may waive the benefit of any provision or condition for its benefit contained in this Agreement.
18.9    Time of Essence. TIME IS OF THE ESSENCE IN THIS AGREEMENT.
18.10    Construction. Each party hereto hereby acknowledges that all parties hereto participated equally in the drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than the other.
18.11    GOVERNING LAW; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK (BUT NOT INCLUDING THE CHOICE OF LAW RULES THEREOF). The parties (i) irrevocably and unconditionally agree to be subject to the jurisdiction of any federal or state court located in the State of New York for the purpose of any action arising out of or based upon this Agreement or relating to the subject matter hereof, whether now existing or hereafter arising, (ii) hereby waive, to the extent not prohibited by applicable law, and agree not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that they are not subject personally to the jurisdiction of the above-named courts, that any such action brought in one of the above-named courts shall be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement, or the subject matter hereof, whether now existing or hereafter arising, may not be enforced in or by such court, and (iii) hereby agree not to commence any action arising out of or based upon this Agreement, or relating to the subject matter hereof, whether now existing or hereafter arising, other than before one of the above-named courts nor to make any motion or take any other action seeking or intended to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. If a federal or state court in New York determines that it does not have subject matter jurisdiction to hear a case brought by Seller or Buyer with respect to this Agreement or any of the Closing Documents, then the action may be brought in any other state’s federal or state courts.
18.12    Section Headings. The Section and Article headings used herein are for convenience of reference only and shall not be deemed to vary the content of this Agreement or the covenants, agreements, representations and warranties herein set forth or limit the provisions or scope of any provision.
18.13    Pronouns; Time; Construction. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require. If any period or time set forth in this Agreement ends or occurs on a day which is not a Business Day, then such period or time shall instead end on the next immediately following Business Day. Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a nonexclusive manner. Unless the context clearly requires otherwise, “or” is not exclusive. Except as otherwise indicated, all Exhibit, Schedule and Section references in this Agreement shall be deemed to refer to the Exhibits, Schedules and Sections in this Agreement.
18.14    Commission. Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or agent has been engaged by either of them in connection with the negotiation and/or consummation of this Agreement other than the Broker. Any and all any brokerage fees, finders' fees or commissions payable to CoastWood Capital Group, LLC shall be paid by Buyer pursuant to a separate agreement. Each of the parties hereto agrees to defend and indemnify the other party against any claims against the other party for any brokerage fees, finders' fees or commissions with respect to the transaction contemplated by this Agreement which are asserted by any person purporting to act or to have acted for or on behalf of the indemnifying party, and to pay the other party's reasonable attorneys' fees and disbursements in connection therewith. The indemnity provided for in this Section 18.14 shall survive the Closing indefinitely and shall not be subject to the provisions of Article XV.
18.15    Counterparts; Signatures. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of or on behalf of each party, or the signatures of the persons required to bind any party, appear on one or more of such counterparts. All counterparts shall collectively constitute a single agreement. Signatures to this Agreement transmitted by telecopy or email shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or emailed signature and shall accept the telecopied or emailed signature of the other party to this Agreement.
18.16    Exhibits. The Exhibits and Schedules enumerated herein are attached hereto and incorporated herein by this reference. The Exhibits and Schedules are hereby made a part of this Agreement as fully as if set forth in the text hereof.
18.17    Books and Records. Seller intends to retain books and records with respect to the Property that it determines may be necessary to defend itself against any matters that may arise in the future with respect to the Property and address accounting and tax matters from its period of ownership of the Property; provided that Buyer shall get copies of such books and records to the extent they would otherwise be provided hereunder. Seller may retain copies of all information relating to the Property delivered to Buyer pursuant to this Agreement or otherwise. Further, for five (5) years following the Closing, (i) Buyer shall permit Seller to have access to, inspect, and make copies of all such Property information (other than confidential materials) during Buyer’s or Buyer’s property manager’s normal business hours upon reasonable prior notice, and (ii) Seller shall permit Buyer to have access to, inspect, and make copies of all such Property information (other than Confidential Materials) upon reasonable prior notice.
18.18    No Recording. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded in the land or chattel records of any jurisdiction. Buyer agrees not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith except in connection with any action or proceedings brought by Buyer in accordance with the terms hereof. If Buyer breaches the terms of this Section 18.18, then (i) Seller, at its option, may terminate this Agreement and any recorded copy of this Agreement or notice or memorandum hereof shall for all purposes be considered null and void between the parties hereto and shall not be a notice to, or binding in any way upon, third parties, and (ii) Buyer shall indemnify Seller from and against any and all Liabilities that Seller may incur or suffer by reason of such breach.
18.19    Not an Offer. The submission of this Agreement does not constitute an offer to sell and no legal obligations shall arise between Seller and Buyer with respect to the transaction herein described unless and until this Agreement has been executed and delivered by each of Seller and Buyer.
18.20    Increased Taxes. Notwithstanding anything in Section 11.1.3 or any other provision of this Agreement to the contrary, any and all additional taxes or assessments arising out of a change in the use of the Property after Closing, a change in ownership as a result of the Closing or a change in the term of any Tenant Lease that is a ground lease after Closing, including, without limitation, any increase in existing taxes or supplemental taxes assessed or imposed by the Authorities in California in connection with the closing of the transactions herein contemplated, shall be solely the responsibility of Buyer and its successors and assigns. The terms of this Section 18.20 shall survive the Closing indefinitely.
18.21    Natural Hazard Disclosure. As used herein, the term "Natural Hazard Area" shall mean those areas identified as natural hazard areas or natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4 and 51183.5, and California Public Resources Code Sections 2621.9, 2694 and 4136, and any successor statutes or laws (the "Act"). Within ten (10 Business Days after the date of this Agreement, Seller shall provide Buyer with a Natural Hazard Disclosure Statement (the "Disclosure Statement") in a form required by the Act. Buyer acknowledges that Seller retained the services of Chicago Title to examine the maps and other information made available to the public by government agencies for the purpose of enabling Seller to fulfill its disclosure obligations with respect to the Act and to prepare the written report of the result of its examination (the "Report"). Buyer acknowledges that the Report fully and completely discharges Seller from its disclosure obligations under the Act and under California Civil Code Sections 1102 through 1102.17. Buyer acknowledges and agrees that nothing contained in the Disclosure Statement releases Buyer from its obligation to fully investigate and satisfy itself with the condition of the Property during the Due Diligence Period, including, without limitation, whether the Property is located in any Natural Hazard Area. Buyer further acknowledges and agrees that the matters set forth in the Disclosure Statement or Report may change on or prior to the Closing and that Seller has no obligation to update, modify or supplement the Disclosure Statement or Report. Buyer is solely responsible for preparing and delivering its own Disclosure Statement to subsequent prospective purchasers of the Property.
18.22    Survival of Article XVIII. All of the provisions of Article XVIII shall survive the Closing indefinitely, except where a different period of time is expressly provided in this Article XVIII.

[Signatures Appear on the Following Page]

Seller and Buyer have executed this Agreement as of the day and year first above written.
SELLER:
DAVIS STREET LAND COMPANY OF TENNESSEE, L.L.C., as Trustee of The Green Hills Mall Trust

By:     DAVIS STREET LAND COMPANY, L.L.C.,
its sole member

By:    /s/ Robert Perlmutter
Name:    Robert Perlmutter
Title:    Manager

DAVIS STREET LAND COMPANY OF TENNESSEE II, L.L.C., as Trustee of GH II Trust

By:     DAVIS STREET LAND COMPANY, L.L.C.,
its sole member

By:    /s/ Robert Perlmutter
Name:    Robert Perlmutter
Title:    Manager

GARDENS SPE II, LLC

By:    MAINSTREET GOEP LLC, its Manager

By:    /s/ Robert Perlmutter
Name:    Robert Perlmutter
Title:    Manager

EL PASEO LAND COMPANY, L.L.C.

By:    DAVIS STREET PROPERTIES, LLC,
its Sole Member

By:    /s/ Robert Perlmutter
Name: Robert Perlmutter
Title:    Manager

BUYER:
THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP,
a Delaware limited partnership

By:    /s/ Steven Eder__________________________

Its:    Authorized Signatory

JOINDER

Davis Street hereby joins in the execution of the Agreement for the sole purpose of agreeing to the terms and provisions set forth in Sections 3.3.1, 3.3.2, 3.3.4 and 5.2.11 of this Agreement, including the rights and obligations of Davis Street set forth therein.

DAVIS STREET PROPERTIES, LLC

By:    /s/ Robert Perlmutter
Name: Robert Perlmutter
Title:    Manager

EXHIBIT A

GHM SITE PLAN

CRESTMOOR ROAD
Library Archives Building
Restaurant Outparcel
North Strip Center
THE SHOPS AT GREEN HILLS
CLEGHORN AVENUE
MALL SHOPS
MACYS
DILLARDS
NORDSTROM
HILLSBORO PIKE
ABBOTT MARTIN ROAD

the MALL at GREEN HILLS

NASHVILLE, TN

SITE PLAN

Davis Street
LAND COMPANY

DATE: 9/19/2011

EXHIBIT B

GEOP AND EPV SITE PLAN

SAKS
UPPER LEVEL MALL
THE GARDENS ON EL PASEO
SAKS
elpaseo VILLAGE
LARKSPUR
SAN PABLO
LUPINE
LOWER LEVEL MALL
EL PASEO

THE GARDENS ON EL PASEO
&
elpaseo VILLAGE

PALM DESERT, CA

SITE PLAN

Davis Street
LAND COMPANY

DATE: 9/19/2011

EXHIBIT C

INTENTIONALLY OMITTED

EXHIBIT D

EPV FEE PARCEL LEGAL DESCRIPTION

LOT 2 OF TRACT NO. 11881, IN THE CITY OF PALM DESERT, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BOOK 99, PAGES 48 AND 49 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF RIVERSIDE COUNTY, CALIFORNIA.

EXCEPTING THEREFROM ONE-SIXTEENTH OF ALL OIL, GAS, AND OTHER MINERAL DEPOSITS IN SAID LAND AS RESERVED IN PATENT FROM THE STATE OF CALIFORNIA, RECORDED JULY 17, 1925 IN BOOK 9 PAGE 102 OF PATENTS, RECORD OF RIVERSIDE COUNTY, CALIFORNIA.

APN: 627-252-004, 005

EXHIBIT E

GHM FEE PARCEL LEGAL DESCRIPTION

Mall Parcel

TRACT I:
Being a parcel of land in Nashville, First Civil District, Twenty-Fifth Councilmanic
District, Davidson County, Tennessee, generally located between Crestmoor Road and
Abbott Martin Road and between Cleghorn Avenue and Hillsboro Pike being part of property conveyed to Davis Street Land Company of Tennessee, LLC, Trustee, by Instrument No. 200104040032779 , R.O.D.C. and also being Parcels A and C and Green Hills Village Drive shown on the Green Hills Village Subdivision of record in Plat Book 2330, Page 81, R.O.D.C. and parts of Lots 3 through 6 on the map of J. C. Bumford's Subdivision (unrecorded) and part of Lot 12 on the Plan of Andrew Castleman Lands of record in Minute Book J, Page 30, R.O.D.C., and being more particularly described as follows:
Beginning at an iron rod (old) in the northerly right-of-way line of Abbott Martin Road, as widened being the new southwesterly corner of property conveyed to Exxon Corporation by deed of record in Book 7796, Page 48, R.O.D.C.;
 THENCE, along said northerly right-of-way line the following calls;
with a curve to the left, 31.96 feet, said curve having a central angle of  05° 32' 55", a radius of 330.05 feet, a tangent of 15.99 feet and a chord of N 88° 20' 00" W 31.95 feet to a chiseled "x";
S 88° 45' 25" W, 33.63 feet to a chiseled "x",
N 88° 14' 00" W, 180.00 feet to an iron rod (old),
N 01° 46' 00" E, 4.00 feet to an iron rod (old),
N 88° 14' 00" W, 470.00 feet to an iron rod (old),
S 18° 45' 00" W, 4.18 feet to an iron rod (old),
N 88° 14' 00" W, 89.60 feet to an iron rod (old) in the southeasterly corner of the Property conveyed to Dillard's of record in Book 9944, Page 51, R.O.D.C.;
 THENCE, along the easterly line of said Dillard's the following calls;
N 01° 46' 00" E, 157.22 feet to a chiseled "x",
N 87° 51' 00" W, 50.78 feet,
N 02° 09' 59" E, 254.79 feet to a P.K. nail in the southerly line of property conveyed to Battleship, L.L.C. by deed of record in Book 11495, Page 893, R.O.D.C.;
THENCE, with the property of Battleship, L.L.C. and with property conveyed to Green Hills Commons, L.L.C. by deed of record in Book 10216, Page 69, R.O.D.C. the following calls;
S 87° 53' 00" E, 86.64 feet to a P.K. nail,
N 19° 45' 00" E, 357.14 feet to a chiseled "x", with a curve to the right, 148.68 feet to an iron pin, said curve having a central angle of 21° 26' 00", a radius of 397.46 feet, a tangent of 75.22 feet and a chord of N 30° 28' 00" E 147.82 feet;
N 41° 11' 00" E, 160.86 feet to a P.K. nail in the southerly line of property conveyed to Metropolitan Government by deed of record in Book 4027, Page 113, R.O.D.C.;
THENCE, along the southerly line of said Metropolitan Government property and along  the southerly line of Green Hills Village Drive, S 87° 45' 00" E, 100.00 feet to a concrete monument;
THENCE, along the southerly line of property conveyed to Green Hills, L.P. by deed of record in Book 9359, Page 655, R.O.D.C. and along the southerly line of Hillsboro Views a subdivision of record in Plat Book 974, Page 64, R.O.D.C., S 87° 37' 20" E, 303.09 feet to an iron rod  (old) in the westerly line of the Re-Subdivision of the easterly 75' of Lot 5, Block "B" Hillsboro Views Development Company's Subdivision;
 THENCE, with said Re-Subdivision the following calls:
          S 02° 22' 40" W, 135.74 feet to an iron rod (old),
          S 87° 37' 20" E, 128.82 feet to an iron rod (old),
          N 02° 22' 40" E, 135.41 feet to an iron rod (old),
THENCE, along the southerly line of said Hillsboro Views S 87° 37' 20" E, 480.42 feet to a chiseled "x" in the westerly right-of-way line of Hillsboro Pike;
THENCE, along said westerly right-of-way line S 22° 26' 24" W, 467.59 feet to a set iron pin in the northeasterly corner of property conveyed to Third National Bank by deed of record in Book 2143, Page 477, R.O.D.C.;
THENCE, along said Third National Bank property the following calls;
N 87° 47' 00" W, 155.52 feet to an iron rod (old),
S 02° 32' 50" W, 125.00 feet to an iron rod (old),
S 85° 00' 10" E, 108.38 feet to an iron rod (old) in the westerly right-of-way line of Hillsboro Pike;
THENCE, along said right-of-way line, S 22° 26' 24" W, 328.28 feet to a chiseled "x" in the northeasterly corner of property conveyed to Exxon Corporation by deed of record in Book 7796, Page 48, R.O.D.C.;
THENCE, along the northerly line of said Exxon property, N 86° 06' 00" W, 150.00 feet to an iron rod (old);
THENCE, along the westerly line of said Exxon property, S 22° 32' 00" W, 132.76 feet to the point of beginning;
Containing 1,018,031 square feet or 23.37 acres, more or less.

TRACT II:
Being a parcel of land in Nashville, First Civil District, Twenty-fifth Councilmanic District, Davidson County, Tennessee, generally located on the southerly side of Crestmoor Road east of Cleghorn Avenue being part of Lot 11 and the easterly 50 feet of Lot 12, Block B, on the Plan of Hillsboro Views Development Company’s Subdivision of record in Book 974, Pages 64 and 65, R.O.D.C. and being more particularly described as follows:
BEGINNING at an iron pin in the southerly line of Lot 12;
THENCE, crossing Lot 12, N. 03 degrees 00 minutes 57 seconds E. 182.71 feet to an iron pin in the southerly right-of-way of Crestmoor Road (60-foot right-of-way);
THENCE, along said southerly right-of-way, S 86 degrees 56 minutes 11 seconds E. 149.78 feet to an iron pin in the northeasterly corner of lot 11;
THENCE, along the easterly line of Lot 11, S. 03 degrees 09 minutes 29 seconds W. 181.14 feet to an iron pin in the southerly line of Lot 11;
THENCE, along said southerly line, N. 87 degrees 32 minutes 17 seconds W. 149.34 feet to the point of beginning.
Containing 27,208 square feet or 0.62 acres, more or less.

TOGETHER WITH
EASEMENT – Parcel 1:
Arising pursuant to Deed of Record in Book 5786, Page 809, Register’s Office for Davidson County, Tennessee
An Easement for ingress and egress over and across that portion of Parcel B on the plan of Green Hills Village, as of record in Book 2330, page 81, Register’s Office for Davidson County, Tennessee and described as follows:
Beginning at a point in the southerly property line of the South Central Bell property as of record in Book 4389, page 417, R.O.D.C., Tennessee, said point lying in an easterly direction along the said southerly property line of South Central Bell a distance of 565.74 feet, more or less, from the eastern margin of Cleghorn Avenue;
Thence, in an easterly and northerly direction along a curve to the left, having a central angle of 72 degrees 22 minutes and having a radius of 100 feet, for a distance of 126.30 feet, more or less to a point, said point being the end of the curve and lying on the easterly property line of said South Central Bell property and the west margin of Green Hills Village Drive (now closed by instrument of record in Book 3277, page 81, R.O.D.C., Tennessee).
Thence, with South Central Bell’s easterly property line, S. 19 degrees 45 minutes W. for a distance of 73.14 feet, more or less, to a point, said point being the southeast corner of the South Central Bell property;
Thence, along South Central Bell’s southerly property line N. 87 degrees 53 minutes W., for a distance of 73.14 feet more or less to the point of beginning.
And
EASEMENT – Parcel 2:
Arising pursuant to Deed of Record in Book 4315, Page 556, Register’s Office for Davidson County, Tennessee.
A non-exclusive right to park on the easterly part of Parcel B shown on Green Hills Village Subdivision of record in Book 2330, Page 81, R.O.D.C., and being more particularly described as follows:
Beginning at a point on the easterly line of said South Central Bell property, said point being N. 19 degrees 45 minutes E., 73.14 feet from the southeast corner of said property;
Thence, with said easterly line, N. 19 degrees 45 minutes E., 284.00 feet to a monument;
Thence, with a curve to the right 148.67 feet to a monument, said curve having a radius of 397.46 feet, a central angle of 21 degrees 26 minutes and a tangent distance of 75.22 feet;
Thence N. 41 degrees 11 minutes E., 160.86 feet to a monument, the northeast corner of said property;
Thence, with the northerly line of said property 275 feet (more or less) to the northwest corner;
Thence, with the westerly line 65 feet (more or less) to the point where the northerly curb line (sidewalk) adjacent to and north of the existing South Central Bell building extended to said westerly line intersects;
Thence, in a southeasterly direction with said curb line 140 feet (more or less) to a point in line with the easterly curb line (sidewalk) adjacent to and east of said existing building;
Thence, in a southwesterly direction with said curb line 435 feet (more or less);
Thence, at right angles to said easterly property line 40 feet (more or less) to the point of beginning.
Being the same property conveyed to Davis Street Land Company of Tennessee, L.L.C., a Delaware limited liability company, not personally but solely as Trustee of the Green Hills Mall Trust for record as Instrument No. 20010404-0032779, Register’s Office for Davidson County, Tennessee.

3808 Cleghorn
BEING A TRACT OF LAND LYING IN NASHVILLE, DAVIDSON COUNTY, TENNESSEE, ALSO BEING PART OF LOTS 1 AND 2 ON THE PLAN OF A.R. GREENE’S SUBDIVISION OF PART OF BLOCK “D” IN HILLSBORO VIEWS DEVELOPMENT COMPANY’S SUBDIVISION, AS OF RECORD IN PLAT BOOK 1130, PAGE 35, AT THE REGISTER’S OFFICE FOR DAVIDSON COUNTY, TENNESSEE AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT AN EXISTING IRON ROD ON THE EASTERLY RIGHT-OF-WAY LINE OF CLEGHORN AVENUE, 60 FEET IN WIDTH, AT A CORNER COMMON WITH H.K. ENTERPRISES, INC., AS OF RECORD IN DEED INSTRUMENT 200203190034136, AT SAID REGISTER’S OFFICE, BEING THE SOUTHWEST CORNER OF THIS TRACT;

THENCE WITH THE EASTERLY RIGHT-OF-WAY LINE OF CLEGHORN AVENUE, NORTH 19 DEG 29 MIN 46 SEC EAST, 126.55 FEET TO AN SET;

THENCE ALONG A CURVE TO THE RIGHT WITH AN ARC LENGTH OF 30.46 FEET, WITH A RADIUS OF 270.00 FEET, THE CENTRAL ANGLE OF WHICH IS 06 DEG 27 MIN

52 SEC TO AN EXISTING IRON ROD AT A CORNER COMMON WITH G.H. COMPANY, LLC., AS OF RECORD IN DEED BOOK 11495, PAGE 916, AT SAID REGISTER’S OFFICE;

THEN LEAVING THE EASTERLY RIGHT-OF-WAY LINE OF CLEGHORN AVENUE WITH THE SOUTHERLY PROPERTY LINE OF G.H. COMPANY, LLC., SOUTH 86 DEG 38 MIN 08 SEC EAST, 237.53 FEET TO AN IRON ROD SET AT A CORNER COMMON WITH GREEN HILLS COMMONS, LLC, AS OF RECORD IN DEED BOOK 10216, PAGE 69 AT SAID REGISTER’S OFFICE;

THENCE WITH THE WESTERLY PROPERTY LINE OF GREEN HILLS COMMONS, LLC., AND BATTLESHIP, LLC., AS OF RECORD IN DEED BOOK 11495, PAGE 893, AT SAID REGISTER’S OFFICE, SOUTH 20 DEG 41 MIN 00 SEC WEST, 224.17 FEET TO AN EXISTING IRON ROD AT A CORNER COMMON WITH SAID H.K. ENTERPRISES;

THENCE WITH THE NORTHERLY PROPERTY LINE OF H.K. ENTERPRISES, NORTH 70 DEG 12 MIN 49 SEC WEST, 223.86 FEET TO THE POINT OF BEGINNING, CONTAINING 43,019 SQUARE FEET (0.99 ACRES MORE OR LESS).

Said property also legally described as:

A tract of land located in the Twenty-fifth Councilmanic District of Nashville, Davidson County,
Tennessee on Cleghorn Avenue near Crestmoor Road, being Lots 1 & 2 on the final plat of A. R Greene’s Subdivision Of Block “D” In Hillsboro Views Development Co.’s Subdivision Near Nashville, Tenn. of record in Plat Book 1130, Page 35, R.O.D.C. and being more particularly described as follows:

BEGINNING at an iron rod (old) in the easterly right-of-way of Cleghorn Avenue at a southwesterly corner of GH Company, LLC property of record in Deed Book 11495, Page 916, R.O.D.C.;

THENCE, with the southerly boundary of said GH Company, LLC property S86°36’00”E, 237.36 feet to an iron rod (old) at a northwesterly corner of Green Hills Commons, LLC property of record in Deed Book 10216, Page 69, R.O.D.C.;

THENCE, with the boundary of said Green Hills Commons, LLC property and Battleship, LLC property of record in Deed Book 11495, Page 893, R.O.D.C. as S20°38’17”W, 224.39 feet an iron rod (new) to the northeast corner of Tract 2 described here on, also being Davis Land Company of Tennessee II, L.L.C. of record in Instrument No. 20070420-0047603, R.O.D.C.;

THENCE, with said Tract 2, N70°11’24”W, 224.09 feet to an iron rod (old) in the easterly right-of-way of Cleghorn Avenue;

Thence with said right-of-way as follows: N19°28’07”E, 121.35 feet to and iron rod (new);

With a curve to the right 35.99 feet to the beginning, said curve having a radius of270.00 feet, a central angle of 07°38’13” and a chord of 35.96 feet at N24°12’11”E to the POINT OF BEGINNING.

Containing 43,109 Square Feet or 0.99 Acre, more or less.

Being the same property conveyed to Davis Street Land Company of Tennessee II, L.L.C., a Delaware Limited Liability Company by deed from Robert P. Sherman, Cathy I. Sherman, Ann S. Edelman and Jacob S. Sherman of record in Instrument No. 20070608-0069046, said Register’s Office.

3814 and 3818 Cleghorn
Land in Davidson County, Tennessee, being Lot Nos. 3, 4 and 5 on the Plan of A. R. Greene’s Subdivision of Part of Block “D” in Hillsboro Views Development Company’s Subdivision, of record in Plat Book 1130, page 35, Register’s Office for Davidson County, Tennessee, to which plan reference is hereby made for a more complete description.

Being the same property conveyed to Davis Street Land Company of Tennessee II, L.L.C., a Delaware limited liability company by Deed dated April 19, 2007 from H. K. Enterprises, Inc., of record in Instrument No. 20070420-0047603, Register’s Office for Davidson County, Tennessee.

Said property also legally described as:

A tract of land located in the Twenty-fifth Councilmanic District of Nashville, Davidson County, Tennessee on Cleghorn Avenue near Crestmoor Road, being Lots 3, 4, and 5 on the final plat of A. R. Greene’s Subdivision Of Block “D” In Hillsboro Views Development Co’s Subdivision Near Nashville, Term, of record in Plat Book 1130, Page 35, R.O.D.C. and being more particularly described as follows:

BEGINNING at an iron rod (old) in the easterly right-of-way of Cleghorn Avenue at northwest corner of Tract 3 described here on, also being Seth M. Smith and Elynor Lucille Smith property of record in Instrument No. 199912210305531, R.O.D.C.;

THENCE, with said Cleghorn Avenue N19°28’07”E, 230.73’ feet to an iron rod (old) at the southwest corner of Tract 1 described here on, also being Davis Land Company of Tennessee II, L.L.C. of record in Instrument No. 20070608-0069046, R.O.D.C.;

THENCE, with said Tract 1 S70°11’24”E, 224.09 feet to an iron rod (new) in the westerly line of
Battleship, LLC property of record in Deed Book 11495, Page 893, R.O.D.C.;

THENCE, with said Battleship, LLC S20°38’17”W, 231.00 feet an iron rod (new) to the northeast corner of said Tract 3;

THENCE, with said Tract 3, N70°07’27”W, 219.37 feet to the POINT OF BEGINNING.

Containing 51,186 Square Feet or 1.175 Acre, more or less.

Together with appurtenant easements(s) established by Storm Water Surface Drainage Easement Agreement, by and among Seth M. Smith and Elynor L. Smith aka Elynor W. Smith, his wife and Davis Street Land Company of Tennessee II, L.L.C, a Delaware limited liability company, recorded as Instrument No. 20090821-0078910, Register’s Office of Davidson County, Tennessee.

Being the same property conveyed to Davis Street Land Company of Tennessee II, L.L.C, a Delaware limited liability company by Deed dated April 19, 2007 from H.K. Enterprises, Inc., of record in Instrument No. 20070420-0047603, Register’s Office of Davidson County, Tennessee.

EXHIBIT F

GHM GROUND LEASE LEGAL DESCRIPTION

Being a tract of land lying in Nashville, Davidson County, Tennessee, also known as being Lot 6 and part of Lot 7 and 8, on the Plan of A. R. Greene's Subdivision of Block "D" Hillsboro View Development Company, as of record in Plat Book 1130, page 35, at the Register's Office for Davidson County, Tennessee, and being more particularly described as follows:

Beginning at an existing concrete monument on the easterly right-of-way line of Cleghorn Avenue, 60 feet in width, at a comer common with Battleship, LLC, as of record in Deed Book 11495, page 893, at said Register's Office;

Thence with the easterly right-of-way line of Cleghorn Avenue, North 19 deg. 29 min. 46 sec. East, 206.55 feet to a PK nail set at a comer common with H. K. Enterprises, Inc., as of record in Deed Instrument 200203190034136, at said Register's Office.

Thence leaving the easterly right-of-way line of Cleghorn Avenue with the southerly property line of H. K. Enterprises, Inc., South 69 deg. 59 min. 05 sec. East, 219.14 feet to an iron rod set on the westerly property line of said Battleship, LLC.;

Thence with the westerly and northerly property line of Battleship, LLC., South 20 deg. 42 min. 00 sec. West, 139.79 feet to an iron rod set;

Thence North 87 deg. 11 min. 30 sec. West, 225.67 feet to the point of beginning, containing 37,636 square feet (0.86 acres more or less).

Said property also being described as follows:

A certain tract or parcel of land in Davidson County, Tennessee, described according to a survey made by JohnColeman Hayes, Jr. and Associates, dated February 27, 1969, and being shown as Tract III thereon.

Being Lot No. 6 and part of Lot No. 7 and 8, on the Plan of A. R. Green's Subdivision of Block "D" Hillsboro View Development Company, as of record in Book 1130, page 35, Register's Office for said County, and more particularly described as follows:

Beginning at a monument in the easterly margin of Cleghorn Avenue, as widened, at the common corner of Tracts II and III, on the above mentioned survey; thence with the margin of said Avenue, North 19 degrees 21 minutes East 206.70 feet to a monument; thence leaving said Avenue, South 70 degrees 05 minutes East 219.46 feet to a monument in the west boundary of Tract II on said survey; thence with the line between Tracts II and III, South 20 degrees 41 minutes West 140.02 feet to a monument; thence North 87 degrees 15 minutes West 225.65 feet to the point of beginning.

BEING the same property conveyed to Seth M. Smith by deed from Cosmopolitan Spa International, Inc. of record in Book 6117, page 50, dated July 25, 1983 and further conveyed to Elynor Lucille Smith, an undivided one-half (1/2) interest creating a tenancy in common by deed of record as Instrument No. 19991221-0305531, dated December 20, 1999, Register's Office for Davidson

County, Tennessee.

Further being the same property leased to Rehm-Page Development, LLC, a Memorandum of Lease being filed of record in Instrument No. 200602010012673, as modified by Operating and Ground Lease Modification Agreement of record in Instrument No. 20061213-0153892 and as assigned to Davis Street Land Company of Tennessee II, L.L.C. by instrument of record in Instrument No. 20061213-0153891 and as re-recorded in Instrument No. 20070226-0023612, said Register's Office.

EXHIBIT G

GOEP FEE PARCEL LEGAL DESCRIPTION

PARCELS 1 AND 2 OF PARCEL MAP NO. 4655, IN THE CITY OF PALM DESERT, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BOOK 7, PAGE 42 OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

EXCEPTING ONE-SIXTEENTH OF ALL COAL, OIL, GAS AND OTHER MINERAL DEPOSITS IN SAID LAND, AS RESERVED IN PATENT FROM STATE OF CALIFORNIA, RECORDED JULY 17, 1925 IN BOOK 9, PAGE 102 OF PATENTS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

ALSO EXCEPTING THEREFROM THAT PORTION WHICH WAS CONVEYED TO THE CITY OF PALM DESERT, A PUBLIC BODY, BY DEED RECORDED APRIL 9, 2003 AS INSTRUMENT NO. 2003-248415, OFFICIAL RECORDS, DESCRIBED AS FOLLOWS:

THAT PORTION OF PARCEL 1 DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID PARCEL 1 OF SAID PARCEL MAP NO. 4655, SAID POINT BEING AT THE INTERSECTION OF THE CENTER LINE OF SAN PABLO AVENUE (30.00 FEET HALF WIDTH) AND THE SOUTHERLY RIGHT-OF-WAY LINE OF EL PASEO (100.00 FEET WIDE);

THENCE ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE NORTH 89° 44' 35" EAST 44.92 FEET; THENCE LEAVING SAID SOUTHERLY RIGHT-OF-WAY LINE SOUTH 44° 53' 58" WEST 21.06 FEET TO A POINT ON A LINE THAT IS PARALLEL WITH AND 30.00 FEET EASTERLY OF THE SAID CENTERLINE OF SAN PABLO AVENUE;

THENCE ALONG SAID PARALLEL LINE SOUTH 00° 08' 35" EAST 570.02 FEET;

THENCE SOUTH 51° 26' 19" EAST 19.34 FEET TO A POINT IN THE NORTHERLY RIGHT-OF-WAY LINE OF SHADOW MOUNTAIN DRIVE (63.00 FEET WIDE);

SAID NORTHERLY RIGHT-OF-WAY LINE BEING ALSO THE SOUTHERLY LINE OF SAID PARCEL 1 OF SAID PARCEL MAP NO. 4655;

THENCE ALONG SAID NORTHERLY RIGHT-OF-WAY LINE SOUTH 89° 44' 35" WEST 45.09 FEET TO THE SAID CENTERLINE OF SAN PABLO AVENUE;

THENCE ALONG SAID CENTERLINE NORTH 00° 08' 35" WEST 597.00 FEET TO THE POINT OF BEGINNING.

A CERTIFICATE OF COMPLIANCE WHICH MERGES THE PROPERTY HEREIN DESCRIBED INTO ONE PARCEL RECORDED APRIL 29, 2003 AS INSTRUMENT NO. 2003-300169 OFFICIAL RECORDS.

THE ABOVE PARCELS 1 AND 2 BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID PARCEL 1;

THENCE ALONG THE EXTERIOR LINES OF SAID PARCELS 1 AND 2 THE FOLLOWING COURSES;

NORTH 89° 44' 35" EAST 714.95 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 20.00 FEET;

THENCE SOUTHEASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 90° 06' 50" A DISTANCE OF 31.46 FEET;

THENCE SOUTH 00° 08' 35" EAST 560.00 FEET;

THENCE SOUTH 49° 26' 42" WEST 26.22 FEET;

THENCE SOUTH 89° 44' 35" WEST 714.83 FEET;
THENCE NORTH 51° 26' 19" WEST 19.35 FEET;
THENCE NORTH 00° 08' 35"WEST 570.02 FEET;
THENCE NORTH 44° 53' 58" 21.06 FEET TO THE POINT OF BEGINNING.

APN: 627-252-004, 005

EXHIBIT H-1

2011 INSTALLMENT NOTE

Form of 2011 Closing Promissory Note

[___________], 2011
PROMISSORY NOTE
PROMISE TO PAY. For value received, The Taubman Realty Group Limited Partnership, a Delaware limited partnership (“Payor”) promises to pay to the order of [___________], a [state] [entity] (“Payee”) [______] Dollars ($[________]) (the “Principal Amount”), with interest, as follows:
Payor shall pay accrued interest on the Principal Amount on the first Business Day (as defined below) of each month, commencing as of the date hereof.
Payor shall pay the Indebtedness (as defined below) on the later of (i) [to insert the date that is sixty (60) days after the Closing Date], and (ii) February 6, 2012 (“Due Date”), unless the Indebtedness is accelerated, in which case, the Due Date is the date of acceleration. “Indebtedness” means, collectively, the outstanding Principal Amount and all accrued and unpaid interest, together with all other outstanding obligations under this Note.
Payments will be applied (at Payee’s option) first to any unpaid fees, costs or charges under this Note, then to accrued interest, and then to principal; provided that Payee shall have the option of holding any overpayment of interest, arising from Payee’s receipt of a payment prior to its due date or otherwise, for application to subsequently accruing interest. All payments due under this Note shall be paid to Payee by federal wire transfer of immediately available funds in accordance with the following wire transfer instructions or such other wire transfer instructions provided to Payor from time to time no later than five (5) Business Days (as defined below) prior to the date that an applicable payment is due:

Bank:	[___________] [___________] [___________]
ABA #:
Account:	[___________]
Account #:

In the absence of wire transfer instructions, payments under this Note shall be made to Payee at c/o [___________], Attention: [___________], or at such other address or account as Payee may designate in writing from time to time. “Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in New York, New York or Detroit, Michigan are required or authorized to be closed.
INTEREST RATE. The outstanding principal balance of this Note will bear interest at three and 1/8th percent (3.125%) per annum (the “Base Rate”).
Interest will be computed on the basis of the actual number of days elapsed and a year consisting of 360 days. If an Event of Default occurs, the interest rate shall be four percent (4%) per annum above the Base Rate and shall accrue with respect to all unpaid obligations hereunder. In no event shall the interest rate exceed the maximum rate allowed by law. Any portion of any interest payment which would be deemed unlawful for any reason under applicable law shall be applied to the outstanding principal balance of this Note.
PREPAYMENT. Payor may not prepay this Note, in whole or part, at any time.
LETTER OF CREDIT. This Note is secured by that certain standby letter of credit, dated [___________], 2011 in the amount of the Principal Amount (the “Letter of Credit”), issued by JPMorgan Chase Bank, N.A.

DEFAULT. Any of the following events shall, for purposes of this Note, constitute an “Event of Default”: (a) failure by Payor to pay any amount owing on the Indebtedness when due, whether by maturity, acceleration or otherwise; (b) any failure by Payor to comply with, or breach by Payor of any of, the terms, provisions, warranties or covenants of this Note; (c) any sale or other transfer by Payor, directly or indirectly, of all or substantially all its assets; (d) the insolvency of Payor or the admission in writing of Payor’s inability to pay debts as they mature; (e) a court having jurisdiction shall enter a decree or order for relief in respect of Payor in an involuntary case under Title 11 of the United States Code, as now or hereafter in effect, or any successor to such statute (the “Bankruptcy Code”) or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the United States or any other jurisdiction, which decree or order is not stayed, or any other similar relief shall be granted and remain unstayed under any applicable law; (f) an involuntary case is commenced against Payor under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Payor or over all or a substantial part of any of its properties, shall have been entered, or an interim receiver, trustee or other custodian of Payor for all or a substantial part of its properties is involuntarily appointed; (g) Payor shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the United States or any other jurisdiction, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by Payor of any assignment for the benefit of creditors; or the board of directors of Payor (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing; or (h) termination of existence, dissolution, winding up, insolvency, business failure or assignment for the benefit of creditors of or by Payor.
REMEDIES. If any Event of Default listed under clause (d), (e), (f), (g) or (h) of the Events of Default occurs, all Indebtedness shall immediately and automatically become due and payable. If any other Event of Default occurs, Payee shall have the option to declare all or any portion of the Indebtedness to be immediately due and payable. Payee shall have all of the rights and remedies provided at law or equity or by agreement. Payee shall not have the right to present the Letter of Credit for payment unless an Event of Default has occurred. The remedies of Payee are cumulative and not exclusive. No delay by Payee in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by Payee of any right or remedy shall preclude any future exercise of such right or remedy or the exercise of any other right or remedy. No waiver or indulgence by Payee of any default or Event of Default shall be effective unless in writing and signed by Payee, nor shall a waiver on one occasion be construed as a bar to any right or remedy, or waiver of any default or Event of Default on any future occasion.
WAIVERS. Each of Payor, and any other party liable for the Indebtedness severally: (i)  waives presentment, demand, protest, notice of dishonor, notice of non-payment and notice of acceleration of this Note; (ii) waives suretyship defenses and defenses in the nature thereof; (iii) agrees that no extension or postponement of the time for payment, or waiver, indulgence or forbearance granted to Payor, without limit as to number or period, or any modification of this Note, or any substitution, exchange or release of any part of the Letter of Credit, or addition of any party to this Note, or release or discharge of, or suspension of any rights and remedies against, any party liable on this Note, shall reduce or affect the obligation of any other party liable for the payment of this Note; (iv) waives any defenses based upon, and specifically assents to, any and all extensions and postponements of the time for payment, changes in terms and conditions, and all other indulgences and forbearances that may be granted by Payee to any party now or hereafter liable hereunder or for the Indebtedness; (v) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder or in connection with this Note, and to the addition or release of any other party or person primarily or secondarily liable hereunder; (vi) agrees that if any security or collateral given to secure this Note or the Indebtedness shall be found to be unenforceable in full or to any extent, the same shall not relieve or release any party liable hereon, nor vitiate any other security or collateral given for any obligations evidenced hereby; (vii) agrees to pay all costs and expenses incurred by Payee in connection with the Indebtedness, including, without limitation, all attorneys’ fees and costs relating to the collection of the Indebtedness or the enforcement of rights or remedies hereunder, whether or not suit is instituted; and, (viii) consents to all of the terms and conditions contained in this Note, and all other instruments now or hereafter executed evidencing or governing all or any portion of the security or collateral for this Note.

REIMBURSEMENT OF EXPENSES. Payor shall reimburse Payee for all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Payee in enforcing its rights under this Note, including without limitation, those incurred in any bankruptcy, reorganization, insolvency or other similar proceeding. Any reference in this Note to attorneys’ fees shall mean fees, charges, costs and expenses of both in-house and outside counsel and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise.
PAYOR’S REPRESENTATIONS. Payor represents that: (a) execution, delivery and performance of this Note do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or third party; (b) this Note is valid, binding and enforceable according to its terms; (c) it is duly organized, validly existing and in good standing pursuant to the laws under which it is organized; and (d) the execution, delivery and performance of this Note (i) are within its powers and have been duly authorized by all necessary action of its governing body, and (ii) do not contravene the terms of the documents and instruments governing its organization and affairs.
WAIVER OF JURY TRIAL. PAYOR AND PAYEE ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF THE PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.
MISCELLANEOUS. The terms of this Note may only be changed in a writing executed by Payor and Payee. Payor, if more than one, shall be jointly and severally liable, and the term “Payor” shall mean any one and all of them. This Note binds Payor’s heirs, personal representatives, successors and assigns; provided, however, that the obligations of Payor hereunder may not be transferred or assigned except with the prior written consent of Payee. All of the provisions of this Note shall inure to the benefit of Payee, each holder of this Note from time to time and their respective successors and assigns. This Note shall be governed by the laws of New York. Payor agrees to submit to the non-exclusive jurisdiction of the state and federal courts located in New York for all purposes in respect of this Note.

THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a Delaware limited partnership

By: ______________________________________
Name:
Title:
Payor’s Address:
THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
c/o The Taubman Company LLC
200 East Long Lake Road
Bloomfield Hills, Michigan 48304
Attn: Mr. Steven Eder

With a copy to:

Honigman Miller Schwartz and Cohn LLP
39400 Woodward Avenue, Suite 101
Bloomfield Hills, Michigan 48304
Attn: Martin L. Katz, Esq.

EXHIBIT H-2

2012 INSTALLMENT NOTE

Form of 2012 Closing Promissory Note

[___________], 2012
PROMISSORY NOTE
PROMISE TO PAY. For value received, The Taubman Realty Group Limited Partnership, a Delaware limited partnership (“Payor”) promises to pay to the order of [___________], a [state] [entity] (“Payee”) [______] Dollars ($[________]) (the “Principal Amount”), with interest, as follows:
Payor shall pay accrued interest on the outstanding Principal Amount on the first Business Day (as defined below) of each month, commencing as of the date hereof.
Payor shall pay [80% of the principal amount] Dollars ($[________]) and all accrued and unpaid interest thereon, together with all other outstanding obligations under this Note (such payment of principal, interest and other obligations, collectively, the “80% Payment”), on [to insert the date that is sixty (60) days after the Closing Date] (the “80% Due Date”), unless the Indebtedness (as defined below) is accelerated, in which case, the 80% Due Date is the date of acceleration.
Payor shall pay [20% of the principal amount] Dollars ($[________]) and all accrued and unpaid interest, together with all other outstanding obligations under this Note, on February 4, 2013 (“20% Due Date”), unless the Indebtedness is accelerated, in which case, the 20% Due Date is the date of acceleration. “Indebtedness” means, collectively, the outstanding Principal Amount and all accrued and unpaid interest, together with all other outstanding obligations under this Note.
Payments will be applied (at Payee’s option) first to any unpaid fees, costs or charges under this Note, then to accrued interest, and then to principal; provided that Payee shall have the option of holding any overpayment of interest, arising from Payee’s receipt of a payment prior to its due date or otherwise, for application to subsequently accruing interest. All payments due under this Note shall be paid to Payee by federal wire transfer of immediately available funds in accordance with the following wire transfer instructions or such other wire transfer instructions provided to Payor from time to time no later than five (5) Business Days (as defined below) prior to the date that an applicable payment is due:

Bank:	[___________] [___________] [___________]
ABA #:
Account:	[___________]
Account #:

In the absence of wire transfer instructions, payments under this Note shall be made to Payee at c/o [___________], Attention: [___________], or at such other address or account as Payee may designate in writing from time to time. “Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in New York, New York or Detroit, Michigan are required or authorized to be closed.
INTEREST RATE. The outstanding principal balance of this Note will bear interest at three and 1/8th percent (3.125%) per annum (the “Base Rate”).
Interest will be computed on the basis of the actual number of days elapsed and a year consisting of 360 days. If an Event of Default occurs, the interest rate shall be four percent (4%) per annum above the Base Rate and shall accrue with respect to all unpaid obligations hereunder. In no event shall the interest rate exceed the maximum rate allowed by law. Any portion of any interest payment which would be deemed unlawful for any reason under applicable law shall be applied to the outstanding principal balance of this Note.

PREPAYMENT. Payor may not prepay this Note, in whole or part, at any time.
LETTER OF CREDIT. This Note is secured by that certain standby letter of credit, dated [___________], 2012 in the amount of the Principal Amount (the “Letter of Credit”), issued by JPMorgan Chase Bank, N.A. Upon Payor’s payment in full of the 80% Payment in accordance with the terms of this Note, Payee shall reasonably cooperate with Payor in connection with reducing the amount of the Letter of Credit to the outstanding Principal Amount; provided, however, that in no event shall Payee be obligated to surrender possession of the Letter of Credit unless and until Payee is in actual possession of a new original Letter of Credit in such reduced amount, which Letter of Credit shall be (i) in the same form as the original Letter of Credit (other than the amount), and (ii) issued by JPMorgan Chase Bank, N.A. or another financial institution acceptable to Payee in its reasonable discretion.
DEFAULT. Any of the following events shall, for purposes of this Note, constitute an “Event of Default”: (a) failure by Payor to pay any amount owing on the Indebtedness when due, whether by maturity, acceleration or otherwise; (b) any failure by Payor to comply with, or breach by Payor of any of, the terms, provisions, warranties or covenants of this Note; (c) any sale or other transfer by Payor, directly or indirectly, of all or substantially all its assets; (d) the insolvency of Payor or the admission in writing of Payor’s inability to pay debts as they mature; (e) a court having jurisdiction shall enter a decree or order for relief in respect of Payor in an involuntary case under Title 11 of the United States Code, as now or hereafter in effect, or any successor to such statute (the “Bankruptcy Code”) or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the United States or any other jurisdiction, which decree or order is not stayed, or any other similar relief shall be granted and remain unstayed under any applicable law; (f) an involuntary case is commenced against Payor under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Payor or over all or a substantial part of any of its properties, shall have been entered, or an interim receiver, trustee or other custodian of Payor for all or a substantial part of its properties is involuntarily appointed; (g) Payor shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the United States or any other jurisdiction, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by Payor of any assignment for the benefit of creditors; or the board of directors of Payor (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing; or (h) termination of existence, dissolution, winding up, insolvency, business failure or assignment for the benefit of creditors of or by Payor.
REMEDIES. If any Event of Default listed under clause (d), (e), (f), (g) or (h) of the Events of Default occurs, all Indebtedness shall immediately and automatically become due and payable. If any other Event of Default occurs, Payee shall have the option to declare all or any portion of the Indebtedness to be immediately due and payable. Payee shall have all of the rights and remedies provided at law or equity or by agreement. Payee shall not have the right to present the Letter of Credit for payment unless an Event of Default has occurred. The remedies of Payee are cumulative and not exclusive. No delay by Payee in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by Payee of any right or remedy shall preclude any future exercise of such right or remedy or the exercise of any other right or remedy. No waiver or indulgence by Payee of any default or Event of Default shall be effective unless in writing and signed by Payee, nor shall a waiver on one occasion be construed as a bar to any right or remedy, or waiver of any default or Event of Default on any future occasion.
WAIVERS. Each of Payor, and any other party liable for the Indebtedness severally: (i) waives presentment, demand, protest, notice of dishonor, notice of non-payment and notice of acceleration of this Note; (ii) waives suretyship defenses and defenses in the nature thereof; (iii) agrees that no extension or postponement of the time for payment, or waiver, indulgence or forbearance granted to Payor, without limit as to number or period, or any modification of this Note, or any substitution, exchange or release of any part of the Letter of Credit, or addition of any party to this Note, or release or discharge of, or suspension of any rights and remedies against, any party liable on this Note, shall reduce or affect the obligation of any other party liable for the payment of this Note; (iv) waives any defenses based upon, and specifically assents to, any and all extensions and postponements of the time for payment, changes in terms and conditions, and all other indulgences and forbearances that may be granted by Payee to any party now or hereafter liable hereunder or for the Indebtedness; (v) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder or in connection with this Note, and to the addition or release of any other party or person primarily or secondarily liable hereunder; (vi) agrees that if any security or collateral given to secure this Note or the Indebtedness shall be found to be unenforceable in full or to any extent, the same shall not relieve or release any party liable hereon, nor vitiate any other security or collateral given for any obligations evidenced hereby; (vii) agrees to pay all costs and expenses incurred by Payee in connection with the Indebtedness, including, without limitation, all attorneys’ fees and costs relating to the collection of the Indebtedness or the enforcement of rights or remedies hereunder, whether or not suit is instituted; and, (viii) consents to all of the terms and conditions contained in this Note, and all other instruments now or hereafter executed evidencing or governing all or any portion of the security or collateral for this Note.
REIMBURSEMENT OF EXPENSES. Payor shall reimburse Payee for all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Payee in enforcing its rights under this Note, including without limitation, those incurred in any bankruptcy, reorganization, insolvency or other similar proceeding. Any reference in this Note to attorneys’ fees shall mean fees, charges, costs and expenses of both in-house and outside counsel and paralegals, whether or not a suit or proceeding is instituted, and whether incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding, in consultation with counsel, or otherwise.
PAYOR’S REPRESENTATIONS. Payor represents that: (a) execution, delivery and performance of this Note do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or third party; (b) this Note is valid, binding and enforceable according to its terms; (c) it is duly organized, validly existing and in good standing pursuant to the laws under which it is organized; and (d) the execution, delivery and performance of this Note (i) are within its powers and have been duly authorized by all necessary action of its governing body, and (ii) do not contravene the terms of the documents and instruments governing its organization and affairs.
WAIVER OF JURY TRIAL. PAYOR AND PAYEE ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF THE PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.
MISCELLANEOUS. The terms of this Note may only be changed in a writing executed by Payor and Payee. Payor, if more than one, shall be jointly and severally liable, and the term “Payor” shall mean any one and all of them. This Note binds Payor’s heirs, personal representatives, successors and assigns; provided, however, that the obligations of Payor hereunder may not be transferred or assigned except with the prior written consent of Payee. All of the provisions of this Note shall inure to the benefit of Payee, each holder of this Note from time to time and their respective successors and assigns. This Note shall be governed by the laws of New York. Payor agrees to submit to the non-exclusive jurisdiction of the state and federal courts located in New York for all purposes in respect of this Note.

THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a Delaware limited partnership

By: ______________________________________
Name:
Title:

Payor’s Address:
THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
c/o The Taubman Company LLC
200 East Long Lake Road
Bloomfield Hills, Michigan 48304
Attn: Mr. Steven Eder

With a copy to:

Honigman Miller Schwartz and Cohn LLP
39400 Woodward Avenue, Suite 101
Bloomfield Hills, Michigan 48304
Attn: Martin L. Katz, Esq.

EXHIBIT I

BUYER LETTER OF CREDIT

JPMorgan Chase Bank, N.A.
[Address of NY, NY Office of Issuer]

IRREVOCABLE STANDBY LETTER OF CREDIT

[Payee]
[Payee Address]

Date: [_____]

Ladies and Gentlemen:

At the request and for the account of The Taubman Realty Group Limited Partnership, c/o The Taubman Company LLC, 200 East Long Lake Road, Bloomfield Hills, Michigan 48304, we hereby establish effective immediately our clean, unconditional Irrevocable Letter of Credit in your favor in the amount not to exceed [____________] United States Dollars (US$[____________]) available from us at our above office by payment of your draft drawn on us at sight accompanied by your signed and dated statement worded as follows:

“The undersigned, an authorized representative of the beneficiary (“Beneficiary”) of [Identify L/C] hereby certifies that an Event of Default has occurred under that certain promissory note issued by The Taubman Realty Group Limited Partnership to Beneficiary dated [________].”

Partial and multiple drawings are permitted under this Letter of Credit. Each draft must be marked “Drawn under [Identify L/C]”.

All banking charges relating to this Letter of Credit are for the account of the Applicant.

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

As used herein the term “Business Day” shall mean any day other than a Saturday, Sunday or a day on which [Identify bank office] is authorized or required by law to close.

We hereby agree with you that a drawing presented hereunder in full compliance with the terms hereof will be duly honored by our payment to you of the amount of such demand, in immediately available funds of JPMorgan Chase Bank, N.A. not later than the Business Day following the Business Day on which such drawing is presented to us.

This Letter of Credit expires at our above office on [to insert date that is 60 days after the Due Date/20% Due Date (as applicable) under the Promissory Note] (the “Expiration Date”). If the Expiration Date hereof shall not be a Business Day, such Expiration Date shall be extended to the next following Business Day.

Payment hereunder shall be made regardless of any written or oral notice or other communication received by us from any person, including, without limitation, any notice or communication regarding fraud, forgery, lack of authority or other defect not apparent on the face of the documents presented and we hereby waive any defense to payment based on an allegation of fraud. We further agree that we will not take any action to cause the issuance of an order of any court relieving us of our obligation to make payment in accordance with the terms of this Letter of Credit. We hereby acknowledge, represent and warrant to you that we have adequate information concerning the business and financial condition of The Taubman Realty Group Limited Partnership and its affiliates and the transactions for which this Letter of Credit provides credit support to make an informed decision whether to issue and/or renew this Letter of Credit. We have independently and without reliance upon you, and based on such information as we have deemed appropriate, made our own analysis and decision to issue, and will make our own decision to re-issue or renew this Letter of Credit. We acknowledge that you have not made any representations to us in regard to this Letter of Credit, The Taubman Realty Group Limited Partnership, its affiliates or said underlying transactions.

This Letter of Credit is non-negotiable and non-transferable, except that this Letter of Credit may be transferred in its entirety to any assignee of that certain promissory note issued by The Taubman Realty Group Limited Partnership to Beneficiary dated [________] when accompanied by Beneficiary’s signed and dated transfer statement in the form of Exhibit A attached hereto.

Notwithstanding anything to the contrary in the UCP (as defined below), the Expiration Date will be automatically extended to that Business Day which is 20 Business Days after such Expiration Date (1) if such Expiration Date falls on a day which is not a Business Day for any reason referred to in Article 36 of the UCP, or (2) if such Expiration Date falls on a day which is not a Business Day for any reason other than those referred to in Article 36 of the UCP and the next succeeding day which would have been a Business Day is not a Business Day for any reason referred to in Article 36 of the UCP.

Except as otherwise provided in this Letter of Credit, this Letter of Credit is subject to the Uniform Customs and Practice For Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, as amended and restated from time to time (the “UCP”). Further, Article 32 of the UCP shall not apply to this Letter of Credit. This Letter of Credit shall be deemed to be issued under the laws of the State of New York and shall, as to matters not governed by the UCP, be governed and construed in accordance with the law of the State of New York, including, without limitation, the Uniform Commercial Code as in effect in such state.

This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any other document, instrument or agreement, except only the certificates and sight drafts referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement. This Letter of Credit cannot be modified or revoked without your consent.

Exhibit A

Request to Transfer

[Issuer]
[Address]
Re:     Letter of Credit No. _______________

Ladies and Gentlemen:

The undersigned hereby requests that you transfer the above-referenced Letter of Credit to the following person[s] or entit[y][ies] (the “Transferee[s]”):

_____________________________________________
[show name, address, and telephone number]

We hereby certify that the Transferee[s] [is] [are] an assignee of that certain promissory note issued by The Taubman Realty Group Limited Partnership to Beneficiary dated [________].

The undersigned retains no rights with respect to any amendments to the Letter of Credit.

The original Letter of Credit is enclosed.

We enclose our check in the amount of $ ______ representing your transfer fee. We agree to pay on demand any expenses that you may incur in connection with the transfer hereby requested.

Sincerely,

[Beneficiary]

By:    _________________________________

[Signature to include typed name and capacity of person signing and be authenticated by a bank]

EXHIBIT J

CONTINUING OFFER

Second Amended and Restated Continuing Offer, dated as of May 16, 2000. (incorporated herein by reference to Exhibit 10(b) filed with Taubman Centers, Inc. 2000 Second Quarter Form 10-Q).

EXHIBIT K

TRG UNIT CERTIFICATE

UNITS OF
PARTNERSHIP INTEREST

NUMBER

UNITS OF
PARTNERSHIP INTEREST

UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS

THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

This Certifies that

is the owner of

FULLY PAID UNITS OF PARTNERSHIP OF

The Taubman Realty Group Limited Partnership, *transferable on the books of the Partnership in person or by duly authorized attorney on the surrender of this Certificate properly endorsed. This Certificate and the Units of Partnership Interest represented hereby are issued and shall be held subject to all of the provisions of The Amended and Restated Agreement of Limited Partnership of the Partnership, as the same may be amended and/or supplemented from time to time.*
In Witness Whereof, *the Partnership has caused this Certificate to be signed on its behalf by its Managing General Partner.*

TAUBMAN CENTERS, INC., MANAGING GENERAL PARTNER

DATED:

BY:______________________
PRESIDENT

AND BY:______________________
SECRETARY

The Unit(s) of Partnership Interest represented by this Certificate is (are) subject to and transferable only in compliance with The Amended and Restated Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, as the same may be amended and/or supplemented from time to time (the "Partnership Agreement"), a copy of which is on file at the office of The Taubman Realty Group Limited Partnership. Any assignment, sale, transfer, conveyance, mortgage, or other encumbrance, pledge, grant of an option or proxy, or other disposition or act of alienation, whether voluntary or involuntary, or by operation of law, in respect of a Unit of Partnership Interest made other than as permitted in the Partnership Agreement shall be null and void and have no force or effect whatsoever. **

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - __________ Custodian __________
(Cust) (Minor)
Under Uniform Gifts to Minors
Act ______________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ] ______________________________

____

Please print or typewrite name and address including postal zip code of assignee

____

____

______________________________ Units

of Partnership Interest represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________

____

Attorney to transfer the said Units of Partnership Interest on the books of the within-named Partnership with full power of substitution in the premises.

Dated ______________________

____

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

**Pursuant to Designated Offeree Letter dated ______________, 201__, the Unit(s) of Partnership Interest represented by this Certificate may not be converted into or exchanged for shares of Taubman Centers, Inc. until ______________, 201__.

EXHIBIT L

INVESTMENT CERTIFICATE

This Investment Certificate (the “Certificate”) is being furnished to The Taubman Realty Group Limited Partnership, a Delaware limited partnership (the “Company”), in order for the Company to determine whether the undersigned investor (the “Investor”) will be qualified to purchase Units of Partnership Interests (the “OP Units”) of the Company in a transaction pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).

The Investor hereby represents and warrants to, covenants to and agrees with, the Company that:

(a)    General.

(i)    The Investor has all requisite authority to purchase the OP Units, enter into this Certificate and to perform all of the obligations required to be performed by the Investor hereunder, and such purchase will not contravene any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor.

(ii)    The Investor is providing the information to the Company on the premise that all information contained in the Certificate will be treated confidentially; however, the Investor agrees that the Company may present this Certificate to (i) such parties if the Company is required to do so to establish that the proposed offer, sale and issuance of the OP Units is exempt from registration under the Act or satisfies the requirements of applicable state securities laws, provided that the Company shall notify Investor prior to disclosure to permit it to take action, shall disclose only that portion of the information that the Company is advised by your counsel is legally required to be disclosed and shall take all reasonable steps to preserve the strict confidentiality of the information contained in the questionnaires, and (ii) the Company’s legal, accounting and financial advisors, provided that the Company shall advise them of their obligation to maintain the confidentiality of such information.

(b)    Information Concerning the Company.

(i)    The Investor has been given the opportunity to ask questions and has had access to such information concerning the Company and the OP Units as it deems necessary to enable it to make an informed investment decision concerning the purchase of the OP Units. The Investor understands and accepts that the purchase of the OP Units involves various risks, including the risks outlined in this Certificate.

(ii)    The Investor confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, partners, managers, officers or advisors (the “Representatives”), as investment advice or as a recommendation to purchase the OP Units. It is understood that information and explanations related to the terms and conditions of the OP Units provided by the Company or any of its Representatives shall not be considered investment advice or a recommendation to purchase the OP Units, and that neither the Company nor any of its Representatives is acting or has acted as an advisor to the Investor in deciding to purchase the OP Units. The Investor acknowledges that neither the Company nor any of its Representatives has made any representation regarding the proper characterization of the OP Units for purposes of determining the Investor’s authority to invest in the OP Units.

(iii)    The Investor understands that, unless the Investor notifies the Company in writing to the contrary at or before the closing of the purchase of OP Units as contemplated in this Certificate, each of the Investor’s representations and warranties contained in this Certificate will be deemed to have been reaffirmed and confirmed as of such closing, taking into account all information received by the Investor.

(iv)    The Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the OP Units or made any finding or determination concerning the fairness or advisability of this investment.

(v)    The Investor acknowledges that there is no assurance that the value of the OP Units will increase or will not decrease. The Investor confirms that the Company has not given any guarantee or representation as to the potential success, return, effect, percentage of profit or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the OP Units.

(vi)    Nothing herein shall limit or modify the representations and warranties of the Company in the Acquisition Agreement (as defined below) or the right of any party to the Acquisition Agreement to rely thereon.

(c)    Status of Investor.

(i)    The Investor has confirmed its status as an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Act in an Investment Questionnaire for the benefit of the Company, which is attached hereto as Schedule A. The information provided therein is true and correct as of the date hereof and will be true and correct as of the date of the closing The Investor agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to comply with applicable U.S. federal and state securities laws in connection with the purchase and sale of the OP Units.

(d)    Compliance with Act; Restrictions on Transfer or Sale of OP Units.

(i)    The Investor is acquiring the OP Units solely for the Investor’s own beneficial account, and not as a nominee or agent or otherwise for any other person. The Company acknowledges that the Investor intends to distribute the OP Units to its beneficial owners as provided in the Acquisition Agreement.

(ii)     The Investor is not acquiring the OP Units with a view to, or for resale in connection with, any distribution of the OP Units, except as permitted by the Act and state securities laws without registration thereunder.

(iii)    The Investor understands that the offer and sale of the OP Units will not be registered under the Act in reliance upon the exemption from registration therefrom and that the OP Units are “restricted OP Units” under applicable federal securities laws. The Investor further understands that the Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that the Investor may dispose of the OP Units only pursuant to an effective registration statement under the Act or an exemption therefrom.

(iv)    Except as set forth in the Acquisition Agreement by and among the Company and Davis Street Land Company of Tennessee, L.L.C., as Trustee of the Green Hills Mall Trust, Davis Street Land Company of Tennessee II, L.L.C., as Trustee of the GH II Trust, Gardens SPE II, LLC and El Paseo Land Company, L.L.C., and other related parties (the “Acquisition Agreement”), the Investor understands that the Company has no obligation or intention to register any of the OP Units or any securities that may acquired by conversion or exchange under the Continuing Offer (as defined in the Acquisition Agreement)[, or to take action so as to permit sales pursuant to the Act (including Rule 144 thereunder)]; provided, however, the foregoing shall not in any way affect the rights regarding registration of the shares of TCI Stock that may be acquired under the Continuing Offer as set forth in Article III of the Acquisition Agreement.

(v)    The Investor is aware that the offering of the OP Units will involve OP Units for which no market exists, thereby requiring the investment to be maintained for an indefinite period of time, and it is unlikely that any market for the OP Units will develop. Consequently, the Investor understands that, other than any rights it may have pursuant to the Acquisition Agreement and under the Continuing Offer, the Investor must bear the economic risks of the investment in the OP Units for an indefinite period of time.

(vi)    The Investor acknowledges and agrees that the OP Units are not exchangeable for one year from the date of issuance;

(vii)     The Investor acknowledges and agrees that: (A) the Investor will not sell, assign, pledge, give,

transfer or otherwise dispose of the OP Units or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the OP Units under the Act and all applicable state securities laws, or in a transaction that is exempt from the registration provisions of the Act and all applicable state securities laws; (B) the ownership and transfer rights of the OP Units will be subject to the terms, conditions and restrictions of the Company’s Limited Partnership Certificate, as amended from time to time, which the Investor will be required to execute in order to purchase the OP Units; (C) the certificates representing the OP Units, if any, will bear a legend making reference to certain of the restrictions noted in this Certificate; and (D) the Company and it affiliates shall not be required to give effect to any purported transfer of such OP Units except upon compliance with the restrictions set forth herein.

(viii)    To the knowledge of the Investor, neither the Company nor any other person offered to sell the OP Units to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, posted on the Company’s website, or broadcast over television, internet or radio; or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(e)    General Acknowledgement. The Investor acknowledges and agrees that all of the information that the Investor has provided, represented or warranted anywhere in or attached to this Certificate concerning it and its financial position is correct and complete in all material respects as of the date set forth on the signature page hereto, and if there should be any material change in such information prior to the closing of any purchase of the OP Units, the Investor will immediately notify the Company. The Investor acknowledges that the Company will rely upon the completeness and accuracy of this Certificate in establishing that the contemplated transactions are exempt from the registration requirements of the Act and state securities laws.

The undersigned, acknowledging that the Company is relying on the foregoing representations, warranties, covenants and agreements, has executed this Certificate on the ___________ day of _______, 2011.

[Name of entity]

By:____________________________________________________
                 Signature

____________________________________________________
                 Title and Name of Person Making Investment Decision

Schedule A

The Taubman Realty Group Limited Partnership
200 East Long Lake Road, Suite 300
Bloomfield Hills, MI 48304-2324

Re: The Taubman Realty Group Limited Partnership—Units of Partnership Interest

To all interested parties:

The Investor Questionnaire attached as Annex A to this letter (the “Questionnaire”) is furnished to you in order for you to determine, in part, whether the undersigned investor (the “Investor”) will be qualified to invest in Units of Partnership Interests (the “OP Units”) of The Taubman Realty Group Limited Partnership, a Delaware limited partnership (the “Company”). The Investor understands that to be qualified to purchase OP Units in the proposed transaction, among other things, it must either (i) be an “accredited investor” (as that term is defined in Rule 501(a) of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended (the “Act”)), or (ii) have, either alone or with his, her or its purchaser representative(s), if any, such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the OP Units.

The Investor understands that the OP Units will not be registered under the Act in reliance upon the exemption from registration therefrom provided by Sections 3(b) and/or 4(2) of the Act. The Investor acknowledges that the Company will rely upon the accuracy and completeness of the information provided in the Questionnaire in establishing that the offer, sale and issuance of the OP Units is exempt from the registration requirements of the Act. Accordingly, the Investor acknowledges that it is obligated to read the Questionnaire carefully and to answer the items contained therein completely and accurately.

The Investor is providing the information to the Company on the premise that all information contained in the Questionnaire will be treated confidentially; however, the Investor agrees that you may present this questionnaire to (i) such parties as are required to establish that the proposed offer, sale and issuance of the OP Units is exempt from registration under the Act or meets the requirements of applicable state securities laws, provided that the Company shall notify Investor prior to disclosure to permit it to take action, shall disclose only that portion of the information that the Company is advised by your counsel is legally required to be disclosed and shall take all reasonable steps to preserve the confidentiality of the information contained in the questionnaires, and (ii) your employed or engaged legal, accounting and financial advisors, provided that the Company shall advise them of their obligation to maintain the confidentiality of such information.

The Investor understands that this Questionnaire is merely a request for information. The Investor further understands that this Questionnaire is not an offer to sell or a solicitation of an offer to buy the OP Units or any other securities and that no sale will occur prior to the acceptance of the Investor’s subscription agreement, and/or other definitive purchase agreement, by the Company. The Investor also understands that it will be required to furnish additional information, respond to further inquiries and make additional representations to the extent required by, and as set forth in, the Company’s partnership agreement.

—SIGNATURE PAGE TO BE EXECUTED BY ALL INVESTORS—
(and by others as required pursuant to the Questionnaire)

IN WITNESS WHEREOF, the undersigned has executed this cover letter as of
_____ , 2011.

INDIVIDUALS:
______________________________________________________
                Signature

_______________________________________________________
                Print or Type Name

_______________________________________________________
                Additional Investor Signature (i.e., joint tenant)

_______________________________________________________
                Print or Type Name

NON-INDIVIDUAL:

_______________________________________________________
                Print or Type Name of Entity

By:____________________________________________________
                 Signature

_______________________________________________________
Title and Name of Person Making Investment Decision

Annex A

PLEASE NOTE THE FOLLOWING INSTRUCTIONS BEFORE COMPLETING THIS INVESTOR QUESTIONNAIRE:

1.    Please answer all of the questions in this Questionnaire.

2.	If the appropriate answer is “None” or “Not Applicable,” please so state.

3.	Please print or type your answer to all questions.

4.
Attach additional sheets if necessary to complete your answers to any item. If the Questionnaire does not provide sufficient space to answer a question, please attach a separate schedule to your executed Questionnaire that indicates which question is being answered thereon.

5.
Persons having questions concerning any of the information requested in this Questionnaire should consult with their purchaser representative(s), lawyer, accountant or broker or may call Michael S. Ben, Esq. of Honigman Miller Schwartz and Cohn LLP, Company counsel, at (313) 465-7316.

6.	One completed, signed and dated, a copy of this Questionnaire should be returned at your earliest convenience to:

The Taubman Company LLC
200 East Long Lake Road, Suite 300
Bloomfield Hills, MI 48304-2324
Attn: Chris B. Heaphy, Senior Vice President, General Counsel and Secretary
Facsimile: (248) 258-7586
E-mail: cheaphy@taubman.com
with copy to:

Honigman Miller Schwartz and Cohn LLP
2290 First National Building
660 Woodward Ave.
Detroit, Michigan 48226-3506
Attn: Kenton M. Bednarz
Facsimile: (313) 465-7688
E-mail: bednarz@honigman.com

(Executed facsimile, PDF or TIF copies are acceptable)

7.	The Company recommends that the Investor keep a copy of the completed, executed and dated Questionnaire for its files.

8.	Terms not otherwise defined in this Annex A shall have the meanings assigned to them in the cover letter.

PART I— INVESTORS WHO ARE INDIVIDUALS
(to be completed by individual Investors only; if the Investor is not an individual, please check the following box and begin completing the Questionnaire on page IQ-7)

Not an individual: ☐

1. Personal Data

Name:

Home Address:

Business Address:

State of residence, if different than home address: ___________________

Telephone: Residence ______________________ Business _______________________

E-mail address: ________________________________________________

Date of Birth: ______________________ Citizenship: ____________

Social Security or Taxpayer No.: ____________

Send all correspondence to: Residence ____________ Business ____________

If a husband and wife are purchasing the OP Units jointly, please indicate which spouse is making the investment decision by checking the appropriate box.

Husband ☐ Wife ☐ Both Spouses ☐ (If this box has been checked, please have each spouse complete a separate copy of this Questionnaire and review and sign a separate copy of the cover letter referencing this Questionnaire)

2. Investor Status

To be qualified to invest in the OP Units in the proposed transaction, the Investor must either (i) be an “accredited investor” (as that term is defined in Rule 501(a) of Regulation D promulgated under Section 4(2) of the Act) or (ii) have, either alone or with its purchaser representative(s), such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of such investment.

Please check the appropriate representation that applies to you.

Accredited Investors:

☐ I am an accredited investor (as defined in Rule 501 of Regulation D promulgated under the Act) because I certify that (check all appropriate descriptions (a) – (d) that apply and then proceed to Q.3):

(a)
☐ I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000. For purposes of this paragraph (a), “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the value of a person’s primary home) over total liabilities (excluding any mortgage on the primary home in an amount of up to the home’s fair market value, but including any mortgage amount in excess of the home’s fair market value).

(b)
☐I am a natural person who had individual income exceeding $200,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year. For purposes of this paragraph (b), “income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986, as amended.

(c)
☐ I am a natural person who had joint income with my spouse exceeding $300,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year, as defined above.

(d)
☐ I am a director, executive officer or general partner of the Company, or a director, executive officer or general partner of a general partner of the Company. (Executive officer means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Company.)

Other Investors:

☐ I am qualified to invest in the OP Units because I have, either alone or with my purchaser representative(s), such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of such investment, as discussed below. I acknowledge that my purchaser representative(s) will be required to complete a Purchaser Representative Questionnaire and such documents may be sent to my purchaser representative(s) at the following address, facsimile and e-mail:

___________________________
___________________________
___________________________
Facsimile: __________________
E-mail: _____________________

Other Investors that are not relying on purchaser representative(s) to satisfy the above standard should fill out the remainder of this Q(2):

Employment and Business Experience

Present occupation: _____________________________________________

Salary: __________________________________

Do you own your own business or are you otherwise employed? ____________________

Name and type of business employed by or owned: _____________________________
___________________________________________________________________

Description of responsibilities: _____________________________________________
___________________________________________________________________
___________________________________________________________________

Length of service with present employer or length of ownership of present business: _____
___________________________________________________________________

Present title or position: _______________________________________

Length of service in present title or position: __________________________

Prior occupations, employment, and length of service during the past five (5) years:

Occupation	Name of Employer or Owned Business (and identify which)	Years of Service

Do you have any professional licenses or registrations, including bar admissions, accounting certificates, real estate brokerage licenses, investment adviser registrations and U.S. Securities and Exchange Commission or state broker-dealer registrations? Yes: ☐         No: ☐

If yes, please list such licenses or registrations, the date(s) you received the same, and whether they are in good standing:

Education (college and postgraduate)

Institution Attended	Degree	Dates of Attendance

Other Relevant Information

Please describe any additional information that reflects your knowledge and experience in business, financial, or investment matters and your ability to evaluate the merits and risks of this investment.

3. Representations

I represent that:

(a) I acknowledge and agree to all of the statements made in the cover letter to this Questionnaire.

(b) I have sufficient knowledge and experience in similar investments to evaluate the merits and risks of an investment in The Taubman Realty Group Limited Partnership, or I have retained an attorney, accountant, financial advisor or consultant as my purchaser representative(s). If applicable, the name, employer, address, facsimile number and e-mail address of my purchaser representative(s) is as set forth in Item 2 – Other Investors above.

(c) I acknowledge and agree that all of the information that I have provided anywhere in this Questionnaire concerning me and my financial position is correct and complete as of the date set forth below, and if there should be any material change in such information prior to the acceptance of any OP Units, I will immediately provide such information to the Company. I understand that the Company will rely upon the completeness and accuracy of my responses to the questions in this Questionnaire in establishing that the contemplated transactions are exempt from the Act and hereby affirm that all such responses are accurate and complete.

PART II—INVESTORS THAT ARE NOT INDIVIDUALS
(to be completed by Investors who are not individuals only; if the Investor is an individual, please check the following box and begin completing the Questionnaire on page IQ-2)

An individual: ☐

1. General Information

Name of the Investor Entity:

Address of Principal Office (principal place of business):

Contact Person Name:
Contact Person Address (if different than principal office):

Contact Person Phone:
Contact Person E-mail:

Investor Type: The OP Units will be held under the following type of ownership (please check the applicable box):

☐ C Corporation              ☐ Foreign Government Entity
☐ S Corporation             ☐ Irrevocable Trust
☐ Partnership*              ☐ Revocable Trust with ____ grantors
☐ Limited Fund              ☐ Tax-Exempt Organization
☐ Limited Liability Company     ☐ Fiduciary
☐ Estate                 ☐ Nominee
☐ IRA             ☐ Other ____________________

*Partnership Type:_________________________________

State of Organization:
Date of Organization:

Employer Identification Number:

2. Accredited Investor Status

To be qualified to invest in the OP Units in the proposed transaction, the Investor must either (i) be an “accredited investor” (as that term is defined in Rule 501(a) of Regulation D promulgated under Section 4(2) of the Act) or (ii) have, either alone or with its purchaser representative(s), such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such investment.

Please check the appropriate representation that applies to the Investor.

Accredited Investors:

☐ The Investor is an accredited investor (as defined in Rule 501 of Regulation D promulgated under the Act) because I certify that the Investor is (check all appropriate descriptions that apply and then proceed to Q.3):

(a)
☐ A bank, as defined in Section 3(a)(2) of the Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in an individual or a fiduciary capacity.

(b) ☐ A broker dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

(c)	☐ An insurance company, as defined in Section 2(13) of the Act.

(d)	☐ An investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

(e)	☐ A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

(f)
☐ A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

(g)
☐ An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or an employee benefit plan with total assets in excess of $5 million, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(h)	☐ A private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(i)
☐ A corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the OP Units, and that has total assets in excess of $5 million.

(j)
☐ A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the OP Units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act.

(k)	☐ An entity in which all of the equity owners are accredited investors and meet the criteria listed in Part I, Section 6 of this Questionnaire.**

**If you checked (k), please complete the following part of this Item:

(1) List all equity owners:

(2) Have each equity owner respond individually to Part I, Section 2 of this Questionnaire and review and sign a separate copy of the cover letter referencing this Questionnaire.

Other Investors:

☐ The Investor is qualified to invest in the OP Units because it has, and if applicable, its officers, employees, directors or equity owners have, either alone or with its purchaser representative(s), such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such investment, as discussed below. I acknowledge that the Investor’s purchaser representative(S) will be required to complete a Purchaser Representative Questionnaire and such documents may be sent to the Investor’s purchaser representative(s) at the following address, facsimile and email:

___________________________
___________________________
___________________________
Facsimile: __________________
E-mail: _____________________

Other Investors that are not relying on purchaser representative(s) to satisfy the above standard should fill out the remainder of this Q(2):

Business

Major Segments of Operation:

Length of operation in each such segment:

Is the Investor a reporting entity under the Securities Exchange Act of 1934, as amended?

☐ Yes         ☐ No

If the Investor is not a reporting entity, please provide the following:

(a) The names and business experience of each of the Investor’s officers and directors, partners, or other control persons for the past five years.

(b) The educational background of each of the Investor’s officers and directors, partners, or other control persons, including the institutions attended, the dates of attendance, and the degrees obtained by each.

Other Relevant Information.

Please describe any additional information that reflects the Investor’s knowledge and experience in business, financial, or investment matters and its ability to evaluate the merits and risks of this investment.

3. Representations

I, on behalf of the Investor, represent that:

(a) The Investor acknowledges and agrees to all of the statements made in the cover letter to this Questionnaire.

(b) The Investor has, and if applicable, its officers, employees, directors or equity owners have, sufficient knowledge and experience in similar investments to evaluate the merits and risks of an investment in The Taubman Realty Group Limited Partnership, or it has retained an attorney, accountant, financial advisor or consultant as its purchaser representative(s). If applicable, the name, employer, address, and telephone number of the Investor’s purchaser representative(s) is as set forth in Item 2 – Other Investors above.

(c) The Investor acknowledges and agrees that all information that it has provided anywhere in this Questionnaire concerning the Investor and the Investor’s financial position is correct and complete as of the date set forth below, and if there should be any material change in such information prior to the acceptance of any subscriptions, the Investor will immediately provide such information to the Company. The Investor acknowledges that the Company will rely upon the completeness and accuracy of the Investor’s responses to the questions in this Questionnaire in establishing that the contemplated transactions are exempt from the Act and hereby affirm that all such responses are accurate and complete.

EXHIBIT M

TCI DESIGNATED OFFEREE LETTER

TAUBMAN CENTERS. INC.
200 East Long Lake Road
Suite 300
Bloomfield Hills, Michigan 48304
_____________, 201__
____________________
____________________
____________________

Re: The Taubman Realty Group Limited Partnership (“TRG”)
Ladies and Gentlemen:
At your request, pursuant to Section 3.2 of that certain Acquisition Agreement dated September 30, 2011, by and between TRG and Davis Street Land Company of Tennessee, L.L.C., as Trustee of the Green Hills Mall Trust, Davis Street Land Company of Tennessee II, L.L.C., as Trustee of the GH II Trust, Gardens SPE II, LLC and El Paseo Land Company, L.L.C., this letter confirms that ____________________ has been designated as a Designated Offeree under the terms and conditions of the Company's Second Amended and Restated Continuing Offer dated May 16, 2000 (the “Continuing Offer”). As a Designated Offeree, _______________________ may accept the Continuing Offer and exchange all or a portion of the Units for shares of the Company's Common Stock, subject to all of the terms, limitations, and restrictions set forth in the Continuing Offer and provided that, notwithstanding the foregoing, the Units shall not be exchangeable for one year from the date of issuance. Terms that are used but not otherwise defined in this letter have the meanings ascribed to them in the Continuing Offer.
Sincerely,
TAUBMAN CENTERS, INC.

By:    Lisa A. Payne
Title:    Chief Financial Officer

EXHIBIT N

ALLOCATION OF EXCHANGE CONSIDERATION AMOUNT

1.    Green Hills Mall Trust:         $390,000,000
2.    GH II Trust:                $ 10,000,000
3.    El Paseo Land Company, L.L.C.    $ 25,000,000
4.    Gardens SPE II, LLC:         $135,000,000
TOTAL:                $560,000,000

EXHIBIT O

PUT OPTION AGREEMENT

THIS PUT OPTION AGREEMENT (this “Agreement”) is made and entered into as of _____________, 201__, by and between (i) ________________________ (“Partner”), and (ii) The Taubman Realty Group Limited Partnership, a Delaware limited partnership (“Purchaser”).
RECITALS
A.    Of even date herewith, Partner is acquiring ____ Units of Partnership Interest in Purchaser (the “Units”), as a portion of the Exchange Consideration to be paid to certain affiliates of Davis Street Properties, LLC, a Delaware limited liability company (“Davis Street”), pursuant to the terms and conditions of that certain Acquisition Agreement entered into among those affiliates of Davis Street, Purchaser and others dated September 30, 2011, as amended (the “Acquisition Agreement”).
B.    The Units are issued, and will be held by Partner, pursuant to the terms and conditions of that certain Second Amendment and Restatement of Agreement of Limited Partnership of Purchaser dated September 30, 1998, as amended through the date hereof and as may be further amended and/or restated from time to time after the date hereof (as so amended, the “Partnership Agreement”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Partnership Agreement.
C.    Partner may wish to sell the Units to Purchaser within the three hundred six (306) day period from the date that is sixty (60) days after the date of this Agreement and at any time thereafter until the Registration Statement for the shares of Common Stock, $0.01 par value, of Taubman Centers, Inc., a Michigan corporation (“TCI”), obtainable upon conversion or exchange of the Units is declared effective by the SEC (the “Put Option Period”), and Purchaser has agreed to acquire the Units during such Put Option Period, in accordance with and subject to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing, of the mutual promises of the parties hereto and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Units. Any reference herein to the “Units” shall mean Partner’s entire Partnership Interest (as that term is defined in the Partnership Agreement) with respect to such Units, including without limitation all the rights and interests of Partner in its Capital Account, in the Profits and Losses of the Partnership, and otherwise in the Partnership and under the Partnership Agreement with respect to such Units.
2.    Put Option.
(a)    Purchaser hereby grants to Partner an option (a “Put”) to sell any or all Units then owned by Partner to Purchaser upon the terms and conditions hereinafter set forth. The purchase price for the Units under a Put (the “Put Price”) shall be (i) for any Election Notice (as defined in Section 2(c) below) given on or before [INSERT DATE 1 YEAR AFTER CLOSING: ___________, 201__], a price per Unit equal to the lesser of (x) the closing price for the common stock of Taubman Centers, Inc. on the New York Stock Exchange for the last trading day immediately prior to the Put Exercise Date (as defined in Section 2(c) below), or (y) $55; and (ii) for any Election Notice given after [INSERT DATE 1 YEAR AFTER CLOSING: ___________, 201__], a price per Unit equal to the closing price for the common stock of Taubman Centers, Inc. on the New York Stock Exchange for the last trading day immediately prior to the Put Exercise Date.
(b)    A Put may be exercised by Partner, and by each Unit Holder (as defined in the Acquisition Agreement) who is assigned any of the Units, up to two (2) times during the Put Option Period prior to [INSERT DATE 1 YEAR AFTER CLOSING: ___________, 201__], and up to two (2) additional times during each successive twelve (12) month period that the Put Option Period remains in effect, if any. The Put granted in favor of Partner herein shall automatically expire and be of no further force or effect upon the expiration of the Put Option Period.
(c)    If, at any time during the Put Option Period, Partner elects to sell Units pursuant to the provisions of this Section 2, it shall give Purchaser written notice of such election in the form attached hereto as Exhibit A (an “Election Notice”), which Election Notice shall include the number of Units being sold (the “Put Units”). The date on which the Election Notice is actually received for delivery by the U.S. Postal Service or the nationally recognized next-day courier service, as applicable, shall be deemed to be the “Put Exercise Date” as to such Put Units. Delivery of an Election Notice shall constitute the exercise of a Put option with respect to such Put Units and shall bind Purchaser to purchase such Put Units for an amount equal to the Put Price applicable to such Put Units.
(d)    Subject to satisfaction of the conditions set forth in Section 3 below, within five (5) Business Days following Purchaser’s receipt of the Election Notice, Purchaser shall pay to Partner the Put Price applicable to such Put Units, in immediately available funds via wire transfer in accordance with wire instructions provided from Partner to Purchaser.

(e)    Partner shall pay to Purchaser an amount equal to $500 for each exercise of Put, to reimburse Purchaser for the costs and expenses attributable to such exercise of a Put option.
3.    Documents and Actions. As a condition to payment of the Put Price, Partner shall have paid to Purchaser the closing fee pursuant to Section 2(e) above and shall have delivered to Purchaser fully-executed (and notarized, if applicable) originals of that certain transfer document set forth on Exhibit B attached hereto and any such other documents, assignments, certificates, instruments and items, in such form and content as required by the Partnership Agreement or as may be otherwise reasonably required by Purchaser, and shall have taken such other actions as shall be necessary or appropriate to transfer and assign the Put Units to Purchaser. Partner shall represent and warrant to Purchaser that (i) Partner is the sole owner of the Put Units; (ii) the Put Units are not subject to any charge, lien, pledge, or encumbrance of any kind; (iii) Partner has not made, caused, or entered into any prior assignment or transfer of the Put Units or any portion thereof; (iv) Partner has full power and authority to exercise the Put and sell the Put Units pursuant to the terms hereof; (v) Partner has not made an assignment for the benefit of creditors, petitioned or applied to any tribunal for the appointment of a custodian, receiver, or trustee for it; (vi) Partner has not commenced any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or any jurisdiction, whether now or hereafter in effect and Partner has not had any such petition or application filed or commenced against it, in which an adjudication or appointment has made or order for relief has been entered, or which petition, application or proceeding remains undismissed or unstayed; and (vii) Partner has not been the subject of any proceeding under which all or any portion of the Units or a substantial part of its other assets may be subject to seizure, forfeiture or divestiture.
4.    Impact of Other Agreements and Documents. The obligations of the parties hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by, (a) any amendment or modification of or addition or supplement to the Partnership Agreement, or (b) any Bankruptcy, insolvency, reorganization or similar proceeding involving or affecting Purchaser. If Purchaser purchases any Units that are subject to a Put hereunder in accordance with the applicable provisions of this Agreement, it shall have no further liabilities or obligations hereunder with respect to such Put Units. If Purchaser purchases all of the Units that are subject to this Agreement following the exercise of a Put hereunder, then Purchaser shall have no further liabilities or obligations whatsoever under this Agreement.
5.    Notices and Demands. All notices, demands or other communications hereunder shall be in writing and shall be (a) sent by U.S. registered or certified mail, return receipt requested, with postage prepaid (except in the event of a postal disruption, by strike or otherwise, in the United States), or (b) sent by personal delivery by a nationally recognized courier service for next day delivery, addressed to the applicable party at the addresses set forth below or at such other addresses as such parties may designate by notice to the other parties:

If to Partner:

Attention:

With a copy to:

Attention:
Email:
Fax:

If to Purchaser:                The Taubman Realty Group Limited Partnership
c/o The Taubman Company LLC
200 East Long Lake Road, Suite 200
Bloomfield Hills, Michigan 48303-0200
Attention: Steven E. Eder

With a copy to:            The Taubman Company LLC
200 East Long Lake Road, Suite 200
Bloomfield Hills, Michigan 48303-0200
Attention: Chris B. Heaphy, Esq.
Email: cheaphy@taubman.com
Fax: (248) 258-7586

And a copy to:                The Taubman Company LLC
200 East Long Lake Road, Suite 200
Bloomfield Hills, Michigan 48303-0200
Attention: Alice Mah
Email: amah@taubman.com
Fax: (248) 258-7275

All notices, demands and requests shall be effective when actually received; provided however that rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the Notice, demand or request sent.
6.    General. This Agreement (a) shall be construed in accordance with the internal law of the State of Michigan, (b) shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, personal representatives, successors and permitted assigns of the parties hereto, and (c) may not be modified, amended or terminated, except by a written agreement between Purchaser and Partner. In the event of any action at law or in equity to enforce the provisions of this Agreement or to secure relief or damages for the breach of this Agreement, the prevailing party shall be entitled to have its costs (including reasonable attorneys’, accountants’ and experts’ fees and related expenses) incurred in such proceedings paid by the party who did not prevail in such action.
7.    Assignment. This Agreement and the rights and benefits hereunder may be assigned in whole or in part to any Unit Holder (as defined in the Acquisition Agreement) to whom any of the Units are transferred in accordance with and subject to the terms and conditions of the Acquisition Agreement and the Partnership Agreement.  Except in connection with such an assignment, the rights and benefits under this Agreement may not be otherwise assigned by Partner without the prior written consent of Purchaser, which consent may be given or withheld in Purchaser’s sole discretion.  Purchaser may not assign this Agreement or any of its obligations hereunder to any individual or entity other than to TCI.
8.    Sole Benefit. The obligations of each party hereunder are imposed solely and exclusively for the benefit of the other party and its permitted assigns under Section 7 above, and no other Persons shall have any standing to enforce such obligations or be deemed to be beneficiaries of such obligations.
9.    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties shall not have signed the same counterpart.
10.    Entire Agreement. Other than the Acquisition Agreement, this Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes in their entirety any and all written or oral agreements previously existing between the parties with respect to such subject matter.
11.    Severability. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.
[Signatures contained on following page]

IN WITNESS WHEREOF, the parties have caused this Put Option Agreement to be duly executed as of the date first written above.

THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a Delaware limited partnership By: Its: Authorized Signatory “Purchaser”
Name: “Partner”
By:
Its: Authorized Signatory
"Purchaser"

Name:
"Partner"

EXHIBIT A

Form of Exercise of Put Right

Reference is made to the Acquisition Agreement (the “Acquisition Agreement”) made and entered into as of September 30, 2011, by and among Davis Street Land Company of Tennessee, L.L.C., a Delaware limited liability company, as Trustee of The Green Hills Mall Trust, a Tennessee common law trust, Davis Street Land Company of Tennessee II, L.L.C., a Delaware limited liability company, as Trustee of GH II Trust, a Tennessee common law trust, Gardens SPE II, LLC, a Delaware limited liability company, El Paseo Land Company, L.L.C., a Delaware limited liability company, and The Taubman Realty Group Limited Partnership, a Delaware limited partnership (“TRG”) and the Put Option Agreement (the “Put Agreement”) made and entered into pursuant to Section 3.4 of the Acquisition Agreement as of _____________, 201__, by and among the undersigned and TRG.

Terms used in this Exercise of Put Right that are not otherwise defined herein have the meanings ascribed to them in the Second Amendment and Restatement of Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, dated September 30, 1998, as amended (the “Partnership Agreement”).

Pursuant to Section 2 of the Put Agreement, the undersigned, ______________________ ___________________, hereby sells, assigns and transfers to TRG, all right, title and interest in and to _________ Units of Partnership Interest, evidenced by Partnership Interest Certificate No. _________ (the “Transferred Units”), in exchange for the purchase price for the Transferred Units as determined in accordance with Section 2(a) of the Put Agreement. The undersigned hereby delivers to TRG such Partnership Interest Certificate and requests that, if the number of Transferred Units is less that all Units represented by such Partnership Interest Certificate, TRG issue to the undersigned a new Partnership Interest Certificate representing the unsold balance.

The undersigned hereby constitutes and appoints TRG the true and lawful agent and attorney-in-fact of the undersigned with respect to the Transferred Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to deliver certificates for such Transferred Units, together with all accompanying evidences of transfer and authenticity, for cancellation. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

TRG is hereby instructed to mail the check for the Transferred Units and any Partnership Interest Certificate for any Units not transferred to the undersigned at the address shown below.

The undersigned represents that it has read and agrees to all of the terms and conditions hereof, and that the information provided on this Exercise of Put Right is true, correct and complete:

Dated:

See IMPORTANT
TAX INFORMATION             Signature(s) of Holder(s)
regarding backup withholding

Must be signed by the registered holder(s) exactly as name(s) appear(s) on Partnership Unit Certificate(s). Please also print the name(s) and address(es) of the signer(s) below. If signing is by an executor, administrator, personal representative, trustee, guardian, attorney, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information:

Name(s)                     Capacity (full title)

Address

Taxpayer Identification
Telephone Number                 or Social Security Number

IMPORTANT TAX INFORMATION

Taxpayer Identification Number. The Holder is required, unless the Holder is exempt, to provide a taxpayer identification number ("TIN") to TRG. The Holder must provide the TIN by completing and executing the Substitute Form W-9 below Failure to provide such information may subject the Holder to 20% backup withholding on the cash payments made to the Holder. If the Holder does not have a TIN, the Holder should apply for a TIN immediately by filing Form SS‑5, Application for a Social Security Number Card (for individuals), or Form SS‑4, Application for Employer Identification Number (for businesses and all other entities), according to the instructions on such Form.

Payer's Request for Taxpayer
SUBSTITUTE Form W‑9                Identification Number and Certification

Please print or type

Name

Address

City, State and Zip Code

Part 1 Taxpayer Identification Number ‑ Enter                Social security number
your TIN in the appropriate Box. If you
do not have a TIN, write "Applied for" in
the appropriate box. If a TIN is not                OR
provided to the Payor within 60 days,
the Payor will be required to withhold            Employer identification
20% of all reportable payments until a            number
number is provided.

Part II Certification ‑ Under penalties of perjury, I certify that: (1) the number shown on this form is my correct TIN (or I am waiting for a TIN to be issued to me), and (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions ‑ You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding, and have not received notice from IRS advising that backup withholding has terminated.

SIGNATURE                             DATE

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 20% OF ANY CASH PAYMENTS MADE TO YOU.

EXHIBIT B

Form of Transfer Document

Assignment and Assumption Agreement
(separate from Certificate for TRG Units)

Reference is made to the Second Amendment and Restatement of Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, dated September 30, 1998, as amended (the “Agreement”). Terms used in this Assignment and Assumption Agreement that are not otherwise defined herein have the meanings ascribed to them in the Agreement.

__________________________________________ (“Assignor”), hereby assigns and transfers to The Taubman Realty Group Limited Partnership, a Delaware limited partnership (“Assignee”), all right, title and interest in and to _________ Units of Partnership Interest, evidenced by Partnership Interest Certificate No. _________ (the “Transferred Units”), and Assignee hereby accepts such assignment.

Assignor represents and warrants to Assignee that:

(A)    it has the full power and authority to enter into this Assignment and Assumption Agreement.

(B)    this Assignment and Assumption Agreement has been duly authorized and executed by it.

(C)    following due execution and delivery of this Assignment and Assumption Agreement by it, this Assignment and Assumption Agreement will be a valid and binding obligation of such person and enforceable against such person.

(D)    the consummation of the transactions contemplated by this Assignment and Assumption Agreement will not violate or conflict with any law or governmental order applicable to such person, will not violate or conflict with any agreement to which such person is a party or by which any of its assets or properties is bound, and will not require the consent of any other person except as otherwise has been provided to Assignee and attached hereto as an exhibit.

Assignor hereby represents and warrants to Assignee that (i) Assignor is the sole owner of the Transferred Units; (ii) the Transferred Units are not subject to any charge, lien, pledge, or encumbrance of any kind; (iii) Assignor has not made, caused, or entered into any prior assignment or transfer of the Transferred Units or any portion thereof; (iv) Assignor has full power and authority to exercise the Put of the Transferred Units under the Put Option Agreement dated _____________, 201__, by and among the Assignor and Assignee; (v) Assignor has not made an assignment for the benefit of creditors, petitioned or applied to any tribunal for the appointment of a custodian, receiver, or trustee for it; (vi) Assignor has not commenced any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or any jurisdiction, whether now or hereafter in effect and Assignor has not had any such petition or application filed or commenced against it, in which an adjudication or appointment has made or order for relief has been entered, or which petition, application or proceeding remains undismissed or unstayed; and (vii) Assignor has not been the subject of any proceeding under which all or any portion of the Transferred Units or a substantial part of its other assets may be subject to seizure, forfeiture or divestiture.

This Assignment and Assumption Agreement shall be binding upon and inure to the parties hereto and their respective successors and permitted assigns.

This Assignment and Assumption Agreement is executed as of the date set forth below. This Assignment and Assumption Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Dated: __________ ___, 20__	Assignor

________________________________________

By:
Its:

Assignee

_____________________________________

By:
Its:

IN PRESENCE OF

____________________________
Signature

____________________________
[Print Name]

EXHIBIT P

TAX INDEMNIFICATION AGREEMENT

TAX INDEMNIFICATION AGREEMENT

THIS TAX INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into on this ____ day of _________, 2011, by and between THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a Delaware limited partnership (“TRG”), on the one hand, and DAVIS STREET INVESTORS, LLC, a Delaware limited liability company, HIGHLAND PARK LAND COMPANY, L.L.C., a Delaware limited liability company, DAVIS STREET MEMBERS L.L.C., a Delaware limited liability company, PIC INTERESTS, II L.L.C., a Delaware limited liability company, DSPEA, LLC, a Delaware limited liability company, DSPEA-RP, LLC, a Delaware limited liability company (each an “Indemnified Party,” and collectively the “Indemnified Parties,” and in the event this Agreement is assigned to one (1) or more Permitted Assignees pursuant to Section 7 hereof, the terms “Indemnified Party” and “Indemnified Parties” shall include such Permitted Assignees), on the other hand, based upon the following:
A.    Pursuant to an Acquisition Agreement (the “Acquisition Agreement”) among Davis Street Land Company of Tennessee, L.L.C., as Trustee of the Green Hills Mall Trust, Davis Street Land Company of Tennessee II, L.L.C., as Trustee of GH II Trust, Gardens SPE II, LLC, and El Paseo Land Company, L.L.C. (collectively, the “Seller”) and TRG (the “Buyer”), dated September __, 2011, on the date of this Agreement, Buyer is acquiring The Mall at Green Hills, The Gardens on El Paseo, and El Paseo Village (each, a “Shopping Center”) in exchange for units of partnership interest in TRG (the “Exchange Units”) and an installment note.
B.    Seller intends to distribute the Exchange Units to Davis Street Properties, LLC, which will distribute the Exchange Units to the Indemnified Parties, which have as their direct or indirect members individuals who are subject to federal and state income tax.
C.    TRG has agreed to indemnify the Indemnified Parties with respect to certain taxes arising from an early disposition of the Shopping Centers, all as more particularly described in this Agreement.
NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Agreement and other good and valuable consideration, TRG and the Indemnified Parties hereby agree as follows:
1.    Terms with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to them in the Acquisition Agreement.
2.    Indemnified Gain. For purposes of this Agreement, the term “Indemnified Gain” means any and all taxable income or gain allocated to the Indemnified Parties by TRG pursuant to Section 704(c)(1)(A), Section 704(c)(1)(B), or Section 737 of the Internal Revenue Code of 1986, as amended (the “Code”), or any Treasury Regulations promulgated under such sections of the Code and the equivalent sections of the applicable state income tax statutes (the “State Statutes”).
3.    Indemnification for Indemnified Gain. TRG hereby indemnifies and holds each Indemnified Party harmless from and against any federal and state income tax liability deemed incurred by such Indemnified Party, as provided below, with respect to any Indemnified Gain recognized by such Indemnified Party by reason of or resulting from any taxable direct or indirect sale, assignment, transfer, conveyance, or other taxable disposition (each being referred to as a “Transfer”) by TRG (or an affiliate of TRG) of El Paseo Village or The Gardens on El Paseo (or, in each case, the membership interest in the limited liability company owning such Shopping Center) prior to June 30, 2018, or The Mall at Green Hills (or the membership interest in the limited liability company owning such Shopping Center) prior to December 31, 2026. If TRG (or its affiliate) transfers a Shopping Center (or the membership interest in the limited liability company owning such Shopping Center) in a tax-deferred transaction prior to June 30, 2018 in the case of El Paseo Village and the Gardens on El Paseo, or prior to December 31, 2026 in the case of the Mall at Green Hills, then to the extent the Indemnified Gain was not recognized pursuant to such Transfer, the indemnity provided for in this Agreement shall apply to the property (or any portion thereof) TRG (or its affiliate) receives in the tax-deferred exchange for such Shopping Center (or membership interest) until the date on which the indemnity expires with respect to the transferred Shopping Center (or membership interest).
The amount of any indemnity pursuant to this Section 3 shall be calculated based on the assumption that each Indemnified Party is an individual taxpayer and had no taxable income or loss other than the Indemnified Gain, and that the entire Indemnified Gain is taxable at the highest combined individual federal and applicable state income tax rates applicable to capital gain under Section 1(h)(1)(C) of the Code and the equivalent provision of the State Statutes, ordinary income under Section 1 of the Code and the equivalent provision of the State Statutes, or the recapture of depreciation on real property under Section 1(h)(1)(D) of the Code and the equivalent provision of the State Statutes, if any (depending on whether the Indemnified Gain constitutes capital gain, ordinary income, or depreciation recapture) in effect in the taxable year in which the Indemnified Gain is recognized by the Indemnified Party; provided, however, that if TRG and the Indemnified Party have elections in effect under Section 754 of the Code with respect to any taxable year, the Indemnified Gain shall be reduced for that taxable year by, but only to the extent of, any basis adjustment to the Exchange Units or the applicable Shopping Center available, under Section 732, Section 734, or Section 743 of the Code and the state equivalent of such sections, to such Indemnified Party; and provided further that the indemnity provided for in this Agreement shall not apply to that portion of the Indemnified Gain allocable to the Exchange Units held by an Indemnified Party if such Indemnified Party (i) exercises its right to cause TRG to redeem its Exchange Units under the Put Option Agreement, (ii) exercises its right under the Continuing Offer to exchange its Exchange Units for shares of Taubman Centers, Inc., or (iii) otherwise transfers, in a taxable transaction, its Exchange Units to a permitted transferee under the Partnership Agreement.
TRG shall provide each Indemnified Party written notice of the sale of any Shopping Center (or portion thereof) and the purchase price of such Shopping Center (or portion thereof) promptly after the closing of the sale. An Indemnified Party shall then give TRG written notice of the amount of any indemnity payment due under this Section 3 as grossed-up pursuant to Section 4 hereof and the calculation of the amount of the Indemnified Gain and the federal and state income tax liability as grossed-up on the Indemnified Gain. For purposes of this Section 3 and Section 4 hereof, the state income tax rate shall be determined on an individual basis according to the state income tax rate applicable to and imposed on the Indemnified Gain with respect to each individual taxpayer who is an indirect member of an Indemnified Party. TRG shall pay to the Indemnified Party seventy-five percent (75%) of the amount of any such indemnity, as grossed-up, within ninety (90) days after such written notice. The balance of any indemnity payment due under this Section 3 and Section 4 hereof shall be paid by TRG to the Indemnified Party at such time as TRG and the Indemnified Party shall have agreed upon the final calculation of the Indemnified Gain, the federal and state income tax liability with respect thereto, and the amount of the gross-up, but in no event later than March 31 of the year immediately following the taxable year in which the Indemnified Party recognizes the Indemnified Gain. Notwithstanding the foregoing, in the event TRG and the Indemnified Party are unable to agree, on or prior to March 31, upon the calculation of the Indemnified Gain, the federal and state income tax liability with respect thereto, or the gross-up, then the matter shall be submitted to arbitration in accordance with the provisions of Section 14 hereof upon the written request of either party.
Except to the extent this Agreement is assigned in accordance with the provisions of Section 7 hereof to a Permitted Assignee, in no event shall TRG have any direct liability under this Section 3 or Section 4 hereof to any of the direct or indirect members of an Indemnified Party, it being hereby acknowledged that such liability shall run solely to the Indemnified Parties. The foregoing indemnity shall constitute the Indemnified Parties’ sole and exclusive remedy in the event that TRG (or its affiliate) Transfers a direct or indirect interest in any of the Shopping Centers (or in a limited liability company holding any of the Shopping Centers) in a taxable Transfer that causes an Indemnified Party to recognize the Indemnified Gain.
4.    Gross-Up of Indemnification Payment. The indemnification payment made pursuant to Section 3 hereof shall be grossed-up by such amount so that, after subtraction of the federal and state income tax deemed payable by the Indemnified Party with respect thereto, the net effect thereof is to place the Indemnified Party in the same position as the Indemnified Party would have been had the liability so indemnified not been incurred. For this purpose, it shall be deemed (i) that each Indemnified Party pays tax at the highest marginal combined individual federal and state (as determined pursuant to Section 3 hereof) based on the individual income tax rate applicable to ordinary income under Section 1 of the Code and the equivalent provision of the applicable State Statute in effect in the year in which the indemnification payment is made and (ii) the state income tax deemed paid by the Indemnified Party is deductible for federal income tax purposes. Notwithstanding the foregoing, the calculation of the gross-up amount pursuant to this Section 4 shall be based on the actual out-of-pocket cash payment of federal and state income tax made by each individual taxpayer with respect to the indemnity payments made under Section 3 hereof determined by calculating the Indemnified Party’s federal and state income tax liability for the year in which the indemnity payment is made without inclusion of the indemnity payment and then by adding the indemnity payment to the Indemnified Party’s taxable income for such year, and calculating any additional federal and state income tax actually payable as a result of the inclusion of the indemnity payment for such taxable year.
Nothing in this Agreement shall be construed to apply to any income or gain recognized by an Indemnified Party, any of its direct or indirect members, or any of its affiliates by reason of any transfer, assignment or other disposition (i) of an Indemnified Party’s direct or indirect assets or of membership interests in the Indemnified Party or its affiliates prior to or on the date of the closing of TRG’s or its affiliates’ acquisition of the Shopping Centers or (ii) of a Shopping Center by any transferee of TRG or of its affiliates (or any such transferee’s successor) if TRG has paid the federal and state income tax liability on the Indemnified Gain as provided for in Section 3 hereof and this Section 4 on the Transfer by TRG or its affiliate of such Shopping Center.

5.    Permitted Transfers by TRG. Notwithstanding anything in this Agreement to the contrary, TRG or its affiliate shall have the right, at any time, to Transfer, or to cause to be Transferred, a direct or indirect interest in each of the Shopping Centers including, without limitation, a Transfer of the membership interest in any limited liability company holding a Shopping Center, provided that TRG complies with the indemnity provisions of this Agreement.
6.    Cooperation. Each Indemnified Party hereby agrees to cooperate fully with TRG and to provide to TRG, within fifteen (15) days of request, any and all information reasonably requested by TRG in connection with the calculation of the Indemnified Gain and the amount of any indemnity and gross-up to be provided to the Indemnified Party pursuant to Section 3 and Section 4 hereof, including without limitation, the state income tax rates applicable to the indirect members of the Indemnified Party.
7.    Assignment by the Indemnified Parties. In connection with an assignment by an Indemnified Party of Exchange Units to (i) one or more of its direct or indirect members, (ii) a member of the “Immediate Family” (as defined in the Partnership Agreement) of such a direct or indirect member, (iii) a “Family Trust” (as defined in the Partnership Agreement) in respect of such a direct or indirect member, or (iv) an entity consisting solely of one or more of the persons described in clauses (i) through (iii) hereof (each, a “Permitted Assignee”), this Agreement may be assigned, in whole or in part, but only to the extent of such direct or indirect member’s direct or indirect percentage interest in such Indemnified Party on the date of this Agreement, to such Permitted Assignees, provided that the aggregate amount of the indemnification payment payable to the Indemnified Parties and to each such Permitted Assignee shall not exceed the federal and state income tax liability on the Indemnified Gain as calculated pursuant to Section 3 and Section 4 hereof. Each Indemnified Party agrees to give TRG prior written notice of any such assignment in a timely manner, which notice shall set forth the identity of the Permitted Assignee and the portion of the indemnity so assigned. For the purpose of this Section 7, a Permitted Unit Transferee is a Permitted Assignee and considered an indirect member of an Indemnified Party.
8.    Distribution Under TRG’s Partnership Agreement. Each Indemnified Party acknowledges that to the extent TRG is required to make a payment to an Indemnified Party pursuant to Section 3 hereof, then for purposes of determining the required distributions under the Partnership Agreement, the Indemnified Gain shall not be taken into account in the calculation of the “Ordinary Tax Liability” and the “Tax Liability” under the Partnership Agreement.

9.    Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.
10.    Governing Law. This Agreement shall be governed by the laws of the State of Michigan (but not including the choice of law rules thereof).
11.    Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered (with delivery receipt required), mailed by first-class, certified mail, return receipt requested (postage prepaid), or delivered by Federal Express or other similar overnight commercial carrier (delivery charges prepaid) addressed to the recipient at its address set forth below or at such other address as the recipient may have theretofore designated in writing. Each notice, demand, request or communication which shall be delivered in the manner described above shall be deemed sufficiently given, served, sent, received, or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of the messenger being deemed conclusive, but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation. Subject to the above, all notices, demands, requests or other communications shall be addressed to an Indemnified Party at its address set forth on the books and records of TRG and to TRG as follows:
If to TRG:
The Taubman Realty Group Limited Partnership
c/o The Taubman Company LLC
200 East Long Lake Road
Bloomfield Hills, Michigan 48304
Attn: Robert S. Taubman

With a copy to:

The Taubman Company LLC
200 East Long Lake Road
Bloomfield Hills, Michigan 48304
Attn: Chris B. Heaphy, Esq.

12.    Entire Agreement; Amendment. This Agreement, together with the Acquisition Agreement, constitutes the entire agreement between the parties hereto with respect to the indemnity contemplated hereby and supersedes all prior oral or written agreements, commitments, or understandings with respect to the matters provided for herein. No amendment, modification, or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, or discharge is sought.
13.    Exculpation. The indemnity provided for in this Agreement shall be without recourse to TRG’s partners, principals and affiliates.
14.    Arbitration. In the event a party hereto delivers a request for arbitration pursuant to Section 3 hereof, the arbitration shall be conducted in Oakland County, Michigan under the rules of the American Arbitration Association in force when the request for arbitration is submitted. The arbitrator shall be a member of an accounting firm that is independent of the parties to the arbitration and who has at least ten (10) years’ experience in the preparation of income tax returns and is registered with the Internal Revenue Service as a paid return preparer. The costs of arbitration shall be borne by the losing partner, unless otherwise determined by the arbitrator. The decision of the arbitrator shall be final and binding on the parties. Arbitration shall be the sole and exclusive remedy for a dispute regarding the calculation of the Indemnified Gain, the federal and state income tax liability with respect thereto, and the gross-up.
The parties hereto have executed this Agreement on the date first-above written.

THE TAUBMAN REALTY GROUP LIMITED
PARTNERSHIP, a Delaware limited partnership

By:    ______________________________

Its: Authorized Signatory

DAVIS STREET INVESTORS, LLC, a Delaware
limited liability company

By:    _______________________________

Its:    _______________________________

HIGHLAND PARK LAND COMPANY, L.L.C.,
a Delaware limited liability company

By:    _______________________________

Its:    _______________________________

DAVIS STREET MEMBERS, L.L.C., a
Delaware limited liability company

By:    _______________________________

Its:    _______________________________

PIC INTERESTS II, L.L.C., a Delaware limited
liability company

By:    _______________________________

Its:    _______________________________

DSPEA, LLC, a Delaware limited liability
company

By:    _______________________________

Its:    _______________________________

DSPEA- RP, LLC, a Delaware limited liability
company

By:    _______________________________

Its:    _______________________________

9372640.17

EXHIBIT Q

DEPOSIT ESCROW AGREEMENT

Chicago Title and Trust Company
171 North Clark Street
Division 2, Third Floor
Chicago, Illinois 60601

ESCROW AGREEMENT

Escrow No. 201135764                         Dated: September 30, 2011
File No.

To:    Chicago Title and Trust Company

In connection with that certain Acquisition Agreement dated September 30, 2011, by and between Davis Street Land Company Of Tennessee, L.L.C., a Delaware limited liability company, as Trustee of The Green Hills Mall Trust, a Tennessee common law trust, Davis Street Land Company Of Tennessee II, L.L.C., a Delaware limited liability company, as Trustee of GH II Trust, a Tennessee common law trust, Gardens SPE II, LLC, a Delaware limited liability company, El Paseo Land Company, L.L.C., a Delaware limited liability company (collectively, “Seller”), and The Taubman Realty Group Limited Partnership, a Delaware limited partnership (“Buyer”), a copy of which is attached hereto as Exhibit “A” and the terms and conditions of which are incorporated herein by reference (the “Acquisition Agreement”), the above-named party, Chicago Title and Trust Company, is hereby appointed and authorized to act as Escrow Agent for funds deposited with Escrow Agent in escrow by Buyer for the account of Buyer and Seller in the amount of Ten Million Dollars ($10,000,000) Dollars (the “Initial Deposit”), as such funds may be increased by a second deposit with Escrow Agent by Buyer for the account of Buyer and Seller in the additional amount of Ten Million Dollars ($10,000,000) Dollars (the “Second Deposit”), and the Escrow Agent hereby accepts such appointment, all in accordance with the terms and conditions of this Agreement and the Acquisition Agreement. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Acquisition Agreement.

At the direction of Seller and Buyer, the Initial Deposit and, if applicable, the Second Deposit, shall be invested by Escrow Agent from time to time as designated by Seller and Buyer. Escrow Agent shall not be responsible for any loss, diminution in value or failure to achieve a greater profit as a result of such investments.

The Initial Deposit and, if applicable, the Second Deposit, and all income and interest earned thereon (the “Escrowed Funds”) shall be disbursed by Escrow Agent in accordance with the provisions of the following paragraph, or returned to Buyer or disbursed to Seller as otherwise may be directed by Buyer and Seller in writing or by a final (i.e., non-appealable) order of any court of competent jurisdiction. The Escrow Funds shall not be paid except pursuant to the terms of this paragraph.

If the Closing occurs, the Escrowed Funds shall be paid to Buyer. If the Closing has not occurred and either party makes a written demand upon Escrow Agent to disburse the Escrowed Funds in accordance with the terms and conditions of the Acquisition Agreement, the requesting party shall give written notice to the other party of such demand and provide a simultaneous copy of such notice to Escrow Agent. If Escrow Agent does not receive a written objection from the other party to the proposed action within ten (10) Business Days after the giving of such notice, Escrow Agent is hereby authorized and obligated to take such action. If Escrow Agent does receive such written objection within such ten (10) Business Day period, Escrow Agent shall continue to hold the Escrowed Funds in accordance with this Escrow Agreement until otherwise directed by written instructions from Seller and Buyer or a final judgment of a court having jurisdiction.

In the event of any disagreement between any of the parties resulting in conflicting or adverse claims or demands made in connection with the Escrowed Funds, Escrow Agent shall be entitled, at its option, to refuse to comply with any such claims or demands so long as the disagreement shall continue and in so doing Escrow Agent shall not be liable for its failure or refusal to comply with such conflicting or adverse claims or demands until the rights of the claimants have been finally adjudicated or the differences adjusted between the parties and Escrow Agent shall have been notified thereof in writing signed by Buyer and Seller. Escrow Agent shall also have the right to bring an action in interpleader to obtain the right to pay said sum to a court of competent jurisdiction, deducting from said sum the costs incurred in bringing such an action.

In the event of any dispute or litigation affecting Escrow Agent's duties relating to this escrow, Escrow Agent may consult legal counsel and shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion of counsel; provided that nothing herein shall release or discharge Escrow Agent from liability to the extent it is adjudged negligent or to have acted (or failed to act) in bad faith. Escrow Agent shall be indemnified and saved harmless by Buyer and Seller, jointly and severally, from all losses, costs and expenses incurred, including reasonable attorney's fees, as a result of its involvement in any litigation arising from performance of its duties hereunder, provided that such litigation does not result from any action taken or omitted by Escrow Agent and for which it shall have been adjudged negligent or to have acted (or failed to act) in bad faith; such indemnification shall survive termination of this Agreement until extinguished by an appropriate statute of limitations.

The fee for said escrow services shall be $0 and shall be paid 50% by Buyer and 50% by Seller.

The Escrow Agent may be removed and replaced following the giving of at least ten (10) days’ prior written notice to the Escrow Agent by the Seller and the Buyer. The duties of the Escrow Agent shall terminate ten (10) days after the date of such notice, or on such later date as may be specified in such notice or as of such earlier date as may be mutually agreed upon by the Escrow Agent and each of the Seller and the Buyer. The Escrow Agent shall then deliver the Escrowed Funds to a successor escrow agent as shall be appointed by the Seller and the Buyer, as evidenced by a written notice filed with the Escrow Agent. If the Seller and the Buyer are unable to agree upon a successor, or shall have failed to appoint a successor prior to the expiration of ten (10) days following the date of the notice of removal, the removed Escrow Agent may apply to any court of competent jurisidiction in order to request the appointment of a successor escrow agent or other appropriate relief, and any such resulting appointment shall be binding upon each of the Seller and the Buyer unless and until another successor shall have been appointed pursuant to this paragraph.

Upon the delivery, in accordance with the terms hereof, of the Escrowed Funds deposited herewith, this escrow shall terminate and Escrow Agent shall be released from any liability hereunder.

All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be sent by overnight courier, registered mail, or certified mail. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given, as applicable one (1) business day following the date sent when sent by overnight delivery through Federal Express, United Parcel Service, or other reputable overnight courier service:

If to Seller:                    c/o Davis Street Properties, LLC
622 Davis Street
Evanston, Illinois 60201
Attention:    Robert Perlmutter

With a copy to:                Ropes & Gray, LLP
Prudential Tower
800 Boylston Street

Boston, Massachusetts 02199-3600
Attention:    Jason E. Dunn

If to Buyer:                    The Taubman Realty Group Limited Partnership
c/o The Taubman Company LLC
200 East Long Lake Road, Suite 200
Bloomfield Hills, Michigan 48303-0200
Attention: Steven E. Eder

With a copy to:                The Taubman Company LLC
200 East Long Lake Road, Suite 200
Bloomfield Hills, Michigan 48303-0200
Attention: Chris B. Heaphy, Esq.

And a copy to:                Honigman Miller Schwartz and Cohn LLP
39400 Woodward Avenue, Suite 101
Bloomfield Hills, Michigan 48304
Attention: Joel M. Krugel, Esq.

If to Escrow Agent:                Chicago Title and Trust Company                                    171 North Clark Street
Chicago, Illinois 60601
Attention: Nancy Castro
Phone: 312-223-2709
Email: nancy.castro@ctt.com

Any party may change the address or addresses to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.
This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York (without giving effect to any choice or conflict of law provision or rule). This Agreement may be executed in any number of identical counterparts, each of which shall be considered an original, but together shall constitute the same agreement. This Agreement may be modified, altered, amended, canceled or terminated only by the written agreement of the parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors in interest and assigns; provided, however, that Escrow Agent may not assign this Agreement or delegate its obligations hereunder other than to a successor escrow agent appointed in accordance with the terms of this Agreement. This Agreement may be executed and delivered by electronic copy or via facsimile, which such electronic copy or facsimile signatures and delivery shall be valid and binding the same as if original documents were delivered.

DAVIS STREET LAND COMPANY OF TENNESSEE, L.L.C., a Delaware limited liability company, as Trustee of The Green Hills Mall Trust, a Tennessee common law trust

By:    DAVIS STREET LAND COMPANY, L.L.C., a Delaware limited liability company, its sole member

By:
Name:
Title:

DAVIS STREET LAND COMPANY OF TENNESSEE II, L.L.C., a Delaware limited liability company, as Trustee of GH II Trust, a Tennessee Common Law Trust

By:    DAVIS STREET LAND COMPANY, L.L.C., a Delaware limited liability company, its sole member

By:
Name:
Title:

GARDENS SPE II LLC, a Delaware limited liability company By: MAINSTREET GOEP LLC, a Delaware limited liability company, its Manager By: Name: Title:	EL PASEO LAND COMPANY, L.L.C., a Delaware limited liability company By: DAVIS STREET PROPERTIES, LLC, a Delaware limited liability company, its Sole Member By: Name: Title:
The Taubman Realty Group Limited Partnership, a Delaware limited partnership By: Name: Title: Authorized Signatory

Chicago Title and Trust Company

By:
Its:

EXHIBIT R

SPACE TENANT ESTOPPEL CERTIFICATE

Date: _____________, 2011

To:    ___________________________
c/o The Taubman Company LLC
200 East Long Lake Road, Suite 300
Bloomfield Hills, MI 48304
Attn: ________________

Re:    ______________________________
______________________________ (the “Shopping Center”)
Space____________

The undersigned, as tenant (the “Tenant”), doing business as ___________, at the Shopping Center under that certain lease (the “Lease”) dated ___________, made with _____________________, as landlord (“Landlord”), hereby certifies to you and your designees, successors and assigns, as follows as of the date hereof:

a.
The Lease between Landlord and Tenant consists of a certain Lease dated __________________, as amended by:                     ; Tenant's obligations under the Lease are secured by a Guaranty from ______________________ (the "Guarantor"), dated ____________________, and such Guarantor confirms the same by signing this certificate.

b.
The Lease is in full force and effect, has not been assigned by Tenant, has not been amended except as set forth herein, and represents the entire agreement between the parties as to the subject matter thereof and with respect to the premises described therein (the “Premises”);

c.
Neither party to the Lease is in default thereunder nor does any event or circumstance exist which, with the giving of notice or the passage of time, or both, would result in a default under the Lease, on the part of either party, except as follows: [None, if left blank]

___________________________________________________________

d.	The term of the Lease commenced on ______________, and expires on ___________, unless renewed or sooner terminated as provided by the terms and conditions thereof;

e.
Tenant has accepted and is occupying the premises demised to it under the Lease, such possession having been delivered by Landlord under the Lease and is open for business with the general public. The improvements to the Premises required to be furnished by Landlord or Tenant, as provided by the terms of the Lease, have been completed, and all required contributions (including, without limitation, loans, tenant allowances, payments or other inducements to Tenant), if any, by Landlord to Tenant on account of leasehold improvements in the Premises have been paid/made by Landlord;

f.	The amount of the current base monthly rent, i.e., monthly minimum rent, due and payable by Tenant is $__________, and monthly minimum rent has been paid through _______________;

g.	Percentage rent for lease year ending ________________________, in the amount of $_______________ has been paid in full;

h.
All common area maintenance charges due by the Tenant under the Lease have been paid through ______________; and the most recent monthly charge therefor was $____________ for the month of ________________;

i.	All real estate tax and assessment payments due by the Tenant under the Lease have been paid through ________________; and the most recent charge was $__________ for the period of ______________;

j.
Tenant has no present claim, charge, defense, or offset [other than percentage rent offsets and free rent, if any, set forth in the Lease] against any rents payable by Tenant under the Lease, and no condition or state of facts presently exists that would give Tenant a right to terminate the Lease. There are no free rent periods or other concessions except expressly set forth in the Lease;

k.
No rent has been paid in advance (other than the normal one month’s rent); Tenant has deposited a security deposit in the amount of $_____________ with Landlord and such security deposit has not been subject to any deduction or offset of any kind;

l.	Tenant has no right to purchase the Premises, the Shopping Center or any portion thereof, whether pursuant to the Lease or otherwise;

m.	There are no actions, voluntary or involuntary, pending against Tenant under the bankruptcy laws of the United States or any state thereof;

n.	The person executing this certificate on behalf of Tenant has been duly authorized to make the statements herein contained and to execute and deliver this certificate; and

o.
Tenant acknowledges that this certificate may be relied on by The Taubman Realty Group Limited Partnership, a Delaware limited partnership, and its designees, successors, and assigns, as well as any mortgage lenders with whom it may be dealing in connection with the acquisition, financing or refinancing of all or any portion of the Shopping Center and their successors and assigns.

Very truly yours,
TENANT

By:

Name:
Title:

GUARANTOR:

By:
Name:
Title:

EXHIBIT S

SELLER ESTOPPEL CERTIFICATE

Date: _____________, 2011

To:    The Taubman Realty Group Limited Partnership
200 East Long Lake Road, Suite 300
Bloomfield Hills, MI 48304
Attn: ________________

Re:    ______________________________
______________________________ (the “Shopping Center”)
Space____________

The undersigned, as Seller (the “Seller”) under that certain Acquisition Agreement by and between you, Seller and others, dated September 30, 2011, as amended (the “Acquisition Agreement”), hereby certifies to you and your designees, successors and assigns, as follows with respect to that certain lease (the “Lease”) dated ___________, made between _________________, as tenant (the “Tenant”), doing business as ___________, and _____________________, as landlord (“Landlord”) at the Shopping Center, as of the date hereof:

p.

a.
The Lease between Landlord and Tenant consists of a certain Lease dated __________________, as amended by:                     ; Tenant's obligations under the Lease are secured by a Guaranty from ______________________ (the "Guarantor"), dated ____________________.

b.
The Lease (i) is in full force and effect, (ii) to Seller's knowledge, has not been assigned by Tenant, (iii) has not been amended except as set forth herein, and (iv) represents the entire agreement between the parties as to the subject matter thereof and with respect to the premises described therein containing approximately __________ thousand (__________) square feet (the “Premises”);

c.
Neither party to the Lease is in default thereunder nor does any event or circumstance exist which, with the giving of notice or the passage of time, or both, would result in a default under the Lease, on the part of either party, except as may be otherwise expressly set forth in a written disclosure from Seller to you given on or before the date of the Acquisition Agreement;

d.	The term of the Lease commenced on ______________, and expires on ___________, unless renewed or sooner terminated as provided by the terms and conditions thereof;

e.
Tenant has accepted and is occupying the premises demised to it under the Lease, such possession having been delivered by Landlord under the Lease and is open for business with the general public. The improvements to the Premises required to be furnished by Landlord or Tenant, as provided by the terms of the Lease, have been completed, and all required contributions (including, without limitation, loans, tenant allowances, payments or other inducements to Tenant), if any, by Landlord to Tenant on account of leasehold improvements in the Premises have been paid/made by Landlord;

f.	The amount of the current base monthly rent, i.e., monthly minimum rent, due and payable by Tenant is $__________, and monthly minimum rent has been paid through _______________;

g.	The date on which monthly minimum rental payments commenced under the Lease was ____________________________;

h.	Percentage rent for lease year ending ________________________, in the amount of $_______________ has been paid in full;

i.
All common area maintenance charges due by the Tenant under the Lease have been paid through ______________; and the most recent monthly charge therefor was $____________ for the month of ________________;

j.	All real estate tax and assessment payments due by the Tenant under the Lease have been paid through ________________; and the most recent charge was $__________ for the period of ______________;

k.
(i) There are no existing defenses that Tenant has against the enforcement of the Lease by Landlord, (ii) Tenant has no present right to terminate the Lease[,except for a kickout right based on sales as expressly set forth in the Lease], and (iii) Tenant is not entitled to any credits, offsets, abatements, or deductions against or in respect of the rent payment, or any other obligation accruing, under the Lease[, except for any percentage rent offsets expressly set forth in the Lease]. There are no free rent periods or other concessions[, except for any free rent expressly set forth in the Lease];

l.
No rent has been paid in advance (other than the normal one month's rent); Tenant has deposited security deposit in the amount of $_____________ with Landlord and such security deposit has not been subject to any deduction or offset of any kind;

m.	Tenant has no right to purchase the Premises, the Shopping Center or any portion thereof, whether pursuant to the Lease or otherwise;

n.	There are no actions, voluntary or involuntary, pending against Tenant under the bankruptcy laws of the United States or any state thereof; and

o.
Seller acknowledges that this certificate may be relied on by The Taubman Realty Group Limited Partnership, a Delaware limited partnership, and its designees, successors, and assigns, as well as any mortgage lenders with whom it may be dealing in connection with the acquisition, financing or refinancing of all or any portion of the Shopping Center and their successors and assigns.

Very truly yours,
SELLER

By:
Name:
Title:

EXHIBIT T

DEEDS

See attached.

Address New Owner:	Map-Parcel Number:	Send Tax Bills To:
	117-14-55 117-10-134	Same
This instrument prepared by: Wildman, Harrold, Allen & Dixon LLP, 225 West Wacker Street, Suite 2800, Chicago, Illinois 60606

SPECIAL WARRANTY DEED
FOR AND IN CONSIDERATION of the sum of TEN and NO/100 DOLLARS ($10.00) cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, Davis Street Land Company of Tennessee, L.L.C., a Delaware limited liability company, not personally, but solely as Trustee of the Green Hills Mall Trust (the “Grantor”) has bargained and sold, and by these presents transfers and conveys to [            ] (the “Grantee”), Grantee’s successors and assigns, certain land in Davidson County, State of Tennessee, being more particularly described in Exhibit A, which is attached hereto and incorporated herein by reference, together with all improvements, buildings, structures, privileges and rights appurtenant thereto and all appurtenances, tenements, hereditaments, privileges and easements thereunto belonging or appurtenant thereto (the “Property”).
This conveyance of the Property, and all covenants and warranties contained herein, are made expressly subject to, and only to, those matters listed on Exhibit B, attached hereto and incorporated herein by reference (the “Permitted Exceptions”).
This is improved property located at 2126 Abbott Martin Road, Nashville, Davidson County, Tennessee.
TO HAVE AND TO HOLD the Property, with all appurtenances, estate, title, and interest thereto belonging to the Grantee, Grantee’s successors and assigns, forever.
Grantor covenants with the Grantee that the Property is free from all encumbrances made or suffered by Grantor, except to the extent otherwise set forth herein.
Grantor further covenants and binds itself, its successors and assigns, to warrant and forever defend the title to the Property to the Grantee, Grantee’s successors and assigns against the lawful claims of all persons whomsoever claiming by, through or under Grantor.
This document may be executed in multiple counterparts which shall together constitute a single document.

STATE OF TENNESSEE
COUNTY OF ___________________

The actual consideration or value, whichever is greater, for this transfer is $ _____________

                                                                _____________________________
                                                                Affiant

Subscribed and sworn to before me this ____ day of _____________, 2011.

                                                                 _________________________________
                                                                 Notary Public
                                                                 My Commission Expires: ____________

IN WITNESS WHEREOF, the Grantor has executed this Deed as of this ___ day of _________________, 2011.

DAVIS STREET LAND COMPANY OF TENNESSEE, L.L.C., a Delaware limited liability company, as Trustee of The Green Hills Mall Trust, a Tennessee common law trust

By:	DAVIS STREET LAND COMPANY, L.L.C., a Delaware limited liability company, its sole member

By:
Name:
Title:

State of
County of

I the undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY THAT ____________________________, __________________ of Davis Street Land Company, L.L.C., a Delaware limited liability company, being the sole member of Davis Street Land Company of Tennessee, L.L.C., a Delaware limited liability company, which is the Trustee of Green Hills Mall Trust, a Tennessee trust, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument on behalf of said company appeared before me this day in person, and acknowledged that he signed, sealed and delivered the foregoing instrument as his own free and voluntary act and as the free and voluntary act of said company for the uses and purposes therein set forth.
Given under my hand and notarial seal this ____ day of             , 2011.

Notary Public

My commission expires on _____________________

Exhibit A

Legal Description

TRACT I:
Being a parcel of land in Nashville, First Civil District, Twenty-Fifth Councilmanic
District, Davidson County, Tennessee, generally located between Crestmoor Road and
Abbott Martin Road and between Cleghorn Avenue and Hillsboro Pike being part of property conveyed to Davis Street Land Company of Tennessee, LLC, Trustee, by Instrument No. 200104040032779 , R.O.D.C. and also being Parcels A and C and Green Hills Village Drive shown on the Green Hills Village Subdivision of record in Plat Book 2330, Page 81, R.O.D.C. and parts of Lots 3 through 6 on the map of J. C. Bumford's Subdivision (unrecorded) and part of Lot 12 on the Plan of Andrew Castleman Lands of record in Minute Book J, Page 30, R.O.D.C., and being more particularly described as follows:
Beginning at an iron rod (old) in the northerly right-of-way line of Abbott Martin Road, as widened being the new southwesterly corner of property conveyed to Exxon Corporation by deed of record in Book 7796, Page 48, R.O.D.C.;
THENCE, along said northerly right-of-way line the following calls;
with a curve to the left, 31.96 feet, said curve having a central angle of  05° 32' 55", a radius of 330.05 feet, a tangent of 15.99 feet and a chord of N 88° 20' 00" W 31.95 feet to a chiseled "x";
S 88° 45' 25" W, 33.63 feet to a chiseled "x",
N 88° 14' 00" W, 180.00 feet to an iron rod (old),
N 01° 46' 00" E, 4.00 feet to an iron rod (old),
N 88° 14' 00" W, 470.00 feet to an iron rod (old),
S 18° 45' 00" W, 4.18 feet to an iron rod (old),
N 88° 14' 00" W, 89.60 feet to an iron rod (old) in the southeasterly corner of the Property conveyed to Dillard's of record in Book 9944, Page 51, R.O.D.C.;
 THENCE, along the easterly line of said Dillard's the following calls;
N 01° 46' 00" E, 157.22 feet to a chiseled "x",
N 87° 51' 00" W, 50.78 feet,
N 02° 09' 59" E, 254.79 feet to a P.K. nail in the southerly line of property conveyed to Battleship, L.L.C. by deed of record in Book 11495, Page 893, R.O.D.C.;
THENCE, with the property of Battleship, L.L.C. and with property conveyed to Green Hills Commons, L.L.C. by deed of record in Book 10216, Page 69, R.O.D.C. the following calls;
S 87° 53' 00" E, 86.64 feet to a P.K. nail,
N 19° 45' 00" E, 357.14 feet to a chiseled "x", with a curve to the right, 148.68 feet to an iron pin, said curve having a central angle of 21° 26' 00", a radius of 397.46 feet, a tangent of 75.22 feet and a chord of N 30° 28' 00" E 147.82 feet;N 41° 11' 00" E, 160.86 feet to a P.K. nail in the southerly line of property conveyed to Metropolitan Government by deed of record in Book 4027, Page 113, R.O.D.C.;
THENCE, along the southerly line of said Metropolitan Government property and along  the southerly line of Green Hills Village Drive, S 87° 45' 00" E, 100.00 feet to a concrete monument;
THENCE, along the southerly line of property conveyed to Green Hills, L.P. by deed of record in Book 9359, Page 655, R.O.D.C. and along the southerly line of Hillsboro Views a subdivision of record in Plat Book 974, Page 64, R.O.D.C., S 87° 37' 20" E, 303.09 feet to an iron rod  (old) in the westerly line of the Re-Subdivision of the easterly 75' of Lot 5, Block "B" Hillsboro Views Development Company's Subdivision;
 THENCE, with said Re-Subdivision the following calls:
        S 02° 22' 40" W, 135.74 feet to an iron rod (old),
        S 87° 37' 20" E, 128.82 feet to an iron rod (old),
        N 02° 22' 40" E, 135.41 feet to an iron rod (old),
 THENCE, along the southerly line of said Hillsboro Views S 87° 37' 20" E, 480.42 feet to a chiseled "x" in the westerly right-of-way line of Hillsboro Pike;
THENCE, along said westerly right-of-way line S 22° 26' 24" W, 467.59 feet to a set iron pin in the northeasterly corner of property conveyed to Third National Bank by deed of record in Book 2143, Page 477, R.O.D.C.;
THENCE, along said Third National Bank property the following calls;
N 87° 47' 00" W, 155.52 feet to an iron rod (old),
S 02° 32' 50" W, 125.00 feet to an iron rod (old),
S 85° 00' 10" E, 108.38 feet to an iron rod (old) in the westerly right-of-way line of Hillsboro Pike;
THENCE, along said right-of-way line, S 22° 26' 24" W, 328.28 feet to a chiseled "x" in the northeasterly corner of property conveyed to Exxon Corporation by deed of record in Book 7796, Page 48, R.O.D.C.;
THENCE, along the northerly line of said Exxon property, N 86° 06' 00" W, 150.00 feet to an iron rod (old);
THENCE, along the westerly line of said Exxon property, S 22° 32' 00" W, 132.76 feet to the point of beginning;
Containing 1,018,031 square feet or 23.37 acres, more or less.

TRACT II:
Being a parcel of land in Nashville, First Civil District, Twenty-fifth Councilmanic District, Davidson County, Tennessee, generally located on the southerly side of Crestmoor Road east of Cleghorn Avenue being part of Lot 11 and the easterly 50 feet of Lot 12, Block B, on the Plan of Hillsboro Views Development Company’s Subdivision of record in Book 974, Pages 64 and 65, R.O.D.C. and being more particularly described as follows:
BEGINNING at an iron pin in the southerly line of Lot 12;
THENCE, crossing Lot 12, N. 03 degrees 00 minutes 57 seconds E. 182.71 feet to an iron pin in the southerly right-of-way of Crestmoor Road (60-foot right-of-way);
THENCE, along said southerly right-of-way, S 86 degrees 56 minutes 11 seconds E. 149.78 feet to an iron pin in the northeasterly corner of lot 11;
THENCE, along the easterly line of Lot 11, S. 03 degrees 09 minutes 29 seconds W. 181.14 feet to an iron pin in the southerly line of Lot 11;
THENCE, along said southerly line, N. 87 degrees 32 minutes 17 seconds W. 149.34 feet to the point of beginning.
Containing 27,208 square feet or 0.62 acres, more or less.
TOGETHER WITH

EASEMENT – Parcel 1:
Arising pursuant to Deed of Record in Book 5786, Page 809, Register’s Office for Davidson County,

Tennessee
An Easement for ingress and egress over and across that portion of Parcel B on the plan of Green Hills Village, as of record in Book 2330, page 81, Register’s Office for Davidson County, Tennessee and described as follows:
Beginning at a point in the southerly property line of the South Central Bell property as of record in Book 4389, page 417, R.O.D.C., Tennessee, said point lying in an easterly direction along the said southerly property line of South Central Bell a distance of 565.74 feet, more or less, from the eastern margin of Cleghorn Avenue;
Thence, in an easterly and northerly direction along a curve to the left, having a central angle of 72 degrees 22 minutes and having a radius of 100 feet, for a distance of 126.30 feet, more or less to a point, said point being the end of the curve and lying on the easterly property line of said South Central Bell property and the west margin of Green Hills Village Drive (now closed by instrument of record in Book 3277, page 81, R.O.D.C., Tennessee).
Thence, with South Central Bell’s easterly property line, S. 19 degrees 45 minutes W. for a distance of 73.14 feet, more or less, to a point, said point being the southeast corner of the South Central Bell property;
Thence, along South Central Bell’s southerly property line N. 87 degrees 53 minutes W., for a distance of 73.14 feet more or less to the point of beginning.
And
EASEMENT – Parcel 2:
Arising pursuant to Deed of Record in Book 4315, Page 556, Register’s Office for Davidson County, Tennessee.
A non-exclusive right to park on the easterly part of Parcel B shown on Green Hills Village Subdivision of record in Book 2330, Page 81, R.O.D.C., and being more particularly described as follows:
Beginning at a point on the easterly line of said South Central Bell property, said point being N. 19 degrees 45 minutes E., 73.14 feet from the southeast corner of said property;
Thence, with said easterly line, N. 19 degrees 45 minutes E., 284.00 feet to a monument;
Thence, with a curve to the right 148.67 feet to a monument, said curve having a radius of 397.46 feet, a central angle of 21 degrees 26 minutes and a tangent distance of 75.22 feet;
Thence N. 41 degrees 11 minutes E., 160.86 feet to a monument, the northeast corner of said property;
Thence, with the northerly line of said property 275 feet (more or less) to the northwest corner;
Thence, with the westerly line 65 feet (more or less) to the point where the northerly curb line (sidewalk) adjacent to and north of the existing South Central Bell building extended to said westerly line intersects;
Thence, in a southeasterly direction with said curb line 140 feet (more or less) to a point in line with the easterly curb line (sidewalk) adjacent to and east of said existing building;
Thence, in a southwesterly direction with said curb line 435 feet (more or less);
Thence, at right angles to said easterly property line 40 feet (more or less) to the point of beginning.
Being the same property conveyed to Davis Street Land Company of Tennessee, L.L.C., a Delaware limited liability company, not personally but solely as Trustee of the Green Hills Mall Trust for record as Instrument No. 20010404-0032779, Register’s Office for Davidson County, Tennessee.

Exhibit B

PErmitted Exceptions

Address New Owner:	Map-Parcel Number:	Send Tax Bills To:
	117-14-45 117-14-47	New Owner
This instrument prepared by: Wildman, Harrold, Allen & Dixon LLP, 225 West Wacker Street, Suite 2800, Chicago, Illinois 60606

SPECIAL WARRANTY DEED
FOR AND IN CONSIDERATION of the sum of TEN and NO/100 DOLLARS ($10.00) cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, Davis Street Land Company of Tennessee II, L.L.C., a Delaware limited liability company, not personally, but solely as Trustee of the GH II Trust, a Tennessee Trust (the “Grantor”) has bargained and sold, and by these presents transfers and conveys to [            ] (the “Grantee”), Grantee’s successors and assigns, certain land in Davidson County, State of Tennessee, being more particularly described in Exhibit A, which is attached hereto and incorporated herein by reference, together with all improvements, buildings, structures, privileges and rights appurtenant thereto and all appurtenances, tenements, hereditaments, privileges and easements thereunto belonging or appurtenant thereto (the “Property”).
This conveyance of the Property, and all covenants and warranties contained herein, are made expressly subject to, and only to, those matters listed on Exhibit B, attached hereto and incorporated herein by reference (the “Permitted Exceptions”).
This is improved property located at 3814 through 3818 Cleghorn Avenue, Nashville, Davidson County, Tennessee.
TO HAVE AND TO HOLD the Property, with all appurtenances, estate, title, and interest thereto belonging to the Grantee, Grantee’s successors and assigns, forever.
Grantor covenants with the Grantee that the Property is free from all encumbrances made or suffered by Grantor, except to the extent otherwise set forth herein.
Grantor further covenants and binds itself, its successors and assigns, to warrant and forever defend the title to the Property to the Grantee, Grantee’s successors and assigns against the lawful claims of all persons whomsoever claiming by, through or under Grantor.
This document may be executed in multiple counterparts which shall together constitute a single document.

STATE OF TENNESSEE
COUNTY OF ___________________

The actual consideration or value, whichever is greater, for this transfer is $ _____________

                                                                _____________________________
                                                                Affiant

Subscribed and sworn to before me this ____ day of _____________, 2011.

                                                                 _________________________________
                                                                 Notary Public
                                                                 My Commission Expires: ____________

IN WITNESS WHEREOF, the Grantor has executed this Deed as of this ___ day of _________________, 2011.

DAVIS STREET LAND COMPANY OF TENNESSEE II, L.L.C., a Delaware limited liability company, as Trustee of GH II Trust, a Tennessee Common Law Trust

By:	DAVIS STREET LAND COMPANY, L.L.C., a Delaware limited liability company, its sole member

By:
Name:
Title:

State of

County of

I the undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY THAT ______________________________, the ____________________ of Davis Street Land Company, L.L.C., a Delaware limited liability company, being the sole member of Davis Street Land Company of Tennessee II, L.L.C., a Delaware limited liability company, which is the Trustee of GH II Trust, a Tennessee trust, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument on behalf of said company appeared before me this day in person, and acknowledged that he signed, sealed and delivered the foregoing instrument as his own free and voluntary act and as the free and voluntary act of said company for the uses and purposes therein set forth.
Given under my hand and notarial seal this ____ day of             , 2011.

Notary Public

My commission expires on _____________________

Exhibit A

Legal Description

Land in Davidson County, Tennessee, being Lot Nos. 3, 4 and 5 on the Plan of A. R. Greene’s Subdivision of Part of Block “D” in Hillsboro Views Development Company’s Subdivision, of record in Plat Book 1130, page 35, Register’s Office for Davidson County, Tennessee, to which plan reference is hereby made for a more complete description.

Being the same property conveyed to Davis Street Land Company of Tennessee II, L.L.C., a Delaware limited liability company by Deed dated April 19, 2007 from H. K. Enterprises, Inc., of record in Instrument No. 20070420-0047603, Register’s Office for Davidson County, Tennessee.

Said property also legally described as:

A tract of land located in the Twenty-fifth Councilmanic District of Nashville, Davidson County, Tennessee on Cleghorn Avenue near Crestmoor Road, being Lots 3, 4, and 5 on the final plat of A. R. Greene’s Subdivision Of Block “D” In Hillsboro Views Development Co’s Subdivision Near Nashville, Term, of record in Plat Book 1130, Page 35, R.O.D.C. and being more particularly described as follows:

BEGINNING at an iron rod (old) in the easterly right-of-way of Cleghorn Avenue at northwest corner of Tract 3 described here on, also being Seth M. Smith and Elynor Lucille Smith property of record in Instrument No. 199912210305531, R.O.D.C.;

THENCE, with said Cleghorn Avenue N19°28’07”E, 230.73’ feet to an iron rod (old) at the southwest corner of Tract 1 described here on, also being Davis Land Company of Tennessee II, L.L.C. of record in Instrument No. 20070608-0069046, R.O.D.C.;

THENCE, with said Tract 1 S70°11’24”E, 224.09 feet to an iron rod (new) in the westerly line of
Battleship, LLC property of record in Deed Book 11495, Page 893, R.O.D.C.;

THENCE, with said Battleship, LLC S20°38’17”W, 231.00 feet an iron rod (new) to the northeast corner of said Tract 3;

THENCE, with said Tract 3, N70°07’27”W, 219.37 feet to the POINT OF BEGINNING.

Containing 51,186 Square Feet or 1.175 Acre, more or less.

Together with appurtenant easements(s) established by Storm Water Surface Drainage Easement Agreement, by and among Seth M. Smith and Elynor L. Smith aka Elynor W. Smith, his wife and Davis Street Land Company of Tennessee II, L.L.C, a Delaware limited liability company, recorded as Instrument No. 20090821-0078910, Register’s Office of Davidson County, Tennessee.

Being the same property conveyed to Davis Street Land Company of Tennessee II, L.L.C, a Delaware limited liability company by Deed dated April 19, 2007 from H.K. Enterprises, Inc., of record in Instrument No. 20070420-0047603, Register’s Office of Davidson County, Tennessee.

Exhibit B

Permitted Exceptions

Address New Owner:	Map-Parcel Number:	Send Tax Bills To:
	117-10	New Owner
This instrument prepared by: Wildman, Harrold, Allen & Dixon LLP, 225 West Wacker Street, Suite 2800, Chicago, Illinois 60606

SPECIAL WARRANTY DEED
FOR AND IN CONSIDERATION of the sum of TEN and NO/100 DOLLARS ($10.00) cash in hand paid, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, Davis Street Land Company of Tennessee II, L.L.C., a Delaware limited liability company, not personally, but solely as Trustee of the GH II Trust, a Tennessee Trust (the “Grantor”) has bargained and sold, and by these presents transfers and conveys to [                ] (the “Grantee”), Grantee’s successors and assigns, certain land in Davidson County, State of Tennessee, being more particularly described in Exhibit A, which is attached hereto and incorporated herein by reference, together with all improvements, buildings, structures, privileges and rights appurtenant thereto and all appurtenances, tenements, hereditaments, privileges and easements thereunto belonging or appurtenant thereto (the “Property”).
This conveyance of the Property, and all covenants and warranties contained herein, are made expressly subject to, and only to, those matters listed on Exhibit B, attached hereto and incorporated herein by reference (the “Permitted Exceptions”).
This is improved property located at 3808 Cleghorn Avenue, Nashville, Davidson County, Tennessee.
TO HAVE AND TO HOLD the Property, with all appurtenances, estate, title, and interest thereto belonging to the Grantee, Grantee’s successors and assigns, forever.
Grantor covenants with the Grantee that the Property is free from all encumbrances made or suffered by Grantor, except to the extent otherwise set forth herein.
Grantor further covenants and binds itself, its successors and assigns, to warrant and forever defend the title to the Property to the Grantee, Grantee’s successors and assigns against the lawful claims of all persons whomsoever claiming by, through or under Grantor.
This document may be executed in multiple counterparts which shall together constitute a single document.

STATE OF TENNESSEE
COUNTY OF ___________________

The actual consideration or value, whichever is greater, for this transfer is $ _____________

                                                                _____________________________
                                                                Affiant

Subscribed and sworn to before me this ____ day of _____________, 2011.

                                                                 _________________________________
                                                                 Notary Public
                                                                 My Commission Expires: ____________

IN WITNESS WHEREOF, the Grantor has executed this Deed as of this ___ day of _________________, 2011.
DAVIS STREET LAND COMPANY OF TENNESSEE II, L.L.C., a Delaware limited liability company, as Trustee of GH II Trust, a Tennessee Common Law Trust

By:	DAVIS STREET LAND COMPANY, L.L.C., a Delaware limited liability company, its sole member

By:
Name:
Title:

State of

County of

I the undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY THAT ______________________________, the ____________________ of Davis Street Land Company, L.L.C., a Delaware limited liability company, being the sole member of Davis Street Land Company of Tennessee II, L.L.C., a Delaware limited liability company, which is the Trustee of GH II Trust, a Tennessee trust, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument on behalf of said company appeared before me this day in person, and acknowledged that he signed, sealed and delivered the foregoing instrument as his own free and voluntary act and as the free and voluntary act of said company for the uses and purposes therein set forth.
Given under my hand and notarial seal this ____ day of             , 2011.

Notary Public

My commission expires on _____________________

Exhibit A

Legal Description

BEING A TRACT OF LAND LYING IN NASHVILLE, DAVIDSON COUNTY, TENNESSEE, ALSO BEING PART OF LOTS 1 AND 2 ON THE PLAN OF A.R. GREENE’S SUBDIVISION OF PART OF BLOCK “D” IN HILLSBORO VIEWS DEVELOPMENT COMPANY’S SUBDIVISION, AS OF RECORD IN PLAT BOOK 1130, PAGE 35, AT THE REGISTER’S OFFICE FOR DAVIDSON COUNTY, TENNESSEE AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT AN EXISTING IRON ROD ON THE EASTERLY RIGHT-OF-WAY LINE OF CLEGHORN AVENUE, 60 FEET IN WIDTH, AT A CORNER COMMON WITH H.K. ENTERPRISES, INC., AS OF RECORD IN DEED INSTRUMENT 200203190034136, AT SAID REGISTER’S OFFICE, BEING THE SOUTHWEST CORNER OF THIS TRACT;

THENCE WITH THE EASTERLY RIGHT-OF-WAY LINE OF CLEGHORN AVENUE, NORTH 19 DEG 29 MIN 46 SEC EAST, 126.55 FEET TO AN SET;

THENCE ALONG A CURVE TO THE RIGHT WITH AN ARC LENGTH OF 30.46 FEET, WITH A RADIUS OF 270.00 FEET, THE CENTRAL ANGLE OF WHICH IS 06 DEG 27 MIN 52 SEC TO AN EXISTING IRON ROD AT A CORNER COMMON WITH G.H. COMPANY, LLC., AS OF RECORD IN DEED BOOK 11495, PAGE 916, AT SAID REGISTER’S OFFICE;

THEN LEAVING THE EASTERLY RIGHT-OF-WAY LINE OF CLEGHORN AVENUE WITH THE SOUTHERLY PROPERTY LINE OF G.H. COMPANY, LLC., SOUTH 86 DEG 38 MIN 08 SEC EAST, 237.53 FEET TO AN IRON ROD SET AT A CORNER COMMON WITH GREEN HILLS COMMONS, LLC, AS OF RECORD IN DEED BOOK 10216, PAGE 69 AT SAID REGISTER’S OFFICE;

THENCE WITH THE WESTERLY PROPERTY LINE OF GREEN HILLS COMMONS, LLC., AND BATTLESHIP, LLC., AS OF RECORD IN DEED BOOK 11495, PAGE 893, AT SAID REGISTER’S OFFICE, SOUTH 20 DEG 41 MIN 00 SEC WEST, 224.17 FEET TO AN EXISTING IRON ROD AT A CORNER COMMON WITH SAID H.K. ENTERPRISES;

THENCE WITH THE NORTHERLY PROPERTY LINE OF H.K. ENTERPRISES, NORTH 70 DEG 12 MIN 49 SEC WEST, 223.86 FEET TO THE POINT OF BEGINNING, CONTAINING 43,019 SQUARE FEET (0.99 ACRES MORE OR LESS).

Said property also legally described as:

A tract of land located in the Twenty-fifth Councilmanic District of Nashville, Davidson County,
Tennessee on Cleghorn Avenue near Crestmoor Road, being Lots 1 & 2 on the final plat of A. R Greene’s Subdivision Of Block “D” In Hillsboro Views Development Co.’s Subdivision Near Nashville, Tenn. of record in Plat Book 1130, Page 35, R.O.D.C. and being more particularly described as follows:

BEGINNING at an iron rod (old) in the easterly right-of-way of Cleghorn Avenue at a southwesterly corner of GH Company, LLC property of record in Deed Book 11495, Page 916, R.O.D.C.;

THENCE, with the southerly boundary of said GH Company, LLC property S86°36’00”E, 237.36 feet to an iron rod (old) at a northwesterly corner of Green Hills Commons, LLC property of record in Deed Book 10216, Page 69, R.O.D.C.;

THENCE, with the boundary of said Green Hills Commons, LLC property and Battleship, LLC property of record in Deed Book 11495, Page 893, R.O.D.C. as S20°38’17”W, 224.39 feet an iron rod (new) to the northeast corner of Tract 2 described here on, also being Davis Land Company of Tennessee II, L.L.C. of record in Instrument No. 20070420-0047603, R.O.D.C.;

THENCE, with said Tract 2, N70°11’24”W, 224.09 feet to an iron rod (old) in the easterly right-of-way of Cleghorn Avenue;

Thence with said right-of-way as follows: N19°28’07”E, 121.35 feet to and iron rod (new);

With a curve to the right 35.99 feet to the beginning, said curve having a radius of270.00 feet, a central angle of 07°38’13” and a chord of 35.96 feet at N24°12’11”E to the POINT OF BEGINNING.

Containing 43,109 Square Feet or 0.99 Acre, more or less.

Being the same property conveyed to Davis Street Land Company of Tennessee II, L.L.C., a Delaware Limited Liability Company by deed from Robert P. Sherman, Cathy I. Sherman, Ann S. Edelman and Jacob S. Sherman of record in Instrument No. 20070608-0069046, said Register’s Office.

Exhibit B

Permitted Exceptions

RECORDING REQUESTED BY: WHEN RECORDED MAIL TO: Honigman Miller Schwartz and Cohn LLP 39400 Woodward Avenue, Suite 101 Bloomfield Hills, Michigan 48304-5151 Attn: Joel M. Krugel, Esq.
Space above this line for Recorder's Use

GRANT DEED
In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of transfer tax, which is due by a separate statement that is not being recorded with this Grant Deed.

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, El Paseo Land Company, L.L.C., a Delaware limited liability company (“Grantor”) hereby GRANTS to [            ] (“Grantee”), that certain real property located in the City of Palm Desert, County of Riverside, State of California and described on Exhibit A attached hereto and incorporated herein by this reference, together with all improvements, buildings, structures, privileges and rights appurtenant thereto and all appurtenances, tenements, hereditaments, privileges and easements thereunto belonging or appurtenant thereto, subject only to the exceptions to title described on Exhibit B attached hereto and incorporated herein by this reference.
IN WITNESS WHEREOF, Grantor has caused this instrument to be executed as of              2011.
GRANTOR:
EL PASEO LAND COMPANY, L.L.C., a Delaware limited liability company

By:	DAVIS STREET PROPERTIES, LLC, a Delaware limited liability company, its Sole Member

By:
Name:
Title:
MAIL TAX STATEMENTS TO THE ADDRESS INDICATED ABOVE

CERTIFICATE OF ACKNOWLEDGEMENT OF NOTARY PUBLIC

STATE OF CALIFORNIA        §
§
COUNTY OF _________________    §

On ____________________ before me, _____________________________, (here insert name and title of the officer), personally appeared _________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ____________________________________________ (Seal)

Exhibit A

Legal Description

LOT 2 OF TRACT NO. 11881, IN THE CITY OF PALM DESERT, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BOOK 99, PAGES 48 AND 49 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF RIVERSIDE COUNTY, CALIFORNIA.

EXCEPTING THEREFROM ONE-SIXTEENTH OF ALL OIL, GAS, AND OTHER MINERAL DEPOSITS IN SAID LAND AS RESERVED IN PATENT FROM THE STATE OF CALIFORNIA, RECORDED JULY 17, 1925 IN BOOK 9 PAGE 102 OF PATENTS, RECORD OF RIVERSIDE COUNTY, CALIFORNIA.

APN: 627-252-004, 005

RECORDING REQUESTED BY: WHEN RECORDED MAIL TO: Honigman Miller Schwartz and Cohn LLP 39400 Woodward Avenue, Suite 101 Bloomfield Hills, Michigan 48304-5151 Attn: Joel M. Krugel, Esq.
Space above this line for Recorder's Use

GRANT DEED
In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of transfer tax, which is due by a separate statement that is not being recorded with this Grant Deed.
FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, GARDENS SPE II LLC, a Delaware limited liability company (“Grantor”) hereby GRANTS to [            ] (“Grantee”), that certain real property located in the City of Palm Desert, County of Riverside, State of California and described on Exhibit A attached hereto and incorporated herein by this reference, together with all improvements, buildings, structures, privileges and rights appurtenant thereto and all appurtenances, tenements, hereditaments, privileges and easements thereunto belonging or appurtenant thereto, subject only to the exceptions to title described on Exhibit B attached hereto and incorporated herein by this reference.
IN WITNESS WHEREOF, Grantor has caused this instrument to be executed as of              2011.
GRANTOR:
GARDENS SPE II LLC, a Delaware limited liability company

By:	MAINSTREET GOEP LLC, a Delaware limited liability company, its Manager

By:
Name:
Title:

MAIL TAX STATEMENTS TO THE ADDRESS INDICATED ABOVE

CERTIFICATE OF ACKNOWLEDGEMENT OF NOTARY PUBLIC

STATE OF CALIFORNIA        §
§
COUNTY OF _________________    §

On ____________________ before me, _____________________________, (here insert name and title of the officer), personally appeared _________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ____________________________________________ (Seal)

Exhibit A

Legal Description

PARCELS 1 AND 2 OF PARCEL MAP NO. 4655, IN THE CITY OF PALM DESERT, COUNTY OF RIVERSIDE, STATE OF CALIFORNIA, AS SHOWN BY MAP ON FILE IN BOOK 7, PAGE 42 OF PARCEL MAPS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

EXCEPTING ONE-SIXTEENTH OF ALL COAL, OIL, GAS AND OTHER MINERAL DEPOSITS IN SAID LAND, AS RESERVED IN PATENT FROM STATE OF CALIFORNIA, RECORDED JULY 17, 1925 IN BOOK 9, PAGE 102 OF PATENTS, RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.

ALSO EXCEPTING THEREFROM THAT PORTION WHICH WAS CONVEYED TO THE CITY OF PALM DESERT, A PUBLIC BODY, BY DEED RECORDED APRIL 9, 2003 AS INSTRUMENT NO. 2003-248415, OFFICIAL RECORDS, DESCRIBED AS FOLLOWS:

THAT PORTION OF PARCEL 1 DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID PARCEL 1 OF SAID PARCEL MAP NO. 4655, SAID POINT BEING AT THE INTERSECTION OF THE CENTER LINE OF SAN PABLO AVENUE (30.00 FEET HALF WIDTH) AND THE SOUTHERLY RIGHT-OF-WAY LINE OF EL PASEO (100.00 FEET WIDE);

THENCE ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE NORTH 89° 44' 35" EAST 44.92 FEET; THENCE LEAVING SAID SOUTHERLY RIGHT-OF-WAY LINE SOUTH 44° 53' 58" WEST 21.06 FEET TO A POINT ON A LINE THAT IS PARALLEL WITH AND 30.00 FEET EASTERLY OF THE SAID CENTERLINE OF SAN PABLO AVENUE;

THENCE ALONG SAID PARALLEL LINE SOUTH 00° 08' 35" EAST 570.02 FEET;

THENCE SOUTH 51° 26' 19" EAST 19.34 FEET TO A POINT IN THE NORTHERLY RIGHT-OF-WAY LINE OF SHADOW MOUNTAIN DRIVE (63.00 FEET WIDE);

SAID NORTHERLY RIGHT-OF-WAY LINE BEING ALSO THE SOUTHERLY LINE OF SAID PARCEL 1 OF SAID PARCEL MAP NO. 4655;

THENCE ALONG SAID NORTHERLY RIGHT-OF-WAY LINE SOUTH 89° 44' 35" WEST 45.09 FEET TO THE SAID CENTERLINE OF SAN PABLO AVENUE;

THENCE ALONG SAID CENTERLINE NORTH 00° 08' 35" WEST 597.00 FEET TO THE POINT OF BEGINNING.

A CERTIFICATE OF COMPLIANCE WHICH MERGES THE PROPERTY HEREIN DESCRIBED INTO ONE PARCEL RECORDED APRIL 29, 2003 AS INSTRUMENT NO. 2003-300169 OFFICIAL RECORDS.

THE ABOVE PARCELS 1 AND 2 BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID PARCEL 1;

THENCE ALONG THE EXTERIOR LINES OF SAID PARCELS 1 AND 2 THE FOLLOWING COURSES;

NORTH 89° 44' 35" EAST 714.95 FEET TO THE BEGINNING OF A CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 20.00 FEET;

THENCE SOUTHEASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 90° 06' 50" A DISTANCE OF 31.46 FEET;

THENCE SOUTH 00° 08' 35" EAST 560.00 FEET;

THENCE SOUTH 49° 26' 42" WEST 26.22 FEET;

THENCE SOUTH 89° 44' 35" WEST 714.83 FEET;
THENCE NORTH 51° 26' 19" WEST 19.35 FEET;
THENCE NORTH 00° 08' 35"WEST 570.02 FEET;
THENCE NORTH 44° 53' 58" 21.06 FEET TO THE POINT OF BEGINNING.

APN: 627-252-004, 005

EXHIBIT U

GROUND LEASE ASSIGNMENT

When recorded return to:
Joel M. Krugel, Esq.
Honigman Miller Schwartz and Cohn LLP
39400 Woodward Avenue
Suite 101
Bloomfield Hills, Michigan 48304-5151

GROUND LEASE ASSIGNMENT

This Ground Lease Assignment (this “Assignment”) is made and entered into on this _____ day of ___________, 201__, by and between ________________________, a ___________________________, whose address is c/o Davis Street Properties, LLC, 622 Davis Street, Evanston, Illinois 60201 (“Assignor”), and ________________________, a Delaware limited liability company, whose address is c/o The Taubman Company LLC, 200 East Long Lake Road, Bloomfield Hills, Michigan 48304 (“Assignee”), based upon the following:
A.    Of even date herewith, Assignee is acquiring from Assignor, all of Assignor’s right, title and interest in and to that certain property located in the City of Nashville, County of Davidson, State of Tennessee, as is more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”), in accordance with the terms and conditions of that certain Acquisition Agreement entered into among The Taubman Realty Group Limited Partnership, a Delaware limited partnership (“TRG”), Assignor and others dated September 30, 2011, as amended (the "Acquisition Agreement"). TRG designated Assignee as a Permitted Title Nominee as defined in, and pursuant to the terms of, the Acquisition Agreement. Capitalized terms used but not otherwise defined in this Assignment, shall have the meanings ascribed to them in the Acquisition Agreement.
B.    As part of the transaction contemplated by the Acquisition Agreement, Assignor has agreed to assign, transfer and convey to Assignee, and Assignee has agreed to assume, Assignor’s leasehold interest as lessee (together with all rights relating thereto and all obligations arising on or after the date hereof relating thereto) under that certain ground lease between _____________________, as lessor, and Assignor, as lessee, and all amendments, modifications, supplements and memoranda thereof, described on Exhibit B attached hereto and made a part hereof (the “Ground Lease”), relating to the Property.
NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Assignment and for Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Assignor and Assignee hereby agree as follows:
1.    Assignor hereby transfers and assigns to Assignee all of Assignor's right, title, and interest in, to, and under the Ground Lease. Assignor hereby represents and warrants to Assignee that Assignor’s interest in the Ground Lease is being transferred and assigned to Assignee free and clear of all liens and encumbrances created or suffered by Assignor and and all adverse claims or demands of any persons claiming by, through or under Assignor, except the Permitted Title Exceptions described on Exhibit C attached hereto and made a part hereof.
2.    Assignee hereby accepts the transfer and assignment of Assignor's interest in the Ground Lease and assumes and agrees to observe and perform all of Assignor’s duties, obligations, liabilities and covenants under the Ground Lease accruing on or after the date hereof.
3.    Assignor is hereby assigning its right, title, and interest in the Ground Lease to Assignee without any representations or warranties except as specifically provided in the Acquisition Agreement.  Assignor and Assignee acknowledge and agree that the representations, warranties and indemnities contained in the Acquisition Agreement shall not be superceded hereby but shall remain in full force and effect to the extent provided therein.
4.    This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
5.    This Assignment shall be governed by the laws of the State of Tennessee.
6.    To facilitate execution, this Assignment may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of or on behalf of each party, or the signatures of the persons required to bind any party, appear on one or more of such counterparts. All counterparts shall collectively constitute a single agreement.

The parties hereto have executed this Ground Lease Assignment as of the day and year first above written.

,
a

By:

Its:

“Assignor”

,
a Delaware limited liability company

By:

Its:    Authorized Signatory

“Assignee”

ACKNOWLEDGMENTS

STATE OF             )
) ss.
COUNTY OF             )

The foregoing instrument was acknowledged before me this day of ___________, 201__, by _____________________, the ________________________ of _____________________________, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public
_________________ County,
My Commission Expires:

STATE OF             )
) ss.
COUNTY OF             )

The foregoing instrument was acknowledged before me this day of ___________, 201__, by _____________________, an Authorized Signatory of _______________________, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public
_________________ County,
My Commission Expires:

EXHIBIT A

[Legal Description of Property]

EXHIBIT B

[Ground Lease Documents]

EXHIBIT C

[Permitted Title Exceptions]

EXHIBIT V

ANCHOR LEASE ASSIGNMENTS

When recorded return to:
Joel M. Krugel, Esq.
Honigman Miller Schwartz and Cohn LLP
39400 Woodward Avenue
Suite 101
Bloomfield Hills, Michigan 48304-5151

ANCHOR LEASE ASSIGNMENT

This Anchor Lease Assignment (this “Assignment”) is made and entered into on this _____ day of ___________, 201__, by and between ________________________, a ___________________________, whose address is c/o Davis Street Properties, LLC, 622 Davis Street, Evanston, Illinois 60201 (“Assignor”), and ________________________, a Delaware limited liability company, whose address is c/o The Taubman Company LLC, 200 East Long Lake Road, Bloomfield Hills, Michigan 48304 (“Assignee”), based upon the following:
A.    Of even date herewith, Assignee is acquiring from Assignor that certain property located in the [City of Nashville, County of Davidson, State of Tennessee, commonly known as “The Mall at Green Hills” / City of Palm Desert, County of Riverside, State of California, commonly known as “The Gardens on El Paseo”], as is more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”), in accordance with the terms and conditions of that certain Acquisition Agreement entered into among The Taubman Realty Group Limited Partnership, a Delaware limited partnership (“TRG”), Assignor and others dated September 30, 2011, as amended (the "Acquisition Agreement"). TRG designated Assignee as a Permitted Title Nominee as defined in, and pursuant to the terms of, the Acquisition Agreement. Capitalized terms used but not otherwise defined in this Assignment, shall have the meanings ascribed to them in the Acquisition Agreement.
B.    As part of the transaction contemplated by the Acquisition Agreement, Assignor has agreed to assign, transfer and convey to Assignee, and Assignee has agreed to assume, Assignor’s interest as landlord (together with all rights relating thereto and all obligations arising on or after the date hereof relating thereto) under that certain [lease agreement] between Assignor or its predecessor-in-interest, as landlord, and _______________________, as tenant (the “Tenant”), and all amendments, modifications, supplements and memoranda thereof, described on Exhibit B attached hereto and made a part hereof (the “Lease”), relating to the Property.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Assignment and for Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Assignor and Assignee hereby agree as follows:
1.    Assignor hereby transfers and assigns to Assignee all of Assignor's right, title, and interest in, to, and under (i) the Lease, (ii) all refundable security deposits, access card or key deposits and any and all other refundable deposits made by the Tenant under the Lease (the “Deposits”), (iii) to the extent assignable, all estoppel certificates given by the Tenant with respect to the Lease (the “Estoppel Certificates”), [(iv) the ______‑story department store building built and owned by the Tenant situated upon the Property (the “Building”),]1 and (v) any other rights of Assignor in, to or with respect to the Lease, the Deposits [or the Building].
2.    Assignee hereby accepts the transfer and assignment of Assignor's interest in the Lease, the Deposits, the Estoppel Certificates, [and the Building]. Assignee hereby assumes and agrees to observe and perform all of Assignor’s duties, obligations, and covenants under the Lease accruing on or after the date hereof, except for those duties, obligations and covenants, if any, that are not being assumed by Assignee as set forth in Section 11.1.4 of the Acquisition Agreement. Without limiting the generality of the foregoing, Assignee hereby assumes all responsibility under the Lease and applicable law for the return to the Tenant of all refundable Deposits under the Lease described on Exhibit C attached hereto and made a part hereof.
3.    Assignor is hereby assigning its right, title, and interest in the Lease, the Deposits, the Estoppel Certificates, [and the Building] to Assignee without any representations or warranties except as specifically provided in the Acquisition Agreement.  Assignor and Assignee acknowledge and agree that the representations, warranties and indemnities contained in the Acquisition Agreement shall not be superceded hereby but shall remain in full force and effect to the extent provided therein.
4.    This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
5.    This Assignment shall be governed by the laws of the State of [Tennessee/California].
6.    To facilitate execution, this Assignment may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of or on behalf of each party, or the signatures of the persons required to bind any party, appear on one or more of such counterparts. All counterparts shall collectively constitute a single agreement.

__________________
1To be included if applicable.

The parties hereto have executed this Anchor Lease Assignment as of the day and year first above written.

,
a

By:

Its:

“Assignor”

,
a Delaware limited liability company

By:

Its:    Authorized Signatory

“Assignee”

ACKNOWLEDGMENTS

STATE OF             )
) ss.
COUNTY OF             )

The foregoing instrument was acknowledged before me this day of ___________, 201__, by _____________________, the ________________________ of _____________________________, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public
_________________ County,
My Commission Expires:

STATE OF             )
) ss.
COUNTY OF             )

The foregoing instrument was acknowledged before me this day of ___________, 201__, by _____________________, an Authorized Signatory of _______________________, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public
_________________ County,
My Commission Expires:

EXHIBIT A

[Legal Description of Property]

EXHIBIT B

[Anchor Lease Documents]

EXHIBIT C

[Refundable Deposits]

EXHIBIT W

SPACE TENANT LEASE ASSIGNMENTS

When recorded return to:
Joel M. Krugel, Esq.
Honigman Miller Schwartz and Cohn LLP
39400 Woodward Avenue
Suite 101
Bloomfield Hills, Michigan 48304-5151

SPACE TENANT LEASE ASSIGNMENT

This Space Tenant Lease Assignment (this “Assignment”) is made and entered into on this _____ day of ___________, 201__, by and between ________________________, a ___________________________, whose address is c/o Davis Street Properties, LLC, 622 Davis Street, Evanston, Illinois 60201 (“Assignor”), and ________________________, a Delaware limited liability company, whose address is c/o The Taubman Company LLC, 200 East Long Lake Road, Bloomfield Hills, Michigan 48304 (“Assignee”), based upon the following:
A.    Of even date herewith, Assignee is acquiring from Assignor that certain property located in the [City of Nashville, County of Davidson, State of Tennessee, commonly known as “The Mall at Green Hills” / City of Palm Desert, County of Riverside, State of California, commonly known as “The Gardens on El Paseo”/“El Paseo Village”], as is more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”), in accordance with the terms and conditions of that certain Acquisition Agreement entered into among The Taubman Realty Group Limited Partnership, a Delaware limited partnership (“TRG”), Assignor and others dated September 30, 2011, as amended (the "Acquisition Agreement"). TRG designated Assignee as a Permitted Title Nominee as defined in, and pursuant to the terms of, the Acquisition Agreement. Capitalized terms used but not otherwise defined in this Assignment, shall have the meanings ascribed to them in the Acquisition Agreement.
B.    Assignor and Assignee desire to have Assignor assign to Assignee all of Assignor's right, title and interest in and to the leases, licenses, and other occupancy agreements relating to the Property as provided herein.
NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Assignment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Assignor and Assignee hereby agree as follows:

1.    Assignor hereby transfers and assigns to Assignee all of Assignor's right, title, and interest in, to, and under (i) each of the leases, licenses and rental agreements with the tenants (the “Tenants”) identified on Exhibit B attached hereto and made a part hereof, and all amendments, modifications and supplements to such leases, licenses and rental agreements identified on Exhibit B attached hereto (collectively, the “Leases”), (ii) all refundable security deposits, access card or key deposits and any and all other refundable deposits made by each of the Tenants under the Leases (the “Deposits”), (iii) to the extent assignable, all estoppel certificates given by the Tenant with respect to the Lease (the “Estoppel Certificates”), and (iv) any other rights of Assignor in, to or with respect to the Leases or the Deposits.
2.    Assignee hereby accepts the transfer and assignment of Assignor's interest in the Leases, the Deposits, and the Estoppel Certificates. Assignee hereby assumes and agrees to observe and perform all of Assignor’s duties, obligations, and covenants under the Leases accruing on or after the date hereof, except for those duties, obligations and covenants, if any, that are not being assumed by Assignee as set forth in Section 11.1.4 of the Acquisition Agreement. Without limiting the generality of the foregoing, Assignee hereby assumes all responsibility, if any, under the Leases and applicable law for the return to the Tenants of all refundable Deposits under the Leases described on Exhibit C attached hereto and made a part hereof.
3.    Assignor is hereby assigning its right, title, and interest in the Leases, the Deposits, and the Estoppel Certificates to Assignee without any representations or warranties except as specifically provided in the Acquisition Agreement.  Assignor and Assignee acknowledge and agree that the representations, warranties and indemnities contained in the Acquisition Agreement shall not be superseded hereby but shall remain in full force and effect to the extent provided therein.
4.    Assignor hereby covenants and agrees to sign, execute and deliver, or cause to be signed, executed or delivered, and to do or make, or cause to be done or made, upon reasonable request by Assignee, any and all agreements, instruments, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by Assignee for the purpose of or in connection with acquiring or more effectively vesting in Assignee or evidencing the vesting in Assignee of the right, title and interest of Assignor granted, conveyed, bargained, sold, assigned, transferred, set over or delivered or intended to be granted, conveyed, bargained, sold, assigned, transferred, set over or delivered, hereby or hereunder; provided, however, that the performance of such actions or the execution and delivery of such documents, as applicable, shall not result in any additional Liability to Assignor or any of its Affiliates.
5.    This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
6.    This Assignment shall be governed by the laws of the State of [Tennessee/California].

7.    To facilitate execution, this Assignment may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of or on behalf of each party, or the signatures of the persons required to bind any party, appear on one or more of such counterparts. All counterparts shall collectively constitute a single agreement.

The parties hereto have executed this Space Tenant Lease Assignment as of the day and year first above written.

,
a

By:

Its:

“Assignor”

,
a Delaware limited liability company

By:

Its:    Authorized Signatory

“Assignee”

ACKNOWLEDGMENTS

STATE OF             )
) ss.
COUNTY OF             )

The foregoing instrument was acknowledged before me this day of ___________, 201__, by _____________________, the ________________________ of _____________________________, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public
_________________ County,
My Commission Expires:

STATE OF             )
) ss.
COUNTY OF             )

The foregoing instrument was acknowledged before me this day of ___________, 201__, by _____________________, an Authorized Signatory of _______________________, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public
_________________ County,
My Commission Expires:

EXHIBIT A

[Legal Description of Property]

EXHIBIT B

[List of Tenants and Leases]

EXHIBIT C

[Refundable Deposits]

EXHIBIT X

BILLS OF SALE

KNOW ALL MEN BY THESE PRESENTS: That ____________________________, a _______________________________, whose address is c/o Davis Street Properties, LLC, 622 Davis Street, Evanston, Illinois 60201 (“Seller”), in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid to Seller by ________________________, a Delaware limited liability company, whose address is c/o The Taubman Company LLC, 200 East Long Lake Road, Bloomfield Hills, Michigan 48304 (“Buyer”), the receipt and sufficiency of which are hereby acknowledged by Seller, and pursuant to that certain Acquisition Agreement entered into among Seller, The Taubman Realty Group Limited Partnership, a Delaware limited partnership (“TRG”), and others dated September 30, 2011, as amended (the “Acquisition Agreement”), has bargained and sold and by these presents does hereby grant and convey unto Buyer all of Seller's right, title and interest in all Tangible Personal Property owned by Seller and appurtenant to, located in or used in connection with the operation of the Real Property (as defined below) (collectively, the “Personal Property”), including, without limitation, those specific items of tangible personal property listed on Exhibit B attached hereto. As used herein, “Real Property” shall mean the real property located in the [City of Nashville, County of Davidson, State of Tennessee commonly known as “The Mall at Green Hills” / City of Palm Desert, County of Riverside, State of California commonly known as “The Gardens on El Paseo”/“El Paseo Village”], as such real property is more particularly described on Exhibit A attached hereto and made a part hereof. To have and to hold the same unto Buyer, its successors and assigns, to its own use and benefit, forever, and Seller does hereby covenant to and with the Buyer, its successors and assigns, to warrant and defend the grant and conveyance of the Personal Property against the claims and demands of all persons claiming by, through or under Seller. TRG designated Buyer as a Permitted Title Nominee as defined in, and pursuant to the terms of, the Acquisition Agreement. Capitalized terms used but not otherwise defined in this Bill of Sale shall have the meanings ascribed to them in the Acquisition Agreement.
Seller is hereby conveying its right, title, and interest in the Personal Property to Buyer “as is,” “where is” and “with all faults” and without any representations or warranties except as specifically provided in the Acquisition Agreement.  Seller and Buyer acknowledge and agree that the representations, warranties and indemnities contained in the Acquisition Agreement shall not be superceded hereby but shall remain in full force and effect to the extent provided therein.

To facilitate execution, this Bill of Sale may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of or on behalf of each party, or the signatures of the persons required to bind any party, appear on one or more of such counterparts. All counterparts shall collectively constitute a single agreement.

Dated: ___________, 201__.
_______________________________,
a

By:

Its:

“Seller”

,
a Delaware limited liability company

By:

Its:    Authorized Signatory

“Buyer”

EXHIBIT A
Property

EXHIBIT B
Specified Items of Tangible Personal Property

EXHIBIT Y

GENERAL ASSIGNMENTS

This General Assignment (this "Assignment") is made and entered into on this _____ day of ____________, 201__, by and between ________________________, a ___________________________, whose address is c/o Davis Street Properties, LLC, 622 Davis Street, Evanston, Illinois 60201 (“Assignor”), and ________________________, a Delaware limited liability company, whose address is c/o The Taubman Company LLC, 200 East Long Lake Road, Bloomfield Hills, Michigan 48304 ("Assignee"), based upon the following:
A.    Of even date herewith, Assignee is acquiring from Assignor that certain property located in the [City of Nashville, County of Davidson, State of Tennessee commonly known as “The Mall at Green Hills” / City of Palm Desert, County of Riverside, State of California commonly known as “The Gardens on El Paseo”/“El Paseo Village”], as is more particularly described on Exhibit A attached hereto and made a part hereof (the "Property"), together with all of Assignor's right, title and interest in certain personal property relating thereto, all in accordance with the terms and conditions of that certain Acquisition Agreement entered into among The Taubman Realty Group Limited Partnership, a Delaware limited partnership (“TRG”), Assignor and others dated September 30, 2011, as amended (the "Acquisition Agreement"). TRG designated Assignee as a Permitted Title Nominee as defined in, and pursuant to the terms of, the Acquisition Agreement. Capitalized terms used but not otherwise defined in this Assignment, shall have the meanings ascribed to them in the Acquisition Agreement.
B.    In accordance with the Acquisition Agreement, Assignor and Assignee desire to have Assignor assign to Assignee all of Assignor's right, title and interest in certain assets of Assignor as provided herein.
NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Assignment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Assignor and Assignee hereby agree as follows:
1.    Assignor hereby transfers and assigns to Assignee all of Assignor's right, title, and interest in, to, and under each of the following (collectively, the “Assigned Assets”):

(i)    All Service Contracts described on Exhibit B attached hereto and made a part hereof;

(ii)    If and to the extent assignable by Assignor without any Liability to Assignor, all Licenses and Permits for the Property, including, without limitation, those Licenses and Permits listed on Exhibit C attached hereto and made a part hereof;

(iii)    If and to the extent assignable by Assignor without any Liability to Assignor, all Warranties for the Property, including, without limitation, those Warranties listed on Exhibit D attached hereto and made a part hereof;

(iv)    The Redevelopment Agreements for the Property, including, without limitation, those Redevelopment Agreements listed on Exhibit E attached hereto and made a part hereof;

(v)    The Intangible Personal Property with respect to the Property;

(vi)    The Dillard’s REA;

(vii)     The Personal Property Leases listed on Exhibit F attached hereto and made a part hereof; and

(viii)    The New Construction Contracts, if any, and Assignor’s rights (but not obligations) under the Construction Contracts.

2.    Assignee hereby accepts the transfer and assignment of Assignor's interest in the Assigned Assets. Assignee hereby assumes and agrees to observe and perform all of Assignor’s duties, obligations, and covenants under the Assigned Assets accruing on or after the date hereof.
3.    Assignor is hereby assigning its right, title, and interest in the Assigned Assets to Assignee without any representations or warranties except as specifically provided in the Acquisition Agreement.  Assignor and Assignee acknowledge and agree that the representations, warranties and indemnities contained in the Acquisition Agreement shall not be superceded hereby but shall remain in full force and effect to the extent provided therein.
4.    Assignor hereby covenants and agrees to sign, execute and deliver, or cause to be signed, executed or delivered, and to do or make, or cause to be done or made, upon reasonable request by Assignee, any and all agreements, instruments, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by Assignee for the purpose of or in connection with acquiring or more effectively vesting in Assignee or evidencing the vesting in Assignee of the right, title and interest of Assignor granted, conveyed, bargained, sold, assigned, transferred, set over or delivered or intended to be granted, conveyed, bargained, sold, assigned, transferred, set over or delivered, hereby or hereunder; provided, however, that the performance of such actions or the execution and delivery of such documents, as applicable, shall not result in any additional Liability to Assignor or any of its Affiliates.
5.    This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
6.    This Assignment shall be governed by the laws of the State of [Tennessee/California].
7.    To facilitate execution, this Assignment may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of or on behalf of each party, or the signatures of the persons required to bind any party, appear on one or more of such counterparts. All counterparts shall collectively constitute a single agreement.

The parties hereto have executed this General Assignment as of the day and year first above written.

,
a

By:

Its:

“Assignor”

,
a Delaware limited liability company

By:

Its:

“Assignee”

EXHIBIT A

Property

EXHIBIT B

Service Contracts

EXHIBIT C

Licenses and Permits

EXHIBIT D

Warranties

EXHIBIT E

Redevelopment Agreements

EXHIBIT F

Personal Property Leases

EXHIBIT Z

NON-FOREIGN CERTIFICATIONS

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee, ____________________________, a Delaware limited liability company, that withholding of taxes are not required upon the undersigned transferor’s disposition of a United States real property interest, the transferor hereby certifies the following:

1.	The transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.	The transferor’s U. S. employer identification number is _________________; and

3.	The transferor’s office address is c/o Davis Street Properties, LLC, 622 Davis Street, Evanston, Illinois 60201.
The transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the undersigned transferor.
Dated: ______________, 201__

_________________________,
a _______________________

By:

Its:

EXHIBIT AA

EIGHTH AMENDMENT TO TRG PARTNERSHIP AGREEMENT

EXHIBIT __

EIGHTH AMENDMENT TO THE SECOND AMENDMENT AND
RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF
THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

THIS EIGHTH AMENDMENT (this "Amendment") TO THE SECOND AMENDMENT AND RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP OF THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP (the “Second Amended and Restated Partnership Agreement”) is entered into effective as of _____________, 2011, and is made by, between, and among TAUBMAN CENTERS, INC., a Michigan corporation ("TCO"), TG PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership (“TG”), and TAUB-CO MANAGEMENT, INC., a Michigan corporation (“Taub-Co”), who, as the Appointing Persons, having obtained the written consent of all partners of The Taubman Realty Group Limited Partnership, a Delaware limited partnership (“TRG”), have the full power and authority pursuant to Section 13.11 of the Second Amended and Restated Partnership Agreement, to amend the Second Amended and Restated Partnership Agreement on behalf of all of the partners of the Partnership with respect to the matters herein provided. (Capitalized terms used herein that are not herein defined shall have the meanings ascribed to them in the Second Amended and Restated Partnership Agreement.)

Recitals:

A.    On September 30, 1998, TCO, TG, and Taub-Co entered into the Second Amended and Restated Partnership Agreement as an amendment and restatement of the then-existing partnership agreement (the “Amended and Restated Partnership Agreement”), as authorized under Section 13.11 of the Amended and Restated Partnership Agreement.

B.    On March 4, 1999, TCO, TG, and Taub-Co entered into a First Amendment to the Second Amended and Restated Partnership Agreement to facilitate a proposed pledge of Units of Partnership Interest in the Partnership.

C.    On September 3, 1999, TCO, TG, and Taub-Co entered into a Second Amendment to the Second Amended and Restated Partnership Agreement to provide for the contribution of preferred capital in exchange for a preferred equity interest.

D.    On May 2, 2003, TCO, TG, and Taub-Co entered into a Third Amendment to the Second Amended and Restated Partnership Agreement to provide for the issuance of Series E Units of Partnership Interest in exchange for a contribution of cash to the Partnership.

E.    On December 31, 2003, TCO, TG, and Taub-Co entered into a Fourth Amendment to the Second Amended and Restated Partnership Agreement to change the term of the Partnership and to amend Schedule E to the Partnership Agreement.

F.    On February 1, 2005, TCO, TG, and Taub-Co entered into a Fifth Amendment to the Second Amended and Restated Partnership Agreement to evidence the conversion of all of the Series E Units of Partnership Interest to Units of Partnership Interest in the Partnership.

G.    On March 29, 2006, TCO, TG, and Taub-Co entered into a Sixth Amendment to the Second Amended and Restated Partnership Agreement to amend Schedule A and Schedule E to the Second Amended and Restated Partnership Agreement.

H.     On April 1, 2006, TCO, TG, and Taub-Co entered into a Seventh Amendment to the Second Amended and Restated Partnership Agreement (the Second Amended and Restated Partnership Agreement, as amended, is hereinafter referred to as the “Partnership Agreement”) to amend certain definitions as a result of changes in the tax law affecting the taxation of real estate investment trusts and to protect TCO’s status as a real estate investment trust.

I.    As authorized under Section 13.11 of the Partnership Agreement, the parties hereto wish to further amend the Partnership Agreement to make certain clarifying changes and to provide for and limit the consent and approval rights of (i) certain Limited Partners who have acquired Units of Partnership Interest pursuant to that certain Acquisition Agreement, dated September __, 2011, between Davis Street Land Company of Tennessee, L.L.C., as Trustee of The Green Hills Mall Trust, Davis Street Land Company of Tennessee II, L.L.C., as Trustee of GH II Trust, Gardens SPE II, LLC, and El Paseo Land Company, LLC, as Seller (the “Sellers”), and TRG, as Buyer, and (ii) those Limited Partners who succeed to the Units of Partnership Interest acquired by the Sellers.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Partnership Agreement is amended as follows:

1.    Article II of the Partnership Agreement is hereby amended to add the following new definitions in their proper alphabetical placement:

“Davis Street Limited Partners” means, initially, Davis Street Land Company of Tennessee, L.L.C., as Trustee of The Green Hills Mall Trust, Davis Street Land Company of Tennessee II, L.L.C., as Trustee of GH II Trust, Gardens SPE II, LLC, and El Paseo Land Company, LLC, and thereafter, any Limited Partner who acquires directly or indirectly Units of Partnership Interest from the foregoing Persons or as an assignee of any such Limited Partner.

“Majority in Interest of the Davis Street Limited Partners” means, from time to time, those Davis Street Limited Partners holding in excess of fifty percent (50%) of the aggregate Percentage Interests held by all the Davis Street Limited Partners.

2.    Article II of the Partnership Agreement is hereby further amended to delete the definitions of “Ordinary Tax Liability” and “Tax Liability” and to replace them with the following:

"Ordinary Tax Liability" means, for each Partnership Fiscal Year, an amount equal to the product of (i) the highest individual federal income tax rate applicable to ordinary income in effect for such Partnership Fiscal Year, and (ii) the largest quotient obtained by dividing (a) each Partner's allocable share of the taxable income of the Partnership for such Partnership Fiscal Year, determined by taking into account allocation of items of income and deduction pursuant to Section 704(c) of the Code, except for allocations of items of income to a Partner to the extent that (x) the Partnership has made or is required to make a payment to such Partner, by way of indemnification or otherwise, with respect to such income, or (y) such Partner has agreed not to include such income in the calculation of the Ordinary Tax Liability, and by excluding any items giving rise to a capital gain or a capital loss, by (b) such Partner's Percentage Interest on the Relevant Date.

“Tax Liability” means, for the relevant period, the product of (i) the highest individual federal income tax rate applicable to capital gains (taking into account the relevant holding period for the applicable asset) in effect for such period, and (ii) the largest quotient obtained by dividing (a) each Partner’s (other than TCO’s) allocable share of net capital gain (as defined in Section 1222(11) of the Code) of the Partnership for such period, by (b) such Partner’s (other than TCO’s) Percentage Interest on the Relevant Date, taking into account allocation of gain pursuant to Section 704(c) of the Code, except that a Partner’s allocation of gain shall not be taken into account to the extent that (x) the Partnership has made or is required to make, by way of indemnification or otherwise, a payment to such Partner with respect to an allocation of gain, or (y) such Partner has otherwise agreed not to include the gain allocable to such Partner in the calculation of the Tax Liability; provided, however, that in no event shall the Tax Liability for any period exceed the cash proceeds received or to be received by the Partnership on the sale during such period of capital assets.

3.    Section 6.1 of the Partnership Agreement is hereby amended to add the following new paragraph (d) at the end thereof:

(d)    In the event the consent, approval, or concurrence of a Limited Partner or of the Limited Partners is required under this Agreement, including, without limitation, for purposes of an amendment to this Agreement, such consent, approval, or concurrence on behalf of each of the Davis Street Limited Partners shall be given or withheld by the Davis Street Limited Partners then constituting a Majority in Interest of the Davis Street Limited Partners. To obtain such consent, approval, or concurrence, the Managing General Partner shall send a written request for consent, approval, or concurrence to each of the Davis Street Limited Partners who are Record Partners, and the consent, approval, or concurrence shall be deemed given by each such Davis Street Limited Partner unless a Majority in Interest of the Davis Street Limited Partners, within ten (10) Business Days after the date of the request therefor, send the Managing General Partner a written notice indicating that a Majority in Interest of the Davis Street Limited Partners do not consent, approve, or concur.

4.    As amended by this Eighth Amendment, all of the provisions of the Partnership Agreement are hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Appointing Persons, in accordance with Section 13.11 hereof, on behalf of all of the Partners, have entered into this Amendment as of the date first-above written.

TAUBMAN CENTERS, INC., a Michigan corporation

By: _________________________________

Its: _________________________________

TG PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership

By:    TG Michigan, Inc., a Michigan corporation, Managing General Partner

By: _____________________________
Its:______________________________

TAUB-CO MANAGEMENT, INC., a Michigan corporation

By: ________________________________

Its: ________________________________

ACTIVE.9669188.4

EXHIBIT BB

FORM 8-K

Taubman Centers, Inc. Form 8-K filed with the SEC on October 4, 2011 was substantially in the form of this exhibit.

EXHIBIT CC

INTENTIONALLY OMITTED

EXHIBIT DD

INTENTIONALLY OMITTED

EXHIBIT EE

LETTER OF CREDIT ESCROW AGREEMENT

R&G Draft 9/21/2011

LETTER OF CREDIT ESCROW AGREEMENT

This Letter of Credit Escrow Agreement (this “Agreement”) is made as of the [__] day of [_______], 2011 by and among Davis Street Land Company of Tennessee, L.L.C., a Delaware limited liability company, as Trustee of The Green Hills Mall Trust, a Tennessee common law trust, Davis Street Land Company of Tennessee II, L.L.C., a Delaware limited liability company, as Trustee of GH II Trust, a Tennessee common law trust, Gardens SPE II, LLC, a Delaware limited liability company, El Paseo Land Company, L.L.C., a Delaware limited liability company (individually or collectively, “Seller”), The Taubman Realty Group Limited Partnership, a Delaware limited partnership, (“Buyer”), and Fidelity National Title Insurance Company (“Escrow Agent”).

R E C I T A L S:

WHEREAS Seller and Buyer have entered into that certain Acquisition Agreement dated as of September [__], 2011 (the “Acquisition Agreement”) with respect to Seller’s contribution of certain assets to Buyer on and subject to the terms and conditions set forth therein; and
WHEREAS Seller and Buyer have agreed that the Seller Letter of Credit shall be delivered to Escrow Agent to be held in escrow and drawn upon pursuant to the terms of this Agreement;
NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Definitions. All initially-capitalized terms used herein, but not defined herein, shall have the meanings ascribed to such terms in the Acquisition Agreement.
2.    Appointment of Escrow Agent. Seller and Buyer hereby appoint Escrow Agent to act as the escrow agent pursuant to the terms of this Agreement and to perform the duties of escrow agent as set forth herein, and Escrow Agent hereby accepts the appointment pursuant to the terms hereof. Notwithstanding any provision of this Agreement to the contrary, at any time and from time to time, Escrow Agent shall draw upon the Seller Letter of Credit, make distributions of any and all funds drawn on the Seller Letter of Credit in accordance with the terms of this Agreement (the “Escrow Funds”), or otherwise act or refrain from acting, in accordance with joint written instructions executed by each of Buyer and Seller.
3.    Letter of Credit. Seller and Buyer agree that on the date hereof, the Seller Letter of Credit has been delivered to Escrow Agent, which Seller Letter of Credit shall be held in accordance with this Agreement and the Acquisition Agreement. Escrow Agent shall hold the Seller Letter of Credit, and any and all Escrow Funds, in escrow in accordance with the terms of this Agreement. Escrow Agent may not draw on the Seller Letter of Credit, release the Seller Letter of Credit or disburse any Escrow Funds, except in compliance with the terms of this Agreement.
4. Indemnification Claims; Disbursement of Escrow Funds. At any time on or prior to [to insert the Representation Expiration Date], Buyer or a Permitted Title Nominee (“Claimant”) may provide a written notice to Escrow Agent in the form of Exhibit A attached hereto (the “Indemnification Claim Notice”) asserting either (i) a claim for indemnification by Seller pursuant to Article 15 of the Acquisition Agreement, or (ii) a claim with respect to any liability of Seller under any Seller Estoppel. The

Indemnification Claim Notice shall state (a) the indemnification claim being asserted by Claimant, and (b) the Liabilities allegedly asserted against, resulting to, imposed upon, or incurred by Claimant with respect to the claim described in the Indemnification Claim Notice (the amount of such Liabilities is referred to herein as the “Indemnification Claim Amount”). If Claimant provides an Indemnification Claim Notice, it shall concurrently provide a copy thereof to Seller. No Indemnification Claim Notice shall be effective until (1) it is delivered to Escrow Agent, (2) a copy thereof is delivered to Seller, and (3) Escrow Agent receives evidence of delivery of a copy of the Indemnification Claim Notice to Seller, which shall include evidence of the date on which Seller received a copy of such Indemnification Claim Notice. Following its receipt of an Indemnification Claim Notice, Seller shall have ten (10) Business Days to provide Escrow Agent with a written objection in the form of Exhibit B attached hereto (a “Claim Objection”), with a copy thereof delivered concurrently to Claimant. If Seller does not provide Escrow Agent with a Claim Objection on or prior to the tenth (10) Business Day after the day on which Seller received the Indemnification Claim Notice, then Escrow Agent shall draw upon the Seller Letter of Credit in the amount of the Indemnification Claim Amount and shall deliver the applicable Escrow Funds in accordance with the Indemnification Claim Notice. If Seller provides Escrow Agent with a Claim Objection on or prior to the tenth (10th) Business Day after the day upon which Seller received the Indemnification Claim Notice, then Escrow Agent shall not draw upon the Seller Letter of Credit for the amounts disputed by Seller in the Claim Objection, except as follows:
(i)    If a Claim Objection has been settled by agreement between Claimant and Seller, as evidenced in a joint written instrument executed by each of Seller and Claimant and delivered to Escrow Agent, then Escrow Agent shall draw on the Seller Letter of Credit and disburse Escrow Funds in accordance with written instructions executed and delivered by each of Claimant and Seller.
(ii)    If a Claim Objection has been resolved by a final (i.e., non-appealable) order of a court of competent jurisdiction, then Escrow Agent shall draw on the Seller Letter of Credit and disburse Escrow Funds in accordance with the terms of such order.
(iii)    If a Claim Objection is outstanding as of the date that is ten (10) Business Days prior to the expiration date of the Seller Letter of Credit, then Escrow Agent shall draw the entire amount of the Seller Letter of Credit and shall hold such Escrow Funds in escrow pursuant to this Agreement. Such Escrow Funds may only be disbursed in accordance with an agreement or order described in the foregoing clause (i) or clause (ii).
5.    Investment of Escrow Funds. During the term of this Agreement, the Escrow Funds held by Escrow Agent (if any) shall be deposited by Escrow Agent at a commercial bank, or invested by Escrow Agent in a money market fund, in each case as directed in writing by Seller and Buyer. Buyer agrees that such commercial bank or money market fund shall be selected by Seller, subject to Buyer’s approval, which shall not be unreasonably withheld.
6.    Expiration. This Agreement shall expire at 12:01 a.m. on the day immediately following the Representation Expiration Date; provided, however, if one or more Indemnification Claim Notices, related to Liabilities not paid or settled, exist as of such expiration time, then this Agreement shall not expire until all such outstanding Indemnification Claim Amounts have been settled or resolved in accordance with Section 4. Within one (1) Business Day after the expiration of this Agreement, Escrow Agent shall return the Seller Letter of Credit and all Escrow Funds to Seller in accordance with written instructions delivered by Seller to Escrow Agent. Notwithstanding any expiration of this Agreement, Escrow Agent shall not be released from its obligations under this Agreement until the earlier to occur of: (a) the date on which both (i) the Seller Letter of Credit has been returned to Seller upon the expiration of this Agreement (unless Escrow Agent does not hold the Seller Letter of Credit because it submitted a draw for the entire outstanding amount of the Seller Letter of Credit in accordance with the terms of Section 4), and (ii) all

Escrow Funds (if any) held by Escrow Agent have been disbursed to Seller or Claimant in accordance with the terms of this Agreement, and (b) the delivery of the Seller Letter of Credit into a court of competent jurisdiction as permitted by Section 9.
7.    Fees and Expenses. All reasonable fees and expenses incurred by Escrow Agent in connection with the performance of its obligations under this Agreement shall be paid 50% by Seller and 50% by Buyer.
8.    Escrow Agent’s Liability. Escrow Agent shall act in accordance with the terms of this Agreement. Escrow Agent (a) shall be entitled to rely upon any Indemnification Claim Notice submitted by Claimant, any Claim Objection submitted by Seller and any joint written instructions from Seller and Buyer, not only as to its due execution and the validity and effectiveness of its provisions but also to the truth and accuracy of any information therein contained that Escrow Agent shall in good faith believe to be genuine and to have been signed by a proper person or persons; (b) may consult independent counsel of its choice in respect of any question relating to its duties or responsibilities under this Agreement and shall not be liable for any action taken or omitted in good faith in accordance with instruction from such counsel; (c) shall not be bound by any amendment to this Agreement or by any other agreement among Seller and Buyer, except with Escrow Agent’s written consent; and (d) shall have only such duties and responsibilities as are expressly set forth in this Agreement and the Acquisition Agreement. Escrow Agent shall be responsible for all losses incurred by Seller and Buyer as a result of Escrow Agent’s gross negligence or willful misconduct or breach of this Agreement.
9.    Action for Interpleader. Notwithstanding anything in this Agreement to the contrary, in the event of a dispute between any of the parties to this Agreement arising prior to or at the time of termination of this Agreement, which dispute shall be sufficient, in the discretion of Escrow Agent, to justify so doing, Escrow Agent shall be entitled to deliver the Seller Letter of Credit into the registry or custody of a court of competent jurisdiction in the State of New York, together with such legal pleadings as it may deem appropriate, and thereupon Escrow Agent shall be discharged from all further duties, obligations, liabilities, and responsibility as Escrow Agent, other than those that accrued prior thereto. All reasonable costs and expenses incurred by Escrow Agent in taking any action pursuant to this paragraph shall be covered and paid pursuant to the indemnification of Escrow Agent contained in Section 10.
10.    Indemnification. Seller and Buyer jointly and severally agree to indemnify, defend and hold harmless Escrow Agent from and against and in respect of any and all demands, judgments, losses or claims, and any and all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees), incurred by Escrow Agent by reason of or in connection with this Agreement or any action taken or not taken by Escrow Agent in accordance with the terms of this Agreement, except to the extent arising out of the gross negligence or willful misconduct of Escrow Agent or as a result of Escrow Agent’s breach of this Agreement.
11.    Governing Law. This Agreement shall be governed and construed under the laws of the State of New York (without giving effect to any choice or conflict of law provision or rule). Any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in any federal or state court in the State of New York. The parties to this Agreement waive any objections which they may now or hereafter have based on venue and/or forum non conveniens of any such suit, action or proceeding, and hereby irrevocably submit to the jurisdiction of any such court in any suit, action or proceeding.
12.    Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be sent by facsimile, overnight courier, registered mail, or certified mail. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given, as applicable (i)

one (1) business day following the date sent when sent by overnight delivery through Federal Express, United Parcel Service, or other reputable overnight courier service; or (ii) five (5) business days following the date mailed when mailed by registered or certified United States mail return receipt requested and postage prepaid at the following address:

If to Seller:
c/o Davis Street Properties, LLC
622 Davis Street
Evanston, Illinois 60201
Attention:    Robert Perlmutter

With a copy to:
Ropes & Gray, LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199-3600
Attention:    Jason E. Dunn

If to Claimant:
The Taubman Realty Group Limited Partnership
c/o The Taubman Company LLC
200 East Long Lake Road, Suite 200
Bloomfield Hills, Michigan 48303-0200
Attention:    Steven E. Eder

With a copy to:
The Taubman Company LLC
200 East Long Lake Road, Suite 200
Bloomfield Hills, Michigan 48303-0200
Attention:    Chris B. Heaphy, Esq.

With a copy to:
Honigman Miller Schwartz and Cohn LLP
39400 Woodward Avenue, Suite 101
Bloomfield Hills, Michigan 48304
Attention:     Joel M. Krugel, Esq.

If to Escrow Agent:
Fidelity National Title Insurance Company
____________________________________
____________________________________
Attention: ___________________________
Email: ______________________________
Fax: ________________________________

Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.
13.    Waiver; Cumulative Rights and Remedies. No forbearance on the part of any party in enforcing their respective rights under this Agreement shall constitute a waiver or a forfeiture of any rights or remedies of such party under this Agreement. Each right and remedy of any party hereunder shall be cumulative and not exclusive and shall be in addition to every other right and remedy of such party under this Agreement and at law and in equity.
14.    Headings; Separability of Provisions. The headings for the various paragraphs herein are for reference only and are not part of this Agreement. If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby. All words used shall be understood and construed of such gender or number as circumstances may require.
15.    Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors in interest and assigns (which, in the case of Buyer shall include, without limitation, each Permitted Title Nominee designated by Buyer in accordance with the Acquisition Agreement); provided, however, that Escrow Agent may not assign this Agreement or delegate its obligations hereunder other than to a successor escrow agent appointed in accordance with Section 16.
16.     Successor Escrow Agent. Escrow Agent may be removed and replaced following the giving of at least ten (10) days’ prior written notice to Escrow Agent by the Seller and the Buyer. The duties of Escrow Agent shall terminate ten (10) days after the date of such notice, or on such later date as may be specified in such notice or as of such earlier date as may be mutually agreed upon by Escrow Agent and each of the Seller and the Buyer. Escrow Agent shall then deliver the Seller Letter of Credit to a successor escrow agent as shall be appointed by the Seller and the Buyer, as evidenced by a written notice filed with Escrow Agent. If the Seller and the Buyer are unable to agree upon a successor, or shall have failed to appoint a successor prior to the expiration of ten (10) days following the date of the notice of resignation or removal, the resigning or removed Escrow Agent may apply to any court of competent jurisdiction in order to request the appointment of a successor escrow agent or other appropriate relief, and any such resulting appointment shall be binding upon each of the Seller and the Buyer unless and until another successor shall have been appointed pursuant to this paragraph.
17.    Amendment. This Agreement may be modified, altered, amended, canceled or terminated only by the written agreement of the parties hereto.
18.    Counterparts; Signatures. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of or on behalf of each party, or the signatures of the persons required to bind any party, appear on one or more of such counterparts. All counterparts shall collectively constitute a single agreement. Signatures to this Agreement transmitted by telecopy or email shall be valid and effective to bind the party so signing.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.
SELLERS
DAVIS STREET LAND COMPANY OF TENNESSEE, L.L.C., a Delaware limited liability company, as Trustee of The Green Hills Mall Trust, a Tennessee common law trust

By:	DAVIS STREET LAND COMPANY, L.L.C., a Delaware limited liability company, its sole member

By: __________
Name:
Title:

DAVIS STREET LAND COMPANY OF TENNESSEE II, L.L.C., a Delaware limited liability company, as Trustee of GH II Trust, a Tennessee Common Law Trust

By:	DAVIS STREET LAND COMPANY, L.L.C., a Delaware limited liability company, its sole member

By: _______
Name:
Title:

GARDENS SPE II LLC, a Delaware limited liability company

By:	MAINSTREET GOEP LLC, a Delaware limited liability company, its Manager

By:                     ______
Name:
Title:

EL PASEO LAND COMPANY, L.L.C., a Delaware limited liability company

By:	DAVIS STREET PROPERTIES, LLC, a Delaware limited liability company, its Sole Member

By:                     ______
Name:
Title:

BUYER

THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a Delaware limited partnership

By: ______________________________________
Name:
Title:

ESCROW AGENT

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By: ______________________________________
Name:
Title:

exhibit A

Form of Indemnification Claim Notice

[Date]

To:     Fidelity National Title Insurance Company
[ADDRESS]

Ladies and Gentlemen:

Reference is made to the Letter of Credit Escrow Agreement dated as of [____________] [__], 2011 (the “Agreement”), by and among Davis Street Land Company of Tennessee, L.L.C., a Delaware limited liability company, as Trustee of The Green Hills Mall Trust, a Tennessee common law trust, Davis Street Land Company of Tennessee II, L.L.C., a Delaware limited liability company, as Trustee of GH II Trust, a Tennessee common law trust, Gardens SPE II, LLC, a Delaware limited liability company, El Paseo Land Company, L.L.C., a Delaware limited liability company (collectively, “Seller”), The Taubman Realty Group Limited Partnership, a Delaware limited partnership, (“Buyer”), and Fidelity National Title Insurance Company (“Escrow Agent”). Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

The undersigned hereby states that Liabilities (as defined in the Acquisition Agreement) as a result of [describe indemnification claim and Liabilities] of $[___________] have been incurred and requests reimbursement or payment of such amount pursuant to [Section ___ of the Acquisition Agreement] [the Seller Estoppel delivered by Seller with respect to the [describe lease]]. Please remit to the account set forth below $___________ from the Escrow Funds in accordance with Section 4 of the Agreement.

Recipient:        ___________________________
Account Information:     ___________________________
___________________________
___________________________
___________________________

Very truly yours,

[CLAIMANT]

By: ________________________________
Name:
Title:

Exhibit B

Form of Claim Objection

[Date]

To:     Fidelity National Title Insurance Company
[ADDRESS]

Ladies and Gentlemen:

Reference is made to the Letter of Credit Escrow Agreement dated as of [____________] [__], 2011 (the “Agreement”), by and among Davis Street Land Company of Tennessee, L.L.C., a Delaware limited liability company, as Trustee of The Green Hills Mall Trust, a Tennessee common law trust, Davis Street Land Company of Tennessee II, L.L.C., a Delaware limited liability company, as Trustee of GH II Trust, a Tennessee common law trust, Gardens SPE II, LLC, a Delaware limited liability company, El Paseo Land Company, L.L.C., a Delaware limited liability company (collectively, “Seller”), The Taubman Realty Group Limited Partnership, a Delaware limited partnership, (“Buyer”), and Fidelity National Title Insurance Company (“Escrow Agent”). Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

In accordance with Section 4 of the Agreement, the undersigned hereby objects to the Indemnification Claim Notice given by Buyer dated __________.

Very truly yours,

[SELLER]

By: ________________________________
Name:
Title:

EXHIBIT FF

OPINION LETTER

9723430.5

Exhibit [__]

Legal Opinion of Honigman Miller Schwartz and Cohn LLP

1.    Immediately after giving effect to the transactions contemplated by the Agreement there will be [__________] Units of Partnership Interest in Buyer outstanding. The capitalization of Buyer and TCI is as set forth on Exhibit CC to the Agreement.

2.    There are no restrictions on the transfer of the Exchange Units other than those contained in the Partnership Agreement and arising from federal and applicable state securities laws. There are no restrictions on the transfer of the shares of TCI Common Stock that the Unit Holders will have the right to acquire upon acceptance of the Continuing Offer with respect to its Exchange Units other than those arising from federal and applicable state securities laws, except that TCI’s Articles of Incorporation contain restrictions on transfer of the shares of TCI Stock in Article III thereof in connection with TCI’s ownership limit. There are no restrictions on transfer of the Installment Notes other than those arising from federal and applicable state securities laws. All of the outstanding Units of Partnership Interest in Buyer were duly authorized and validly issued in accordance with the terms of the Partnership Agreement and in compliance with applicable laws. All of the outstanding shares of TCI Stock were duly authorized and validly issued in compliance with applicable laws.

3.    The Units of Partnership Interest to be issued by Buyer to the Unit Recipients will have been duly authorized, when issued in accordance with this Agreement and will be validly issued, fully paid and non-assessable in accordance with all of the conditions set forth in the Partnership Agreement including, without limitation, the conditions set forth in Section 8.4 thereof; and at the Closing, the Unit Recipients will be admitted as limited partners of Buyer entitled to all of the rights and privileges of limited partners under the Partnership Agreement.

4.    The shares of TCI Common Stock issuable with respect to the Exchange Units will have been duly authorized, have been reserved for issuance, and when issued pursuant to the Continuing Offer, will be validly issued, fully paid and non-assessable. Except as set forth in TCI’s filings under the Securities Exchange Act of 1934, there were no outstanding subscriptions, options, warrants, preemptive or other rights or other arrangements or commitments obligating Buyer to issue any Units of Partnership Interest or, as of the date of such filings, obligating TCI to issue any shares of capital stock.

5.    The Continuing Offer in the form attached as Exhibit [__] to the Agreement is in full force and effect and will be in full force and effect after giving effect to the Closing.

SCHEDULE 1.1.150

PERSONAL PROPERTY LEASES AND LIENS

PROPERTY: THE MALL AT GREEN HILLS - LEASE SCHEDULE

SERVICE	VENDOR NAME/ADDRESS/CONTACT
Copier Lease	Toshiba P. O. Box 790448 St. Louis, MO 63179-0448 Contact: Customer Service Telephone: 507-532-7755
Telephone System Lease	NEC Financial Services 24189 Network Place Chicago, IL 60673-1241 Contact: Customer Service Telephone: 800-451-5361
Maintenance Vehicle Lease **2009 Toyota Tacoma** **VIN#5TENX22N69Z630642**	Toyota Financial Services P.O. Box 4102 Carol Stream, IL 60197-4102 Contact: Customer Service Telephone: 800-874-8822
Parking Space Counting Equipment Lease	U.S. Bancorp Business Equipment Finance Group 1310 Madrid St., Ste. 106 Marshall, MN 56258-4004 Contact: Documentation Dept. Telephone: 800-621-3106
Security Vehicle/Equipment Lease **(2) 2010 T3 Motion** **Serial #1103** **Serial #1113**	STT, Inc. 1600 N. Mission Mt. Pleasant, MI 48858 Contact: Dave Rusch Telephone: 989-773-9042
Security Vehicle Lease **2009 Toyota Tacoma** **VIN#3TMJU62N29M085289**	STT, Inc. 1600 N. Mission Mt. Pleasant, MI 48858 Contact: Dave Rusch Telephone: 989-773-9042
Security Vehicle Lease **2009 Toyota Tacoma** **VIN#3TMJU62N69MO84548**	STT, Inc. 1600 N. Mission Mt. Pleasant, MI 48858 Contact: Dave Rusch Telephone: 989-773-9042

SCHEDULE 1.1.151

PERSONAL PROPERTY

Attached:

Mall at Green Hills Personal Property List (5 pages)

The Gardens on El Paseo Personal Property List (3 pages)

El Paseo Village Personal Property List (1 page)

Mall at Green Hills
Personal Property

Mall at Green Hills
Personal Property (Leased)

PROPERTY: THE MALL AT GREEN HILLS - LEASE SCHEDULE

SERVICE	VENDOR NAME/ADDRESS/CONTACT
Copier	Toshiba P. O. Box 790448 St. Louis, MO 63179-0448 Contact: Customer Service Telephone: 507-532-7755
Telephone System	NEC Financial Services 24189 Network Place Chicago, IL 60673-1241 Contact: Customer Service Telephone: 800-451-5361
Maintenance Vehicle **2009 Toyota Tacoma** **VIN#5TENX22N69Z630642**	Toyota Financial Services P.O. Box 4102 Carol Stream, IL 60197-4102 Contact: Customer Service Telephone: 800-874-8822
Parking Space Counting Equipment	U.S. Bancorp Business Equipment Finance Group 1310 Madrid St., Ste. 106 Marshall, MN 56258-4004 Contact: Documentation Dept. Telephone: 800-621-3106
Security Vehicle/Equipment **(2) 2010 T3 Motion** **Serial #1103** **Serial #1113**	STT, Inc. 1600 N. Mission Mt. Pleasant, MI 48858 Contact: Dave Rusch Telephone: 989-773-9042
Security Vehicle **2009 Toyota Tacoma** **VIN#3TMJU62N29M085289**	STT, Inc. 1600 N. Mission Mt. Pleasant, MI 48858 Contact: Dave Rusch Telephone: 989-773-9042
Security Vehicle **2009 Toyota Tacoma** **VIN#3TMJU62N69MO84548**	STT, Inc. 1600 N. Mission Mt. Pleasant, MI 48858 Contact: Dave Rusch Telephone: 989-773-9042

Gardens on El Paseo
Personal Property

Gardens on El Paseo
Personal Property (Leased)

El Paseo Village
Personal Property

El Paseo Village
Personal Property (Leased)

SCHEDULE 11.1.5

TENANT DEPOSITS

Attached:

The Mall at Green Hills – Tenant and Construction Deposits Attached

The Gardens on El Paseo – Tenant and Construction Deposits Attached

El Paseo Village - None

The Mall at Green Hills

The Gardens on El Paseo

SCHEDULE 11.1.13

LOAN ESCROWS/RESERVES

SCHEDULE 12.2.3

PUBLIC IMPROVEMENTS; CONDEMNATION

August 18th Letter From David Crabtree to Mark Macy Re: Traffic Signal at Abbot Martin Road and Hillsboro Road (1 page)

August 22nd Letter From Robert Perlmutter to Mark Macy Re: Traffic Signal at Abbot Martin Road and Hillsboro Road (1 page)

SCHEDULE 12.2.4

NOTICES OF VIOLATIONS OF GOVERNMENTAL REGULATIONS

None

SCHEDULE 12.2.5

REVOKED OR TERMINATED LICENSES AND PERMITS

None

SCHEDULE 12.2.6

SPECIAL ASSESSMENTS

None

SCHEDULE 12.2.12

SALES CONTRACTS

Creation of a separate tax parcel for Nordstrom by GHM I issuing a deed to itself.

SCHEDULE 12.2.13

ENVIRONMENTAL REPORTS

The Mall at Green Hills

•	Phase I Environmental Assessment of Mall at Green Hills dated January 1, 2001 by ATC Associates, Inc.

•	Phase I Environmental Assessment of Proffitt’s department store dated February 6, 2001 by ATC Associates, Inc.

•	ASTM Transaction Screen of Mall at Green Hills dated December 10, 2002 by ATC Associates, Inc.

•	Phase I Environmental Assessment of Mall at Green Hills dated April 19, 2005 by Mactec Engineering and Consulting, Inc.

•	Regulatory Database Review for Mall at Green Hills dated October 12, 2009 by Mactec Engineering and Consulting, Inc.

•	Phase I Environmental Assessment of future Nordstrom site dated June 29, 2010 by Global Realty Services Group

•	Phase I Environmental Assessment of parking lot at 3820 Cleghorn Ave. dated November 24, 2009 by Global Realty Services Group

•	Phase I Environmental Assessment of office property at 3814-3818 Cleghorn Ave. dated January 25, 2007 by LandAmerica Assessment Corporation

•	Phase I Environmental Assessment of LaPaz Restaurant at 3808 Cleghorn Ave. dated April 25, 2007 by LandAmerica Assessment Corporation

The Gardens on El Paseo

•	Phase I Environmental Assessment of Gardens on El Paseo dated March 11, 2003 by BA Environmental

•	Phase I Environmental Assessment of Gardens on El Paseo dated March 9, 2006 by LandAmerica Assessment Corporation

El Paseo Village

•	Phase I Environmental Assessment of El Paseo Village dated April 1, 2005 by BA Environmental

•	Phase I Environmental Site Assessment of El Paseo Village dated October 28, 2010 by EMG Corporation

SCHEDULE 12.3.1

ANCHOR LEASES

SCHEDULE 12.3.2

DILLARD’S REA

Reciprocal Easement Agreement between Interreal Company and Alstores Realty Corporation and Cain Sloan Company dated July 30, 1982 (the “Original REA”)
Agreement between Intereal Company and The Cain-Sloan Company dated December 2, 1983.
Estoppel Certificate from Dillard’s, Inc. in favor of Green Hills Mall, L.L.C. and LaSalle Bank National Association dated March 19, 2001 (“2001 Estoppel Certificate”) which references on Exhibit A to the 2001 Estoppel Certificate the following supplemental agreements that are related to the Original REA:
General Expense Agreement dated July 30, 1982, by and among Intereal, Alstores and Cain.
Agreement dated February 1, 1985 by and between Intereal and Cain.
Assignment and Assumption of Operating Agreement dated February 2, 1996 by and between Cain and Dillard.
License and Indemnification Agreement between Dillard Tennessee Operating Limited Partnership and Davis Street Land Company of Tennessee, L.L.C dated August 18, 2011.

SCHEDULE 12.3.3

REDEVELOPMENT AGREEMENTS

Development Agreement 07-03 Ordinance No. 1156, dated June 12, 2008, by and between City of Palm Desert, California, a California municipal corporation, and El Paseo Land Company, LLC, a Delaware limited liability company, as amended by that certain First Amendment thereto, dated as of June 11, 2009.

Development Agreement 07-04 Ordinance No. 1156, dated June 12, 2008, by and between City of Palm Desert, California, a California municipal corporation, and Gardens SPE II, LLC, a Delaware limited liability company, as amended by that certain First Amendment thereto, dated as of June 11, 2009.

Order for Appeal Case Number 2002-080, approving construction of the Third Anchor and Parking Deck Annex, dated July 2, 2002 by the Metropolitan Board of Zoning Appeals.

September 14, 2009 Custom Sidewalk and Planter Box Indemnification Agreement and Hold Harmless Agreement between the City of Palm Desert and El Paseo Land Company, LLC

October 23, 2009 Improvement Agreement for El Paseo Village between the City of Palm Desert and El Paseo Land Company, LLC.

April 15, 1999 Easement Agreement for parking at Gardens on El Paseo between the Palm Desert Redevelopment Agency and El Paseo Properties Limited Partnership

January 8, 2004 Addendum to Easement Agreement for parking at Gardens on El Paseo between the Palm Desert Redevelopment Agency and Gardens SPE II, LLC

June 26, 2008 Second Addendum to Easement Agreement for parking at Gardens on El Paseo between the Palm Desert Redevelopment Agency and Gardens SPE II, LLC

September 8, 2008 El Paseo Village Public Parking Easement Agreement between City of Palm Desert and El Paseo Land Company

June 11, 2009 First Amendment to El Paseo Village Public Parking Easement Agreement between City of Palm Desert and El Paseo Land Company

September 8, 2008 Parking Management Plan for the El Paseo Village Shopping Center Public Parking Easement

June 11, 2009 First Amendment to the Parking Management Plan for the El Paseo Village Shopping Center Public Parking Easement

August 18th Letter From David Crabtree to Mark Macy Re: Traffic Signal at Abbot Martin Road and Hillsboro Road (1 page)

August 22nd Letter From Robert Perlmutter to Mark Macy Re: Traffic Signal at Abbot Martin Road and Hillsboro Road (1 page)
Inspection Maintenance Agreement for Private Stormwater Management Facilities with the Metropolitan Government of Nashville and Davidson County, Tennessee dated July 17, 2009 and recorded August 6, 2009 as Document No. 200800204. Affects the Green Hills Mall Shopping Center.

Inspection and Maintenance Agreement for Private Stormwater and Management Facilities with the Metropolitan Government of Nashville and Davidson County, Tennessee dated June 12, 2009 and recorded August 6, 2009 as Document No. 20090806-074013. Affects the 3808 and 3820 Cleghorn Properties.

Stormwater Detention Agreement with the Metropolitan Government of Nashville and Davidson County dated December 18, 2002 and recorded December 20, 2002 as Document No. 20021220-157714. Affects Green Hills Mall Shopping Center.

Supplemental Assessments for fiscal year 2010-2011 assessed by Riverside County, California. Affects El Paseo Village.

Agreement with the Coachella Water Valley District dated December 11, 2000 and recorded December 19, 2000 as Document 2000-503305. Affects Gardens on El Paseo.

SCHEDULE 12.3.6

SERVICE CONTRACTS

Attached:

The Mall at Green Hills Contract Schedule (2 pages)

The Gardens on El Paseo and El Paseo Village Contract Schedule (2 pages)

PROPERTY: THE MALL AT GREEN HILLS

SERVICE	VENDOR NAME/ADDRESS/CONTACT	Terminable on 30-Day Notice
Water Source Heat Pump Chemical Treatment	Anco 1233 Monarch Way Brentwood, TN 37027 Contact: James Maslinski Telephone: 615-427-6073	Yes
Water Source Heat Pump Equipment	Jewell Mechanical 1000 4th Ave. S. Nashville, TN 37210-2626 Contact: Bree Jewell Telephone: 615-416-3622	Yes
Rooftop Equipment	Jewell Mechanical 1000 4th Ave. S. Nashville, TN 37210-2626 Contact: Bree Jewell Telephone: 615-416-3622	Yes
Chilled Water System	Jewell Mechanical 1000 4th Ave. S. Nashville, TN 37210-2626 Contact: Bree Jewell Telephone: 615-416-3622	Yes
Generator preventive maintenance	Cummins Crosspoint, LLC 2301 Nelson Miller Parkway Louisville, KY 40223 Contact: Paul Davis Telephone: 502-254-3363	Yes
Parking Lot Sweeping	American Property Maintenance, Inc. 2626 Pantall Rd. Thompson Station, TN 37179 Contact: Cliff Reliford Telephone: 615-406-9748	Yes
Elevator Maintenance	KONE 1410 Donelson Pike, Ste. A-20 Nashville, TN 37217 Contact: Barry Lambert Telephone: 615-360-7013	Yes
Escalator Maintenance	KONE 1410 Donelson Pike, Ste. A-20 Nashville, TN 37217 Contact: Barry Lambert Telephone: 615-360-7013	Yes
Floor Mat Cleaning	Cintas Box 372 Franklin, KY 41235 Contact: Josh Moore Telephone: 615-228-3400	Yes
Fire Sprinkler System Inspection	Superior Fire Protection, Inc. 113 Park South Ct. Nashville, TN 37210 Contact: Brian Curtis Telephone: 615-254-8507	Yes
Pest Control	McCloud Services 411 Old Stone Bridge Rd. Goodlettsville, TN 37072-3204 Contact: Terry Wagner Telephone: 615-855-1515	Yes

2 of 2

PROPERTY: THE MALL AT GREEN HILLS

SERVICE	VENDOR NAME/ADDRESS/CONTACT	Terminable on 30-Day Notice
Housekeeping	SMS 7135 Charlotte Pike, #100 Nashville, TN 37209 Contact: Gary Sharpton Telephone:	Yes
Mall expansion Master Planning	Hastings Architecture Associates 127 Third Avenue South Nashville, TN 37201 Contact: David Baily Telephone: 615-329-1399	Yes
Plant Maintenance-Interior	Ambius, Inc. 623 Airpark Center Drive Nashville, TN 37217 Contact: Al Martin Telephone: 615-366-9023	Yes
Security	STT, Inc. 1600 North Mission Mt. Pleasant, MI 48858 Contact: Dave Rusch Telephone: 800-860-1788	Yes
Customer Service	STT, Inc. 1600 North Mission Mt. Pleasant, MI 48858 Contact: Dave Rusch Telephone: 800-860-1788	Yes
Trash Removal	Waste Management 1428 Antioch Pike Antioch, TN 37013 Contact: Amy Schween Telephone: 615-405-4807	Yes
Landscaping Contract-Exterior	Old South Landscaping 4009 Copeland Dr. Nashville, TN 37215 Contact: Chris Hollis Telephone: 615-463-2584	Yes
Valet Parking Services	PMC Acquisition Corp. d/b/a Parking Mgmt. Co. 306 42nd Ave. N. Nashville, TN 37209 Contact: Tim Wilson Telephone: 615-352-0415	Yes
T1 Line/Local&Long Distance Phone Service	Windstream Communications P. O. Box 580451 Charlotte, NC 28258-0451 Contact: Byron Ball Telephone: 615-335-2304	Yes
Card Program and Service Agreement	Store Financial 7171 W. 95th St., Ste. 400 Overland Park, KS 66212 Contact: David Spohr Telephone: 913-967-2169	Yes
Copier Maintenance Agreement	Digital Business Machines 5217 Linbar Dr., Ste. 306 Nashville, TN 37211 Contact: James Turpin Telephone: 615-370-4211	Yes

The Gardens on El Paseo & El Paseo Village
Service Contract Summary

Service	Vendor Name	Terminable on 30-Day Notice
Alarm -Fire system	ADT - ADT owned equipment.	No
Cell Phones	Sprint/Nextel 760-250-4596 Sprint/Nextel 760-802-6968 Sprint/Nextel 760-275-8675 Sprint/Nextel 760-275-9218	No
Copier	Xerox	No
Elevator/Escalator	Schindler	No
Grease Traps	Roto Rooter	Yes
Video/HS Internet	Time Warner Cable	No
Janitorial	Merchants Building Maintenance	Yes
Landscaping - Exterior	Sunshine Landscape	Yes
Landscaping - Waterscape	Aqua Medic	Yes
Music	Muzak, LLC	No
Pest Control	Orkin	Yes
Postage Meter	Pitney Bowes	No
Security	STT, Inc.	Yes
Wireless Internet	City of Palm Desert	No
Fire Sprinkler System	SimplexGrinnell	Yes
Common area lights	LaSalle Lighting Services	Yes
Cleaning of Art pieces	Palm Springs Art Museum	No
Tommy Bahama's Waterproofing/Plumbing Consultant Overview	Prest Vuksic Architects	Yes
OFFICE		
Gift Cards	Store Financial	Yes
MARKETING		
Web Hosting	BHI	Yes

SCHEDULE 12.3.10

CONSTRUCTION CONTRACTS

SCHEDULE 12.3.11

FIRST MORTGAGE LOAN DOCUMENTS

The Mall at Green Hill

May 26, 2005 Document List

December 14, 2005 Document List

November 12, 2009 Document List

September 19, 2011 Document List

The Gardens on El Paseo

Document List

El Paseo Village

Document List

GHM FIRST MORTGAGE LOAN

MAY 26, 2005 DOCUMENTS

Mortgage Loan Application dated March 9, 2005 and accepted April 21, 2005 by Lender
Modification to Mortgage Loan Application dated May 26, 2005
$15,000,000 Promissory Note dated May 26, 2005, executed by Davis Street Land Company of Tennessee, L.L.C., as Trustee of the Green Hills Mall Trust (“Borrower”) in favor of MetLife Bank, N.A. (“MLB”)
$85,000,000 Promissory Note dated May 26, 2005, executed Borrower in favor of Metropolitan Life Insurance Company (“MLIC”)
Deed of Trust, Security Agreement and Fixture Filing dated May 26, 2005 executed by Borrower to Ann Peldo Cargile, a resident of Davidson County, Tennessee as Trustee for the benefit of favor of MLIC and MLB (collectively, “Lender”)
Assignment of Leases dated May 26, 2005 executed by Borrower in favor of Lender
UCC Financing Statements
Financing Statement No. 51747493 filed May 27, 2005 - Delaware Secretary of State

Financing Statement No. 205-011620 filed May 26, 2005 – Tennessee Secretary of State

Financing Statement No. 20050526-0059713 recorded May 26, 2005 – Register of Davidson County, Tennessee

Affidavit of Ownership and Certification dated May 26, 2005, executed by Borrower in favor of Lender.
Unsecured Environmental Indemnity Agreement dated May 26, 2005, executed by Borrower and Davis Street Properties, LLC (“Liable Party”) in favor of Lender.
Guaranty Agreement dated May 26, 2005, executed by Liable Party to and for the benefit of Lender
Completion Guaranty dated May 26, 2005, executed by Borrower and Liable Party to and for the benefit of Lender
Collateral Assignment of Construction Documents dated May 26, 2005, executed by Borrower in favor of Lender
Subordination of Management Agreement dated May 26, 2005 executed by Borrower in favor of Lender
Certificate of Rent Roll and Lease Status dated May 26, 2005, executed by Borrower in favor of Lender
Delivery Agreement dated May 26, 2005, executed by Borrower in favor of Lender
Opinion of Miller & Martin PLLC dated May 26, 2005
Opinion of Wildman Harrold dated May 26, 2005

DECEMBER 14, 2005

Mortgage Loan Application dated March 9, 2005 and accepted April 21, 2005 by Lender
Modification to Mortgage Loan Application dated May 26, 2005
Promissory Note made by Borrower payable to Metropolitan Life Insurance Company in the principal amount of $22,000,000.00 dated December 14, 2005
Promissory Note made by Borrower payable to MetLife Bank, N.A. in the principal amount of $3,000,000.00 dated December 14,2005
First Amendment to Deed of Trust, Security Agreement and Fixture Filing and Loan Documents dated December 14, 2005, by and between Borrower and Lender, of record as Instrument No. 20051214-0150351, Register's Office for Davidson County, Tennessee
Affidavit of Ownership and Certification of Borrower dated December 9, 2005, executed by Borrower
First Amendment to and Affirmation of Guaranty dated December 14, 2005, executed by Liable Party
Affirmation of Subordination of Trustee's Fees Agreement dated December 14, 2005, executed by Borrower
Certification of Rent Roll and Lease Status dated December 9, 2005, executed by Borrower
Written Certification of Borrower dated December 9, 2005, executed by Borrower
Agreement Regarding Future Improvements dated December 14, 2005, executed by Borrower and Lender
Escrow Agreement dated December 14,2005
Completion Certificate of Architect dated December 2, 2005, executed by OWP/P Architects
Delivery Agreement (regarding reimbursement of tenant allowances) dated December 9, 2005, executed by Borrower
Opinion Letter of Wildman Harrold dated December 9, 2005
Opinion Letter of Miller & Martin PLLC dated December 9, 2005

NOVEMBER 12, 2009 DOCUMENTS

Mortgage Loan Application dated September 14, 2009 and accepted October 15, 2009 by Lender
Modification to Mortgage Loan Application dated November 4, 2009.
$110,000,000.00 Amended & Restated Promissory Note dated November 12, 2009, executed by Borrower payable to the order of Metropolitan Life Insurance Company which amends and restates prior $15,000,000 Note, $85,000,000 Note, $22,000,000 Note, and $3,000,000 Note
Amended and Restated Deed of Trust, Security Agreement and Fixture Filing dated November 12, 2009, executed by Borrower to John Culpepper, a resident of Hamilton County, Tennessee as Trustee for the benefit of favor of Metropolitan Life Insurance Company
Amended and Restated Assignment of Leases dated November 12, 2009, executed by Borrower in favor of Metropolitan Life Insurance Company
Modification of Guaranty and Unsecured Indemnity Agreement and Affirmation of Guaranty Agreement by Davis Street Properties, LLC ("Guarantor") and Borrower
Collateral Assignment of Construction Contracts executed by Borrower in favor of Metropolitan Life Insurance Company
Architect's Consent to Assignment of Construction Documents executed by Barge, Waggoner, Sumner and Cannon, Inc.
Guaranty of Completion executed by Borrower and Guarantor
Opinion from Borrowers' Counsel – Wildman Harrold
Local Counsel Opinion – Miller & Martin PLLC
Settlement Statement
Closing Instruction Letter
UCC, Judgment, Tax Lien, and Fixture Filing Searches (Master Sheet)
Borrower
Trustee
Green Hills Mall, L.L.C.
Davis Street Properties, L.L.C.
Davis Street Land Company, LLC

UCC Continuation Statements
UCC #5174749 3
UCC Continuation #20093883763, filed December 4, 2009
UCC #205 0
UCC Amendment and Continuation #309-064543 filed December 2, 2009
UCC Fixture Filing #20050526 0059713
UCC Continuation #20091223-0116733 filed December 23, 2009
UCC Amendments
UCC #5174749 3
UCC Amendment #20093821086, filed December 1, 2009
UCC Amendment #20100185300, filed January 19, 2010
UCC #205-0 11620
UCC Amendment #310-003793 filed January 20, 2010
UCC Fixture Filing #20050526 0059713
UCC Amendment #20091202-0110110 filed December 2, 2009

UCC Amendment #20100120-0004926 filed January 20, 2010
Staffing Agreement between CT Corporation Staffing, Inc. and Borrower
Certificate Relative to Rent Roll
Certification as to No New Plans and Specifications (to the extent not previously delivered)
Side Letter Agreement
Broker's Receipt (Draper & Kramer
Capital Reserves Certification

SEPTEMBER 19, 2011 DOCUMENTS

Second Amended & Restated Promissory Note executed by Davis Street Land Company Of Tennessee, L.L.C., a Delaware limited liability company, as Trustee under The Green Hills Mall Trust, a Tennessee common law trust, payable to the order of Metropolitan Life Insurance Corporation, a New York corporation in the amount of $110,000,000.

Second Amended And Restated Deed Of Trust, Security Agreement And Fixture Filing By Davis Street Land Company Of Tennessee, L.L.C., a Delaware limited liability company, as Trustee under The Green Hills Mall Trust, a Tennessee common law trust, as Grantor to John K. Culpepper, a resident of Hamilton County, Tennessee as Trustee for the benefit of Metropolitan Life Insurance Company, a New York corporation, Beneficiary

Second Amended And Restated Assignment Of Leases by and between Davis Street Land Company of Tennessee, L.L.C., a Delaware limited liability company, as Trustee of The Green Hills Mall Trust, a Tennessee common law trust and Metropolitan Life Insurance Corporation, a New York corporation

Second Modification of Guaranty and Unsecured Indemnity Agreement and Affirmation of Guaranty Agreement by and between Davis Street Properties, LLC, a Delaware limited liability company, and Davis Street Land Company of Tennessee, L.L.C., a Delaware limited liability company, as Trustee of The Green Hills Mall Trust, a Tennessee common law trust and Metropolitan Life Insurance Corporation, a New York corporation.

GOEP FIRST MORTGAGE LOAN

Promissory Note
Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing
Assignment of Leases and Rents
UCC-1 Financing Statements (State and County)
Indemnity and Guaranty Agreement(s)
Hazardous Substances Indemnity Agreement(s)
Receipt and Closing Certificate
- Management Agreement
- Service Contracts, Equipment Leases and Licenses
- Form Lease
Certification of Operating Statement and Rent Roll
- Current Operating Statements
- Current Rent Roll
Assignment and Subordination of Management Agreement
- Property Management Agreement
Cash Management Agreement
Rent Account Authorization
Acknowledgment by Rent Account Bank
ACH Automatic Mortgage Payment Authorization
Letter Agreement Regarding Insurance
Opinion Letter of Borrower's Counsel
- Enforceability and Organization
- Non-Consolidation
- Delaware LLC
- Delaware UCC
Sources and Uses Statement

Lease Consent Letter dated January 11, 2011, from LNR Partners, Inc., as special servicers for Lender to Gardens SPE II LLC relative to the proposed lease with Urban Outfitters West, LLC dba Anthropologie
Lease Consent Letter dated February 10, 2011, from LNR Partners, Inc., as special servicers for Lender to Gardens SPE II LLC relative to the proposed Fourth Amendment to Lease with SCC Store Holdings, Inc. and request for SNDA.
Payment and Completion Guaranty dated May 9, 2011 executed by Gardens SPE II LLC and Davis Street Properties LLC in favor of U.S. Bank National Association, as Trustee for the Registered Holders of J.P. Mortgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-LDP7.
Lease Consent Letter dated March 11, 2011, from Berkadia Commercial Mortgage, as servicer of the Loan, to Gardens SPE II LLC relative to the proposed lease with Tommy Bahama R&R Holdings, Inc.
Lease Consent Letter dated May 17, 2011, from Berkadia Commercial Mortgage, as servicer of the Loan, to Gardens SPE II LLC relative to the proposed lease with Williams-Sonoma Stores, Inc.

EPV FIRST MORTGAGE LOAN

Loan Agreement
Promissory Note
Deed of Trust, Assignment of Rents and Leases, Collateral Assignment of Property Agreements, Security Agreement, and Fixture Filing
UCC-1 Financing Statement (State)
Guaranty
Environmental Indemnity Agreement
Mortgage Loan Cooperation Agreement
Consent and Agreement of Manager and Subordination of Property Management Agreement
Cash Management Agreement
Deposit Account Control Agreement (Lockbox Account)
Deposit Account Control Agreement (Qualified Operating Expense Account)
Notice Letter (re: Insurance)
Opinion Letter of Borrower's Counsel
(a)    Delaware Opinions (2)
(b)    Due organization, Authority and California Enforceability
(c)    New York Enforceability
Closing Statement
(a)    Lender
(b)    Title Company

Updated Schedule C – Unfunded Obligations as of September 1, 2011

SCHEDULE 12.3.12

GHM GROUND LEASE

Ground Lease dated January 12, 2006 between Seth M. Smith and wife Elynor W. Smith (Landlord) and Rehm-Page Development, LLC (Tenant)

Amendment to Ground Lease dated August 2, 2006 between Seth M. Smith and wife Elynor W. Smith (Landlord) and Rehm-Page Development, LLC (Tenant)

Operating and Ground Lease Modification Agreement dated November 30, 2006 between Seth M. Smith and wife Elynor W. Smith (Fee Owner) and Rehm-Page Development, LLC and Club Systems of Tennessee, LLC (collectively, Tenant)

Absolute Assignment of Lease dated December 1, 2006 between Rehm-Page Development, LLC (Assignor) and Davis Street Land Company of Tennessee II, L.L.C. (Assignee)

Lease Agreement dated April 9, 2004, between Seth M. Smith and wife Elynor W. Smith (Landlord) and Club Systems of Tennessee, LLC (Tenant)

Amendment to Lease Agreement dated August 2, 2006 between Seth M. Smith and wife Elynor W. Smith (Landlord) and Club Systems of Tennessee, LLC (Tenant)

Absolute Assignment of Lease dated December 1, 2006 between Club Systems of Tennessee, LLC (Assignor) and Davis Street Land Company of Tennessee II, L.L.C. (Assignee)

SCHEDULE 13.2.2

LITIGATION (BUYER)

None